Exhibit 10.1

Execution Version

This AMENDMENT NO. 1 AND INCREMENTAL ASSUMPTION AGREEMENT (this “Amendment No. 1”), dated as of December 15, 2023 and entered into by and among Perrigo Investments, LLC, a Delaware limited liability company (the “Borrower”), Perrigo Company PLC, a public limited company organized under the laws of Ireland (the “Parent”), the other Guarantors party hereto, the undersigned 2023 Incremental Term B Lenders (as defined below) and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”), amends and is made pursuant to that certain Credit Agreement, dated as of April 20, 2022 (as amended, restated, supplemented, waived or otherwise modified from time to time prior to the date hereof, the “Credit Agreement”), by and among the Borrower, the Parent, the lenders from time to time party thereto, the Administrative Agent and the other agents party thereto.

W I T N E S S E T H :

WHEREAS, in accordance with Sections 2.01(c) and 2.21 of the Credit Agreement, the Borrower has requested that certain financial institutions signatory hereto (the “2023 Incremental Term B Lenders”) provide, Incremental Term B Loans on the Amendment No. 1 Effective Date (as defined below) in an aggregate principal amount equal to $300,000,000 (the “2023 Incremental Term B Loan Commitments” and the Incremental Term B Loans thereunder, the “2023 Incremental Term B Loans”), which 2023 Incremental Term B Loans shall constitute the same Class as, and have terms identical to, the Initial Term B Loans outstanding immediately prior to the Amendment No. 1 Effective Date, the proceeds of which will be used as set forth in the Amended Credit Agreement (as defined below);

WHEREAS, the 2023 Incremental Term B Lenders are prepared to provide such 2023 Incremental Term B Loan Commitments, and to make the 2023 Incremental Term B Loans pursuant thereto, in each case subject to the other terms and conditions set forth herein;

WHEREAS, the Borrower, the 2023 Incremental Term B Lenders and the Administrative Agent are entering into this Amendment, which for the avoidance of doubt constitutes an “Incremental Assumption Agreement” as defined in and as contemplated by the Credit Agreement, in order to evidence the 2023 Incremental Term B Loan Commitments and the 2023 Incremental Term B Loans, in each case, in accordance with Section 2 hereof;

WHEREAS, in furtherance of the foregoing and in accordance with Sections 2.21 and 9.08 of the Credit Agreement, the Parent, the 2023 Incremental Term B Lenders and the Administrative Agent have agreed to amend the Credit Agreement to effect the incurrence of the 2023 Incremental Term B Loan Commitments and the 2023 Incremental Term B Loans as hereinafter set forth;

NOW, THEREFORE, in consideration of the premises contained herein, the parties hereto agree as follows:

1.       Defined Terms; References. Except as otherwise defined in this Amendment No. 1, terms defined in the Credit Agreement are used herein (including the recitals hereto) as defined therein. On and after the Amendment No. 1 Effective Date (as defined below), each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement, as amended by this Amendment No. 1.

2.     2023 Incremental Term B Loans. In accordance with Sections 2.01(c) and 2.21 of the Credit Agreement, and subject to the satisfaction of the conditions set forth in Section 6 hereof, on and as of the Amendment No. 1 Effective Date:

(a)     The Borrower hereby requests the 2023 Incremental Term B Loans from the 2023 Incremental Term B Lenders pursuant to and on the terms set forth in Sections 2.01(c) and 2.21 of the Credit Agreement, to be made on the Amendment No. 1 Effective Date. On the Amendment No. 1 Effective Date and subject to the terms and conditions set forth herein, the 2023 Incremental Term B Lenders will lend to the Borrower, and the Borrower will borrow from the 2023 Incremental Term B Lenders, the full amount of the 2023 Incremental Term B Loans.

(b)     Each 2023 Incremental Term B Lender agrees that (i) it shall have, as contemplated by this Amendment and the Amended Credit Agreement, a 2023 Incremental Term B Loan Commitment in an amount equal to the amount set forth opposite such 2023 Incremental Term B Lender’s name under the heading “2023 Incremental Term B Loan Commitments” on Schedule 1 hereto, (ii) effective on and at all times after the Amendment No. 1 Effective Date, in addition to any obligations of such Lender in respect of Loans or Commitments of such Lender outstanding prior to the Amendment No. 1 Effective Date, such 2023 Incremental Term B Lender will be bound by all obligations of a Lender under the Amended Credit Agreement in respect of its 2023 Incremental Term B Loan Commitment and (iii) on the Amendment No. 1 Effective Date, each 2023 Incremental Term B Lender will fund 2023 Incremental Term B Loans in the amount set forth opposite such 2023 Incremental Term B Lender’s name under the heading “2023 Incremental Term B Loan Commitments” on Schedule 1 hereto.

(c)       Each 2023 Incremental Term B Lender party hereto hereby agrees that such 2023 Incremental Term B Lender shall be deemed to be, and shall become, a “Term B Lender”, a “Term Lender”, a “Lender” and, as applicable, an “Incremental Term Lender” for all purposes of, and subject to all the obligations of a “Term B Lender”, “Term Lender”, a “Lender” and, as applicable, an “Incremental Term Lender” under, the Amended Credit Agreement and the other Loan Documents. From and after the Amendment No. 1 Effective Date, each reference in the Amended Credit Agreement to any 2023 Incremental Term B Lender’s 2023 Incremental Term B Loan Commitment shall mean its 2023 Incremental Term B Loan Commitment as provided pursuant to this Amendment and as set forth opposite its name on Schedule 1 hereto under the heading “2023 Incremental Term B Loan Commitments”.

(d)      The Borrower and the Administrative Agent hereby agree that from and after the Amendment No. 1 Effective Date, each 2023 Incremental Term B Lender shall be deemed to be, and shall become, a “Term B Lender”, a “Term Lender”, a “Lender” and, as applicable, an “Incremental Term Lender” for all purposes of, and with all the rights and remedies of a “Term B Lender”, a “Term Lender”, a “Lender” and, as applicable, an “Incremental Term Lender” under, the Amended Credit Agreement and the other Loan Documents.

(e)       The 2023 Incremental Term B Loans shall constitute the same Class as, and have terms identical to, the Initial Term B Loans outstanding immediately prior to the Amendment No. 1 Effective Date (the “Existing Term Loans”) as contemplated by Sections 2.01(c) and 2.21 of the Credit Agreement and will be deemed to be “Term B Loans” as defined in the Amended Credit Agreement for all purposes of the Amended Credit Agreement and the other Loan Documents having terms and provisions identical to those applicable to the Existing Term Loans.

3.     Acknowledgements. Each 2023 Incremental Term B Lender, by delivering its signature page to this Amendment on the Amendment No. 1 Effective Date, (i) confirms that it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 5.04(a) and (b) thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Amendment and to make the 2023 Incremental Term B Loans; (ii) confirms that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter

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into this Amendment and to make the 2023 Incremental Term B Loans; (iii) irrevocably appoints JPMorgan Chase Bank, N.A. to act on its behalf as the Administrative Agent and Collateral Agent under the Loan Documents and authorizes the Administrative Agent and Collateral Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto; and (iv) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Amended Credit Agreement are required to be performed by it as a Term B Lender.

4.  Amendments. Effective as of the Amendment No. 1 Effective Date, the Credit Agreement is amended to delete the stricken text (indicated in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated in the same manner as the following example: double-underlined text) as set forth on Exhibit A hereto (the “Amended Credit Agreement”).

The 2023 Incremental Term B Lenders consent to this Amendment and direct and authorize the Administrative Agent to enter into this Amendment and such other Loan Documents and to take such other actions as the Administrative Agent determines may be necessary or desirable to give effect to this Amendment. This Amendment No. 1 is a “Loan Document,” as defined in the Credit Agreement.

5.  Representations and Warranties; Loan Document. Each of the Borrower and the Parent hereby represents and warrants that as of the date hereof (a) the representations and warranties of the Loan Parties set forth in the Loan Documents are true and correct in all material respects (except that any representation or warranty which is already qualified as to materiality or by reference to Material Adverse Effect is true and correct in all respects) on and as of such date, with the same effect as if made on and as of such date (other than those representations and warranties that by their terms expressly relate to an earlier date, in which case such representations and warranties were true and correct in all material respects as of such earlier date) and (b) no Default or Event of Default has occurred and is continuing.

6.  Conditions. This Amendment No. 1 shall become effective on the date (the “Amendment No. 1 Effective Date”) on which each of the following conditions shall have been satisfied:

(a)  The Administrative Agent shall have received counterparts of this Amendment No. 1 duly executed and delivered by the Borrower, the Parent, each 2023 Incremental Term B Lender and the Administrative Agent.

(b)  The representations and warranties of each Loan Party set forth in Section 5 above are true and correct on and as of the Amendment No. 1 Effective Date.

(c)  The Borrower shall have paid all fees and expenses for which invoices have been presented at least three Business Days prior to the Amendment No. 1 Effective Date, including reasonable legal fees and disbursements of counsel to the Administrative Agent.

(d)  The Borrower shall have paid to the Administrative Agent all fees and expenses required to be paid under that certain Engagement Letter among the Borrower and the 2023 Incremental Term B Lenders.

(e)  The Administrative Agent shall have received a Borrowing Request with respect to the 2023 Incremental Term B Loans in accordance with Section 2.03 of the Credit Agreement.

(f)  The 2023 Incremental Term B Lenders shall have received a solvency certificate substantially in the form of Exhibit C to the Credit Agreement and signed by the chief financial officer, chief accounting officer or other officer with equivalent duties of Parent confirming the solvency of Parent

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and the Restricted Subsidiaries on a consolidated basis after giving effect to the Transactions on the Amendment No. 1 Effective Date.

(g)  The Administrative Agent shall have received, on behalf of itself and the 2023 Incremental Term B Lenders, a written opinion of (i) Fried, Frank, Harris Shriver & Jacobson LLP, as special New York counsel for the Loan Parties, (ii) Gibson, Dunn & Crutcher UK LLP, English counsel to the Administrative Agent, with respect to the capacity of the Loan Parties incorporated in England and Wales and other related matters, (iii) Arthur Cox LLP, Irish counsel to the Administrative Agent, (iv) Nauta Dutilh BV/SRL, as special Belgian counsel to the Administrative Agent, with respect to the enforceability of the Belgian Security Documents and other related matters; (v) Stibbe BV/SRL, as special Belgian counsel for the Loan Parties, with respect to the capacity of the Belgian Guarantors and other matters relating to Amendment No. 1 and (vi) Warner Norcross & Judd LLP, local Michigan counsel for the Loan Parties, and, in each case (A) dated the Amendment No. 1 Effective Date, (B) addressed to the Administrative Agent, the Collateral Agent and the 2023 Incremental Term B Lenders on the Amendment No. 1 Effective Date and (C) in form and substance reasonably satisfactory to the Administrative Agent covering such matters relating to Amendment No. 1 as the Administrative Agent shall reasonably request.

(h)  The Administrative Agent shall have received (a) at least 3 Business Days prior to the Amendment No. 1 Effective Date, all documentation and other information required by regulatory authorities with respect to any Loan Party under applicable “know your customer” and anti-money laundering rules and regulations, including, without limitation, the USA PATRIOT Act, as reasonably requested by any 2023 Incremental Term B Lender in writing at least 10 Business Days prior to the Amendment No. 1 Effective Date and (b) at least three Business Days prior to the Amendment No. 1 Effective Date, if any Borrower qualifies as a “legal entity” customer under the Beneficial Ownership Regulation and the Administrative Agent or any 2023 Incremental Term B Lender has requested such certification at least ten business days prior to the Amendment No. 1 Effective Date, a beneficial ownership certification in relation to such Borrower.

(i)  The Administrative Agent shall have received a certificate, dated the Amendment No. 1 Effective Date and signed by a Responsible Officer of Parent on behalf of each Loan Party, confirming compliance with Section 5 hereof.

(j)  The Administrative Agent shall have received a certificate of the Secretary or Assistant Secretary or similar officer (or (x) in the case of a UK Loan Party, authorized signatory and (y) in in the case of an Irish Loan Party or Belgian Guarantor, director or secretary) of each Loan Party dated the Amendment Effective Date consistent with the certificate delivered on the Closing Date pursuant to Section 4.01(h) of the Credit Agreement.

7. Continuing Effect; No Other Amendments or Modifications; Reaffirmation. Except as expressly provided herein, all of the terms and provisions of the Credit Agreement are and shall remain in full force and effect. The amendments provided for herein are limited to the specific subsection(s) of the Credit Agreement specified herein and shall not constitute an amendment or other modification of, or an indication of the Administrative Agent’s or the 2023 Incremental Term B Lenders’ willingness to amend or modify any other provisions of the Credit Agreement. Each of the Loan Parties hereby acknowledges and agrees that, after giving effect to this Amendment No. 1, except as expressly set forth in this Amendment No. 1, all of its respective obligations and liabilities under the Amended Credit Agreement and the other Loan Documents (including, without limitation, the Guaranty executed by the Guarantors) to which they are a party are reaffirmed, and remain in full force and effect and each Loan Party hereby expressly reaffirms, after giving effect to this Amendment No. 1, except as expressly set forth in this Amendment No. 1, its prior grant of Liens on the Collateral to secure the Loan Obligations pursuant to the Security Documents, which Liens shall continue in full force and effect for the benefit of the Collateral

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Agent and the other Secured Parties and shall extend to, and shall continue to secure the Loans made and other obligations of the Loan Parties under, the Amended Credit Agreement and the other Loan Documents. The execution, delivery and performance of this Amendment No. 1 shall not constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of any Agent or 2023 Incremental Term B Lender under, the Credit Agreement or any of the other Loan Documents. This Amendment No. 1 shall not constitute a novation of the Credit Agreement or any of the other Loan Documents.

8.  Headings. Section headings herein and in the Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Amendment No. 1 or any other Loan Document.

9.  Counterparts. This Amendment No. 1 may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Amendment No. 1 by email or facsimile transmission or other electronic means shall be effective as delivery of a manually executed counterpart of this Amendment No. 1. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this letter agreement and/or any document to be signed in connection with this letter agreement and the transactions contemplated hereby shall be deemed to include Electronic Signatures (as defined below), deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be. “Electronic Signatures” means any electronic symbol or process attached to, or associated with, any contract or other record and adopted by a person with the intent to sign, authenticate or accept such contract or record.

10. GOVERNING LAW. THIS AMENDMENT NO. 1 SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK. SECTIONS 9.07 AND 9.11 OF THE CREDIT AGREEMENT ARE INCORPORATED BY REFERENCE HEREIN MUTATIS MUTANDIS.

[remainder of page intentionally left blank]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to be duly executed and delivered by their respective authorized officers as of the day and year first above written.

PERRIGO COMPANY PLC, as Parent

By:	/s/ Sonia Hollies
Name: Sonia Hollies
Title: Senior Vice President and Treasurer

PERRIGO INVESTMENTS, LLC, as Borrower

By:	/s/ Sonia Hollies
Name: Sonia Hollies
Title: Senior Vice President and Treasurer

[Perrigo - Amendment No. 1 to Credit Agreement]

PERRIGO AMERICAS HOLDINGS, INC.

ELAN PHARMACEUTICALS, LLC

GR8NESS, LLC

L. PERRIGO COMPANY

PBM NUTRITIONALS, LLC

PERRIGO COMPANY

PERRIGO DIABETES CARE, LLC

PERRIGO DIRECT, INC.

PERRIGO FINANCE (US) LLC

PERRIGO INTERNATIONAL HOLDINGS II, INC.

PERRIGO INTERNATIONAL HOLDINGS, LLC

PERRIGO INTERNATIONAL, INC.

PERRIGO MANAGEMENT COMPANY

PERRIGO FLORIDA, INC.

PERRIGO NEW YORK, INC.

PERRIGO RESEARCH & DEVELOPMENT COMPANY

PERRIGO SALES CORPORATION

PMI BRANDED PHARMACEUTICALS, INC.

RANIR GLOBAL HOLDINGS, LLC

RANIR, LLC

PBM PRODUCTS, LLC

PBM CANADA HOLDINGS, LLC

PERRIGO MEXICO INVESTMENT HOLDINGS, LLC

By:	/s/ Sonia Hollies
Name: Sonia Hollies
Title: Senior Vice President and Treasurer

ATHENA NEUROSCIENCES, LLC

By:	/s/ Sonia Hollies
Name: Sonia Hollies
Title: President and Treasurer

[Perrigo - Amendment No. 1 to Credit Agreement]

GALPHARM HEALTHCARE LIMITED
GALPHARM INTERNATIONAL LIMITED
PERRIGO PHARMA LIMITED
PERRIGO UK ACQUISITION LIMITED
RANIR (HOLDINGS) LIMITED
WRAFTON LABORATORIES LIMITED
OMEGA PHARMA LIMITED

By:	/s/ Sonia Hollies
Name: Sonia Hollies
Title: Authorized Signatory

[Perrigo - Amendment No. 1 to Credit Agreement]

PERRIGO FINANCE UNLIMITED COMPANY
CHEFARO IRELAND DESIGNATED ACTIVITY COMPANY
PERRIGO HOLDINGS UNLIMITED COMPANY
PERRIGO INTERNATIONAL FINANCE DESIGNATED ACTIVITY COMPANY
PERRIGO IRELAND 1 DESIGNATED ACTIVITY COMPANY
PERRIGO IRELAND 10 UNLIMITED COMPANY
PERRIGO IRELAND 2 DESIGNATED ACTIVITY COMPANY
PERRIGO IRELAND 4 UNLIMITED COMPANY
PERRIGO IRELAND 5 UNLIMITED COMPANY
PERRIGO IRELAND 6 UNLIMITED COMPANY
PERRIGO PHARMA INTERNATIONAL DESIGNATED ACTIVITY COMPANY
PERRIGO IRELAND 9 UNLIMITED COMPANY
PERRIGO SUPPLY CHAIN INTERNATIONAL DESIGNATED ACTIVITY COMPANY
PERRIGO IRELAND 13 DESIGNATED ACTIVITY COMPANY
PERRIGO SCIENCE ONE DESIGNATED ACTIVITY COMPANY
OMEGA TEKNIKA DESIGNATED ACTIVITY COMPANY
PERRIGO CORPORATION DESIGNATED ACTIVITY COMPANY

By:	/s/ Sonia Hollies
Name: Sonia Hollies
Title: Authorized Signatory

[Perrigo - Amendment No. 1 to Credit Agreement]

BIOVER NV
JAICO R.D.P. NV
MEDGENIX BENELUX NV
OCE-BIO BV
OMEGA PHARMA BELGIUM NV
PERRIGO CAPITAL NV
OMEGA PHARMA INNOVATION & DEVELOPMENT NV
OMEGA PHARMA INTERNATIONAL NV
OMEGA PHARMA TRADING NV
PERRIGO EUROPE INVEST NV
PERRIGO HOLDING NV

By:	/s/ Sonia Hollies
Name: Sonia Hollies
Title: Authorized Signatory

[Perrigo - Amendment No. 1 to Credit Agreement]

JPMORGAN CHASE BANK, N.A., as Administrative Agent

By:	/s/ Erik Barragan

Name:	Erik Barragan
Title:	Authorized Officer

[Perrigo - Amendment No. 1 to Credit Agreement]

JPMORGAN CHASE BANK, N.A., as a 2023 Incremental Term B Lender

By:	/s/ Erik Barragan

Name:	Erik Barragan
Title:	Authorized Officer

[Perrigo - Amendment No. 1 to Credit Agreement]

SCHEDULE 1

2023 Incremental Term B Commitments

2023 Incremental Term B Lender	2023 Incremental Term B Loan Commitments
JPMORGAN CHASE BANK, N.A.	$300,000,000
Total	$300,000,000

EXHIBIT A

Amended Credit Agreement

[See attached.]

~~EXECUTION VERSION~~ Execution Version

EXHIBIT A

Deal CUSIP Number: 71429TAA8

Revolving Facility CUSIP Number: 71429TAE0

Initial Term B Facility CUSIP Number: 71429TAC4

Term A Facility CUSIP Number: 71429TAB6

CREDIT AGREEMENT

dated as of April 20, 2022,

as amended by Amendment No. 1 dated as of December 15, 2023

among

PERRIGO COMPANY PLC,

as Parent

PERRIGO INVESTMENTS, LLC,

as the Initial Borrower

THE OTHER SUBSIDIARIES OF PARENT NAMED HEREIN,

as Designated Borrowers,

THE LENDERS PARTY HERETO,

JPMORGAN CHASE BANK, N.A.,

as Administrative Agent,

JPMORGAN CHASE BANK, N.A.,

as Collateral Agent,

JPMORGAN CHASE BANK, N.A., MORGAN STANLEY SENIOR FUNDING, INC., WELLS FARGO SECURITIES, LLC,

BOFA SECURITIES, INC. and HSBC SECURITIES (USA) INC.,

as Joint Lead Arrangers and Joint Bookrunners,

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Syndication Agent

and

MORGAN STANLEY SENIOR FUNDING, INC., BOFA SECURITIES, INC. and HSBC SECURITIES (USA) INC.,

as Co-Documentation Agents

ARTICLE I

Definitions

Section 1.01	Defined Terms	1

Section 1.02	Terms Generally; GAAP	~~84~~85

Section 1.03	Effectuation of Transactions	~~85~~86

Section 1.04	Timing of Payment or Performance	~~85~~86

Section 1.05	Times of Day	~~85~~86

Section 1.06	Classification of Loans and Borrowings	~~85~~86

Section 1.07	Currency Translation	86

Section 1.08	Pro Forma Calculations; Certain Calculations and Tests	~~86~~87

Section 1.09	Interest Rates	~~88~~89

Section 1.10	Letter of Credit Amounts	~~89~~90

Section 1.11	Divisions	~~89~~90

Section 1.12	Exchange Rate; Currency Equivalents	~~89~~90

Section 1.13	Currency Fluctuations	90

Section 1.14	Belgian terms	90

ARTICLE II

The Credits

Section 2.01	Commitments	~~91~~92

Section 2.02	Loans and Borrowings	~~92~~93

Section 2.03	Requests for Borrowings	~~93~~94

Section 2.04	Swing Line Loans	~~94~~95

Section 2.05	Letters of Credit	99

Section 2.06	Funding of Borrowings	~~107~~108

Section 2.07	Interest Elections	109

Section 2.08	Termination and Reduction of Commitments	~~109~~110

Section 2.09	Repayment of Loans; Evidence of Debt	~~110~~111

Section 2.10	Repayment of Term Loans and Revolving Facility Loans	~~111~~112

Section 2.11	Prepayment of Loans	~~114~~115

Section 2.12	Fees	~~116~~117

Section 2.13	Interest	119

Section 2.14	Alternate Rate of Interest	120

Section 2.15	Increased Costs	~~122~~123

Section 2.16	Break Funding Payments	~~123~~124

Section 2.17	Taxes	125

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Section 2.18	Payments Generally; Pro Rata Treatment; Sharing of Set-offs	~~128~~129

Section 2.19	Mitigation Obligations; Replacement of Lenders	131

Section 2.20	Illegality	~~131~~132

Section 2.21	Incremental Commitments	~~131~~133

Section 2.22	Extensions of Loans and Commitments	~~135~~136

Section 2.23	Refinancing Amendments	~~137~~138

Section 2.24	Defaulting Lender	~~141~~142

Section 2.25	Loan Repurchases	~~143~~144

Section 2.26	Designated Borrowers	~~144~~145

ARTICLE III

Representations and Warranties

Section 3.01	Organization; Powers	147

Section 3.02	Authorization	~~146~~147

Section 3.03	Enforceability	~~146~~148

Section 3.04	Governmental Approvals	148

Section 3.05	Financial Statements	148

Section 3.06	No Material Adverse Effect	~~147~~148

Section 3.07	Title to Properties; Possession Under Leases	~~147~~148

Section 3.08	Insurance	~~147~~148

Section 3.09	Litigation; Compliance with Laws	~~147~~149

Section 3.10	Federal Reserve Regulations	~~148~~149

Section 3.11	Investment Company Act	~~148~~149

Section 3.12	Use of Proceeds	~~148~~149

Section 3.13	Taxes	150

Section 3.14	No Material Misstatements	~~149~~150

Section 3.15	Employee Benefit Plans	~~149~~151

Section 3.16	Environmental Matters	151

Section 3.17	Security Documents	~~150~~151

Section 3.18	Solvency	~~151~~152

Section 3.19	Labor Matters	~~151~~153

Section 3.20	Insurance	153

Section 3.21	Intellectual Property; Licenses, Etc.	153

Section 3.22	USA PATRIOT Act	~~152~~153

Section 3.23	Anti-Money Laundering; Sanctions; Anti-Corruption Laws	~~152~~153

Section 3.24	Centre of Main Interests	~~152~~153

ARTICLE IV

Conditions of Lending

Section 4.01	Closing Date	~~152~~154

Section 4.02	Subsequent Credit Events	~~155~~156

Section 4.03	Conditions to All Borrowings Of Initial Term A Loans and Delayed Draw Term B Loans	157

Section 4.04	Determinations Under Section 4.01, 4.02 and 4.03	158

ARTICLE V

Affirmative Covenants

Section 5.01	Existence; Business and Properties	~~157~~158

Section 5.02	Insurance	~~157~~159

Section 5.03	Taxes	~~158~~159

Section 5.04	Financial Statements, Reports, Etc.	~~158~~160

Section 5.05	Litigation and Other Notices	~~161~~162

Section 5.06	Compliance with Laws	163

Section 5.07	Maintaining Records; Access to Properties and Inspections	~~162~~163

Section 5.08	Use of Proceeds	~~162~~163

Section 5.09	Compliance with Environmental Laws	~~162~~163

Section 5.10	Further Assurances; Additional Security	~~162~~163

Section 5.11	Rating	~~166~~167

Section 5.12	Restricted and Unrestricted Subsidiaries	~~166~~167

Section 5.13	~~[Reserved]~~Segregated Account	~~166~~167

Section 5.14	[Reserved]	~~166~~167

Section 5.15	Post-Closing	~~166~~168

ARTICLE VI

Negative Covenants

Section 6.01	Indebtedness	168

Section 6.02	Liens	~~172~~173

Section 6.03	Limitations on Dispositions and other Transfers of Material Intellectual Property	~~176~~177

Section 6.04	Investments, Loans and Advances	~~176~~177

Section 6.05	Mergers, Consolidations and Sales of Assets	~~180~~181

Section 6.06	Restricted Payments	184

Section 6.07	Transactions with Affiliates	~~185~~186

Section 6.08	Business of Parent and the Restricted Subsidiaries; Etc.	~~187~~188

Section 6.09	Restrictions on Restricted Subsidiary Distributions and Negative Pledge Clauses	~~187~~188

Section 6.10	[Reserved]	~~189~~190

Section 6.11	Fiscal Quarter and/or Fiscal Year	~~189~~190

Section 6.12	Financial Covenants	~~189~~190

ARTICLE VII

Events of Default

Section 7.01	Events of Default	190

Section 7.02	Reserved	~~192~~193

Section 7.03	Application of Proceeds	~~192~~194

ARTICLE VIII

The Agents

Section 8.01	Appointment	~~193~~194

Section 8.02	Delegation of Duties	~~194~~195

Section 8.03	Exculpatory Provisions	~~194~~195

Section 8.04	Reliance by Agents	197

Section 8.05	Notice of Default	~~196~~197

Section 8.06	Non-Reliance on Agents, Joint Bookrunners, the Syndication Agent, the Co-Documentation Agents, Arrangers and Other Lenders	~~196~~197

Section 8.07	[Reserved]	~~197~~198

Section 8.08	Agent in Its Individual Capacity	~~197~~198

Section 8.09	Successor Administrative Agent	~~197~~198

Section 8.10	Arrangers, Etc.	200

Section 8.11	Security Documents and Collateral Agent	200

Section 8.12	Right to Realize on Collateral, Enforce Guarantees and Credit Bidding	~~199~~201

Section 8.13	Withholding Tax	~~201~~202

Section 8.14	Secured Cash Management Agreements and Secured Hedge Agreements	~~201~~202

Section 8.15	Certain ERISA Matters	203

Section 8.16	Recovery of any Erroneous Payments	204

ARTICLE IX

Miscellaneous

Section 9.01	Notices; Communications	205

Section 9.02	Survival of Agreement	~~205~~206

Section 9.03	Binding Effect	~~205~~206

Section 9.04	Successors and Assigns	~~205~~206

Section 9.05	Expenses; Limitation of Liability; Indemnity, Etc.	~~211~~212

Section 9.06	Right of Set-off	~~213~~215
Section 9.07	Applicable Law	~~214~~215

Section 9.08	Waivers; Amendment	~~214~~215

Section 9.09	Interest Rate Limitation	221

Section 9.10	Entire Agreement	~~220~~221

Section 9.11	WAIVER OF JURY TRIAL	~~220~~221

Section 9.12	Severability	221

Section 9.13	Counterparts; Electronic Execution of Assignments and Certain Other Documents	221

Section 9.14	Headings	223

Section 9.15	Jurisdiction; Consent to Service of Process	223

Section 9.16	Confidentiality	~~222~~224

Section 9.17	Platform	~~222~~224

Section 9.18	Release of Liens and Guarantees	225

Section 9.19	USA PATRIOT Act Notice	227

Section 9.20	No Advisory or Fiduciary Responsibility	~~226~~227

Section 9.21	Payments Set Aside	228

Section 9.22	Acknowledgement and Consent to Bail-In of Affected Financial Institutions	228

Section 9.23	Acknowledgement Regarding Any Supported QFCs	~~227~~228

Section 9.24	Waiver of Sovereign Immunity	~~228~~229

Section 9.25	Judgment Currency	~~228~~229

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Exhibits and Schedules

Exhibit A	Form of Assignment and Acceptance
Exhibit B-1	Form of Designated Borrower Request and Joinder Agreement
Exhibit B-2	Form of Designated Borrower Notice
Exhibit C	Form of Solvency Certificate
Exhibit D-1	Form of Borrowing Request
Exhibit D-2	Form of Swing Line Borrowing Request
Exhibit E	Form of Interest Election Request
Exhibit G-1	Intercreditor Agreement (First Lien) Term Sheet
Exhibit G-2	Intercreditor Agreement (Junior Lien) Term Sheet
Exhibit H	Form of Promissory Note
Exhibit I	Form of Perfection Certificate
Exhibit J-1	Form of U.S. Tax Certificate (For Non-U.S. Lenders that are not Partnerships for U.S. Federal Income Tax Purposes)
Exhibit J-2	Form of U.S. Tax Certificate (For Non-U.S. Lenders that are Partnerships for U.S. Federal Income Tax Purposes)
Exhibit J-3	Form of U.S. Tax Certificate (For Non-U.S. Participants that are not Partnerships for U.S. Federal Income Tax Purposes)
Exhibit J-4	Form of U.S. Tax Certificate (For Non-U.S. Participants that are Partnerships for U.S. Federal Income Tax Purposes)
Exhibit K	[Reserved]
Exhibit L	Form of U.S. Collateral Agreement
Exhibit M	Form of Guarantee Agreement

Schedule 1.01(A)	Agreed Guarantee and Security Principles
Schedule 1.01(B)	Foreign Collateral Documents
Schedule 1.01(C)	Closing Date Security Documents
Schedule 2.01	Commitments
Schedule 2.05(a)	Existing Letters of Credit
Schedule 3.04	Governmental Approvals
Schedule 3.05	Financial Statements
Schedule 3.16	Environmental Matters
Schedule 3.21	Intellectual Property
Schedule 5.15	Post-Closing Items
Schedule 6.01	Indebtedness
Schedule 6.02(a)	Liens
Schedule 6.04	Investments
Schedule 6.07	Transactions with Affiliates
Schedule 9.01	Notice Information

CREDIT AGREEMENT dated as of April 20, 2022 (this “Agreement”), among Perrigo Company Plc, a public limited company incorporated in Ireland, as parent (the “Closing Date Parent”), Perrigo Investments, LLC, a Delaware limited liability company, as a borrower (the “Initial Borrower”), the Designated Borrowers (as defined below and, together with the Initial Borrower, or any permitted successor of any of the foregoing in accordance with Section 6.05(g) or (n) hereof, the “Borrowers”), the Lenders, the Issuing Banks and the Swing Line Lenders (each as hereinafter defined) from time to time party hereto, and JPMorgan Chase Bank, N.A. as Administrative Agent, and as Collateral Agent.

WHEREAS, the Initial Borrower has requested that (a) the Lenders extend credit to the Borrowers on the Closing Date (as defined below) in the form of $500,000,000 of Delayed Draw Term Loan A Commitments (as defined below), $700,000,000 of Initial Term B Loans (as defined below), $400,000,000 of Delayed Draw Term Loan B Commitments (as defined below) and $1,000,000,000 of Revolving Facility Commitments (as defined below), in each case, as first lien secured credit facilities pursuant to the terms of this Agreement, (b) from time to time, the Revolving Facility Lenders make Revolving Loans, the Swing Line Lenders to make Swing Line Loans and the Issuing Banks issue Letters of Credit, in each case pursuant to the terms of this Agreement, (c) the Lenders holding Delayed Draw Term Loan A Commitments make Initial Term A Loans pursuant to the terms of this Agreement and (d) the Lenders holding Delayed Draw Term Loan B Commitments make Term B Loans pursuant to the terms of this Agreement;

WHEREAS the (a) proceeds of the Loans on the Closing Date will be used to consummate the Closing Date Refinancing and pay any fees, costs and expenses incurred in connection therewith, (b) the proceeds of the Delayed Draw Term B Loans after the Closing Date will be used to redeem the Redeemed Notes and pay any fees, costs and expenses incurred in connection therewith, (c) the proceeds of the Initial Term A Loans after the Closing Date will be used to consummate the Acquisition and pay any fees, costs and expenses incurred in connection therewith and (d) the proceeds of the Revolving Facility Loans after the Closing Date will be used for working capital and other purposes permitted by this Agreement.

NOW, THEREFORE, the Lenders and the Issuing Banks are willing to extend such credit to the Borrowers on the terms and subject to the conditions set forth herein.

Accordingly, the parties hereto agree as follows:

ARTICLE I

Definitions

Section 1.01 Defined Terms. As used in this Agreement, the following terms shall have the meanings specified below:

“2023 Incremental Term B Lenders” has the meaning set forth in Amendment No. 1.

“2023 Incremental Term B Loan” means an Incremental Term B Loan made by the 2023 Incremental Term B Lenders in respect of the 2023 Incremental Term B Loan Commitments on the Amendment No. 1 Effective Date pursuant to Section 2.21.

“2023 Incremental Term B Loan Commitment” means, with respect to each 2023 Incremental Term B Lender, its commitment to make Incremental Term B Loans on the Amendment No. 1 Effective Date in the amount set forth opposite its name under the heading “2023 Incremental Term B Loan Commitment” on Schedule 1 to Amendment No. 1. As of the Amendment No. 1 Effective Date the aggregate principal amount of 2023 Incremental Term B Loan Commitments is equal to $300,000,000.

“5% Test” shall have the meaning set forth in the definition of “Immaterial Subsidiary.”

“10% Test” shall have the meaning set forth in the definition of “Immaterial Subsidiary.”

“ABR,” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, bear interest at a rate determined by reference to the Alternate Base Rate. All ABR Loans shall be denominated in Dollars.

“ABR Borrowing” shall mean a Borrowing comprised of ABR Loans.

“ABR Loan” shall mean any Term Loan or Revolving Facility Loan that bears interest based on ABR or Swing Line Loan. All ABR Loans shall be denominated in Dollars.

“ABR Revolving Facility Borrowing” shall mean an ABR Borrowing comprised of Revolving Facility Loans.

“Acceptable Intercreditor Agreement” shall mean (a) a pari passu or junior lien, as applicable, intercreditor agreement containing the terms set forth in Exhibit G-1 hereto (in the case of a pari passu intercreditor agreement) or Exhibit G-2 hereto (in the case of a junior lien intercreditor agreement) (with any modifications which are reasonably acceptable to the Borrower and the Administrative Agent) or (b) if requested by the Borrower, another pari passu or junior lien, as applicable, intercreditor agreement reasonably satisfactory to the Borrower and the Administrative Agent; provided that any Acceptable Intercreditor Agreement shall be limited to terms governing the sharing of Liens and the relative rights and obligations of the secured parties regarding Collateral and the proceeds thereof and shall not restrict or limit the incurrence of any Indebtedness, Liens or the terms and conditions thereof (including any amendments and refinancings) permitted by this Agreement.

“Acceptable Price” shall have the meaning set forth in the definition of “Dutch Auction.”

“Accepting Term Lender” shall have the meaning assigned that term in Section 2.10(d).

“Acquisition” shall mean the acquisition by Habsont Unlimited Company, a public unlimited company incorporated in Ireland and a subsidiary of the Parent (the “HRA Purchaser”) of the entire issued and to be issued share capital of Héra, a société par actions simplifiée organized under the laws of France with a share capital of €35,862,368 whose registered office is at 200, avenue de Paris, 92320 Châtillon, registered with the Trade and Companies Registry of Nanterre under number 814 697 892 RCS Nanterre (“Hera”), subject to the terms and conditions set forth in the Acquisition Agreement.

“Acquisition Agreement” shall mean that certain Securities Sale Agreement relating to the sale of Héra SAS, to be entered into between HRA Lux a société à responsabilité limitée organized under the laws of Luxembourg whose registered office is at 2, rue Albert Borschette, L-1246 Luxembourg, Grand Duchy of Luxembourg, registered with the Luxembourg Trade and Companies Register under number B204133 (“HRA Lux”), Cemag, a société par actions simplifiée organized under the laws of France whose registered office is at 55, rue de Turbigo, 75003 Paris, France, registered with the Trade and Companies Registry under number 411 169 329 RCS Paris (“Cemag”), Vaneau, a société par actions simplifiée organized under the laws of France whose registered office is at 21, rue Monsieur, 75007 Paris, France, registered with the Trade and Companies Registry under number 399 662 584 RCS Paris (“Vaneau”), the persons listed on Schedule 1 thereof (the “Schedule 1 Entities” and, together with HRA Lux, Cemag and Vaneau, each a

“Seller” and, collectively, the “Sellers”), the HRA Purchaser and the Parent (solely for purposes of Clause 21 thereof).

“Additional Material Subsidiaries” has the meaning set forth in Section 5.10(d).

“Adjusted Daily Simple RFR” means, (i) with respect to any RFR Borrowing denominated in Sterling, an interest rate per annum equal to (a) the Daily Simple RFR for Sterling, plus (b) 0.0326%, and (ii) with respect to any RFR Borrowing denominated in Dollars, an interest rate per annum equal to (a) the Daily Simple RFR for Dollars, plus (b) 0.10%; provided that if the Adjusted Daily Simple RFR Rate as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.

“Adjusted EURIBOR Rate” means, with respect to any Term Benchmark Borrowing denominated in Euros for any Interest Period, an interest rate per annum equal to (a) the EURIBOR Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate; provided that if the Adjusted EURIBOR Rate as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.

“Adjusted Term SOFR Rate” means, with respect to any Term Benchmark Borrowing denominated in Dollars for any Interest Period, an interest rate per annum equal to (a) the Term SOFR Rate for such Interest Period, plus (b) 0.10%; provided that if the Adjusted Term SOFR Rate as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.

“Administrative Agent” shall mean JPM (through itself or one of its designated Affiliates or branch offices), in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.

“Administrative Agent Fees” shall have the meaning assigned to such term in Section 2.12(c).

“Administrative Questionnaire” shall mean an Administrative Questionnaire in the form supplied by the Administrative Agent.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” shall mean, when used with respect to a specified person, another person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the person specified.

“Agent-Related Person” shall have the meaning assigned to such term in Section 9.05(d).

“Agents” shall mean the Administrative Agent and the Collateral Agent.

“Agreed Currencies” means Dollars and each Alternative Currency.

“Agreed Guarantee and Security Principles” means the agreed guarantee and security principles set forth on Schedule 1.01(A).

“Agreement” shall have the meaning assigned to such term in the introductory paragraph of this Agreement, as may be amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“All-in Yield” shall mean, as to any Loans (or other Indebtedness, if applicable), the yield thereon to Lenders (or other lenders, as applicable) providing such Loans (or other Indebtedness, if applicable) in the primary syndication thereof, as reasonably determined by the Administrative Agent in consultation with the Parent, whether in the form of interest rate, margin, original issue discount, upfront fees, rate floors or otherwise; provided, that original issue discount and upfront fees shall be equated to interest rate based on an assumed four year average life; and provided, further, that “All-in Yield” shall not include arrangement, commitment, underwriting, structuring or similar fees and customary consent fees for an amendment paid generally to consenting lenders.

“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the NYFRB Rate in effect on such day plus 1⁄2 of 1% and (c) the Adjusted Term SOFR Rate for a one month Interest Period as published two U.S. Government Securities Business Days prior to such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1%; provided that for the purpose of this definition, the Adjusted Term SOFR Rate for any day shall be based on the Term SOFR Reference Rate at approximately 5:00 a.m. Chicago time on such day (or any amended publication time for the Term SOFR Reference Rate, as specified by the CME Term SOFR Administrator in the Term SOFR Reference Rate methodology). Any change in the Alternate Base Rate due to a change in the Prime Rate, the NYFRB Rate or the Adjusted Term SOFR Rate shall be effective from and including the effective date of such change in the Prime Rate, the NYFRB Rate or the Adjusted Term SOFR Rate, respectively. If the Alternate Base Rate is being used as an alternate rate of interest pursuant to Section 2.14 (for the avoidance of doubt, only until the Benchmark Replacement has been determined pursuant to Section 2.14(b)), then the Alternate Base Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above. For the avoidance of doubt, if the Alternate Base Rate as determined pursuant to the foregoing would be less than (i) with respect to the Revolving Facility, 1%, (ii) with respect to the Term A Facility, 1% and (iii) with respect to the Initial Term B Facility, 1.50%, such rate shall be deemed to be (i) with respect to the Revolving Facility, 1%, (ii) with respect to the Term A Facility, 1% and (ii) with respect to the Initial Term B Facility, 1.50% for purposes of this Agreement.

“Alternative Currency” means Sterling, Euros, and any additional currencies determined after the Closing Date by mutual agreement of the Borrower, the applicable Lenders, Administrative Agent and, if applicable, the Issuing Bank; provided that each such currency is a lawful currency that is readily available, freely transferable and not restricted and able to be converted into Dollars.

“Amendment No. 1” means that certain Amendment No. 1 and Incremental Assumption Agreement, dated as of the Amendment No. 1 Effective Date, by and among the Borrower, Parent, the 2023 Incremental Term B Lenders and the Administrative Agent.

“Amendment No. 1 Effective Date” means December 15, 2023.

“Anti-Corruption Laws” means the FCPA, the UK Bribery Act 2010, and other applicable similar anti-corruption laws in any jurisdiction of the Borrowers.

“Anti-Money Laundering Laws” means any and all laws, statutes, regulations or obligatory government orders, decrees, ordinances or rules in any jurisdiction of a Borrower applicable to a Loan Party or its Subsidiaries related to terrorism financing or money laundering, including any applicable provision of Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (USA PATRIOT Act) of 2001 (Title III of Pub. L. 107-56) and The Currency and Foreign Transactions Reporting Act (also known as the “Bank Secrecy Act,” 31 U.S.C. §§ 5311-5330 and 12 U.S.C. §§ 1818(s), 1820(b) and 1951-1959).

“Applicable Commitment Fee” shall mean for any day (A) with respect to any Revolving Facility Commitments relating to Initial Revolving Loans, (x) from the Closing Date until the first Business Day that immediately follows the date on which a certificate is delivered pursuant to Section 5.04(c) in respect of the first full fiscal quarter ending after the Closing Date, 0.225% per annum and (y) thereafter, the applicable percentage per annum set forth below, as determined by reference to the Total Net Leverage Ratio, as set forth in the then most recent certificate delivered to the Administrative Agent pursuant to Section 5.04(c); or (B) with respect to any Other Revolving Facility Commitments, the “Applicable Commitment Fee” set forth in the applicable Extension Amendment or Refinancing Amendment (as applicable).

Applicable Commitment Fee
Pricing Level	Total Net Leverage Ratio	Applicable Commitment Fee
1	≤ 2.50:1.00	0.175%
2	> 2.50:1.00, but ≤ 4.00:1.00	0.200%
3	> 4.00:1.00, but ≤ 5.50:1.00	0.225%
4	> 5.50:1.00	0.250%

Notwithstanding anything to the contrary contained above in this definition or elsewhere in this Agreement, if it is subsequently determined that the Total Net Leverage Ratio set forth in any certificate delivered pursuant to Section 5.04(c) delivered for any period is inaccurate for any reason and the result thereof is that the Revolving Facility Lenders received fees for any period based on an Applicable Commitment Fee that is or are less than that which would have been applicable had such Total Net Leverage Ratio been accurately determined, then, for all purposes of this Agreement, the “Applicable Commitment Fee ” for any day occurring within the period covered by such certificate delivered pursuant to Section 5.04(c) shall retroactively be deemed to be the relevant percentage as based upon the accurately determined Total Net Leverage Ratio for such period, and any shortfall in the fees theretofore paid by the Borrower for the relevant period pursuant to Sections 2.12(a) as a result of the miscalculation of such Total Net Leverage Ratio shall be deemed to be due and payable under the relevant provisions of Sections 2.12(a), as applicable, at the time the interest or fees for such period were required to be paid pursuant to said Sections on the same basis as if such Total Net Leverage Ratio had been accurately set forth in such certificate delivered pursuant to Section 5.04(c) (and shall remain due and payable until paid in full in accordance with the terms of this Agreement) and shall be due and payable on the date of such subsequent determination; provided that, notwithstanding the foregoing, such shortfall shall be due and payable ten (10) Business Days following the determination described above.

“Applicable Date” shall have the meaning assigned to such term in Section 9.08(f).

“Applicable Discount” shall have the meaning set forth in the definition of “Dutch Auction.”

“Applicable Indebtedness” has the meaning set forth in Section 2.11(c).

“Applicable Margin” shall mean a percentage per annum equal to,

(i) with respect to any Initial Term B Loan (including any Delayed Draw Term B Loan and the 2023 Incremental Term B Loans), (A) from the Closing Date until the first Business Day that immediately follows the date on which a certificate is delivered pursuant to Section 5.04(c) in respect of the first full fiscal quarter ending after the Closing Date, (x) 2.50% per annum in the case of any Term Benchmark Loans and RFR Loans and (y) 1.50% per annum in the case of any ABR Loan and (B) thereafter, the applicable percentage per annum set forth below, as determined by reference to the Total Net Leverage Ratio, as set forth in the then most recent certificate delivered to the Administrative Agent pursuant to Section 5.04(c);

Applicable Margin
Pricing Level	Total Net Leverage Ratio	ABR Loans	Term Benchmark Loans and RFR Loans
1	≤ 4.80:1.00	1.25%	2.25%
2	> 4.80:1.00	1.50%	2.50%

(ii) with respect to any Initial Revolving Loan or Swing Line Loan, (A) from the Closing Date until the first Business Day that immediately follows the date on which a certificate is delivered pursuant to Section 5.04(c) in respect of the first full fiscal quarter ending after the Closing Date, (x) 1.75% per annum in the case of any Term Benchmark Loans and RFR Loans and (y) 0.75% per annum in the case of any ABR Loan; and (B) thereafter, the applicable percentage per annum set forth below, as determined by reference to the Total Net Leverage Ratio, as set forth in the then most recent certificate delivered to the Administrative Agent pursuant to Section 5.04(c);

Applicable Margin
Pricing Level	Total Net Leverage Ratio	ABR Loans	Term Benchmark Loans and RFR Loans
1	≤ 2.50:1.00	0.375%	1.375%
2	> 2.50:1.00, but ≤ 4.00:1.00	0.50%	1.50%
3	> 4.00:1.00, but ≤ 5.50:1.00	0.75%	1.75%
4	> 5.50:1.00	1.00%	2.00%

(iii) with respect to any Initial Term A Loan, (A) from the Closing Date until the first Business Day that immediately follows the date on which a certificate is delivered pursuant to Section 5.04(c) in respect of the first full fiscal quarter ending after the Closing Date, (x) 2.00% per annum in the case of any Term Benchmark Loans and RFR Loans and (y) 1.00% per annum in the case of any ABR Loan and (B) thereafter, the applicable percentage per annum set forth below, as determined by reference to the Total Net Leverage Ratio, as set forth in the then most recent certificate delivered to the Administrative Agent pursuant to Section 5.04(c);

Applicable Margin
Pricing Level	Total Net Leverage Ratio	ABR Loans	Term Benchmark Loans and RFR Loans
1	≤ 4.80:1.00	0.75%	1.75%
2	> 4.80:1.00	1.00%	2.00%

(v) with respect to any Other Term Loan or Other Revolving Loan, the “Applicable Margin” set forth in the Incremental Assumption Agreement, Extension Amendment or Refinancing Amendment (as applicable) relating thereto.

Notwithstanding anything to the contrary contained above in this definition or elsewhere in this Agreement, if it is subsequently determined that that Total Net Leverage Ratio set forth in any certificate delivered pursuant to Section 5.04(c) delivered for any period is inaccurate for any reason and the result thereof is that the Lenders received interest or fees for any period based on an Applicable Margin that is or are less than that which would have been applicable had such Total Net Leverage Ratio been accurately determined, then, for all purposes of this Agreement, the “Applicable Margin” for any day occurring within the period covered by such certificate delivered pursuant to Section 5.04(c) shall retroactively be deemed to be the relevant percentage as based upon the accurately determined Total Net Leverage Ratio for such period, and any shortfall in the interest or fees theretofore paid by the Borrower for the relevant period pursuant to Sections 2.12 and 2.13 as a result of the miscalculation of such Total Net Leverage Ratio shall be deemed to be due and payable under the relevant provisions of Sections 2.12 and 2.13, as applicable, at the time the interest or fees for such period were required to be paid pursuant to said Sections on the same basis as if such Total Net Leverage Ratio had been accurately set forth in such certificate delivered pursuant to Section 5.04(c) (and shall remain due and payable until paid in full in accordance with the terms of this Agreement) and shall be due and payable on the date of such subsequent determination; provided that, notwithstanding the foregoing, such shortfall shall be due and payable ten (10) Business Days following the determination described above.

“Applicable Percentage” means, with respect to any Lender, (a) the percentage of the total Commitments represented by such Lender’s Commitment; provided that, in the case of Section 2.24 when a Defaulting Lender shall exist, “Applicable Percentage” shall mean the percentage of the total Commitments (disregarding any Defaulting Lender’s Commitment) represented by such Lender’s

Commitment. If the Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Commitments most recently in effect, giving effect to any assignments and to any Lender’s status as a Defaulting Lender at the time of determination and (b) with respect to the Loans, a percentage equal to a fraction the numerator of which is such Lender’s Outstanding Amount of the Loans and the denominator of which is the aggregate Outstanding Amount of all Loans.

“Applicable Requirements” shall mean in respect of any Indebtedness, that such Indebtedness, satisfies the following requirements:

(a) subject to the Permitted Earlier Maturity Indebtedness Exception, (i) such Indebtedness, (other than revolving credit facilities) shall not mature, (x) in the case of Indebtedness in the form of term B loans, earlier than the Initial Term B Facility Maturity Date (or in the case of subordinated debt, earlier than 91 days after the Initial Term B Facility Maturity Date) and shall have a Weighted Average Life to Maturity no shorter than the Weighted Average Life to Maturity of the Initial Term B Loans (except by virtue of amortization of or prepayment of the Initial Term B Loans prior to such date of determination) and (y) in the case of Indebtedness in the form of term A loans, earlier than the Initial Term A Facility Maturity Date and shall have a Weighted Average Life to Maturity no shorter than the Weighted Average Life to Maturity of the Initial Term A Loans (except by virtue of amortization of or prepayment of the applicable Initial Term A Loans prior to such date of determination) and (ii) such Indebtedness constituting revolving credit facilities does not mature earlier than the Revolving Facility Maturity Date;

(b) to the extent secured by Liens on the Collateral, subject to an Acceptable Intercreditor Agreement; and

(c) to the extent such Indebtedness is in the form of term b loans and secured by the Collateral on a pari passu basis with the Initial Term B Loans, such Indebtedness shall comply with the requirements of Section 2.21(b)(v) as if such Indebtedness was incurred as an Incremental Term Loan thereunder (and with pricing increases with respect to the Initial Term B Loans to occur as, and to the extent, provided in Section 2.21(b)(v) as if such Indebtedness was incurred as an Incremental Term B Loan hereunder).

“Applicable Time” means, with respect to any Borrowings and payments in any Alternative Currency, the local time in the place of settlement for such Alternative Currency as may be determined by the Administrative Agent or the Issuing Bank, as the case may be, to be necessary for timely settlement on the relevant date in accordance with normal banking procedures in the place of payment.

“Applicable Transactions” shall have the meaning assigned to such term in Section 9.20.

“Applicant Borrower” shall have the meaning assigned to such term in Section 2.26(a).

“Approved Fund” shall have the meaning assigned to such term in Section 9.04(b)(ii).

“Arrangers” shall mean, collectively, JPMorgan Chase Bank, N.A., Morgan Stanley Senior Funding, Inc. (together with its designated affiliates), BofA Securities, Inc. (together with its designees and affiliates), Wells Fargo Securities, LLC and HSBC Securities (USA) Inc., in their respective capacities as joint lead arrangers.

“Asset Sale” shall mean (x) any Disposition (including any sale and lease-back of assets and any mortgage or lease of Real Property) to any person of any asset or assets of Parent or any Restricted Subsidiary and (y) any sale of any Equity Interests by any Restricted Subsidiary to a person other than the

Parent or a Subsidiary, in each case, in respect of which either the Fair Market Value of such asset or the Disposition Consideration exceeds the greater of $20,000,000 and 3.5% of LTM EBITDA.

“Assignee” shall have the meaning assigned to such term in Section 9.04(b)(i).

“Assignment and Acceptance” shall mean an assignment and acceptance entered into by a Lender and an Assignee, and accepted by the Administrative Agent and the Parent (if required by Section 9.04), in the form of Exhibit A or such other form (including electronic documentation generated by use of an electronic platform) as shall be approved by the Administrative Agent and reasonably satisfactory to the Parent.

“Attributable Receivables Indebtedness” shall mean the principal amount of Indebtedness (other than any Indebtedness subordinated in right of payment owing by a Receivables Entity to a Receivables Seller or a Receivables Seller to another Receivables Seller ) which (i) if a Qualified Receivables Facility is structured as a secured lending agreement or other similar agreement, constitutes the principal amount of such Indebtedness or (ii) if a Qualified Receivables Facility is structured as a purchase agreement or other similar agreement, would be outstanding at such time under such Qualified Receivables Facility if the same were structured as a secured lending agreement rather than a purchase agreement or such other similar agreement.

“Auction Purchase” shall mean a purchase of Term Loans pursuant to a Dutch Auction in accordance with the provisions of Section 2.25.

“Auto-Extension Letter of Credit” shall have the meaning assigned that term in Section 2.05(b)(iii).

“Availability Period” shall mean, with respect to any Class of Revolving Facility Commitments, the period from and including the Closing Date (or, if later, the effective date for such Class of Revolving Facility Commitments) to but excluding the earlier of the Revolving Facility Maturity Date for such Class and, in the case of each of the Revolving Facility Loans, Revolving Facility Borrowings, Swing Line Loans and Letters of Credit, the date of termination of the Revolving Facility Commitments of such Class.

“Available Amount” shall mean, as at any time of determination, an amount, not less than zero in the aggregate, determined on a cumulative basis, equal to, without duplication:

(a)    (x) the greater of $312,500,000 and 50% of LTM EBITDA plus (y) 50% of the Consolidated Net Income of Parent for the period (taken as one accounting period) from the Closing Date to the end of Parent’s most recently ended fiscal quarter for which internal financial statements are available at such time; provided, that the cumulative amount available under this clause (a)(y) shall not be less than zero, plus

(b)    100% of the aggregate net proceeds, including cash and the Fair Market Value of property other than cash, received by Parent after the Closing Date from the issue or sale of Equity Interests of Parent or any direct or indirect parent entity of Parent (excluding Disqualified Stock ), including Equity Interests issued upon exercise of warrants or options (other than an issuance or sale to Parent or a Restricted Subsidiary), plus

(c)    100% of the aggregate amount of contributions to the capital of Parent received in cash and the Fair Market Value of property other than cash received by Parent after the Closing Date (other than Disqualified Stock), plus

(d) 100% of the principal amount of any Indebtedness, or the liquidation preference or maximum fixed repurchase price, as the case may be, of any Disqualified Stock of Parent or any Restricted Subsidiary issued after the Closing Date (other than Indebtedness or Disqualified Stock issued to a Restricted Subsidiary) which has been converted into or exchanged for Equity Interests in Parent (other than Disqualified Stock) or any direct or indirect parent of Parent (provided, in the case of any such parent, such Indebtedness or Disqualified Stock is retired or extinguished), plus

(e) 100% of the aggregate amount received by Parent or any Restricted Subsidiary in cash and the Fair Market Value of property other than cash received by Parent or any Restricted Subsidiary (and 100% of the amount of the reduction in the amount of any guarantee by Parent or any Restricted Subsidiary to the extent the provision of such guarantee constituted a Restricted Payment) from:

(i) the sale or other disposition (other than to Parent or a Restricted Subsidiary) of, or other returns on Investments from, Investments by Parent and its Restricted Subsidiaries and from repurchases and redemptions of such Investments from Parent and its Restricted Subsidiaries by any person (other than Parent or any Restricted Subsidiary) and from repayments of loans or advances, and releases of guarantees, which constituted Investments,

(ii) the sale (other than to Parent or a Restricted Subsidiary) of the Equity Interests of an Unrestricted Subsidiary or any Person other than a Restricted Subsidiary in which Parent or any Restricted Subsidiary owns any Equity Interest or a dividend, distribution or other returns from an Unrestricted Subsidiary or any Person other than a Subsidiary in which Parent or any Restricted Subsidiary owns any Equity Interest after the Closing Date, or (iii) a distribution or dividend from an Unrestricted Subsidiary, in the case of each of subclauses (i), (ii), and (iii), other than to the extent that the ability of Parent or its Restricted Subsidiaries to make Restricted Payments pursuant to Section 6.09 or Investments pursuant to Section 6.04 would otherwise be increased by the receipt of such amount of cash or property or the release of such guarantee, plus

(f) in the event any Unrestricted Subsidiary has been redesignated as a Restricted Subsidiary or has been merged, consolidated or amalgamated with or into, or transfers or conveys its assets to, or is liquidated into Parent or a Restricted Subsidiary, the Fair Market Value of the Investment of Parent or the Restricted Subsidiaries in such Unrestricted Subsidiary at the time of such redesignation, combination or transfer (or of the assets transferred or conveyed, as applicable) other than in each case to the extent that the ability of Parent and its Restricted Subsidiaries to make Restricted Payments pursuant to Section 6.09 or Investments pursuant to Section 6.04 would otherwise be increased by such redesignation, plus

(g) the Declined Prepayment Amount, minus

(h) the cumulative amount of Investments made with the Available Amount from and after the Closing Date and on or prior to such time (net of any return on such Investments not otherwise included in the Available Amount), minus

(i) the cumulative amount of Restricted Payments (including any Junior Debt Restricted Payments) made with the Available Amount from and after the Closing Date and on or prior to such time, minus

(j)    the amount of Indebtedness incurred pursuant to Section 6.01(ee) outstanding at such time.

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark for any Agreed Currency, any tenor for such Benchmark (or component thereof) or payment period for interest calculated with reference to such Benchmark (or component thereof), as applicable, that is or may be used for determining the length of an Interest Period for any term rate or otherwise, for determining any frequency of making payments of interest calculated pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to clause (e) of Section 2.14.

“Available Unused Commitment” shall mean, with respect to a Revolving Facility Lender under any Class of Revolving Facility Commitments at any time, an amount equal to the amount by which (a) the applicable Revolving Facility Commitment of such Revolving Facility Lender at such time exceeds (b) the applicable Revolving Facility Credit Exposure (excluding the Swing Line Exposure) of such Revolving Facility Lender at such time.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of an Affected Financial Institution.

“Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule, (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation, or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings), and (c) in relation to any state other than such an EEA Member Country and the United Kingdom, any analogous law or regulation from time to time which requires contractual recognition of any Write-down and Conversion Powers contained in that law or regulation.

“Bankruptcy Plan” shall have the meaning assigned to such term in Section 9.04(i)(iii).

“Belgian Guarantor” means a Guarantor incorporated and existing under the laws of Belgium.

“Belgian Security Documents” means the Belgian law governed movable assets pledge agreement to be entered into by a Belgian Guarantor and the Collateral Agent, the Belgian law governed bank accounts pledge agreement to be entered into by a Belgian Guarantor and the Collateral Agent and the Belgian law governed receivables pledge agreement to be entered into by a Belgian Guarantor and the Collateral Agent, each subject to and in accordance with the Agreed Guarantee and Security Principles.

“Benchmark” means, initially, with respect to any (i) RFR Loan in any Agreed Currency, the applicable Relevant Rate for such Agreed Currency or (ii) Term Benchmark Loan, the Relevant Rate for such Agreed Currency; provided that if a Benchmark Transition Event and the related Benchmark Replacement Date have occurred with respect to the applicable Relevant Rate or the then-current Benchmark for such Agreed Currency, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to clause (b) of Section 2.14.

“Benchmark Replacement” means, for any Available Tenor, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date; provided that, in the case of any Loan denominated in an Alternative Currency, “Benchmark Replacement” shall mean the alternative set forth in (2) below:

(1) in the case of any Loan denominated in Dollars, the Adjusted Daily Simple RFR;

(2) the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for syndicated credit facilities denominated in the applicable Agreed Currency at such time in the United States and (b) the related Benchmark Replacement Adjustment;

If the Benchmark Replacement as determined pursuant to clause (1) or (2) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date and/or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for syndicated credit facilities denominated in the applicable Agreed Currency at such time.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement and/or any Term Benchmark Revolving Loan denominated in Dollars, any technical, administrative or operational changes (including changes to the definition of “Alternate Base Rate,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “RFR Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides (in consultation with Parent) may be appropriate to reflect the adoption and implementation of such Benchmark and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Benchmark Replacement Date” means, with respect to any Benchmark, the earliest to occur of the following events with respect to such then-current Benchmark:

(1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(2) in the case of clause (3) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be no longer representative; provided, that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means, with respect to any Benchmark, the occurrence of one or more of the following events with respect to such then-current Benchmark:

(1) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(2) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the NYFRB, the CME Term SOFR Administrator, the central bank for the Agreed Currency applicable to such Benchmark, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), in each case, which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(3) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer, or as of a specified future date will no longer be, representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” means, with respect to any Benchmark, the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clauses (1) or (2) of that definition has occurred if, at such time, no Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.14(b) and (y) ending at the time that a Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.14(b).

“Beneficial Ownership Certification” means a certification regarding beneficial ownership required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“Blocking Law” shall mean:

(a) any provision of Council Regulation (EC) No 2271/1996 of 22 November 1996 (or any law or regulation implementing such Regulation in any member state of the European Union or the United Kingdom);

(b) section 7 of the German Foreign Trade Regulation (Außenwirtschaftsverordnung); or

(c) any similar blocking or anti-boycott law in the United Kingdom.

“Board” shall mean the Board of Governors of the Federal Reserve System of the United States of America.

“Board of Directors” shall mean, as to any person, the board of directors, the board of managers, the sole manager or other governing body of such person.

“Borrower Materials” shall have the meaning assigned to such term in Section 5.04.

“Borrower” shall refer to the Initial Borrower or any permitted successor or assign thereto.

“Borrowers” shall have the meaning assigned to such term in the introductory paragraph of this Agreement.

“Borrowing” shall mean a group of Loans of a single Type, in the same currency, under a single Facility, and made on a single date and, in the case of Term Benchmark Loans, as to which a single Interest Period is in effect.

“Borrowing Minimum” shall mean (a) in the case of Term Benchmark Loans, the Dollar Equivalent of $3,000,000 and (b) in the case of ABR Loans and RFR Loans, the Dollar Equivalent of in the case of ABR Loans, $3,000,000 (or, in each case, such other minimum amount agreed to between the Administrative Agent and the Borrower).

“Borrowing Multiple” shall mean (a) in the case of Term Benchmark Loans, the Dollar Equivalent of $1,000,000 and (b) in the case of ABR Loans and RFR Loans, the Dollar Equivalent of $1,000,000.

“Borrowing Request” shall mean a request by the Parent or other Borrower requesting a Borrowing in accordance with the terms of Section 2.03 and substantially in the form of Exhibit D-1 or another form (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent) reasonably acceptable to the Administrative Agent and appropriately completed and signed by a Responsible Officer of Parent or the applicable Borrower.

“Budget” shall have the meaning assigned to such term in Section 5.04(e).

“Business Day” shall mean means, any day (other than a Saturday or a Sunday) on which banks are open for business in New York City or Chicago; provided that, (a) in relation to Loans denominated in Sterling, any day (other than a Saturday or a Sunday) on which banks are open for business in London, (b) in relation to Loans denominated in Euros and in relation to the calculation or computation of EURIBOR, any day which is a TARGET Day and (c) in relation to RFR Loans and any interest rate settings, fundings, disbursements, settlements or payments of any such RFR Loan, or any other dealings in the applicable Agreed Currency of such RFR Loan, any such day that is only an RFR Business Day.

“Cancellation” or “Cancelled” shall mean the cancellation, termination and forgiveness by Permitted Eligible Assignee of all Term Loans acquired in connection with an Auction Purchase or other acquisition of Term Loans, which cancellation shall be consummated as described in Section 2.25 and the definition of “Eligible Assignee.”

“Capital Expenditures” shall mean, for any person in respect of any period, the aggregate of all expenditures incurred by such person during such period that, in accordance with GAAP, are or should be included in “additions to property, plant or equipment” or similar items reflected in the statement of cash flows of such person.

“Capitalized Lease Obligations” shall mean, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease or a financing lease that would at such time be required to be capitalized and reflected as a liability on the balance sheet (excluding the footnotes thereto) in accordance with GAAP; provided that all obligations of any person that are or would be characterized as operating lease obligations in accordance with GAAP on December 31, 2017 (whether or not such operating lease obligations were in effect on such date) shall continue to be accounted for as operating lease obligations (and not as Capitalized Lease Obligations) for purposes of this Agreement regardless of any change in GAAP following December 31, 2017 that would otherwise require such obligations to be recharacterized (on a prospective or retroactive basis or otherwise) as Capitalized Lease Obligations.

“Cash Collateralize” shall mean to pledge and deposit with or deliver to the Administrative Agent, for the benefit of one or more of the Issuing Banks or Lenders, as collateral for Revolving L/C Exposure or obligations of the Lenders to fund participations in respect of Revolving L/C Exposure, cash or deposit account balances or, if the Administrative Agent and each Issuing Bank shall agree in their sole discretion, other credit support, in each case pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent and each applicable Issuing Bank. “Cash Collateral” and “Cash Collateralization” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.

“Cash Interest Expense” shall mean cash interest expense (including that attributable to capitalized leases), net of interest income, of Parent and its Restricted Subsidiaries with respect to all outstanding indebtedness of Parent and its Restricted Subsidiaries, including all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing and net costs under hedging agreement, but excluding, for the avoidance of doubt, (i) amortization of deferred financing costs, debt issuance costs, commissions, fees and expenses and any other amounts of non-cash interest, (ii) non-cash interest expense including attributable to the movement of the mark-to-market valuation of obligations under hedging agreements or other derivative instruments pursuant to FASB Accounting Standards Codification No. 815-Derivatives and Hedging, (iii) any one-time cash costs associated with breakage in respect of hedging agreements for interest rates, (iv) commissions, discounts, yield, make whole premium and other fees and charges (including any interest expense) incurred in connection with any receivables financing (including pursuant to Permitted Facilities Receivables Documents), (v) any “additional interest” owing pursuant to a registration rights agreement with respect to any securities, (vi) any payments with respect to make-whole premiums or other breakage costs of any Indebtedness, including any Indebtedness issued in connection with the Transactions or the Acquisition, (vii) penalties and interest relating to taxes, (viii) accretion or accrual of discounted liabilities not constituting Indebtedness, (ix) interest expense attributable to a direct or indirect parent entity resulting from push-down accounting, (x) any expense resulting from the discounting of Indebtedness in connection with the application of recapitalization or purchase accounting, (xi) any interest expense attributable to the exercise of appraisal rights and the settlement of any claims or actions (whether actual, contingent or potential) with respect thereto and with respect to any Permitted Business Acquisition or other Investment, all as calculated on a consolidated basis in accordance with GAAP; and (xii) any payments on “right of use” leases. For the avoidance of doubt, interest expense shall be determined after giving effect to any net payments made or received by Parent and its Restricted Subsidiaries in respect of swap contracts relating to interest rate protection.

“Cash Management Agreement” shall mean any agreement to provide to the Parent or any Restricted Subsidiary cash management services for collections, treasury management services (including controlled disbursement, overdraft, automated clearing house fund transfer services, return items and interstate depository network services), any demand deposit, payroll, trust or operating account relationships, commercial credit cards, merchant card, purchase or debit cards, non-card e-payables services, and other cash management services, including electronic funds transfer services, lockbox services, stop payment services and wire transfer services.

“Cash Management Bank” shall mean any person that, at the time it enters into a Cash Management Agreement (or on the Closing Date), is an Agent, an Arranger, a Lender, an Affiliate of an Agent, an Arranger or a Lender or a Qualified Cash Management Counterparty, in each case, in its capacity as a party to such Cash Management Agreement.

“CBR Loan” means a Loan that bears interest at a rate determined by reference to the Central Bank Rate.

“CBR Spread” means the Applicable Margin, applicable to such Loan that is replaced by a CBR Loan.

“Central Bank Rate” means, (A) the greater of (i) for any Loan denominated in (a) Sterling, the Bank of England (or any successor thereto)’s “Bank Rate” as published by the Bank of England (or any successor thereto) from time to time, (b) Euro, one of the following three rates as may be selected by the Administrative Agent in its reasonable discretion: (1) the fixed rate for the main refinancing operations of the European Central Bank (or any successor thereto), or, if that rate is not published, the minimum bid rate for the main refinancing operations of the European Central Bank (or any successor thereto), each as published by the European Central Bank (or any successor thereto) from time to time, (2) the rate for the marginal lending facility of the European Central Bank (or any successor thereto), as published by the European Central Bank (or any successor thereto) from time to time or (3) the rate for the deposit facility of the central banking system of the Participating Member States, as published by the European Central Bank (or any successor thereto) from time to time, and (c) any other Alternative Currency determined after the Closing Date, a central bank rate as determined by the Administrative Agent in its reasonable discretion and (ii) the Floor; plus (B) the applicable Central Bank Rate Adjustment.

“Central Bank Rate Adjustment” means, for any day, for any Loan denominated in (a) Euro, a rate equal to the difference (which may be a positive or negative value or zero) of (i) the average of the Adjusted EURIBOR Rate for the five most recent Business Days preceding such day for which the EURIBOR Screen Rate was available (excluding, from such averaging, the highest and the lowest Adjusted EURIBOR Rate applicable during such period of five Business Days) minus (ii) the Central Bank Rate in respect of Euro in effect on the last Business Day in such period, (b) Sterling, a rate equal to the difference (which may be a positive or negative value or zero) of (i) the average of Adjusted Daily Simple RFR for Sterling Borrowings for the five most recent RFR Business Days preceding such day for which SONIA was available (excluding, from such averaging, the highest and the lowest such Adjusted Daily Simple RFR applicable during such period of five RFR Business Days) minus (ii) the Central Bank Rate in respect of Sterling in effect on the last RFR Business Day in such period and (c) any other Alternative Currency determined after the Closing Date, a Central Bank Rate Adjustment as determined by the Administrative Agent in its reasonable discretion. For purposes of this definition, (x) the term Central Bank Rate shall be determined disregarding clauses (A)(ii) and (B) of the definition of such term and (y) the EURIBOR Rate on any day shall be based on the EURIBOR Screen Rate on such day at approximately the time referred to in the definition of such term for deposits in the applicable Agreed Currency for a maturity of one month.

“CFC” shall mean a “controlled foreign corporation” as defined in Section 957 of the Code.

“CFC Holdco” shall mean a subsidiary with no material assets other than direct or indirect equity interests (or equity interests and indebtedness) in one or more Foreign Subsidiaries that are CFCs.

“Change in Law” shall mean (a) the adoption of any law, rule or regulation after the Closing Date, (b) any change in law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the Closing Date or (c) compliance by any Lender or Issuing Bank (or, for purposes of Section 2.15(b), by any Lending Office of such Lender or Issuing Bank or by such Lender’s or Issuing Bank’s holding company, if any) with any written request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the Closing Date; provided, however, that notwithstanding anything herein to the contrary, (x) all requests, rules, guidelines or directives under or issued in connection with the Dodd-Frank Wall Street Reform and Consumer Protection Act, all interpretations and applications thereof and any compliance by a Lender with any request or directive relating thereto and (y) all requests, rules, guidelines or directives promulgated under or in connection with, all interpretations and applications of, and any compliance by a Lender with any request or directive relating to International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States of America or foreign regulatory authorities, in each case pursuant to

Basel III, shall in each case under clauses (x) and (y) be deemed to be a “Change in Law”, regardless of the date enacted, adopted, issued or implemented, but only to the extent it is the general policy of a Lender to impose applicable increased costs or costs in connection with capital adequacy requirements similar to those described in clauses (a) and (b) of Section 2.15 generally on other similarly situated borrowers under similar circumstances under agreements permitting such impositions.

“Change of Control” shall mean, at any time, (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the SEC thereunder as in effect on the date hereof) of Equity Interests representing more than 35% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of Parent or (b) Parent ceases to own, directly or indirectly, 100% of the Equity Interests of any Borrower. Notwithstanding the foregoing, a transaction referenced in clause (a) will not be deemed to be a Change of Control if (i) Parent becomes a direct or indirect wholly-owned subsidiary of a holding company and (ii) the direct or indirect holders of the voting stock of such holding company immediately following that transaction are substantially the same as the holders of the Parents’ voting stock immediately prior to that transaction.

“Charge” shall mean any charge, fee, expense, cost, loss, accrual or reserve of any kind.

“Civil Asset Forfeiture Reform Act” means the Civil Asset Forfeiture Reform Act of 2000 (18 U.S.C. Sections 983 et seq.), as amended from time to time, and any successor statute.

“Class” shall mean, (a) when used in respect of any Loan or Borrowing, whether such Loan or the Loans comprising such Borrowing are Initial Term B Loans, 2023 Incremental Term B Loans, Initial Term A Loans, Other Term Loans, Initial Revolving Loans or Other Revolving Loans; and (b) when used in respect of any Commitment, whether such Commitment is in respect of a commitment to make Initial Term A Loans, Initial Term B Loans, 2023 Incremental Term B Loans, Other Term Loans, Initial Revolving Loans or Other Revolving Loans. Other Term Loans or Other Revolving Loans that have different terms and conditions (together with the Commitments in respect thereof) from the Initial Term B Loans or the Initial Revolving Loans, respectively, or from other Other Term Loans or other Other Revolving Loans, as applicable, shall be construed to be in separate and distinct Classes.

“Class Loans” shall have the meaning assigned to such term in Section 9.08(f).

“Closing Date” shall mean the first date on which the conditions set forth in Section 4.01 are satisfied (or waived in accordance with Section 9.08).

“Closing Date Collateral Documents” means the agreements, documents and instruments listed on Schedule 1.01(c).

“Closing Date Designated Jurisdiction” means the United States (including its States and the District of Columbia), Ireland, England and Wales and Belgium.

“Closing Date Refinancing” shall mean the repayment and termination of the Existing Term Loan Credit Agreement and the Existing Revolving Credit Facility.

“CME Term SOFR Administrator” means CME Group Benchmark Administration Limited as administrator of the forward-looking term Secured Overnight Financing Rate (SOFR) (or a successor administrator).

“Code” shall mean the U.S. Internal Revenue Code of 1986, as amended.

“Co-Documentation Agents” shall mean, collectively, Morgan Stanley Senior Funding, Inc. (together with its designated affiliates), BofA Securities, Inc. (together with its designees and affiliates) and HSBC Securities (USA) Inc., in their respective capacities as co-documentation agents.

“Collateral” shall mean all the “Collateral” (or equivalent term) as defined in any Security Document and shall also include all other property that is subject to any Lien in favor of the Collateral Agent or any subagent for the benefit of the Secured Parties (or, if applicable, in foreign jurisdictions, the Secured Parties in their capacities as such) pursuant to any Security Document; provided that, notwithstanding anything to the contrary herein or in any Security Document or other Loan Document, the Collateral shall be, solely in the case of Foreign Loan Parties, subject to the Agreed Guarantee and Security Principles, and in no case shall the Collateral include any Excluded Property.

“Collateral Agent” shall mean JPM (through itself or one of its designated Affiliates or branch offices), in its capacity as collateral agent under any of the Loan Documents.

“Collateral Exclusions” shall mean (i) customary cash collateral in favor of an agent, letter of credit issuer or similar “fronting” lender, (ii) Liens on property or assets applicable only to periods after the Latest Maturity Date at the time of incurrence and (iii) any Liens on property or assets to the extent that a Lien on such property or asset is also granted to the Collateral Agent for the benefit of the Lenders and the other Secured Parties for so long as such Liens secure such Indebtedness.

“Collateral and Guarantee Requirement” shall mean the requirement that (in each case, subject to (x) the last three paragraphs of Section 5.10, (y) Schedule 5.15 (which, for the avoidance of doubt, shall override the applicable clauses of this definition of “Collateral and Guarantee Requirement”) and (z) solely in the case of Foreign Loan Parties, the Agreed Guarantee and Security Principles):

(a)    on the Closing Date, the Administrative Agent shall have received (i) from each applicable Loan Party and the Collateral Agent, the Closing Date Collateral Documents and (ii) from Parent, the other Borrowers and each Domestic Subsidiary and UK Subsidiary on the Closing Date (other than Excluded Subsidiaries or Immaterial Subsidiaries), a counterpart of the Guarantee Agreement, in each case duly executed and delivered on behalf of such person;

(b)    in the case of any person that becomes a Loan Party after the Closing Date, the Administrative Agent shall have received (i) a supplement to the Guarantee Agreement in the form specified therefor in the Guarantee Agreement or otherwise reasonably acceptable to the Administrative Agent, duly executed and delivered on behalf of such Loan Party; (ii) supplements or joinders to all applicable Security Documents then in existence or new Security Documents, in each case in the form specified therefor in the applicable Security Document or otherwise reasonably acceptable to the Administrative Agent, in each case, duly executed and delivered on behalf of such Loan Party and the Collateral Agent; (iii) supplements or joinders to the applicable Acceptable Intercreditor Agreement then in effect (if any) executed and delivered on behalf of such Loan Party and (iv) appropriate corporate resolutions, customary corporate documentation and, in the case of Foreign Loan Parties, customary legal opinions as may be reasonably requested by, and in form and substance reasonably satisfactory to, the Administrative Agent;

(c)    (x) all outstanding Equity Interests of any Loan Party that are held by a Loan Party, (y) all Equity Interests owned directly by a Loan Party, in each case other than Excluded Property,

in each case shall have been pledged pursuant to the applicable Security Documents and (z) all Indebtedness owing to any Loan Party, other than Excluded Property shall have been pledged or assigned for security purposes pursuant to the applicable Security Documents, and the Collateral Agent shall have received updated share registers (where necessary under the laws of any applicable jurisdiction in order to create a perfected security interest in such Equity Interests) and the certificates or other instruments evidencing such Equity Interests and any notes or instruments required to be delivered under the Security Documents, together with stock powers, note powers or other instruments of transfer with respect thereto (as applicable) endorsed in blank;

(d) except as otherwise contemplated by this Agreement or any Security Document, all documents and instruments, including Uniform Commercial Code financing statements, and filings with the United States Copyright Office and the United States Patent and Trademark Office, filings in the Designated Jurisdiction Registries and all other actions reasonably requested by the Administrative Agent or the Collateral Agent (including those required by applicable Requirements of Law) to be delivered, filed, registered or recorded to create the Liens intended to be created by the Security Documents (in each case, including any supplements thereto) and perfect such Liens to the extent required by, and with the priority required by, the Security Documents, shall have been delivered, filed, registered or recorded substantially concurrently with, or promptly following, the execution and delivery of each such Security Document (or in the case of after acquired assets not automatically subject to a valid and perfected Lien pursuant to the Security Documents upon the acquisition thereof, concurrently with, or promptly following, the acquisition thereof);

(e) evidence of the insurance (if any) required by the terms of Section 5.02 hereof shall have been received by the Administrative Agent; and

(f) after the Closing Date, the Administrative Agent and the Collateral Agent shall have received, (i) such other Security Documents as may be required to be delivered pursuant to Section 5.10, Section 5.15 or the Security Documents and (ii) upon reasonable request by the Administrative Agent or the Collateral Agent, evidence of compliance with any other requirements of Section 5.10 or Section 5.15.

“Commitment Fee” shall have the meaning assigned to such term in Section 2.12(a)

“Commitment Letter” shall mean that certain Amended and Restated Commitment and Engagement Letter dated as of March 18, 2022, by and among, JPM, Morgan Stanley Senior Funding, Inc., Wells Fargo Bank, National Association, Wells Fargo Securities, LLC, Bank of America, N.A., BofA Securities, Inc., HSBC Securities (USA) Inc., HSBC Bank USA, N.A. and Perrigo Investments, LLC.

“Commitments” shall mean, (a) with respect to any Lender, such Lender’s Revolving Facility Commitment, Term Facility Commitment and Delayed Draw Facility Commitment and (b) with respect to any Swing Line Lender, its Swing Line Commitment (it being understood that a Swing Line Commitment does not increase the applicable Swing Line Lender’s Revolving Facility Commitment).

“Commodity Exchange Act” shall mean the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Communication” shall have the meaning assigned to such term in Section 9.13.

“Company” shall mean Perrigo Finance Unlimited Company, a public unlimited company incorporated in Ireland.

“Consolidated Debt” shall mean, as of any date of determination, the sum of (without duplication) the principal amount of all Indebtedness of the type set forth in clauses (a), (b) and (e) (solely to the extent related to any Indebtedness specified in such clauses (a) and (b) of the definition of “Indebtedness”) of the definition of “Indebtedness” of Parent and its Restricted Subsidiaries determined on a consolidated basis on such date; provided that the amount of any Indebtedness with respect to which the applicable obligors have entered into currency hedging arrangements shall be calculated giving effect to such currency hedging arrangements.

“Consolidated EBITDA” shall mean, for any Test Period, an amount determined for Parent and its Restricted Subsidiaries on a consolidated basis equal to Consolidated Net Income, for such Test Period:

(a) increased by (without duplication):

(i) (x) provision for taxes based on income or profits or capital gains, including state, franchise and similar taxes and foreign withholding taxes and any stamp duty taxes of such Person paid or accrued during such Test Period, and (y) an amount equal to the amount of tax distributions actually or expected to be made to the holders of capital stock of such Person or any direct or indirect parent of such Person in respect of such period in accordance with Section 6.06(l)(A), which shall be included as though such amounts had been paid as income taxes directly by such Person; plus

(ii)  Interest Expense of such Person for such Test Period; plus

(iii) consolidated depreciation and amortization expense of such Person for such Test Period; plus

(iv) the amount of any Charges attributable to minority interests or non-controlling interests of third parties in any non-wholly-owned Subsidiary; plus

(v)  Charges paid in cash during such Test Period to the extent such Charges are reimbursed during such Test Period in cash by third-party Persons not affiliated with Parent or any of its Subsidiaries; plus

(vi) Charges as a result of Incentive Arrangements incurred during such Test Period resulting from Permitted Business Acquisitions or Permitted Investments; plus

(vii) the amount of pro forma run rate cost savings (including sourcing and supply chain savings), operating expense reductions, operating and productivity improvements and expense and cost saving synergies projected by Parent in good faith to be realized during such period (calculated on a Pro Forma Basis as though such items had been realized on the first day of such period) as a result of actions taken or to be taken in connection with the Transactions, the Acquisition or any Permitted Business Acquisitions and other Permitted Investments, Dispositions and other transactions permitted under this Agreement by Parent or any Restricted Subsidiary, any operational changes (including, without limitation, operational changes arising out of the modification of contractual arrangements), headcount reductions, synergies, restructurings and cost savings initiatives net of the amount of actual benefits realized during such period that are otherwise included in the calculation of Consolidated EBITDA from such actions, provided that (A)(x) such cost savings, operating expense reductions, other operating or productivity improvements and synergies are reasonably expected and factually supportable as determined in good faith by Parent and (y) such actions are projected by Parent in good faith to be realized, in each case, within 24 months after the consummation of the transaction or operational change, which is expected to result in such cost savings, operating expense reductions, other operating or productivity improvements or synergies, (B) the aggregate amount of add-backs pursuant to this clause (vii) shall not exceed 25% of Consolidated EBITDA for such period (determined prior to giving effect to such add-back) and (C) no cost savings, operating expense reductions, other operating improvements and synergies shall be added pursuant to this clause to the extent duplicative of any Charges otherwise added to Consolidated EBITDA, whether through a pro forma adjustment or otherwise; plus

(viii) Charges incurred in such Test Period in connection with obtaining and maintaining credit ratings; plus

(ix)  adjustments and add-backs specifically identified in any quality of earnings report prepared by independent certified public accounts of internationally recognized standing delivered to the Administrative Agent in connection with any Permitted Business Acquisitions or Permitted Investment; plus

(x)    Charges relating to changes in GAAP; plus

(xi)   Charges in connection with any stock options, restricted stock units and performance based restricted stock units; plus

(xii)   Charges associated with pension curtailment or modification to pension or post-retirement plans; plus

(xii)   non-cash Charges; provided, that if any such non-cash Charges represent an accrual or reserve for potential cash items in any future period, (A) Parent may elect not to add back such non-cash Charge in the current period and (B) to the extent Parent elects to add back such non-cash Charge, the cash payment in respect thereof in such future period shall be subtracted from Consolidated EBITDA to such extent;

(b)   decreased by (without duplication) (i) non-cash income or gains for such Test Period (other than the accrual of revenue or recording of a receivable) and (ii) the amount of any gains attributable to minority interests or non-controlling interests of third parties in any non-wholly-owned Subsidiary; and

(c)   increased or decreased by (without duplication):

(i) any net gain or loss resulting in such Test Period from Swap Obligations, plus or minus, as applicable; and

(ii) any net gain or loss resulting in such Test Period from currency translation gains or losses related to currency remeasurements of Indebtedness (including any net loss or gain resulting from Swap Obligations for currency exchange risk), plus or minus, as applicable;

all as determined on a consolidated basis for Parent and its Restricted Subsidiaries in accordance with GAAP; provided, that Parent may, in its sole discretion, elect to not make any adjustment for any item pursuant to the foregoing clauses (a), (b) or (c) if any such item individually is less than $1,000,000 in any Test Period (the “De Minimis Amounts”); provided further the aggregate amount of De

Minimis Amounts pursuant to this proviso and pursuant to the proviso in the definition of “Consolidated Net Income” made for any Test Period shall not exceed $10,000,000.

“Consolidated Net Income” shall mean with respect to Parent and its Restricted Subsidiaries for any Test Period, the aggregate of the Net Income of Parent and its Restricted Subsidiaries for such Test Period, on a consolidated basis, and otherwise determined in accordance with GAAP; provided that without duplication:

(a) Restructuring Charges and, for all purposes other than the calculation of Excess Cash Flow, extraordinary, infrequent, non-recurring or unusual Charges and gains shall be excluded;

(b) the cumulative effect of a change in accounting principles during such Test Period shall be excluded;

(c) any income (loss) attributable to disposed, abandoned, transferred closed or discontinued operations and any gains or losses on disposal of disposed, abandoned, transferred, closed or discontinued operations or fixed assets shall be excluded;

(d) any gains or Charges (less all fees and expenses relating thereto) attributable to asset dispositions other than in the ordinary course of business, as determined in good faith by Parent, shall be excluded;

(e) the Net Income for such Test Period of any Person that is not a Restricted Subsidiary, or is an Unrestricted Subsidiary, or that is accounted for by the equity method of accounting, shall be excluded; provided that Consolidated Net Income of Parent and its Restricted Subsidiaries shall be increased by the amount of dividends or distributions or other payments that are actually paid in cash (or to the extent converted into cash) to Parent or a Restricted Subsidiary thereof in respect of such Test Period by such Person and shall be decreased by the amount of any Charges that have been funded with cash from Parent or a Restricted Subsidiary during such period;

(f) [~~reserved~~Reserved];

(g) effects of adjustments (including the effects of such adjustments pushed down to Parent and its Restricted Subsidiaries) in the property and equipment, software and other intangible assets, deferred revenue, debt line items, current assets and current liabilities in such Person’s consolidated financial statements pursuant to GAAP resulting from the application of purchase accounting in relation to the Transactions, the Acquisition, or any consummated acquisition or any disposition and any increase in amortization or depreciation or other non-cash Charges resulting therefrom and any write-off of any amounts thereof, net of Taxes, shall be excluded;

(h) any impairment Charge or asset write off, in each case pursuant to GAAP, and the amortization of intangibles arising pursuant to GAAP shall be excluded;

(i) (i) any non-cash mark-to-market items and timing discrepancies between the time when an item is incurred and when it is recorded under GAAP, due to fluctuations in currency values, (ii) any non-cash compensation Charges recorded from grants of stock appreciation or similar rights, stock options, restricted stock or other rights during such Test Period, (iii) any non-cash compensation Charge realized from employee benefit plans or other post-employment benefit plans or recorded from grants of stock appreciation or similar rights, phantom equity, stock options, restricted stock or other rights to officers, directors, managers or employees and management compensation plans or equity incentive programs or the treatment of such options under variable plan accounting and (iv) non-cash income (or Charges) attributable to deferred compensation plans or trusts, in each case, shall be excluded;

(j)  any Charges incurred in connection with the Transactions or the Acquisition shall be excluded;

(k) any gains or Charges attributable to the early extinguishment of Indebtedness or Swap Obligations or other derivative agreements (including deferred financing costs written off and premiums paid and any net gain (or loss) from any write-off or forgiveness of Indebtedness) shall be excluded;

(l)  unrealized gains and Charges relating to hedging transactions, foreign exchange transactions (but excluding intercompany transactions) and other investments, fluctuations in currency values in accordance with GAAP and mark-to-market of Indebtedness resulting from the application of GAAP shall be excluded;

(m) for all purposes other than the calculation of Excess Cash Flow, any Charges or any amortization thereof related to any equity offering, Permitted Investment, acquisition (including earn-out provisions) or disposition, recapitalization or the incurrence or refinancing of Indebtedness (in each case, whether or not successful) for such period shall, in each case, be excluded;

(n) any Charges incurred by Parent or a Restricted Subsidiary of Parent during such Test Period pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, to the extent that such cost or expenses are funded with cash proceeds contributed to the capital of Parent (or its direct or indirect parent) or cash Net Proceeds of an issuance of Equity Interests of Parent (or its direct or indirect parent) (other than Disqualified Stock) shall be excluded;

(o) for all purposes other than the calculation of Excess Cash Flow, any (x) Charges that are covered by indemnification or other reimbursement provisions in connection with any investment, acquisition or any sale, conveyance, transfer or other disposition of assets permitted under this Agreement, or (y) Charges with respect to liability or casualty events or business interruption covered by insurance, in each case to the extent actually reimbursed, or, so long as Parent has made a determination that reasonable evidence exists that such indemnification or reimbursement will be made, and only to the extent that such amount is (i) not denied by the applicable indemnifying party, obligor or insurer in writing within 365 days after such determination and (ii) in fact indemnified or reimbursed within 365 days after such determination (with a deduction in the applicable future period for any amount so added back to the extent not so indemnified or reimbursed within such 365-day period), shall be excluded; and

(p) accruals and reserves that are established or adjusted within 12 months after the Closing Date that are so required to be established as a result of the Transactions or the Acquisition (or within 12 months after the closing of any acquisition that are so required to be established as a result of such acquisition) in accordance with GAAP shall be excluded; provided, that Parent may, in its sole discretion, elect to not make any adjustment for any item pursuant to the foregoing clauses (a) through (p) if any such item individually is less than the De Minimis Amount); provided further the aggregate amount of De Minimis Amounts pursuant to this proviso and pursuant to the proviso in the definition of “Consolidated EBITDA” made for any Test Period shall not exceed $10,000,000.

“Consolidated Secured Net Debt” shall mean, as of any date of determination, (i) Consolidated Debt to the extent secured by Liens on all or any portion of the assets of Parent or any of its Restricted Subsidiaries on such date less (ii) the Unrestricted Cash Amount on such date.

“Consolidated Total Assets” shall mean, as of any date of determination, the total assets of Parent and the Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP, but excluding amounts attributable to Investments in Unrestricted Subsidiaries, as set forth on the consolidated balance sheet of Parent as of the last day of the Test Period ending immediately prior to such date for which financial statements of Parent have been delivered (or were required to be delivered) pursuant to Section 4.01(i), 5.04(a) or 5.04(b), as applicable. Consolidated Total Assets shall be determined on a Pro Forma Basis.

“Consolidated Total Net Debt” shall mean, as of any date of determination, (i) Consolidated Debt on such date less (ii) the Unrestricted Cash Amount on such date.

“Consolidated Working Capital” shall mean, with respect to the Parent and the Restricted Subsidiaries on a consolidated basis at any date of determination, Current Assets at such date of determination minus Current Liabilities at such date of determination; provided, that increases or decreases in Consolidated Working Capital shall be calculated without regard to any changes in Current Assets or Current Liabilities as a result of (a) any reclassification in accordance with GAAP of assets or liabilities, as applicable, between current and noncurrent or (b) the effects of purchase accounting.

“Continuing Letter of Credit” shall have the meaning assigned to such term in Section 2.05(k).

“Contractual Obligation” shall mean, as to any person, any provision of any security issued by such person or of any agreement, instrument or other undertaking to which such person is a party or by which it or any of its property is bound.

“Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of voting securities, by contract or otherwise, and “Controls”, “Controlled” and “Controlling” shall have meanings correlative thereto.

“Controlled Substances Act” shall mean the Controlled Substances Act (21 U.S.C. Sections 801 et seq.), as amended from time to time, and any successor statute.

“Convertible Indebtedness” shall mean Indebtedness of Parent (which may be Guaranteed by the Guarantors) permitted to be incurred hereunder that is either (a) convertible or exchangeable into common stock of Parent (and cash in lieu of fractional shares) and/or cash (in an amount determined by reference to the price of such common stock) or (b) sold as units with call options, warrants or rights to purchase (or substantially equivalent derivative transactions) that are exercisable for common stock of Parent and/or cash (in an amount determined by reference to the price of such common stock).

“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.

“Covered Party” shall have the meaning assigned to such term in Section 9.23(a).

“Credit Event” shall have the meaning assigned to such term in Section 4.01.

“Current Assets” shall mean, with respect to the Parent and its Restricted Subsidiaries on a consolidated basis at any date of determination, the sum of (a) all assets that would, in accordance with GAAP, be classified on a consolidated balance sheet of Parent and its Restricted Subsidiaries as current assets at such date of determination, but excluding, (i) cash and Permitted Investments, (ii) amounts related to current or deferred Taxes, (iii) assets held for sale, (iv) loans to third parties, (v) pension assets, (vi) deferred bank fees, (vii) deferred tax assets, (viii) derivative financial instruments and (ix) the effects of adjustments pursuant to GAAP resulting from the application of recapitalization accounting or purchase accounting, as the case may be, in relation to the Transactions or any Permitted Business Acquisition or other Investment and (b) in the event that a Qualified Receivables Facility is accounted for off balance sheet, (x) gross accounts receivable comprising part of the Permitted Receivables Facility Assets subject to such Qualified Receivables Facility less (y) collections against the amounts sold pursuant to clause (x).

“Current Liabilities” shall mean, with respect to the Parent and its Restricted Subsidiaries on a consolidated basis at any date of determination, all liabilities that would, in accordance with GAAP, be classified on a consolidated balance sheet of Parent and its Restricted Subsidiaries as current liabilities at such date of determination, other than (a) the current portion of any Indebtedness, (b) accruals of Interest Expense (excluding Interest Expense that is due and unpaid), (c) accruals for current or deferred Taxes based on income or profits, (d) accruals, if any, of transaction costs resulting from the Transactions or the Acquisition, (e) accruals of any costs or expenses related to (i) severance or termination of employees prior to the Closing Date or (ii) bonuses, pension and other post-retirement benefit obligations, (f) accruals for exclusions from Consolidated Net Income included in clause (a) of the definition of such term, (g) accruals of any costs or expenses related to restructuring reserves or severance, (h) deferred revenue, (i) any Revolving Facility Credit Exposure relating to the Revolving Facility Commitments or any other liabilities in respect of Revolving Facility Loans, Swing Line Loans or letter of credit obligations under any revolving credit facility, (j) the current portion of any Capital Lease Obligation, (k) liabilities in respect of unpaid earn-outs, (l) amounts related to derivative financial instruments and assets held for sale, (m) escrow account balance, (n) the current portion of any other long-term liabilities, and (o) the effects of adjustments pursuant to GAAP resulting from the application of recapitalization accounting or purchase accounting, as the case may be, in relation to any Permitted Business Acquisition or other Investment.

“Customary Bridge Facilities” shall mean customary “bridge” facilities that automatically convert into or are exchanged for permanent financing that does not provide for either (a) an earlier final maturity date than the Latest Maturity Date of all applicable Classes of Commitments and Loans then in effect or (b) a shorter Weighted Average Life to Maturity than the remaining Weighted Average Life to Maturity of all applicable Classes of Commitments and Loans then in effect.

“Daily Simple RFR” means, for any day (an “RFR Interest Day”), an interest rate per annum equal to, for any RFR Loan denominated in (i) Sterling, SONIA for the day that is five (5) RFR Business Days prior to (A) if such RFR Interest Day is an RFR Business Day, such RFR Interest Day or (B) if such RFR Interest Day is not an RFR Business Day, the RFR Business Day immediately preceding such RFR Interest Day and (ii) Dollars, Daily Simple SOFR.

“Daily Simple SOFR” means, for any day (a “SOFR Rate Day”), a rate per annum equal to SOFR for the day that is five (5) RFR Business Days prior to (i) if such SOFR Rate Day is an RFR Business Day, such SOFR Rate Day or (ii) if such SOFR Rate Day is not an RFR Business Day, the RFR Business Day immediately preceding such SOFR Rate Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator’s Website. Any change in Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to the Borrower.

“Debtor Relief Laws” shall mean the Bankruptcy Code and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, examinership, insolvency, reorganization, or similar debtor relief laws of the United States of America or other applicable jurisdictions from time to time in effect.

“Declined Prepayment Amount” shall have the meaning assigned to such term in Section 2.10(e).

“Declining Term Lender” shall have the meaning assigned to such term in Section 2.10(e).

“Default” shall mean any event or condition that upon notice, lapse of time or both would constitute an Event of Default.

“Defaulting Lender” shall mean, subject to Section 2.24, any Revolving Facility Lender that (a) has failed to (i) fund all or any portion of its Revolving Facility Loans within two (2) Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied or (ii) pay to the Administrative Agent, any Issuing Bank, any Swing Line Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit or Swing Line Loans) within two (2) Business Days of the date when due, (b) has notified a Borrower, Administrative Agent, any Swing Line Lender or any Issuing Bank in writing that it does not intend or expect to comply with its funding obligations hereunder or generally under other agreements in which it commits to extend credit, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three (3) Business Days after written request by the Administrative Agent or the Parent, to confirm in writing to the Administrative Agent and the Parent that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Parent) or (d) has, or has a direct or indirect parent company that has, other than via an Undisclosed Administration, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, examiner, conservator, trustee, administrator, assignee for the benefit of creditors or similar person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity or (iii) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States of America or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.24) upon delivery of written notice of such determination to the Parent, each Issuing Bank, each Swing Line Lender and each Lender.

“Delayed Draw Term Loan A Closing Date” shall mean the date of a Borrowing of Initial Term A Loans in accordance with the terms of Sections 2.01(f) and 4.03; provided that there shall be no more than one (1) Delayed Draw Term Loan A Closing Date.

“Delayed Draw Term Loan A Commitment” shall mean, with respect to each Lender, the commitment of such Lender to make Initial Term A Loans hereunder during the Delayed Draw Term Loan A Commitment Period, as such commitment may be (a) automatically reduced to $0 on the Delayed Draw Term Loan A Commitment Termination Date, (b) reduced from time to time pursuant to Section 2.08, (b) reduced or increased from time to time pursuant to assignments by or to such Lender under Section 9.04, and (c) increased, extended or replaced as provided under Section 2.21, 2.22 or 2.23. The initial amount of each Lender’s Delayed Draw Term Loan A Commitment is set forth on Schedule 2.01, or in the Assignment and Acceptance, Incremental Assumption Agreement, Extension Amendment or Refinancing Amendment pursuant to which such Lender shall have assumed its Delayed Draw Term Loan A Commitment, as applicable. The aggregate amount of Delayed Draw Term Loan A Commitments as of the Closing Date is $500,000,000.

“Delayed Draw Term Loan A Commitment Period” means the period from and including the Closing Date to and including the Delayed Draw Term Loan A Commitment Termination Date.

“Delayed Draw Term Loan A Commitment Termination Date” shall mean the earliest to occur of (i) 5:00 p.m. New York City time on October 23, 2022 (at which date and time all unfunded Delayed Draw Term Loan A Commitments shall automatically be reduced to $0), (ii) the date on which all Delayed Draw Term Loan A Commitments then outstanding have been funded in a Borrowing pursuant to Section 2.01(f) and (iii) the date on which all unfunded Delayed Draw Term Loan A Commitments have been reduced to $0 pursuant to Section 2.08(a).

“Delayed Draw Term Loan B Closing Date” shall mean the date of a Borrowing of Delayed Draw Term B Loans in accordance with the terms of Sections 2.01(e) and 4.03; provided that there shall be no more than one (1) Delayed Draw Term Loan B Closing Date.

“Delayed Draw Term Loan B Commitment” shall mean, with respect to each Lender, the commitment of such Lender to make Delayed Draw Term B Loans hereunder during the Delayed Draw Term Loan B Commitment Period, as such commitment may be (a) automatically reduced to $0 on the Delayed Draw Term Loan B Commitment Termination Date, (b) reduced from time to time pursuant to Section 2.08, (b) reduced or increased from time to time pursuant to assignments by or to such Lender under Section 9.04, and (c) increased, extended or replaced as provided under Section 2.21, 2.22 or 2.23. The initial amount of each Lender’s Delayed Draw Term Loan B Commitment is set forth on Schedule 2.01, or in the Assignment and Acceptance, Incremental Assumption Agreement, Extension Amendment or Refinancing Amendment pursuant to which such Lender shall have assumed its Delayed Draw Term Loan B Commitment, as applicable. The aggregate amount of Delayed Draw Term Loan B Commitments as of the Closing Date is $400,000,000.

“Delayed Draw Term Loan B Commitment Period” means the period from and including the Closing Date to and including the Delayed Draw Term Loan B Commitment Termination Date.

“Delayed Draw Term Loan B Commitment Termination Date” shall mean the earliest to occur of (i) 5:00 p.m. New York City time on May 27, 2022 (at which date and time all unfunded Delayed Draw Term Loan B Commitments shall automatically be reduced to $0), (ii) the date on which all Delayed Draw Term Loan B Commitments then outstanding have been funded in a Borrowing pursuant to Section 2.01(e)

and (iii) the date on which all unfunded Delayed Draw Term Loan B Commitments have been reduced to $0 pursuant to Section 2.08(a).

“Delayed Draw Term Loan B Facility” shall mean the Delayed Draw Term Loan B Commitments and the Delayed Draw Term B Loans made hereunder.

“Delayed Draw Term B Lender” shall mean a Lender with a Delayed Draw Term Loan B Commitment or with outstanding Delayed Draw Term B Loans.

“Delayed Draw Term B Loans” shall have the meaning assigned to such term in Section 2.01(e).

“Delayed Draw Term Loan A Ticking Fee” shall have the meaning assigned to such term in Section 2.12(e).

“Designated Borrower Notice” shall have the meaning assigned to such term in Section 2.26(a).

“Designated Borrower Request and Joinder Agreement” means, with respect to any Designated Borrower, an agreement substantially in the form of Exhibit B-1 hereto (or such other form as shall be approved by the Administrative Agent and Parent (such approval not to be unreasonably withheld or delayed)) signed by such Designated Borrower and Parent and countersigned by the Administrative Agent and each Revolving Facility Lender.

“Designated Borrower Requirements” shall have the meaning assigned to such term in Section 2.26(a).

“Designated Borrowers” shall mean such Subsidiaries of Parent as Parent may designate in writing to the Administrative Agent from time to time subject to the terms and conditions set forth in Section 2.26 hereof.

“Designated Foreign Jurisdictions” means, (x) Ireland, England & Wales and Belgium and (y) any additional jurisdictions designated by the Parent in writing to the Administrative Agent subject to (i) no violation of law or applicable sanctions and (ii) satisfying customary “know your customer” requirements reasonably satisfactory to the Administrative Agent and shall include, as the context may require, the Designated Jurisdiction Registries.

“Designated Jurisdictions” means the United States of America (including its States and the District of Columbia) and the Designated Foreign Jurisdictions.

“Designated Jurisdiction Registry” means the United States Patent and Trademark Office (“PTO”), the United States Copyright Office (“USCO”) and the European Union Intellectual Property Office (“EUIPO”) (collectively, such registries, the “Covered Jurisdiction Registries”).

“Designated Non-Cash Consideration” shall mean the Fair Market Value of non-cash consideration received by the Parent or one of its Restricted Subsidiaries in connection with an Asset Sale that is so designated as Designated Non-Cash Consideration pursuant to a certificate of a Responsible Officer of Parent, setting forth such valuation, less the amount of cash or cash equivalents received in connection with a subsequent disposition of such Designated Non-Cash Consideration.

“Disinterested Director” shall mean, with respect to any person and transaction, a member of the Board of Directors of such person who does not have any material direct or indirect financial interest in or with respect to such transaction.

“Dispose” or “Disposed of” shall mean to convey, sell, lease, sell and lease-back, assign, farm-out, transfer or otherwise dispose of, or Exclusively License, any property, business or asset. The term “Disposition” shall have a correlative meaning to the foregoing.

“Disposition Consideration” means, for any Exclusive License, the aggregate cash payment paid to Parent or any Restricted Subsidiary on or prior to entering into the Exclusive License (and which, for the avoidance of doubt, shall not include any purchase price adjustment, Milestone Payment, royalty, earnout, contingent payment, back-end or any other deferred payment that maybe payable thereafter).

“Disqualified Lender” shall mean (i) any person that has been identified in writing to the Original Commitment Parties as a Disqualified Lender on or prior to Closing Date, (ii) any other persons who are competitors of Parent or any of its Restricted Subsidiaries that are separately identified in writing by Parent to the Original Commitment Parties (or, after the Closing Date, to the Administrative Agent) as Disqualified Lenders from time to time and (iii) in each case of the foregoing clauses (i) and (ii), any of such person’s Affiliates (other than any bona-fide debt fund Affiliates of competitors identified pursuant to clause (ii)) that are either (x) identified in writing by Parent to the Administrative Agent from time to time or (y) solely identifiable as an Affiliate on the basis of similarity of such Affiliate’s name; provided that any such designation (x) shall not apply retroactively to disqualify any Lender that has previously acquired any Loans, Commitments or participation interest that is otherwise permitted pursuant to the terms of this Agreement and (y) shall not become effective until three (3) Business Days following delivery to the Administrative Agent of notice of such designation; provided, further, that any such Lender shall not be permitted to acquire any further Loans, Commitments or participations from and after the date of such designation.

“Disqualified Stock” shall mean, with respect to any person, any Equity Interests of such person that, by its terms (or by the terms of any security or other Equity Interests into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition (a) matures or is mandatorily redeemable (other than solely for Qualified Equity Interests of Parent), pursuant to a sinking fund obligation or otherwise, (b) is redeemable at the option of the holder thereof (other than solely for Qualified Equity Interests of Parent), in whole or in part, (c) provides for the scheduled, mandatory payments of dividends in cash, or (d) is or becomes convertible into or exchangeable for Indebtedness or any other Equity Interests that would constitute Disqualified Stock, in the case of each of the foregoing clauses (a), (b), (c) and (d), prior to the date that is ninety-one (91) days after the Latest Maturity Date in effect at the time of issuance thereof and except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Loans and all other Loan Obligations that are accrued and payable and the termination of the Commitments (provided, that only the portion of the Equity Interests that so mature or are mandatorily redeemable, are so convertible or exchangeable or are so redeemable at the option of the holder thereof prior to such date shall be deemed to be Disqualified Stock). Notwithstanding the foregoing: (i) any Equity Interests issued to any employee or to any plan for the benefit of employees of Parent or the Restricted Subsidiaries or by any such plan to such employees shall not constitute Disqualified Stock solely because they may be required to be repurchased by the Parent in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death or disability and (ii) any class of Equity Interests of such person that by its terms authorizes such person to satisfy its obligations thereunder by delivery of Equity Interests that are not Disqualified Stock shall not be deemed to be Disqualified Stock.

“Dollar Equivalent” means, for any amount, at the time of determination thereof, (a) if such amount is expressed in Dollars, such amount (b) if such amount is expressed in an Alternative Currency, the equivalent of such amount in Dollars determined by using the rate of exchange for the purchase of Dollars with the Alternative Currency last provided (either by publication or otherwise provided to the Administrative Agent) by Reuters on the Business Day (New York City time) immediately preceding the date of determination or if such service ceases to be available or ceases to provide a rate of exchange for the purchase of Dollars with the Alternative Currency, as provided by such other publicly available information service which provides that rate of exchange at such time in place of Reuters chosen by the Administrative Agent in its sole discretion (or if such service ceases to be available or ceases to provide such rate of exchange, the equivalent of such amount in Dollars as determined by the Administrative Agent using any method of determination it deems appropriate in its sole discretion) and (c) if such amount is denominated in any currency other than an Alternative Currency, the equivalent of such amount in Dollars as determined by the Administrative Agent using any method of determination it deems appropriate in its sole discretion.

“Dollar for Dollar ECF Deductions” has the meaning set forth in Section 2.11(c).

“Dollars” or “$” shall mean lawful money of the United States of America.

“Domestic Subsidiary” shall mean any Subsidiary that is not a Foreign Subsidiary.

“DQ List” shall have the meaning assigned to such term in Section 9.04(i)(iv).

“Dutch Auction” shall mean one or more purchases (each, a “Purchase”) by a Permitted Eligible Assignee (either, a “Purchaser”) of Term Loans pursuant to Section 2.25; provided that each such Purchase is made on the following basis:

(a) (i) the Purchaser will notify the Administrative Agent in writing (a “Purchase Notice”) (and the Administrative Agent will deliver such Purchase Notice to each relevant Lender) that such Purchaser wishes to make an offer to purchase from each Term Lender or each Lender with respect to any Class of Term Loans on an individual tranche basis Term Loans, in an aggregate principal amount as is specified by such Purchaser (the “Term Loan Purchase Amount”) with respect to each applicable tranche, subject to a range or minimum discount to par expressed as a price at which range or price such Purchaser would consummate the Purchase (the “Offer Price”) of such Term Loans to be purchased (it being understood that different Offer Prices or Term Loan Purchase Amounts may be offered with respect to different tranches of Term Loans and, in such an event, each such offer will be treated as a separate offer pursuant to the terms of this definition); provided that the Purchase Notice shall specify that each Return Bid (as defined below) must be submitted by a date and time to be specified in the Purchase Notice, which date shall be no earlier than the second Business Day following the date of the Purchase Notice and no later than the fifth Business Day following the date of the Purchase Notice; (ii) at the time of delivery of the Purchase Notice to the Administrative Agent, no Default or Event of Default shall have occurred and be continuing or would result therefrom (which condition shall be certified as being satisfied in such Purchase Notice); and (iii) the Term Loan Purchase Amount specified in each Purchase Notice delivered by such Purchaser to the Administrative Agent shall not be less than $10,000,000 in the aggregate;

(b) such Purchaser will allow each Lender holding the Class of Term Loans subject to the Purchase Notice to submit a notice of participation (each, a “Return Bid”) which shall specify (i) one or more discounts to par of such Lender’s tranche or tranches of Term Loans subject to the Purchase Notice expressed as a price (each, an “Acceptable Price”) (but in no event will any such Acceptable Price be greater than the highest Offer Price for the Purchase subject to such Purchase Notice) and (ii) the principal amount of such Lender’s tranches of Term Loans at which such Lender is willing to permit a purchase of all or a portion of its Term Loans to occur at each such Acceptable Price (the “Reply Amount”);

(c)    based on the Acceptable Prices and Reply Amounts of the Term Loans as are specified by the Lenders, the Administrative Agent in consultation with such Purchaser, will determine the applicable discount (the “Applicable Discount”) which will be the lower of (i) the lowest Acceptable Price at which such Purchaser can complete the Purchase for the entire Term Loan Purchase Amount and (ii) in the event that the aggregate Reply Amounts relating to such Purchase Notice are insufficient to allow such Purchaser to complete a purchase of the entire Term Loan Purchase Amount the highest Acceptable Price that is less than or equal to the Offer Price;

(d)    such Purchaser shall purchase Term Loans from each Lender with one or more Acceptable Prices that are equal to or less than the Applicable Discount at the Applicable Discount (such Term Loans being referred to as “Qualifying Loans” and such Lenders being referred to as “Qualifying Lenders”), subject to clauses (e), (f), (g) and (h) below;

(e)    such Purchaser shall purchase the Qualifying Loans offered by the Qualifying Lenders at the Applicable Discount; provided that if the aggregate principal amount required to purchase the Qualifying Loans would exceed the Term Loan Purchase Amount, such Purchaser shall purchase Qualifying Loans ratably based on the aggregate principal amounts of all such Qualifying Loans tendered by each such Qualifying Lender;

(f)    the Purchase shall be consummated pursuant to and in accordance with Section 2.25 and, to the extent not otherwise provided herein, shall otherwise be consummated pursuant to procedures (including as to timing, rounding and minimum amounts, Interest Periods, and other notices by such Purchaser) reasonably acceptable to the Administrative Agent (provided that, subject to the proviso of clause (g) of this definition, such Purchase shall be required to be consummated no later than five (5) Business Days after the time that Return Bids are required to be submitted by Lenders pursuant to the applicable Purchase Notice);

(g)    upon submission by a Lender of a Return Bid, subject to the foregoing clause (f), such Lender will be irrevocably obligated to sell the entirety or its pro rata portion (as applicable pursuant to clause (e) above) of the Reply Amount at the Applicable Discount plus accrued and unpaid interest through the date of purchase to such Purchaser pursuant to Section 2.25 and as otherwise provided herein; provided that as long as no Return Bids have been submitted each Purchaser may rescind its Purchase Notice by notice to the Administrative Agent; and

(h)    purchases by a Permitted Eligible Assignee of Qualifying Loans shall result in the immediate Cancellation of such Qualifying Loans.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Electronic Copy” shall have the meaning assigned to such term in Section 9.13.

“Eligible Assignee” shall mean any Person that meets the requirements to be an assignee under Section 2.25 (subject to such consents, if any, as may be required under Section 9.04); provided that “Eligible Assignee” shall (x) include Permitted Eligible Assignees, subject to the provisions of Section 2.25, but solely to the extent that any such Person purchases or acquires Term Loans and effects a Cancellation immediately upon such contribution, purchase or acquisition pursuant to documentation reasonably satisfactory to the Administrative Agent and (y) not include any natural person, any Defaulting Lenders or the Borrower or any of Parent’s or the Borrower’s Affiliates (in each case, other than as set forth in clause (x) or (y) above) or any Disqualified Lenders.

“Environment” shall mean ambient and indoor air, surface water and groundwater (including potable water, navigable water and wetlands), the land surface or subsurface strata, natural resources such as flora and fauna, the workplace or as otherwise defined in any Environmental Law.

“Environmental Laws” shall mean all applicable laws (including common law), rules, regulations, codes, ordinances, orders, binding agreements, decrees or judgments, promulgated or entered into by or with any Governmental Authority, relating in any way to the Environment, preservation or reclamation of natural resources, any Hazardous Materials or to public or employee health and safety matters (to the extent relating to the Environment or Hazardous Materials).

“Environmental Permits” shall have the meaning assigned to such term in Section 3.16.

“Equity Interests” of any person shall mean any and all shares, interests, rights to purchase or otherwise acquire, warrants, options, participations or other equivalents of or interests in (however designated) equity or ownership of such person, including any preferred stock (including any preferred equity certificates (and any other similar instruments)), any limited or general partnership interest and any limited liability company membership interest, and any securities or other rights or interests convertible into or exchangeable for any of the foregoing, but excluding any Indebtedness convertible into or exchangeable for such Equity Interests.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time and any final regulations promulgated and the rulings issued thereunder.

“ERISA Affiliate” shall mean any trade or business (whether or not incorporated) that, together with the Parent or a Restricted Subsidiary, is treated as a single employer under Section 414(b) or (c) of the Code, or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” shall mean (a) any Reportable Event or the requirements of Section 4043(b) of ERISA apply with respect to a Plan; (b) with respect to any Plan, the failure to satisfy the minimum funding standard under Section 412 of the Code or Section 302 of ERISA, whether or not waived; (c) a determination that any Plan is, or is reasonably expected to be, in “at-risk” status (as defined in Section 303(i)(4) of ERISA or Section 430(i)(4) of the Code); (d) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan, the failure to make by its due date a required installment under Section 430(j) of the Code with respect to any Plan or the failure to make by its due date any required contribution to a Multiemployer Plan; (e) the incurrence by the Parent, a Restricted Subsidiary or any ERISA Affiliate of any liability under Title IV of ERISA with respect to the termination of any Plan or Multiemployer Plan; (f) the receipt by the Parent, a Restricted Subsidiary or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or to appoint a trustee to administer any Plan under Section 4042 of ERISA; (g) the incurrence by the Parent, a Restricted Subsidiary or any ERISA Affiliate of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; (h) the receipt by the Parent, a Restricted Subsidiary or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Parent, a Restricted Subsidiary or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is reasonably expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA, or in “endangered” or “critical” status, within the meaning of Section 432 of the Code or Section 305 of ERISA; (i) the conditions for imposition of a lien under Section 303(k) of ERISA shall have been met with respect to any Plan; or (j) the withdrawal of any of Parent, a Restricted Subsidiary or any ERISA Affiliate from a Plan subject to Section 4063 of ERISA during a plan year in which such entity was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“EU Insolvency Regulation” means Regulation (EU) 2015/848 of the European Parliament and of the Council of 20 May 2015 on insolvency proceedings (recast).

“EU Loan Party” means a Loan Party incorporated in, or under the laws of, a Member State of the European Union.

“EURIBOR Rate” means, with respect to any Term Benchmark Borrowing denominated in Euros and for any Interest Period, the EURIBOR Screen Rate, two TARGET Days prior to the commencement of such Interest Period.

“EURIBOR Screen Rate” means the euro interbank offered rate administered by the European Money Markets Institute (or any other person which takes over the administration of that rate) for the relevant period displayed (before any correction, recalculation or republication by the administrator) on page EURIBOR01 of the Thomson Reuters screen (or any replacement Thomson Reuters page which displays that rate) or on the appropriate page of such other information service which publishes that rate from time to time in place of Thomson Reuters as published at approximately 11:00 a.m. Brussels time two TARGET Days prior to the commencement of such Interest Period. If such page or service ceases to be available, the Administrative Agent may specify another page or service displaying the relevant rate after consultation with the Borrower.

“Euro” and “€” mean the single currency of the Participating Member States.

“Event of Default” shall have the meaning assigned to such term in Section 7.01.

“Excess Cash Flow” shall mean, for any period, an amount equal to the excess of:

(a) the sum, without duplication, of

(i)    Consolidated Net Income of Parent for such period,

(ii)   an amount equal to the amount of all non-cash charges to the extent deducted in arriving at such Consolidated Net Income and cash receipts included in clauses (a), (d), and (e) of the definition of Consolidated Net Income and excluded in arriving at such Consolidated Net Income,

(iii) decreases in Consolidated Working Capital for such period (other than any such decreases arising from dispositions outside the ordinary course of business by the Parent and the Restricted Subsidiaries completed during such period),

(iv) cash receipts by the Parent and its Restricted Subsidiaries in respect of Hedging Agreements during such fiscal year to the extent not otherwise included in such Consolidated Net Income; and

(v)  the amount by which Tax expense deducted in determining such Consolidated Net Income for such period exceeded Taxes (including penalties and interest) paid in cash or Tax reserves set aside or payable (without duplication) by the Parent and its Restricted Subsidiaries in such period, over

(b) the sum, without duplication, of

(i)  an amount equal to the amount of all non-cash credits included in arriving at such Consolidated Net Income and cash charges included in clauses (a) (other than cash Restructuring Charges), (d), (e) and (j) of the definition of Consolidated Net Income and included in arriving at such Consolidated Net Income,

(ii) to the extent not funded with proceeds of Indebtedness (other than revolving loans) and not deducted in arriving at Consolidated Net Income for such Excess Cash Flow period, all mandatory prepayments of the Term Loans pursuant to Section 2.11(b) actually made during such Excess Cash Flow period in cash but only to the extent that the Asset Sale or casualty event giving rise to the obligation to make a mandatory prepayment pursuant to Section 2.11(b) resulted in a corresponding increase in Consolidated Net Income (and any deductions pursuant to this clause (ii) shall not exceed such increase in Consolidated Net Income);

(iii) to the extent not funded with proceeds of Indebtedness (other than revolving loans) and not deducted in arriving at Consolidated Net Income for such Excess Cash Flow period, the aggregate amount of all regularly scheduled principal amortization payments of Indebtedness (including the Applicable Indebtedness) and other payments of any Indebtedness (excluding Applicable Indebtedness) actually made in cash on their due date during such Excess Cash Flow period (including payments in respect of Finance Lease Obligations to the extent not deducted in the calculation of Consolidated Net Income);

(iv) the amount of Permitted Investments subject to cash collateral or other deposit arrangements made with respect to letters of credit or Hedging Agreements in such period; provided that if such Permitted Investments cease to be subject to those arrangements, such amount shall be added back to Excess Cash Flow for the Excess Cash Flow period when such arrangements cease;

(v)   increases in Consolidated Working Capital for such period (other than any such increases arising from acquisitions by the Parent and the Restricted Subsidiaries completed during such period or the application of purchase accounting),

(vi)   payments by the Parent and the Restricted Subsidiaries during such period in respect of long-term liabilities of Parent and the Restricted Subsidiaries other than Indebtedness, to the extent not already deducted from Consolidated Net Income,

(vii) the aggregate amount of any premium, make-whole or penalty payments actually paid in cash by the Parent and the Restricted Subsidiaries during such period that are made in connection with any prepayment of Indebtedness to the extent that such payments are not deducted in calculating Consolidated Net Income,

(viii) the amount of Taxes (including penalties and interest) paid in cash or Tax reserves set aside or payable (without duplication) in such period to the extent they exceed the amount of Tax expense deducted in determining Consolidated Net Income for such period;

(ix)  cash expenditures in respect of Hedging Agreements during such fiscal year to the extent not deducted in arriving at such Consolidated Net Income; and

(x)   to the extent not funded with proceeds of Indebtedness (other than revolving loans) and not deducted in arriving at Consolidated Net Income for such Excess Cash Flow period, the aggregate amount of Charges in cash (but, excluding any amounts deducted pursuant to the Dollar for Dollar ECF Deductions) actually made by the Parent or any of its Restricted Subsidiaries during such Excess Cash Flow period.

For purposes of calculating Excess Cash Flow for any Excess Cash Flow Period, for each Permitted Business Acquisition or other similar acquisition consummated during such Excess Cash Flow Period, (x) the Consolidated Net Income of a target of any Permitted Business Acquisition or other similar acquisition shall be included in such calculation only from and after the date of the consummation of such Permitted Business Acquisition or other similar acquisition and (y) for the purposes of calculating Consolidated Working Capital, (A) the total assets of a target of such Permitted Business Acquisition or other similar acquisition (other than cash and Cash Equivalents), as calculated as at the date of consummation of the applicable Permitted Business Acquisition or other similar acquisition, which may properly be classified as current assets on a consolidated balance sheet of the Parent and its Restricted Subsidiaries in accordance with GAAP (assuming, for the purpose of this clause (A), that such Permitted Business Acquisition or other similar acquisition has been consummated) and (B) the total liabilities of the applicable target of any Permitted Business Acquisition or other similar acquisition, as calculated as at the date of consummation of the applicable Permitted Business Acquisition or other similar acquisition, which may properly be classified as current liabilities (other than the current portion of any long term liabilities and accrued interest thereon) on a consolidated balance sheet of Parent and its Restricted Subsidiaries in accordance with GAAP (assuming, for the purpose of this clause (B), that such Permitted Business Acquisition or other similar acquisition has been consummated), shall, in the case of both immediately preceding clauses (A) and (B), be calculated as the difference between the Consolidated Working Capital of the applicable target of any

Permitted Business Acquisition or other similar acquisition at the end of the applicable Excess Cash Flow Period from the date of consummation of the Permitted Business Acquisition or other similar acquisition.

“Excess Cash Flow Period” shall mean each fiscal year of Parent, commencing with the fiscal year of Parent ending December 31, 2023.

“Excluded Contribution” shall mean Net Proceeds received by Parent since immediately after the Closing Date from:

(a) contributions to its common equity capital and

(b) the sale (other than to a Restricted Subsidiary of Parent or to any management equity plan or stock option plan or any other management or employee benefit plan or agreement of Parent) of capital stock of Parent (other than Disqualified Stock), in each case that are excluded from the calculation of “Available Amount”.

“Excluded Indebtedness” shall mean all Indebtedness not incurred in violation of Section 6.01.

“Excluded Property” shall have the meaning assigned to such term in Section 5.10.

“Excluded Subsidiary” shall mean any (a) non-wholly owned Subsidiaries of Parent if either (i) such entity is no longer a Subsidiary of Parent or (ii) (x) Parent has adequate investment capacity to have made an Investment in such entity equal to the Fair Market Value at such time of the Equity Interests that Parent and its Subsidiaries hold in such entity, (y) the disposition or other transaction resulting in such entity being or becoming non-wholly owned was otherwise permitted under the Loan Documents and (z) such disposition or other transaction was entered into for bona fide business purposes (as determined in good faith by the Borrowers), (b) Unrestricted Subsidiaries, (c) captive insurance companies, (d) not-for-profit subsidiaries, (e) special purpose entities, (f) any Subsidiary to the extent that the burden or cost of obtaining a guarantee is excessive in relation to the benefit (or potential benefit taking into account the likelihood of any meaningful recovery under such guarantee) afforded thereby as reasonably determined by the Borrowers and the Administrative Agent, (g) any subsidiary a guarantee from which would result in material adverse accounting or regulatory consequences as reasonably determined by the Borrowers in good faith in consultation with the Administrative Agent; provided that any such Excluded Subsidiary shall cease to be an Excluded Subsidiary at any time such prohibition ceases to exist or apply, (h) any direct or indirect subsidiary of any U.S. Corporate Holding Company, which subsidiary is (i) a CFC, other than Perrigo Finance Unlimited Company (or any successor thereto) or Habsont Unlimited Company (or any successor thereto), in each case, to the extent it is or becomes a CFC, (ii) a CFC Holdco or (iii) a Subsidiary of a Foreign Subsidiary that is a CFC and (i) any Subsidiary (other than Parent) a guarantee from which would result in material adverse tax consequences as reasonably determined by the Borrowers in good faith; provided, however, that no Borrower or Intermediate Holding Company shall be an Excluded Subsidiary.

“Excluded Swap Obligation” shall mean, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guarantee of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of (a) such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder or (b) in the case of a Swap Obligation subject to a clearing requirement pursuant to Section 2(h) of the Commodity Exchange Act (or any successor provision thereto), because such Guarantor is a “financial entity,” as defined in Section 2(h)(7)(C)(i) of the Commodity Exchange Act (or any successor provision thereto), in each case at the time the Guarantee of such Guarantor or the grant of such security interest becomes effective with respect to such Swap Obligation, unless otherwise agreed between the Administrative Agent and the Parent. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guarantee or security interest is or becomes illegal.

“Excluded Taxes” shall mean, with respect to any Agent, any Lender Party or any other recipient of any payment made by or on account of any obligation of any Loan Party under any Loan Document,

(a) Taxes imposed on (or measured by) net income (however denominated), and including, for the avoidance of doubt, franchise and similar Taxes imposed (in lieu of net income Taxes), in each case, imposed as (i) a result of such recipient being organized under the laws of, having its principal office or, in the case of any Lender Party, its applicable lending office located in, the jurisdiction imposing such tax (including any political subdivision thereof), or (ii) a result of any other present or former connection between such recipient and the jurisdiction (or any political subdivision thereof) of the Governmental Authority imposing such Tax (other than a connection arising solely from such recipient having executed, delivered, performed its obligations or received a payment under, received or perfected a security interest under, having been a party to, having enforced, or having engaged in any other transaction pursuant to this Agreement or any other Loan Document and/or sold or assigned an interest in any Loan or Loan Document);

(b) any branch profits Taxes under Section 884(a) of the Code, or any similar Taxes, imposed by a jurisdiction described in clause (a) of this definition;

(c) any U.S. federal withholding Taxes imposed on or with respect to amounts payable to a Lender Party by a law in effect on the date on which such Lender Party becomes a party hereto (or designates a new Lending Office), except (i) to the extent that such Lender Party (or its assignor) was entitled, at the time of designation of a new Lending Office (or assignment), to receive additional amounts from the applicable Loan Party with respect to such withholding Tax pursuant to Section 2.17, or (ii) if such Lender Party is an assignee pursuant to a request by the applicable Borrower under Section 2.19;

(d) any Taxes attributable to such recipient’s failure to timely comply with Section 2.17(f); or

(e) any withholding Taxes imposed under FATCA.

“Exclusive License” means, with respect to any drug or pharmaceutical product, any license to develop, commercialize, sell, market and promote such drug or pharmaceutical product with a term greater than five (5) years (unless terminable prior to such time without material penalty or premium by the applicable Loan Party) and which provides for exclusive rights to develop, commercialize, sell, market and promote such drug or product within the United States; provided that the following shall not be an “Exclusive License” or another “Investment”: (a) any license to import, export, distribute or sell any such drug or product on an exclusive basis within any particular geographic region or territory, (b) any licenses, which may be exclusive, to manufacture or package any such drug or product, (c) any license to manufacture, use, offer for sale or sell any authorized generic version of such drug or product, (d) any non-exclusive license and (e) any co-commercialization agreement. “Exclusively License” shall have the correlative meaning.

“Existing Class Loans” shall have the meaning assigned to such term in Section 9.08(f).

“Existing Revolving Credit Facility” shall mean the revolving credit facility established pursuant to that certain Revolving Credit Agreement, dated as of March 8, 2018, by and among the Company, as the revolving borrower, the Parent, the lenders party thereto and JPM as administrative agent (as amended, restated, supplemented or otherwise modified from time to time prior to the Closing Date) (including any refinancing, renewal, replacement, amendment, amendment and restatement or extension thereof prior to the Closing Date).

“Existing Term Loan Credit Agreement” shall mean that certain Term Loan Credit Agreement, dated as of August 15, 2019, by and among the Company, as term facility borrower, the Parent, the lenders party thereto and JPM as Administrative Agent (as amended, restated, supplemented or otherwise modified from time to time prior to the Closing Date) (including any refinancing, renewal, replacement, amendment, amendment and restatement or extension thereof prior to the Closing Date).

“Existing Letter of Credit” shall have the meaning assigned to such term in Section 2.05(a).

“Extended Revolving Facility Commitment” shall have the meaning assigned to such term in Section 2.22(a).

“Extended Revolving Loan” shall have the meaning assigned to such term in Section 2.22(a).

“Extended Term Loan” shall have the meaning assigned to such term in Section 2.22(a).

“Extending Lender” shall have the meaning assigned to such term in Section 2.22(a).

“Extension” shall have the meaning assigned to such term in Section 2.22(a).

“Extension Amendment” shall have the meaning assigned to that term in Section 2.22(b).

“Facility” shall mean the respective facility and commitments utilized in making Loans and credit extensions hereunder, it being understood that, as of the Closing Date there are three Facilities (i.e., the Term A Facility, Initial Term B Facility and the Revolving Facility) and thereafter, the term “Facility” may include any other Class of Commitments and the extensions of credit thereunder.

“Fair Market Value” shall, with respect to any asset or property, mean the fair market value of such asset or property as determined by Parent in good faith which determination, if supported by an opinion of an independent valuation or investment banking firm of nationally recognized standing shall be conclusive absent manifest error.

“FATCA” shall mean Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), or any current or future Treasury Regulations promulgated thereunder or official administrative interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code, as of the date of this Agreement (or any amended or successor version described above) or any intergovernmental agreement, treaty or convention among Governmental Authorities (and related law or other official rules or administrative guidance) implementing the foregoing.

“FCPA” shall mean the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.

“Federal Funds Effective Rate” means, for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depositary institutions, as determined in such manner as shall be set forth on the NYFRB’s Website from time to time, and published on the next succeeding Business Day by the NYFRB as the effective federal funds rate; provided that if the Federal Funds Effective Rate as so determined would be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“Fee Letter” shall mean that certain Amended and Restated Fee Letter dated as of March 18, 2022, by and among Perrigo Investments, LLC, JPM, Morgan Stanley Senior Funding, Inc., Wells Fargo Bank, National Association, Wells Fargo Securities, LLC, Bank of America, N.A., BofA Securities, Inc., HSBC Securities (USA) Inc. and HSBC Bank USA, N.A.

“Fees” shall mean the Applicable Commitment Fee, the L/C Participation Fee, the Issuing Bank Fees, the Delayed Draw Term Loan Ticking Fee and the Administrative Agent Fee.

“Financial Covenants” shall mean the covenants of Parent set forth in Section 6.12.

“Financial Officer” of any person shall mean the chief financial officer, principal accounting officer, senior vice president of finance, treasurer, controller or other director or executive responsible for the financial affairs of such person.

“First Lien Secured Net Leverage Ratio” shall mean, as of any date of determination, the ratio of (a) the remainder of (x) Consolidated Secured Net Debt as of such date minus (y) amounts included in clause (i) of the definition of Consolidated Secured Net Debt (and not described in the last sentence of the definition of Consolidated Secured Net Debt, unless excluded by the proviso thereto) which are secured only by Liens on all or any portion of the assets of the Parent and the Restricted Subsidiaries on a junior basis to the Liens securing the Obligations to (b) Consolidated EBITDA for the most recently ended Test Period for which financial statements of Parent have been delivered as required by this Agreement, all determined on a consolidated basis in accordance with GAAP; provided that Consolidated EBITDA shall be determined for the relevant Test Period on a Pro Forma Basis.

“Fitch” shall mean Fitch Ratings, Inc. and its subsidiaries, or any successor to the rating agency business thereof.

“Fixed Amounts” shall have the meaning assigned to such term in Section 1.08(d).

“Fixed Incremental Amount” shall mean an amount equal to the greater of $625,000,000 and 100% of LTM EBITDA.

“Floor” means the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to the Adjusted Term SOFR Rate, Adjusted EURIBOR Rate, each Adjusted Daily Simple RFR or the Central Bank Rate, as applicable. For the avoidance of doubt the initial Floor shall be (i) with respect to the Revolving Facility, 0%, (ii) with respect to the Term A Facility, 0% and (iii) with respect to the Initial Term B Facility, 0.50%.

“Foreign Collateral Documents” means the Irish Security Documents, the UK Security Documents, the Belgian Security Documents and each of the other documents set forth on Schedule 1.01(B) or entered into pursuant to the terms of this Agreement, subject to and in accordance with the Agreed Guarantee and Security Principles.

“Foreign Guarantor” means Parent and each Guarantor that is a Foreign Subsidiary.

“Foreign Loan Party” means Parent and each Loan Party that is a Foreign Subsidiary.

“Foreign Pension Plan” means any plan, fund (including, without limitation, any superannuation fund) or other similar program established or maintained outside the United States by Parent or any Restricted Subsidiary primarily for the benefit of employees of Parent or any Restricted Subsidiary residing outside the United States, which provides, or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment, and which is not subject to ERISA or the Code.

“Foreign Subsidiary” shall mean any Restricted Subsidiary that is incorporated or organized under the laws of any jurisdiction other than the United States of America, any state thereof or the District of Columbia.

“Fronting Exposure” shall mean, at any time there is a Defaulting Lender, (a) with respect to any Issuing Bank, such Defaulting Lender’s Revolving Facility Percentage of Revolving L/C Exposure with respect to Letters of Credit issued by such Issuing Bank other than such Revolving L/C Exposure as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof and (b) with respect to any Swing Line Lender, such Defaulting Lender’s Swing Line Exposure other than Swing Line Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders.

“GAAP” shall mean generally accepted accounting principles in effect from time to time in the United States of America, applied on a consistent basis, subject to the provisions of Section 1.02.

“GBP” and “£” means the lawful currency of the United Kingdom.

“Governmental Authority” shall mean any federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory or legislative body (including but not limited to the Financial Conduct Authority, the Prudential Regulation Authority, the Central Bank of Ireland and any supra-national bodies such as the European Union or the European Central Bank).

“Guarantee” of or by any person (the “guarantor”) shall mean (a) any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other monetary obligation payable or performable by another person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (iv) entered into for the purpose of assuring in any other manner the holders of such Indebtedness or other obligation of the payment thereof or to protect such holders against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of the guarantor securing any Indebtedness or other obligation (or any existing right, contingent or otherwise, of the holder of Indebtedness or other obligation to be secured by such a Lien) of any other person, whether or not such Indebtedness or other obligation is assumed by the guarantor (other than Liens on Equity Interests of Unrestricted Subsidiaries securing Indebtedness of such Unrestricted Subsidiaries); provided, however, that the term “Guarantee” shall not include endorsements of instruments for deposit or collection in the ordinary course of business or customary and reasonable indemnity obligations in effect on the Closing Date or entered into in connection with any acquisition or Disposition of assets permitted by this Agreement (other than such obligations with respect to Indebtedness). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the Indebtedness or other obligation in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such person in good faith and, with respect to any Belgian Guarantor, subject to any guarantee limitations provided for in the relevant Guarantee Agreement. The amount of the Indebtedness or other obligation subject to any Guarantee provided by any person for purposes of clause (b) above shall (unless the applicable Indebtedness has been assumed by such person or is otherwise recourse to such person) be deemed to be equal to the lesser of (A) the aggregate unpaid amount of such Indebtedness or other obligation and (B) the Fair Market Value of the property encumbered thereby.

“Guarantee Agreement” shall mean the Guarantee Agreement substantially in the form of Exhibit M dated as of the Closing Date as may be amended, restated, supplemented or otherwise modified from time to time, between each Loan Party and the Administrative Agent. The Guarantee Agreement shall also be deemed to include any guaranty agreement prepared under applicable local law (in the case of a Foreign Loan Party) where the Administrative Agent has reasonably determined, based on the advice of counsel and subject to the Agreed Guarantee and Security Principles, that a separate Guarantee (or modified form of Guarantee) is required under relevant local law.

“guarantor” shall have the meaning assigned to such term in the definition of the term “Guarantee.”

“Guarantors” shall mean (A) Parent, (B) each Subsidiary of Parent that is a party to the Guarantee Agreement as of the Closing Date and (C) each Subsidiary of Parent that becomes a party to the Guarantee Agreement after the Closing Date pursuant to Section 5.10 or Section 5.15, whether existing on the Closing Date or established, created or acquired after the Closing Date, unless and until such time as the respective Subsidiary is released from its obligations under the Guarantee Agreement in accordance with the terms and provisions hereof or thereof; provided that, for the avoidance of doubt, each Borrower shall be party to the Guarantee Agreement and shall provide a Guarantee of the Obligations (other than its own primary Obligations); provided further that, notwithstanding anything to the contrary herein or in any other Loan Document, (i) the Guarantees and obligations of the Guarantors that are Foreign Loan Parties shall be subject to the Agreed Guarantee and Security Principles and (ii) Parent may in its sole discretion designate any Restricted Subsidiary organized or incorporated in a Designated Jurisdiction as a Subsidiary Guarantor by causing such Restricted Subsidiary to become a party to the Guarantee Agreement, and upon such designation such Restricted Subsidiary shall cease to be an Excluded Subsidiary until released in accordance with Section 9.18.

“Guarantor Trigger Date” shall mean (i) in respect of a Restricted Subsidiary that ceases to be an Excluded Subsidiary or ceases to be a Non-Guarantor Subsidiary because the jurisdiction or organization of such Restricted Subsidiary becomes a Designated Jurisdiction, the date on which such Restricted Subsidiary has ceased to be an Excluded Subsidiary or Non-Guarantor Subsidiary, (ii) in respect of a Restricted Subsidiary that ceases to be an Immaterial Subsidiary as a result of the 5% Test, the date on which the certificate was (or was required to be) delivered pursuant to Section 5.04(f)(i) showing that such Restricted Subsidiary ceased to be an Immaterial Subsidiary as a result of the 5% Test, (iii) in respect of an Additional Material Subsidiary, the date on which the applicable Restricted Subsidiary was designated as an Additional Material Subsidiary pursuant to Sections 5.10(d), (e) or (f), (iv) in respect of any other Restricted Subsidiary designated as a Subsidiary Guarantor, the date of such designation, and (v) in respect of any Restricted Subsidiary (other than an Excluded Subsidiary or an Immaterial Subsidiary) that is established, created or acquired after Closing Date by any Loan Party, the date on which such Restricted Subsidiary is established, created or acquired by such Loan Party.

“Hazardous Materials” shall mean all pollutants, contaminants, wastes, chemicals, materials, substances and constituents, including, without limitation, explosive or radioactive substances or petroleum by products or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas or pesticides, fungicides, fertilizers or other agricultural chemicals, of any nature subject to regulation or which can give rise to liability under any Environmental Law.

“Hedge Bank” shall mean (i) any person that is (or any Affiliate of any person that is) an Agent, an Arranger or a Lender on the Closing Date (or any person that becomes an Agent, Arranger or Lender or Affiliate thereof after the Closing Date) and that enters into, or is a party to, a Hedging Agreement with the Parent or any of its Subsidiaries and (ii) any Qualified Hedge Counterparty, in each case, in its capacity as a party to such Hedging Agreement; provided, at the time of entering into a Secured Hedge Agreement, no Hedge Bank shall be a Defaulting Lender.

“Hedging Agreement” shall mean any agreement with respect to any swap, forward, future or derivative transaction, or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value, or credit spread transaction, repurchase transaction, reserve repurchase transaction, securities lending transaction, weather index transaction, spot contracts, fixed price physical delivery contracts, or any similar transaction or any combination of these transactions, in each case of the foregoing, whether or not exchange traded; provided, that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of Parent or any of the Subsidiaries shall be a Hedging Agreement.

“Hera” shall have the meaning assigned to such term in the definition of “Acquisition”

“Honor Date” shall have the meaning assigned to such term in Section 2.05(c)(i).

“HRA Purchaser” shall have the meaning assigned to such term in the definition of “Acquisition”

“IG Notes” shall mean the Outstanding Notes or any similar investment grade style debt securities issued or guaranteed of the Borrowers or Parent.

“Immaterial Subsidiary” shall mean each Restricted Subsidiary of Parent (other than the Borrower or any Intermediate Holding Company) that, as of the most recently ended Specified Test Period, contributed less than 5.0% of third party revenues of Parent and its Restricted Subsidiaries for the applicable Specified Test Period or had assets with a net book value of less than 5.0% of Total Assets as of such date, in each case calculated on a Pro Forma Basis (the “5% Test”); provided that the aggregate amount of third party revenues and the aggregate amount of total assets of all Immaterial Subsidiaries calculated on a Pro Forma Basis shall not exceed 10.0% (the “10% Test”) of the aggregate amount of third party revenues and the aggregate amount of total assets, respectively, of Parent and its Restricted Subsidiaries (excluding, for purposes of the 10% Test, all Excluded Subsidiaries and all Subsidiaries not incorporated or formed in Designated Jurisdictions) as of the end of any such Specified Test Period. No Guarantor shall be considered an Immaterial Subsidiary for purposes of this Agreement until released in accordance with Section 9.18(b).

“Incentive Arrangements” shall mean any (a) contingent earn-out arrangements calculated by reference to the revenues, sales, earnings or operations of the entity or the assets, divisions or product lines acquired, (b) share or stock appreciation rights or share or stock option plans, (c) “phantom” share or stock plans, (d) non-competition agreements, and (e) other incentive and bonus plans entered into by Parent (or any of its direct or indirect parent companies) or any Restricted Subsidiary for the benefit of, and in order to retain, executives, officers or employees of Persons or businesses in connection with the Transactions, the Acquisition or any Permitted Business Acquisition of such Person or business.

“Increased Amount” of any Indebtedness shall mean any increase in the amount of such Indebtedness in connection with any accrual of interest, the accretion of accreted value, the amortization of original issue discount, the payment of interest in the form of additional Indebtedness or in the form of common stock of Parent, the accretion of original issue discount or liquidation preference and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies.

“Incremental Amount” shall mean, at any time, the sum of:

(a)    the Fixed Incremental Amount;

(b)    the Prepayment-Based Incremental Amount;

(c)    the Ratio-Based Incremental Amount; and

(d)    the Incremental Extension Amount;

provided, for the avoidance of doubt, that the Incremental Amount specified in (a) and (b) above shall be reduced by usage of such Incremental Amount pursuant to Section 6.01(v); provided further that (x) the Borrower may incur such Indebtedness under any of clauses (a), (b), (c) or (d) above in such order as it may elect in its sole discretion, (y) if the Borrower intends to incur Incremental Facilities under clause (c) above, on the one hand, and under clauses (a), (b) or (d) above, on the other hand, in a single transaction or series of substantially simultaneous and related transactions, (I) the incurrence of the portion of such Incremental Facilities to be incurred under clause (c) above shall first be calculated without giving effect to any portion of such Incremental Facilities to be incurred under clauses (a), (b) or (d) above (but giving pro forma effect (other than balance sheet cash) to the use of proceeds of all such Incremental Facilities to be incurred in connection with such transaction or series of substantially simultaneous and related transactions) and (II) thereafter, the Incurrence of the portion of such Incremental Facilities to be incurred under clauses (a), (b) or (d) above shall be calculated and (z) any portion of any Incremental Facilities incurred under clauses (a), (b) or (d) above shall be automatically reclassified as incurred under the applicable ratio test set forth in clause (c) above if at such time such ratio test set forth in clause (c) above would be satisfied on a Pro Forma Basis (after giving effect to such reclassification) on the last day of the most recently ended Test Period.

“Incremental Assumption Agreement” shall mean an Incremental Assumption Agreement in form and substance reasonably satisfactory to the Administrative Agent, among the applicable Borrower, the Administrative Agent and, if applicable, one or more Incremental Term Lenders and/or Incremental Revolving Facility Lenders.

“Incremental Commitment” shall mean an Incremental Term Loan Commitment, including the 2023 Incremental Term B Loan Commitments, or an Incremental Revolving Facility Commitment.

“Incremental Extension Amount” shall mean, in the case of an Incremental Facility that serves to effectively extend the maturity or effect the repricing of any Specified Indebtedness, an amount equal to the portion of the Specified Indebtedness that will be replaced by such Incremental Facility plus any related fees, costs and expenses, including OID and upfront fees and prepayment penalties and premium; provided that (x) if such Indebtedness is secured by a lien on the Collateral that is pari passu with the lien securing the Obligations, such Incremental Facility shall be secured by a lien on the Collateral that is pari passu or junior to the lien securing the Obligations and subject to an Acceptable Intercreditor Agreement, (y) if such Indebtedness is secured by a lien on the Collateral that is junior to the lien securing the Obligations or is unsecured, such Incremental Facility shall be secured by a lien on the Collateral that is junior to the lien securing the Obligations or unsecured, and (z) that if such Indebtedness is unsecured, such Incremental Facility shall be unsecured, as applicable.

“Incremental Facility” shall mean the Incremental Commitments and the Incremental Loans made thereunder.

“Incremental Loan” shall mean an Incremental Term Loan, including the 2023 Incremental Term B Loans, or an Incremental Revolving Loan.

“Incremental Revolving Facility Commitment” shall mean the commitment of any Lender, established pursuant to Section 2.21, to make Incremental Revolving Loans to the any Borrower.

“Incremental Revolving Facility Lender” shall mean a Lender with an Incremental Revolving Facility Commitment or an outstanding Incremental Revolving Loan.

“Incremental Revolving Loan” shall mean Revolving Facility Loans made by one or more Revolving Facility Lenders to any Borrower pursuant to an Incremental Revolving Facility Commitment to make additional Initial Revolving Loans.

“Incremental Term A Loans” shall mean (i) Term A Loans made by one or more Lenders to any Borrower pursuant to Section 2.01(c) consisting of additional Initial Term A Loans or Delayed Draw Term Loan A Commitments, and (ii) to the extent permitted by Section 2.21 and provided for in the relevant Incremental Assumption Agreement, Other Incremental Term Loans in the form of term A loans.

“Incremental Term B Loans” shall mean (i) Term B Loans made by one or more Lenders to any Borrower pursuant to Section 2.01(c) consisting of additional Initial Term B Loans, including the 2023 Incremental Term B Loans, or Delayed Draw Term Loan B Commitments and (ii) to the extent permitted by Section 2.21 and provided for in the relevant Incremental Assumption Agreement, Other Incremental Term Loans in the form of term B loans.

“Incremental Term Lender” shall mean a Lender with an Incremental Term Loan Commitment, including the 2023 Incremental Term B Lenders, or an outstanding Incremental Term Loan.

“Incremental Term Loan Commitment” shall mean the commitment of any Lender, established pursuant to Section 2.21, to make Incremental Term Loans to any Borrower.

“Incremental Term Loans” shall mean the Incremental Term A Loans and/or the Incremental Term B Loans, as the context may require.

“Incurrence-Based Amounts” shall have the meaning assigned to such term in Section 1.08(d).

“Indebtedness” of any person shall mean, without duplication, (a) all obligations of such person for borrowed money, (b) all obligations of such person evidenced by bonds, debentures, notes or similar instruments (except any such obligation issued in the ordinary course of business with a maturity date of no more than six months in a transaction intended to extend payment terms of trade payables or similar obligations to trade creditors incurred in the ordinary course of business), (c) all obligations of such person under conditional sale or other title retention agreements relating to property or assets purchased by such person (except any such obligation that constitutes a trade payable or similar obligation to a trade creditor incurred in the ordinary course of business), (d) all obligations of such person issued or assumed as the deferred purchase price of property or services (except any such balance that (i) constitutes a trade payable or similar obligation to a trade creditor incurred in the ordinary course of business, (ii) any earn-out obligations until such obligation becomes a liability on the balance sheet of such person in accordance with GAAP and (iii) liabilities accrued in the ordinary course of business) which purchase price is due more than six months after the date of placing the property in service or taking delivery and title thereto, (e) all Guarantees by such person of Indebtedness of others, (f) all Capitalized Lease Obligations of such person, (g) obligations under any Hedging Agreements, to the extent the foregoing would appear on a balance sheet of such person as a liability, (h) the principal component of all obligations, contingent or otherwise, of such person as an account party in respect of letters of credit, (i) the principal component of all obligations of such person in respect of bankers’ acceptances, (j) the amount of all obligations of such person with respect to the redemption, repayment or other repurchase of any Disqualified Stock (excluding accrued dividends that have not increased the liquidation preference of such Disqualified Stock), (k) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such person (other than Liens on Equity Interests of Unrestricted Subsidiaries securing Indebtedness of such Unrestricted Subsidiaries), whether or not the Indebtedness secured thereby has been assumed and (l) all Attributable Receivables Indebtedness with respect to a Qualified Receivables Facility. The amount of Indebtedness of any person for purposes of clause (k) above shall (unless such Indebtedness has been assumed by such person or is otherwise recourse to such person) be deemed to be equal to the lesser of (A) the aggregate unpaid amount of such Indebtedness and (B) the Fair Market Value of the property encumbered thereby. For the avoidance of doubt, and without limitation of the foregoing, Convertible Indebtedness shall at all times prior to the repurchase, conversion or payment thereof be valued at the full stated principal amount thereof and shall not include any reduction or appreciation in value of the shares and/or cash deliverable upon conversion thereof. Notwithstanding anything in this Agreement to the contrary, Indebtedness shall not include, and shall be calculated without giving effect to, the effects of Financial Accounting Standards Board Accounting Standards Codification 825 and related interpretations to the extent such effects would otherwise increase or decrease an amount of Indebtedness for any purpose under this Agreement as a result of accounting for any embedded derivatives created by the terms of such Indebtedness and any such amounts that would have constituted Indebtedness under this Agreement but for the application of this sentence shall not be deemed an incurrence of Indebtedness under this Agreement.

“Indemnified Taxes” shall mean all Taxes imposed on or with respect to any payment by or on account of any obligation of any Loan Party hereunder or under any other Loan Document other than (a) Excluded Taxes and (b) Other Taxes.

“Indemnitee” shall have the meaning assigned to such term in Section 9.05(b).

“Information” shall have the meaning assigned to such term in Section 3.14(a).

“Information Memorandum” shall mean the Lender Presentation dated March 28, 2022, as modified or supplemented prior to the Closing Date.

“Initial Revolving Loan” shall mean a Revolving Facility Loan made (i) pursuant to the Revolving Facility Commitments in effect on the Closing Date (as the same may be amended from time to time in accordance with this Agreement) or (ii) pursuant to any Incremental Revolving Facility Commitment made on the same terms as (and forming a single Class with) the Revolving Facility Commitments referred to in clause (i) of this definition.

“Initial Term A Facility Maturity Date” shall mean the fifth anniversary of the Closing Date.

“Initial Term Loan A Installment Date” shall have the meaning assigned to such term in Section 2.10(a)(iii).

“Initial Term A Loans” shall mean (a) the Term A Loans denominated in Dollars made by the Term A Lenders to the Initial Borrower on the Delayed Draw Term Loan A Closing Date pursuant to Section 2.01(f), and (b) any Incremental Term A Loans denominated in Dollars in the form of additional Initial Term A Loans made by the Incremental Term Lenders to any Borrower pursuant to Section 2.01(c).

“Initial Term B Facility Maturity Date” shall mean the seventh anniversary of the Closing Date.

“Initial Term B Facility” shall mean the Initial Term Loan B Commitments and the Initial Term B Loans made hereunder ~~and~~, the Delayed Draw Term Loan B Commitments and the Delayed Draw Term B Loans made hereunder and the 2023 Incremental Term Loan B Commitments and the 2023 Incremental Term B Loans made hereunder.

“Initial Term B Loans” shall mean (a) the Term B Loans denominated in Dollars made by the Term B Lenders to the Initial Borrower on the Closing Date pursuant to Section 2.01(a), and (b) any Incremental Term B Loans denominated in Dollars in the form of additional Initial Term B Loans made by the Incremental Term Lenders to any Borrower pursuant to Section 2.01(c), including the 2023 Incremental Term B Loans; provided that any Delayed Draw Term B Loans that are funded hereunder shall also be deemed to constitute Initial Term B Loans following such funding.

“Initial Term Borrowing” shall mean any Borrowing comprised of Initial Term B Loans.

“Initial Term Loan B Commitment” shall mean, with respect to each Term B Lender, the commitment of such Term B Lender to make Initial Term B Loans hereunder. The amount of each Term B Lender’s Initial Term Loan B Commitment as of the Closing Date is set forth on Schedule 2.01. The aggregate amount of the Initial Term Loan B Commitments as of the Closing Date is $700,000,000.

“Initial Term Loan B Installment Date” shall have the meaning assigned to such term in Section 2.10(a)(i).

“Initial Term Loans” shall mean the Initial Term A Loans and/or the Initial Term B Loans, as the context may require.

“Insurance Subsidiary” shall have the meaning assigned to such term in Section 6.04(y).

“Intellectual Property” shall mean the following intellectual property rights, both statutory and common law rights, if applicable: (a) copyrights, registrations and applications for registration thereof, (b) trademarks, service marks, trade names, slogans, domain names, logos, trade dress and registrations and applications of registrations thereof, (c) patents, as well as any reissued and reexamined patents and extensions corresponding to the patents and any patent applications, as well as any related continuation, continuation in part and divisional applications and patents issuing therefrom and (d) trade secrets and confidential information, including ideas, designs, concepts, compilations of information, methods, techniques, procedures, processes and other know-how, whether or not patentable.

“Interest Coverage Ratio” shall mean, with respect to any Person for any date, the ratio of (a) Consolidated EBITDA for the most recently ended Test Period to (b) Cash Interest Expense of such Person for such period.

“Interest Election Request” shall mean a request by the Parent to convert or continue a Borrowing in accordance with Section 2.07 and substantially in the form of Exhibit E or another form (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent) approved by the Administrative Agent.

“Interest Expense” shall mean, with reference to any Test Period, total interest expense of the Parent and its Restricted Subsidiaries for such Test Period with respect to all outstanding Indebtedness of the Parent and its Restricted Subsidiaries (including (a) amortization of original issue discount resulting from the issuance of Indebtedness at less than par, (b) all commissions, discounts and other fees and charges owed with respect to letters of credit or bankers’ acceptances, (c) non-cash interest payments, (d) the interest component of Capitalized Lease Obligations, (e) net payments, if any, made (less net payments, if any, received) pursuant to interest rate Hedge Agreements with respect to Indebtedness, (f) amortization of deferred financing fees, debt issuance costs, commissions, fees and expenses, (g) any expensing of bridge, commitment and other financing fees) and, to the extent not reflected in such total interest expense, any losses on hedging obligations or other derivative instruments entered into for the purpose of hedging interest rate or currency risk, net of interest income and gains on such hedging obligations and (h) the interest component of any Qualified Receivables Facility), calculated for the Parent and its Restricted Subsidiaries on a consolidated basis for such Test Period in accordance with GAAP.

“Interest Payment Date” shall mean, (a) with respect to any ABR Loan (other than a Swing Line Loan), for interest accrued through and including the last day of March, June, September and December of each year, the 15th day (or, if such day is not a Business Day, the immediately preceding Business Day) following such last day and (ii) the Maturity Date, (b) with respect to any RFR Loan, (1) each date that is on the numerically corresponding day in each calendar month that is one month after the Borrowing of such Loan (or, if there is no such numerically corresponding day in such month, then the last day of such month) and (2) the Maturity Date, (c) with respect to any Term Benchmark Loan, the last day of each Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Term Benchmark Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period, and the Maturity Date and (d) with respect to any Swing Line Loan, the day that such Loan is required to be repaid and the Maturity Date.

“Interest Period” shall mean, as to each Term Benchmark Borrowing, the period commencing on the date such Loan is disbursed or converted to or continued as a Term Benchmark Borrowing and ending on the date one, three or six months thereafter (in each case, subject to availability for the Benchmark applicable to the Agreed Currency), as selected by Parent in its Borrowing Request; provided that:

(i)    any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

(ii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period;

(iii) no Interest Period shall extend beyond the Maturity Date;

(iv) no tenor that has been removed from this definition pursuant to Section 2.14(e) shall be available for specification in such Borrowing Request or Interest Election Request; and

(v) the Interest Period with respect to the Initial Term B Loans outstanding immediately prior to the Delayed Draw Term Loan B Closing Date shall end on the Delayed Draw Term Loan B Closing Date and no payment shall be required under Section 2.16 in connection therewith.

“Intermediate Holding Company” shall mean any Restricted Subsidiary of Parent that directly or indirectly owns capital stock of any Borrower. No Intermediate Holding Company shall be organized in any jurisdiction other than a jurisdiction that is a Closing Date Designated Jurisdiction.

“Investment” shall have the meaning assigned to such term in Section 6.04.

“Irish Debenture” means an Irish law governed debenture, entered into by the Irish Loan Parties in favor of the Collateral Agent pursuant to which such Irish Loan Parties create fixed and floating charges over their respective assets located in Ireland, in form and substance satisfactory to the Collateral Agent.

“Irish Loan Party” means a Loan party incorporated in Ireland.

“Irish Security Documents” means (a) the Irish Debenture and (b) any Irish law governed share security, subject to and in accordance with the Agreed Guarantee and Security Principles.

“IRS” means the United States Internal Revenue Service.

“ISDA CDS Definitions” shall have the meaning assigned to such term in Section 9.08(i)(iii)

“ISP” means the International Standby Practices, International Chamber of Commerce Publication No. 590 (or such later version thereof as may be in effect at the applicable time).

“Issuer Documents” means with respect to any Letter of Credit, the Letter of Credit Application, and any other document, agreement and instrument entered into by any Issuing Bank and the Borrower (or any Restricted Subsidiary) or in favor of such Issuing Bank and relating to such Letter of Credit.

“Issuing Bank” shall mean (i) each person listed as having a Letter of Credit Commitment on Schedule 2.01 and (ii) each other Issuing Bank designated pursuant to Section 2.05(l), in each case in its capacity as an issuer of Letters of Credit hereunder, and its successors in such capacity. An Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates or designated branch offices of such Issuing Bank, in which case the term “Issuing Bank” shall include any such Affiliate or branch office with respect to Letters of Credit issued by such Affiliate or branch office.

“Issuing Bank Fees” shall have the meaning assigned to such term in Section 2.12(b).

“Joint Bookrunners” shall mean, collectively, JPMorgan Chase Bank, N.A., Morgan Stanley Senior Funding, Inc. (together with its designated affiliates), BofA Securities, Inc. (together with its designees and affiliates), Wells Fargo Securities, LLC and HSBC Securities (USA) Inc., in their respective capacities as joint bookrunners.

“Judgment Currency” shall have the meaning assigned to such term in Section 9.25(a).

“Judgment Currency Conversion Date” shall have the meaning assigned to such term in Section 9.25(a).

“Junior Debt Restricted Payment” shall mean, any payment or other distribution (whether in cash, securities or other property), directly or indirectly made by the Parent or any if its Restricted Subsidiaries, of or in respect of principal of or interest on any Indebtedness that is by its terms subordinated in right of payment to the Loan Obligations (each of the foregoing, a “Junior Financing”); provided that the following shall not constitute a Junior Debt Restricted Payment:

(a) Refinancings with any Permitted Refinancing Indebtedness permitted to be incurred under Section 6.01;

(b) payments of regularly-scheduled interest and fees due thereunder, other non-principal payments thereunder, any mandatory prepayments of principal, interest and fees thereunder, payments thereon to the extent necessary to avoid the Junior Financing from constituting “applicable high yield discount obligations” within the meaning of Section 163(i)(l) of the Code, and, to the extent this Agreement is then in effect, principal on the scheduled maturity date of any Junior Financing;

(c) payments or distributions in respect of all or any portion of the Junior Financing with the proceeds from the issuance, sale or exchange by the Parent of Qualified Equity Interests within eighteen months prior thereto; provided, that such proceeds are not included in any determination of the Available Amount; or

(d) the conversion of any Junior Financing to Qualified Equity Interests of Parent.

“Junior Financing” shall have the meaning assigned to such term in the definition of the term “Junior Debt Restricted Payment.”

“Junior Liens” shall mean Liens on the Collateral that are junior to the Liens thereon securing the Initial Term Loans (and other Loan Obligations, other than Other Incremental Term Loans and Refinancing Term Loans that rank junior in right of security with the Initial Term Loans) pursuant to an Acceptable Intercreditor Agreement, if any, as is reasonably necessary or advisable (and reasonably acceptable to the Administrative Agent) to give effect to such Liens.

“Latest Maturity Date” shall mean, at any date of determination, the latest of the latest Revolving Facility Maturity Date and the latest Term Facility Maturity Date, in each case then in effect on such date of determination.

“L/C Advance” means, with respect to each Revolving Facility Lender, such Lender’s funding of its participation in any L/C Borrowing in accordance with its Revolving Facility Percentage. All L/C Advances shall be denominated in Dollars.

“L/C Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Revolving Facility Borrowing. All L/C Borrowings shall be denominated in Dollars.

“L/C Disbursement” shall mean a payment or disbursement made by an Issuing Bank pursuant to a Letter of Credit.

“L/C Obligations” means, as at any date of determination, the aggregate amount available to be drawn under all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings. For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.07. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.

“L/C Participation Fee” shall have the meaning assigned to such term in Section 2.12(b).

“LCA Election” shall have the meaning assigned to such term in Section 1.08(c)(ii).

“LCA Test Date” shall have the meaning assigned to such term in Section 1.08(c)(ii).

“Legal Reservations” means, in the case of a UK Loan Party or an Irish Loan Party, (a) the principle that certain equitable remedies may be granted or refused at the discretion of the court, the limitation of enforcement by laws relating to bankruptcy, insolvency, liquidation, reorganization, court schemes, moratoria, administrations and other laws generally affecting the rights of creditors, (b) the time barring of claims under applicable limitation laws including the Limitation Acts and the Statute of Limitation 1957 of Ireland, the possibility that an undertaking to assume liability for or to indemnify a person against non-payment of UK stamp duty may be void, and defenses of set-off or counterclaim, (c) the principle that in certain circumstances Liens granted by way of fixed charge may be recharacterised as a floating charge or that Liens purported to be constituted by an assignment may be recharacterised as a charge, (d) the principle that any provision for the payment of compensation or additional interest imposed pursuant to any relevant agreement may be held to be unenforceable on the grounds that it is a penalty and thus void, (e) the principle that an English or Irish court may not give effect to a provision dealing with the cost of litigation where the litigation is unsuccessful or the court itself has made an order for costs, (f) the principle that the legality, validity, binding nature or enforceability of any security under a Collateral Document which is not governed by the laws of the jurisdiction where the asset or assets purported to be secured under that Collateral Document are situated may be flawed, (g) similar principles, rights and defenses under the laws of any relevant jurisdiction, and (h) any other matters which are set out as qualifications or reservations (however described) as to matters of law in any English or Irish legal opinion delivered to the Administrative Agent pursuant to any Loan Document.

“Lender” shall mean each financial institution listed on Schedule 2.01 (other than any such person that has ceased to be a party hereto pursuant to an Assignment and Acceptance in accordance with Section 9.04), as well as any person that becomes a “Lender” hereunder pursuant to Section 9.04, Section 2.21, Section 2.22 or Section 2.23. Unless the context clearly indicates otherwise, the term “Lenders” shall include any Swing Line Lender or Issuing Bank.

“Lender Party” shall mean any Lender, Swing Line Lender or Issuing Bank.

“Lender-Related party” shall have the meaning assigned to such term in Section 9.05(c).

“Lending Office” shall mean, as to any Lender, the applicable branch, office or Affiliate of such Lender designated by such Lender to make Loans.

“Letter of Credit” shall mean any standby letter of credit issued hereunder, providing for the payment of cash upon the honoring of a presentation thereunder and shall include the Existing Letters of Credit.

“Letter of Credit Commitment” means, as to any Issuing Bank, (a) the amount set forth opposite such Issuing Bank’s name on Schedule 2.01 under the caption “Letter of Credit Commitment” or (b) if such Issuing Bank has entered into one or more Assignment and Acceptances, the amount set forth for such Issuing Bank in the Register as such Issuing Bank’s “Letter of Credit Commitment”, as such amount may be reduced at or prior to such time pursuant to Section 2.08.

“Letter of Credit Expiration Date” shall mean, with respect to any Revolving Facility, the fifth Business Day prior to the Revolving Facility Maturity Date for such Revolving Facility.

“Letter of Credit Request” shall mean a request by the applicable Borrower (for its own account or jointly for its account and the account of any of its Restricted Subsidiaries) for the issuance or amendment of a Letter of Credit in such form (including any form on an electronic platform or electronic transmission system as shall be approved by the applicable Issuing Bank) as shall be approved by the applicable Issuing Bank.

“Letter of Credit Sublimit” means an amount equal to the lesser of (a) $75,000,000 and (b) the aggregate amount of the Issuing Banks’ Letter of Credit Commitments at such time, as such amount may be reduced pursuant to Section 2.08. The Letter of Credit Sublimit is part of, and not in addition to, the Revolving Facility.

“Liabilities” means any losses, claims (including intraparty claims), demands, damages or liabilities of any kind.

“Lien” shall mean, with respect to any asset, (a) any mortgage, deed of trust, lien, hypothecation, pledge, charge, security interest or similar monetary encumbrance in or on such asset and (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset; provided, that in no event shall an operating lease or an agreement to sell be deemed to constitute a Lien.

“Limited Condition Transaction” shall mean any Permitted Business Acquisition or other Investment permitted hereunder, any repayment or redemption of, or offer to purchase, any Indebtedness, or the making of any Restricted Payment.

“Loan Documents” shall mean (i) this Agreement, (ii) the Guarantee Agreement, (iii) the Security Documents, (iv) each Incremental Assumption Agreement, (v) each Extension Amendment, (vi) each Refinancing Amendment, (vii) any Acceptable Intercreditor Agreement, (viii) any Note issued under Section 2.09(e), (ix) the Letters of Credit and (x) each Designated Borrower Request and Joinder Agreement.

“Loan Obligations” shall mean (a) the due and punctual payment by each Borrower of (i) the unpaid principal of and interest, fees and expenses (including interest, fees and expenses accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans made to each Borrower under this Agreement, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (ii) each payment required to be made by each Borrower under this Agreement in respect of any Letter of Credit, when and as due, including payments in respect of reimbursement of disbursements, interest, fees and expenses thereon (including interest, fees and expenses accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) and obligations to provide Cash Collateral and (iii) all other monetary obligations of each Borrower owed under or pursuant to this Agreement and each other Loan Document, including obligations to pay fees, expense reimbursement obligations and indemnification obligations, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), and (b) the due and punctual payment of all obligations of each Loan Party under or pursuant to each of the Loan Documents (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding).

“Loan Parties” shall mean the Borrowers and the Guarantors.

“Loans” shall mean the Term Loans, the Revolving Facility Loans and the Swing Line Loans.

“Local Time” shall mean New York City time (daylight or standard, as applicable).

“LTM EBITDA” shall mean the Consolidated EBITDA, calculated on a Pro Forma Basis, as of the last day of the most recently ended Test Period.

“Majority Lenders” of any Facility shall mean, at any time, Lenders under such Facility having Loans and unused Commitments representing more than 50% of the sum of all Loans outstanding under such Facility and unused Commitments under such Facility at such time (subject to the last paragraph of Section 9.08(b)).

“Margin Stock” shall have the meaning assigned to such term in Regulation U.

“Material Adverse Effect” shall mean a material adverse effect on the business, property, operations or financial condition of Parent and its Restricted Subsidiaries, taken as a whole, or the validity or enforceability of any of the Loan Documents or the rights and remedies available to, or conferred upon the Administrative Agent, the Collateral Agent, the Issuing Banks or the Lenders thereunder.

“Material Acquisition” means a Permitted Business Acquisition that involves the payment of consideration and/or assumed Indebtedness by the Borrower and its Restricted Subsidiaries in excess of $150,000,000.

“Material Indebtedness” shall mean Indebtedness (other than Loans and Letters of Credit) of any one or more of Parent or any Restricted Subsidiary in an aggregate principal amount exceeding the greater of $93,750,000 and 15.0% LTM EBITDA; provided that in no event shall any Qualified Receivables Facility be considered Material Indebtedness.

“Material Intellectual Property” shall mean Intellectual Property that is material to the business of Parent and its Restricted Subsidiaries, as determined by the Parent in good faith.

“Material Subsidiary” shall mean any Restricted Subsidiary, other than an Immaterial Subsidiary.

“Maturity Date” shall mean (i) with respect to any Revolving Facility, the Revolving Facility Maturity Date thereof and (ii) with respect to any Term Facility, the Term Facility Maturity Date thereof.

“Maximum Rate” shall have the meaning assigned to such term in Section 9.09.

“Milestone Payments” means payments made under Contractual Obligations existing during the period of twelve months ending on the Closing Date or Contractual Obligations arising thereafter, in each case in connection with any Permitted Business Acquisition or other acquisition or option with respect thereto (including any license or the acquisition of any license) of any rights in respect of any drug or other pharmaceutical product (and any related property or assets) to sellers (or licensors) of the assets or Equity Interests acquired (or licensed) therein based on the achievement of specified revenue, profit or other performance targets (financial or otherwise).

“Minimum L/C Collateral Amount” shall mean, at any time, in connection with any Letter of Credit, (i) with respect to Cash Collateral consisting of cash or deposit account balances, an amount equal to 102% of the Revolving L/C Exposure with respect to such Letter of Credit at such time and (ii) otherwise, an amount sufficient to provide credit support with respect to such Revolving L/C Exposure as determined by the Administrative Agent and the Issuing Banks in their sole discretion.

“Moody’s” shall mean Moody’s Investors Service, Inc.

“Multiemployer Plan” shall mean a multiemployer plan as defined in Section 4001(a)(3) of ERISA to which the Parent or any Restricted Subsidiary or any ERISA Affiliate (other than one considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Code Section 414) is making or accruing an obligation to make contributions, or has within any of the preceding six plan years made or accrued an obligation to make contributions.

“Net Income” shall mean, with respect to any person, the net income (loss) of such person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends.

“Net Proceeds” shall mean:

(a)    100% (or, if the First Lien Secured Net Leverage Ratio as of the date of such Asset Sale is (x) less than or equal to 3.00 to 1.00 but greater than 2.50 to 1.00, such percentage shall be 50% or (y) less than or equal to 2.50 to 1.00, such percentage shall be 0%) of the cash proceeds actually received by the Parent or any Restricted Subsidiary (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but only as and when received) from any Asset Sale under Section 6.05(d) (except for any Permitted Sale Lease-Back Transaction described in clause (i) of the definition thereof), Section 6.05(g) (except for (x) Asset Sales in connection with royalties financing arrangements and licensing of de-prioritized Intellectual Property and (y) Exclusive Licenses in an amount not to exceed in the applicable fiscal year the greater of $100,000,000 and 17.5% of LTM EBITDA when received (with the Fair Market Value of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value)), or Section 6.05(m), net of (i) attorneys’ fees, accountants’ fees, investment banking fees, survey costs, title insurance premiums, and related search and recording charges, transfer Taxes, deed or mortgage recording Taxes, other customary expenses and brokerage, consultant and other customary fees actually incurred in connection therewith, (ii) required payments of Indebtedness (other than Indebtedness incurred under the Loan Documents or Other First Lien Debt) and required payments of other obligations relating to the applicable asset to the extent such Indebtedness or other obligations are secured by a Lien permitted hereunder (other than pursuant to the Loan Documents, Other First Lien Debt and other than obligations secured by a Junior Lien), (iii) repayments of Other First Lien Debt (limited to its proportionate share of such prepayment, based on the amount of such then outstanding debt as a percentage of all then outstanding Indebtedness incurred under the Loan Documents (other than Other Incremental Term Loans and Refinancing Term Loans that rank junior in right of security with the Initial Term Loans) and Other First Lien Debt), (iv) Taxes paid or payable and Tax distributions made or expected to be made in accordance with Section 6.06(l) (in the good faith determination of Parent) as a result thereof, and (v) the amount of any reasonable reserve established in accordance with GAAP against any adjustment to the sale price or any liabilities (other than any Taxes deducted pursuant to clause (i) or (iv) above) (x) related to any of the applicable assets and (y) retained by the Parent or any of the Restricted Subsidiaries including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations (it being understood that (1) the amount of any reduction of such reserve (other than in connection with a payment in respect of any such liability), prior to the date occurring 18 months after the date of the respective Asset Sale, shall be deemed to be cash proceeds of such Asset Sale occurring on the date of such reduction and (2) the amount of any such reserve that is maintained as of the date occurring 18 months after the date of the applicable Asset Sale shall be deemed to be Net Proceeds from such Asset Sale as of such date); provided, that, if the Parent determines to use any portion of such proceeds, within 540 days of such receipt, to acquire, maintain, develop, construct, improve, upgrade or repair assets useful in the business of Parent and the Restricted Subsidiaries or to make Permitted Business Acquisitions and other Investments permitted hereunder (excluding Permitted Investments or intercompany Investments in Restricted Subsidiaries) or to reimburse the cost of any of the foregoing incurred on or after the date on which the Asset Sale giving rise to such proceeds was contractually committed (other than inventory), such portion of such proceeds shall not constitute Net Proceeds except to the extent not, within 540 days of such receipt, so used or contractually committed to be so used (it being understood that if any portion of such proceeds are not so used within such 540 day period but within such 540 day period are contractually committed to be used, then such remaining portion if not so used within 180 days following the end of such 540 day period shall constitute Net Proceeds as of such date without giving effect to this proviso); provided, further, that no net cash proceeds calculated in accordance with the foregoing shall constitute Net Proceeds unless such net cash proceeds realized shall exceed the greater of $71,875,000 and 11.5% of LTM EBITDA in a single transaction or series of related transactions or the greater of $128,125,000 and 20.5% of LTM EBITDA in the applicable fiscal year (and thereafter only net cash proceeds in excess of such amount shall constitute Net Proceeds);

(b)    100% (or, if the First Lien Secured Net Leverage Ratio as of the date of such Asset Sale is (x) less than or equal to 3.00 to 1.00 but greater than 2.50 to 1.00, such percentage shall be 50% or (y) less than or equal to 2.50 to 1.00, such percentage shall be 0%) of the cash proceeds actually received by the Parent or any Restricted Subsidiary (including casualty insurance settlements and condemnation awards, but only as and when received) from any Recovery Event, net of (i) attorneys’ fees, accountants’ fees, transfer Taxes, deed recording Taxes on such asset, other customary expenses and brokerage, consultant and other customary fees actually incurred in connection therewith, (ii) required payments of Indebtedness (other than Indebtedness incurred under the Loan Documents or Other First Lien Debt) and required payments of other obligations relating to the applicable asset to the extent such Indebtedness or other obligations are secured by a Lien permitted hereunder (other than pursuant to the Loan Documents, Other First Lien Debt and other than obligations secured by a Junior Lien), (iii) repayments of Other First Lien Debt (limited to its proportionate share of such prepayment, based on the amount of such then outstanding debt as a percentage of all then outstanding Indebtedness incurred under the Loan Documents (other than Other Incremental Term Loans and Refinancing Term Loans that rank junior in right of security with the Initial Term Loans) and Other First Lien Debt, and (iv) Taxes paid or payable and Tax distributions made or expected to be made in accordance with Section 6.06(l) (in the good faith determination of Parent) as a result thereof; provided, that, if the Parent determines to use any portion of such proceeds, within 540 days of such receipt, to acquire, maintain, develop, construct, improve, upgrade or repair assets useful in the business of Parent and the Subsidiaries or to make Permitted Business Acquisitions and other Investments permitted hereunder (excluding Permitted Investments or intercompany Investments in Restricted Subsidiaries) or to reimburse the cost of any of the foregoing incurred on or after the date on which the Recovery Event giving rise to such proceeds was contractually committed (other than inventory, except to the extent the proceeds of such Recovery Event are received in respect of inventory), such portion of such proceeds shall not constitute Net Proceeds except to the extent not, within 540 days of such receipt, so used or contractually committed to be so used (it being understood that if any portion of such proceeds are not so used within such 540 day period but within such 540 day period are contractually committed to be used, then such remaining portion if not so used within 180 days following the end of such 540 day period shall constitute Net Proceeds as of such date without giving effect to this proviso); provided, further, that no net cash proceeds calculated in accordance with the foregoing shall constitute Net Proceeds unless such net cash proceeds realized shall exceed the greater of $71,875,000 and 11.5% of LTM EBITDA in a single transaction or series of related transactions or the greater of $128,125,000 and 20.5% of LTM EBITDA in the applicable fiscal year (and thereafter only net cash proceeds in excess of such amount shall constitute Net Proceeds); and

(c)    100% of the cash proceeds from the incurrence, issuance or sale by the Parent or any Restricted Subsidiary of any Indebtedness (other than Excluded Indebtedness, except for Refinancing Notes and Refinancing Term Loans), net of all fees (including investment banking fees), commissions, costs and other expenses, in each case incurred in connection with such issuance or sale.

“New Class Loans” shall have the meaning assigned to such term in Section 9.08(f).

“Net Short Lender” shall have the meaning assigned to such term in Section 9.08(i)(i).

“Non-Consenting Lender” shall have the meaning assigned to such term in Section 2.19(c).

“Non-Defaulting Lender” shall mean, at any time, each Lender that is not a Defaulting Lender at such time.

“Non-Extension Notice Date” shall have the meaning assigned that term in Section 2.05(b)(iii).

“Non-Guarantor Debt Cap” shall mean an amount equal to the greater of $187,000,000 and 30.0% of LTM EBITDA (calculated at the time of determination).

“Non-Guarantor Subsidiary” shall mean any Excluded Subsidiary and any Restricted Subsidiary of Parent that is an Immaterial Subsidiary and any other Subsidiary that is not organized or incorporated in a Designated Jurisdiction; provided that any such Non-Guarantor Subsidiary shall cease to be a Non-Guarantor Subsidiary at the time such Subsidiary is no longer a Restricted Subsidiary or an Excluded Subsidiary or Immaterial Subsidiary and is organized in a Designated Jurisdiction, as applicable.

“Non-S-X Adjustment Amount” shall have the meaning assigned to such term in the definition of “Pro Forma Basis.”

“Non-U.S. Lender Party” means a Lender Party that is not a U.S. Person.

“Note” shall have the meaning assigned to such term in Section 2.09(e).

“NYFRB” means the Federal Reserve Bank of New York.

“NYFRB’s Website” means the website of the NYFRB at http://www.newyorkfed.org, or any successor source.

“NYFRB Rate” means, for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day (or for any day that is not a Business Day, for the immediately preceding Business Day); provided that if none of such rates are published for any day that is a Business Day, the term “NYFRB Rate” means the rate for a federal funds transaction quoted at 11:00 a.m. on such day received by the Administrative Agent from a federal funds broker of recognized standing selected by it; provided, further, that if any of the aforesaid rates as so determined be less than 0%, such rate shall be deemed to be 0% for purposes of this Agreement.

“Obligations” shall mean, collectively, (a) the Loan Obligations, (b) obligations in respect of any Secured Cash Management Agreement and (c) obligations in respect of any Secured Hedge Agreement (including, in each case, monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding).

“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.

“Offer Price” shall have the meaning set forth in the definition of “Dutch Auction.”

“Original Commitment Parties” means JPMorgan Chase Bank, N.A., Morgan Stanley Senior Funding, Inc., Wells Fargo Bank, National Association, Wells Fargo Securities, LLC, HSBC Securities (USA) Inc. and HSBC Bank USA, N.A.

“Other First Lien Debt” shall mean obligations secured by Other First Liens.

“Other First Liens” shall mean Liens on the Collateral that are equal and ratable with the Liens thereon securing the Initial Term Loans (and other Loan Obligations that are secured by Liens on the Collateral ranking equally and ratably with the Initial Term Loans).

“Other Incremental Term Loans” shall have the meaning assigned to such term in Section 2.21(a).

“Other Revolving Facility Commitments” shall mean, collectively, (a) Extended Revolving Facility Commitments to make Extended Revolving Loans and (b) Replacement Revolving Facility Commitments.

“Other Revolving Loans” shall mean, collectively (a) Extended Revolving Loans and (b) Replacement Revolving Loans.

“Other Taxes” shall mean any and all present or future stamp, court or documentary Taxes or any other excise, transfer, mortgage, recording, filing, sales, property, intangible or similar Taxes arising from any payment made hereunder or under any other Loan Document or from the execution, registration, delivery or enforcement of, consummation or administration of, or receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any Taxes that are imposed with respect to an assignment (other than an assignment made pursuant to Section 2.19(b)) as a result of a present or former connection of the assignor or assignee and the jurisdiction (or any political subdivision thereof) of the Governmental Authority imposing such Tax (other than a connection arising solely from such assignor or such assignee having executed, delivered, performed its obligations or received a payment under, received or perfected a security interest under, having been a party to, having enforced, or having engaged in any other transaction pursuant to this Agreement or any other Loan Document and/or sold or assigned an interest in any Loan or Loan Document).

“Other Term Facilities” shall mean the Other Term Loan Commitments and the Other Term Loans made thereunder.

“Other Term Loan Commitments” shall mean, collectively, (a) Incremental Term Loan Commitments and (b) commitments to make Refinancing Term Loans.

“Other Term Loan Installment Date” shall have, with respect to any Class of Other Term Loans established pursuant to an Incremental Assumption Agreement, an Extension Amendment or a Refinancing Amendment, the meaning assigned to such term in Section 2.10(a)(ii).

“Other Term Loans” shall mean, collectively, (a) Other Incremental Term Loans, (b) Extended Term Loans and (c) Refinancing Term Loans.

“Outstanding Notes” shall mean the debt securities issued or guaranteed by the Closing Date Parent outstanding as of the Closing Date.

“Overnight Bank Funding Rate” means, for any day, the rate comprised of both overnight federal funds and overnight eurodollar transactions denominated in Dollars by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by the NYFRB as set forth on the NYFRB’s Website from time to time, and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate.

“Overnight Rate” means, for any day, (a) with respect to any amount denominated in Dollars, the NYFRB Rate and (b) with respect to any amount denominated in an Alternative Currency, an overnight rate determined by the Administrative Agent or the Issuing Banks, as the case may be, in accordance with banking industry rules on interbank compensation.

“Parent” shall mean (i) on or after the Closing Date, Closing Date Parent or (ii) after the Closing Date, any other Person (“New Parent”) that is a direct or indirect parent of the Borrower or any Person that assumes the obligations of Closing Date Parent under this Agreement and the other Loan Documents (or the previous New Parent, as the case may be) (“Previous Parent”); provided that (a) New Parent shall directly or indirectly own 100.0% of the Equity Interests of the Borrower, (b) New Parent shall expressly assume all the obligations of Previous Parent under this Agreement and the other Loan Documents pursuant to a supplement hereto or thereto in form and substance reasonably satisfactory to the Administrative Agent and the Borrower, (c)(i) all Capital Stock of the Borrower and substantially all of the other assets of Previous Parent shall be contributed or otherwise transferred, directly or indirectly, to New Parent and pledged to secure the Obligations, (ii) all Capital Stock and all other assets of the Borrower and the Subsidiary Guarantors that constituted Collateral prior to such substitution shall remain Collateral and shall remain subject to Liens thereon securing the Obligations that are valid and enforceable to the same extent as such Liens were valid and enforceable prior to such substitution and (iii) all Restricted Subsidiaries that constitute Subsidiary Guarantors prior to such substitution shall remain Subsidiary Guarantors, (d) the Administrative Agent shall have received at least five Business Days’ prior written notice (or such shorter period as the Administrative Agent may agree in its reasonable discretion) of the proposed transaction and Previous Parent, New Parent and the Borrower shall promptly and in any event at least three Business Days’ prior to the consummation of the transaction provide all information any Lender or any Agent may reasonably request to satisfy its “know your customer”, Beneficial Ownership Certification and other similar requirements necessary for such Person to comply with its internal compliance and regulatory requirements with respect to the proposed successor New Parent, (e) New Parent shall be an entity organized or existing under the laws of a Closing Date Designated Jurisdiction and (f) the Borrower shall deliver a certificate of an officer with respect to the satisfaction of the conditions set forth in this definition; provided, further, that if each of the foregoing is satisfied, Previous Parent shall be automatically released of all its obligations as “Parent” under the Loan Documents and any reference to “Parent” in the Loan Documents shall refer to New Parent.

“Participant” shall have the meaning assigned to such term in Section 9.04(c)(i).

“Participant Register” shall have the meaning assigned to such term in Section 9.04(c)(ii).

“Payment” shall have the meaning assigned to such term in Section 8.16(i).

“Payment Notice” shall have the meaning assigned to such term in Section 8.16(ii).

“PBGC” shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA.

“Perfection Certificate” shall mean the Perfection Certificate with respect to the Parent and the other Loan Parties in the form attached hereto as Exhibit I, or such other form as is reasonably satisfactory to the Administrative Agent, as the same may be supplemented from time to time as required hereunder or by any other Loan Document.

“Permitted Business Acquisition” shall mean (i) the Acquisition, (ii) any Exclusive License, (iii) any Investment in a Person if, as a result of such Investment, such person becomes a Restricted Subsidiary or (iv) any acquisition of all or substantially all the assets or business of, or all or substantially all the Equity Interests (other than directors’ qualifying shares) not previously held by Parent and its Restricted Subsidiaries in, or merger, consolidation or amalgamation with, a person or business unit or division or line of business of a person (or any subsequent investment made in a person or business unit or division or line of business previously acquired in a Permitted Business Acquisition), if, in each case (other than clause (i)), (i) no Event of Default shall have occurred and be continuing immediately after giving effect thereto or would result therefrom (subject to Section 1.08(c) in respect of Limited Condition Transactions) and (ii) to the extent required by Section 5.10, any person acquired in such acquisition shall be merged into a Loan Party or become upon consummation of such acquisition a Guarantor.

“Permitted Earlier Maturity Indebtedness Exception” shall mean, with respect to any Incremental Facility, Refinancing Notes and Indebtedness incurred pursuant to Section 6.01(h), (p) or (v), Indebtedness which may have (x) a maturity date that is earlier than the Latest Maturity Date and (y) a Weighted Average Life to Maturity that is shorter than the Weighted Average Life to Maturity of (a) in the case of such Indebtedness in the form of term A loans, the applicable Term A Loans outstanding at the time such Indebtedness is incurred and (b) in the case of such Indebtedness in the form of term B loans, the applicable Term B Loans outstanding at the time such Indebtedness is incurred, consisting of (i) Indebtedness in an aggregate principal amount that does not exceed the greater of $390,000,000 and 62.5% of LTM EBITDA (calculated at the time of determination), (ii) Indebtedness in the form of customary term A loans, which may mature no earlier than any Term A Facility at the time such Indebtedness is incurred or (iii) Customary Bridge Facilities.

“Permitted Eligible Assignee” shall mean Parent, the Borrower or any of their respective Restricted Subsidiaries.

“Permitted Investments” shall mean:

(a) direct obligations of the United States of America or any member of the European Union or any agency thereof or obligations guaranteed by the United States of America or any member of the European Union or any agency thereof, in each case with maturities not exceeding two years from the date of acquisition thereof;

(b) time deposit accounts, certificates of deposit, banker’s acceptances and other bank deposits maturing within 180 days of the date of acquisition thereof or money market deposit accounts issued or offered by, any domestic office of any Agent or Affiliate thereof or any other commercial bank organized under the laws of the United States of America or any State thereof which has a combined capital and surplus and undivided profits of not less than $100,000,000;

(c) commercial paper, maturing not more than 270 days after the date of acquisition, issued by a corporation (other than an Affiliate of Parent) with a rating at the time as of which any investment therein is made of F1 (or higher) according to Fitch, or P-1 (or higher) according to Moody’s, or A-1 (or higher) according to S&P (or such similar equivalent rating or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act));

(d) repurchase obligations with a term of not more than 180 days for underlying securities of the types described in clauses (a) through (c) above entered into with a bank meeting the qualifications described in clause (b) above;

(e) (i) marketable direct obligations issued by, or unconditionally guaranteed by, the sovereign nation in which the Company or any Subsidiary is organized or is conducting business or issued by any agency of such sovereign nation and backed by the full faith and credit of such sovereign nation, in each case maturing within one year from the date of acquisition, so long as such sovereign nation is a member of the Organisation for Economic Co-operation and Development (the “OECD”), the indebtedness of such sovereign nation is rated at least A by Fitch or A by S&P or A2 by Moody’s or carries an equivalent rating from a comparable foreign rating agency or such sovereign nation is approved by the Administrative Agent for purposes of this clause (e), or (ii) investments of the type and maturity described in clauses (b) through (d) above of foreign obligors, which investments or obligors in the case of clause (b) above have ratings described in such clause or equivalent ratings from comparable foreign rating agencies, and which investments in the case of clauses (c) and (d) are with any office of any commercial bank that is (A) any Agent or Affiliate thereof, (B) organized under the laws of a member of the OECD or a state, province or territory thereof which has a combined capital and surplus and undivided profits of not less than $500,000,000, or (iii) approved by the Administrative Agent;

(f) securities with maturities of two years or less from the date of acquisition, issued or fully guaranteed by any State of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least A by Fitch or A by S&P or A by Moody’s (or such similar equivalent rating or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act));

(g) shares of mutual funds whose investment guidelines restrict 95% of such funds’ investments to those satisfying the provisions of clauses (a) through (e);

(h) money market funds that (i) are rated AAA by Fitch or AAA by S&P or Aaa by Moody’s and (ii) have portfolio assets of at least $1,000,000,000;

(i) time deposit accounts, certificates of deposit, money market deposits, banker’s acceptances and other bank deposits in an aggregate face amount not in excess of 0.5% of the total assets of Parent and the Restricted Subsidiaries, on a consolidated basis, as of the end of Parent’s most recently completed fiscal year;

(j) Dollars;

(k) (i) Euros, or any national currency of any participating member of the EMU, (ii) Pounds Sterling or (iii) in the case of any Restricted Subsidiary organized outside of the United States or Europe, such local currencies held by it from time to time in the ordinary course of business;

(l)  marketable direct obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from any of S&P, Moody’s or Fitch;

(m)  repurchase obligations with a term of not more than 30 days underlying securities of the types described in clause (a) above entered into with any bank meeting the qualifications specified in clause (b) above;

(n) fully collateralized repurchase agreements and reverse repurchase agreements with a term of not more than one year for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (b) above;

(o) “money market” preferred stock maturing within six months after issuance thereof or municipal bonds in each case issued by a corporation organized under the laws of any state of the United States, which has a rating of “A” or better by S&P, Moody’s or Fitch or the equivalent rating by any other nationally recognized rating agency;

(p) shares of any money market mutual fund rated at least AAA or the equivalent thereof by Fitch , AAA or the equivalent thereof by S&P, Aaa or the equivalent thereof by Moody’s or any other mutual fund at least 95% of whose assets consist of the type specified in clauses (a) through (m) above

(q) tax exempt floating rate option tender bonds backed by letters of credit issued by a national or state bank whose long-term unsecured debt has a rating of AA or better by Fitch, AA or better by S&P, Aa2 or better by Moody’s or the equivalent rating by any other nationally recognized rating agency;

(r) instruments equivalent to those referred to in clauses (a) through (q) above denominated in any foreign currency comparable in credit quality and tenor to those referred to above and commonly used by corporations for cash management purposes in any jurisdiction outside the United States of America to the extent reasonably required in connection with any business conducted by the Parent or any Subsidiary organized or incorporated in such jurisdiction; and

(s) other investments that qualify as “cash equivalents” as defined in GAAP.

“Permitted Liens” shall have the meaning assigned to such term in Section 6.02.

“Permitted Non-Core Asset Sales” shall mean any Dispositions of non-core assets (as determined by the Borrower in good faith) acquired in connection with Permitted Business Acquisitions; provided that the aggregate consideration received shall not exceed 30.0% of the aggregate consideration paid in connection with the Permitted Business Acquisition in which the applicable non-core assets were acquired.

“Permitted Receivables Facility Assets” shall mean (i) Receivables Assets (whether now existing or arising in the future) of Parent and its Restricted Subsidiaries which are transferred, sold and/or pledged to a Receivables Entity or a bank, other financial institution or a commercial paper conduit or other conduit facility established and maintained by a bank or other financial institution, pursuant to a Qualified Receivables Facility and any related Permitted Receivables Related Assets which are also so transferred, sold and/or pledged to such Receivables Entity, bank, other financial institution or commercial paper conduit or other conduit facility, and all proceeds thereof and (ii) loans to the Parent and its Restricted Subsidiaries secured by Receivables Assets (whether now existing or arising in the future) and any Permitted Receivables Related Assets of Parent and its Restricted Subsidiaries which are made pursuant to a Qualified Receivables Facility.

“Permitted Receivables Facility Documents” shall mean each of the documents and agreements entered into in connection with any Qualified Receivables Facility, including all documents and agreements relating to the issuance, funding and/or purchase of certificates and purchased interests or the incurrence of loans, as applicable, in each case as such documents and agreements may be amended, modified, supplemented, refinanced or replaced from time to time so long as the relevant Qualified Receivables Facility would still meet the requirements of the definition thereof after giving effect to such amendment, modification, supplement, refinancing or replacement.

“Permitted Receivables Related Assets” shall mean any assets that are customarily transferred, sold and/or pledged or in respect of which security interests are customarily granted in connection with asset securitization transactions involving receivables similar to Receivables Assets and any collections or proceeds of any of the foregoing (including, without limitation, lock-boxes, deposit accounts, records in respect of Receivables Assets and collections in respect of Receivables Assets).

“Permitted Refinancing Indebtedness” shall mean any Indebtedness issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund (collectively, to “Refinance”), the Indebtedness being Refinanced (or previous refinancings thereof constituting Permitted Refinancing Indebtedness); provided that (a) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so Refinanced (plus unpaid accrued interest and premium (including tender premiums) thereon and underwriting discounts, defeasance costs, fees, commissions and expenses), (b) except with respect to Section 6.01(i), subject to the Permitted Earlier Maturity Indebtedness Exception (i) the final maturity date of such Permitted Refinancing Indebtedness is on or after the earlier of (x) the final maturity date of the Indebtedness being Refinanced and (y) (A) to the extent such Indebtedness is secured by the Collateral on a pari passu basis with the Initial Term B Loans, the Latest Maturity Date in effect at the time of incurrence thereof and (B) in respect of indebtedness that is secured on the Collateral on a junior lien basis to the Initial Term B Loans or is unsecured, the 91st day following the Latest Maturity Date in effect at the time of incurrence thereof and (ii) the Weighted Average Life to Maturity of such Permitted Refinancing Indebtedness is greater than or equal to the lesser of (x) the Weighted Average Life to Maturity of the Indebtedness being Refinanced and (y) 91 days after the Weighted Average Life to Maturity of the Class of applicable Term Loans then outstanding with the greatest remaining Weighted Average Life to Maturity, (c) if the Indebtedness being Refinanced is by its terms subordinated in right of payment to any Loan Obligations, such Permitted Refinancing Indebtedness shall be subordinated in right of payment to such Loan Obligations on terms in the aggregate not materially less favorable to the Lenders as those contained in the documentation governing the Indebtedness being Refinanced (as determined by the Parent in good faith), (d) no Permitted Refinancing Indebtedness shall be incurred by a non-Loan Party if such Indebtedness being so Refinanced was incurred by a Loan Party, (e) if the Indebtedness being Refinanced is secured (and permitted to be secured), such Permitted Refinancing Indebtedness may be secured by Liens on the same (or any subset of the) assets as secured (or would have been required to secure) the Indebtedness being Refinanced, on terms in the aggregate that are no less favorable to the Secured Parties than, the Indebtedness being refinanced or on terms otherwise permitted by Section 6.02 (as determined by the Parent in good faith) and (f) if the respective Permitted Refinancing Indebtedness is to be secured by the Collateral, the Permitted Refinancing Indebtedness shall likewise be subject to an Acceptable Intercreditor Agreement.

“Permitted Reorganization” shall mean a series of transactions whereby, for legal purposes, (a) the direct parent company of the Initial Borrower is contributed to a to a newly created direct wholly-owned U.S. corporate subsidiary of the Parent (“US Newco”) and then liquidated, as a result of which the Initial Borrower becomes a direct wholly-owned subsidiary of US Newco and (b) at the option of the Parent, the Initial Borrower may be liquidated; provided that US Newco expressly assumes, all of the Initial Borrower’s obligations with respect to the Loan Documents and satisfies the Collateral and Guarantee Requirements applicable to a new Loan Party; provided, further that the Permitted Reorganization is subject to customary “know your customer” requirements reasonably requested by the Administrative Agent.

“Permitted Sale Lease-Back Transaction” shall mean (i) any sale and lease-back transaction entered into prior to the Closing Date and (ii) any other sale and lease-back transaction, the proceeds of which shall constitute Net Proceeds.

“person” shall mean any natural person, corporation, business trust, joint venture, association, company, partnership, limited liability company or government, individual or family trusts, or any agency or political subdivision thereof.

“Plan” shall mean any “employee pension benefit plan” (as defined in Section 3(2) of ERISA, other than a Multiemployer Plan) that is (i) subject to the provisions of Title IV of ERISA or Section 412 of the

Code or Section 302 of ERISA, (ii) sponsored or maintained (at the time of determination or at any time within the five years prior thereto) by the Parent, any Restricted Subsidiary or any ERISA Affiliate, and (iii) in respect of which the Parent, any Restricted Subsidiary or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Platform” shall have the meaning assigned to such term in Section 5.04(g).

“Pledged Collateral” shall have the meaning assigned to such term in the U.S. Collateral Agreement.

“Prepayment-Based Incremental Amount” shall mean an amount equal to (i) the amount of cash actually paid in connection with all par or below-par Term Loan buybacks (to the extent such Term Loans are cancelled) plus (ii) the amount of all voluntary prepayments of Term Loans, Revolving Facility Loans, Incremental Term Loans, Incremental Revolving Loans and any Indebtedness secured by Other First Liens or Junior Liens on the Collateral incurred pursuant to Section 6.01(h), (p) and (v) (collectively, the “Specified Indebtedness”), in each case (x) with respect to any Revolving Facility Loans, to the extent accompanied by a permanent reduction in such Revolving Credit Commitments,(y) to the extent not funded with the proceeds of Indebtedness constituting “long-term indebtedness” and (z) with credit given for the amount of cash actually paid for such buybacks.

“primary obligor” shall have the meaning assigned to such term in the definition of the term “Guarantee.”

“Prime Rate” means the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent) or any similar release by the Federal Reserve Board (as determined by the Administrative Agent). Each change in the Prime Rate shall be effective from and including the date such change is publicly announced or quoted as being effective.

“Pro Forma Basis” shall mean, as to any person, for any events as described below that occur subsequent to the commencement of a period for which the financial effect of such events is being calculated, and giving effect to the events for which such calculation is being made, such calculation as will give pro forma effect to such events as if such events occurred on the first day of the most recent Test Period ended on or before the occurrence of such event (the “Reference Period”): (i) any Asset Sale and any asset acquisition, Investment (or series of related Investments) in excess of $25,000,000, merger, amalgamation, consolidation (including the Transactions) (or any similar transaction or transactions), any dividend, distribution or other similar payment, (ii) any operational changes or restructurings of the business of Parent or any of its Restricted Subsidiaries that the Parent or any of its Restricted Subsidiaries has determined to make and/or made during or subsequent to the Reference Period (including in connection with an Asset Sale or asset acquisition described in clause (i)) and which are expected to have a continuing impact and are factually supportable, which would include cost savings resulting from head count reduction, closure of facilities and other operational changes and other cost savings in connection therewith, (iii) the designation of any Restricted Subsidiary as an Unrestricted Subsidiary or of any Unrestricted Subsidiary as a Restricted Subsidiary and (iv) any incurrence, repayment, repurchase or redemption of Indebtedness (or any issuance, repurchase or redemption of Disqualified Stock or preferred stock), other than fluctuations in revolving borrowings in the ordinary course of business (and not resulting from a transaction as described in clause (i) above).

Pro forma calculations made pursuant to the definition of this term “Pro Forma Basis” shall be determined in good faith by a Responsible Officer of Parent. Any such pro forma calculation may include adjustments appropriate, in the reasonable good faith determination of Parent and set forth in a certificate of a Responsible Officer, to reflect operating expense reductions, other operating improvements, cost savings, synergies or such operational changes or restructurings described in clause (ii) of the immediately preceding paragraph reasonably expected to result from the applicable pro forma event in the twenty-four (24) month period following the consummation of the pro forma event; provided that the aggregate amount of adjustments in respect of pro forma operating improvements, cost savings, synergies or operational changes or restructurings that do not comply with Article 11 of Regulation S-X for any four quarter period (the “Non-S-X Adjustment Amount”) shall not, when aggregated with the amount of any increase to Consolidated EBITDA pursuant to clause (a)(vii) thereof for such period, exceed 25% of Consolidated EBITDA for such period prior to giving effect to the Non-S-X Adjustment Amount for such period or any adjustment pursuant to clause (a)(vii) of the definition of Consolidated EBITDA for such period. The Parent shall deliver to the Administrative Agent a certificate of a Responsible Officer of Parent setting forth such demonstrable or additional operating expense reductions and other operating improvements or synergies and information and calculations supporting them in reasonable detail.

If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the date on which the relevant calculation is being made had been the applicable rate for the entire period (taking into account any hedging obligations applicable to such Indebtedness if such hedging obligation has a remaining term in excess of 12 months). Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of Parent to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP. For purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period, except to the extent the outstandings thereunder are reasonably expected to increase as a result of any transactions described in clause (i) of the first paragraph of this definition of “Pro Forma Basis” which occurred during the respective period or thereafter and on or prior to the date of determination. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a Eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Parent may designate.

“Pro Rata Extension Offers” shall have the meaning assigned to such term in Section 2.22(a).

“Pro Rata Share” shall have the meaning assigned to such term in Section 9.08(f).

“Proceeding” means any claim, litigation, investigation, action, suit, arbitration or administrative, judicial or regulatory action or proceeding in any jurisdiction.

“Projections” shall mean the projections of Parent and the Restricted Subsidiaries included in the Information Memorandum and any other projections, financial estimates, forecast and any other forward-looking statements (including statements with respect to booked business) of such entities furnished to the Lenders or the Administrative Agent by or on behalf of Parent or any of the Restricted Subsidiaries prior to the Closing Date.

“PTE” shall mean a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Public Lender” shall have the meaning assigned to such term in Section 5.04.

“Public Offering” shall mean any underwritten public offering of common Capital Stock of Parent or any of its direct or indirect parents pursuant to an effective registration statement filed with the SEC in accordance with the Securities Act (other than a registration statement on Form S-4, Form S-8 or any successor form) or under equivalent securities laws and regulations of any other jurisdiction.

“Purchase Offer” shall have the meaning assigned to such term in Section 2.25(a).

“Purchase” shall have the meaning set forth in the definition of “Dutch Auction.”

“Purchase Notice” shall have the meaning set forth in the definition of “Dutch Auction.”

“Purchaser” shall have the meaning set forth in the definition of “Dutch Auction.”

“QFC Credit Support” shall have the meaning assigned to such term in Section 9.23.

“Qualified Cash Management Counterparty” means a counterparty to a Cash Management Agreement (other than an Agent, an Arranger or a Lender or an Affiliate of an Agent, an Arranger or a Lender) which agrees to indemnify the Administrative Agent, the Collateral Agent and Affiliates thereof as contemplated by Section 8.01 with respect to any action taken by it in respect of the Collateral or any breach by it of any Loan Document and, with respect to all other matters covered by Section 8.07 which relate to the Collateral, agrees to undertake a portion of the liability of the Lenders thereunder (without relieving the Lenders of their obligations) determined based on net termination liability (if any) of Parent, the Borrower or any of their Restricted Subsidiaries to the Qualified Cash Management Counterparty under the applicable Cash Management Agreement; provided that the aggregate amount of termination liability (if any) of Parent, the Borrower or any of their Restricted Subsidiaries to all Qualified Cash Management Counterparties under the applicable Cash Management Agreement, together with the aggregate amount of termination liability (if any) of Parent, the Borrower or any of their Restricted Subsidiaries to all Qualified Hedge Counterparties under the applicable Secured Hedge Agreement, at any time shall not exceed the greater of $15,000,000 and 2.5% of LTM EBITDA.

“Qualified Equity Interests” shall mean any Equity Interest other than Disqualified Stock.

“Qualified Hedge Counterparty” means a counterparty to a Secured Hedge Agreement (other than an Agent, an Arranger or a Lender or an Affiliate of an Agent, an Arranger or a Lender) which agrees to indemnify the Administrative Agent, the Collateral Agent and Affiliates thereof as contemplated by Section 8.07 with respect to any action taken by it in respect of the Collateral or any breach by it of any Loan Document and, with respect to all other matters covered by Section 8.01 which relate to the Collateral, agrees to undertake a portion of the liability of the Lenders thereunder (without relieving the Lenders of their obligations) determined based on net termination liability (if any) of Parent, the Borrower or any of their Restricted Subsidiaries to the Qualified Hedge Counterparty under the applicable Secured Hedge Agreement; provided that the aggregate amount of termination liability (if any) of Parent, the Borrower or any of their Restricted Subsidiaries to all Qualified Hedge Counterparties under the applicable Secured Hedge Agreement, together with the aggregate amount of termination liability (if any) of Parent, the Borrower or any of their Restricted Subsidiaries to all Qualified Cash Management Counterparties under the applicable Cash Management Agreement, at any time shall not exceed the greater of $15,000,000 and 2.5% of LTM EBITDA.

“Qualifying Lenders” shall have the meaning set forth in the definition of “Dutch Auction.”

“Qualifying Loans” shall have the meaning set forth in the definition of “Dutch Auction.”

“Qualified Receivables Facility” shall mean a receivables financing or factoring facility or arrangement pursuant to which a special purpose vehicle that is a Restricted Subsidiary or a third party purchases or otherwise acquires accounts receivable of Parent or any of its Restricted Subsidiaries so long as no portion of the Indebtedness or any other obligations (contingent or otherwise) under such receivables facility or facilities (x) is guaranteed by the Parent or any Subsidiary (excluding guarantees of obligations pursuant to Standard Securitization Undertakings), (y) is recourse to or obligates the Parent or any other Subsidiary in any way (other than pursuant to Standard Securitization Undertakings) or (z) subjects any property or asset (other than Receivables Assets or the Equity Interests of any Receivables Entity) of Parent or any other Subsidiary (other than a Receivables Entity), directly or indirectly, contingently or otherwise, to the satisfaction thereof (other than pursuant to Standard Securitization Undertakings).

“Rate” shall have the meaning assigned to such term in the definition of the term “Type.”

“Ratio-Based Incremental Amount” shall mean (a) with respect to any Indebtedness that is secured by Other First Liens (including, without limitation, Incremental Term Loans that are secured by Other First Liens), an unlimited amount so long as, upon the incurrence thereof, (i) the First Lien Secured Net Leverage Ratio would not exceed 2.30:1.00 or (ii), to the extent the proceeds of such Indebtedness are used to finance a Permitted Business Acquisition or an Investment permitted hereunder, the greater of (A) the 2.30:1.00 and (B) the First Lien Secured Net Leverage Ratio immediately prior to giving effect to such Business Acquisition or Investment permitted hereunder; (b) with respect to any Indebtedness that is secured by Junior Liens, an unlimited amount so long as, upon the incurrence thereof, either (i)(A) the Secured Net Leverage Ratio would not exceed 3.30:1.00 or (B) to the extent the proceeds of such Indebtedness are used to finance a Permitted Business Acquisition or an Investment permitted hereunder, the greater of (1) 3.30:1.00 and (2) the Secured Net Leverage Ratio immediately prior to giving effect to such Permitted Business Acquisition or Investment permitted hereunder or (ii) the Interest Coverage Ratio is equal to or greater than (A) 2.00:1.00 or (B) to the extent the proceeds of such Indebtedness are used to finance a Permitted Business Acquisition or an Investment permitted hereunder, the lesser of (1) 2.00:1.00 and (2) the Interest Coverage Ratio immediately prior to giving effect to such Permitted Business Acquisition or an Investment permitted hereunder; and (c) with respect to any Indebtedness that is unsecured, an unlimited amount so long as, upon the incurrence thereof, (i)(A) the Total Net Leverage Ratio would not exceed the 6.80:1.00 or (B), to the extent the proceeds of such Indebtedness are used to finance a Permitted Business Acquisition or an Investment permitted hereunder, the greater of (1) 6.80:1.00 and (2) the Total Net Leverage Ratio immediately prior to giving effect to such Permitted Business Acquisition or an Investment permitted hereunder or (ii) the Interest Coverage Ratio is equal to or greater than (A) 2.00:1.00 or (B), to the extent the proceeds of such Indebtedness are used to finance a Permitted Business Acquisition or an Investment permitted hereunder, the lesser of (1) 2.00:1.00 and (2) the Interest Coverage Ratio immediately prior to giving effect to such Permitted Business Acquisition or an Investment permitted hereunder, in each case calculated on a Pro Forma Basis (after giving effect to any acquisition consummated with the proceeds of such Incremental Facility) as of the most recently completed Test Period; provided that, in connection with incurring any Incremental Term Facility in the form of delayed draw commitments or Incremental Revolving Facilities, at the option of the Borrower, the First Lien Secured Net Leverage Ratio, Secured Net Leverage Ratio and/or Total Net Leverage Ratio, as applicable, will be calculated either (i) assuming the delayed draw commitments or revolving credit commitments are fully drawn at the time of establishment thereof, in which case, any subsequent utilization of such delayed draw commitments or revolving credit commitments shall not require compliance with any incremental test or (ii) upon the actual utilization under such delayed draw commitments or revolving credit commitments; provided that any such delayed draw commitments that are not tested until actual utilization shall be excluded from any calculation of “Required Lenders” or “Required Facility Lenders” until so utilized (other than in connection with Section 4.03).

“Real Property” shall mean, collectively, all right, title and interest (including any leasehold estate) in and to any and all parcels of or interests in real property owned in fee or freehold or leased by any Loan Party, whether by lease, license or other means, together with, in each case, all easements, hereditaments and appurtenances relating thereto, all improvements and appurtenant fixtures and equipment, incidental to the ownership, lease or operation thereof.

“Receivables Assets” shall mean any right to payment created by or arising from royalties, sales of goods, lease of goods or the rendition of services rendered no matter how evidenced whether or not earned by performance (whether constituting accounts, general intangibles, chattel paper or otherwise).

“Receivables Entity” shall mean any direct or indirect wholly owned Restricted Subsidiary of Parent which engages in no activities other than in connection with the financing of accounts receivable of the Receivables Sellers and which is designated (as provided below) as a “Receivables Entity” (a) with which neither the Parent nor any of its Restricted Subsidiaries has any contract, agreement, arrangement or understanding (other than pursuant to the Permitted Receivables Facility Documents (including with respect to fees payable in the ordinary course of business in connection with the servicing of accounts receivable and related assets)) on terms less favorable to the Parent or such Restricted Subsidiary than those that might be obtained at the time from persons that are not Affiliates of Parent (as determined by the Parent in good faith) and (b) to which neither the Parent nor any other Restricted Subsidiary has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results (other than pursuant to Standard Securitization Undertakings). Any such designation shall be evidenced to the Administrative Agent by filing with the Administrative Agent an officer’s certificate of Parent certifying that, to the best of such officer’s knowledge and belief after consultation with counsel, such designation complied with the foregoing conditions.

“Receivables Seller” shall mean the Parent or those Restricted Subsidiaries that are from time to time party to the Permitted Receivables Facility Documents (other than any Receivables Entity).

“Recipient” shall have the meaning assigned to such term in Section 2.17(g)(ii).

“Recovery Event” shall mean any event that gives rise to the receipt by the Parent or any of its Restricted Subsidiaries of any insurance proceeds or condemnation awards in respect of any equipment, fixed assets or Real Property (including any improvements thereon).

“Redeemed Notes” shall mean those certain 5.105% senior notes issued by the Closing Date Parent due 2023 and 4.000% senior notes issues by the Closing Date Parent due 2023.

“Redemption Notice” means the redemption notice delivered to the trustee under the indenture governing the Redeemed Notes in connection with the Redeemed Notes.

“Reference Period” shall have the meaning assigned to such term in the definition of the term “Pro Forma Basis.”

“Reference Time” with respect to any setting of the then-current Benchmark means (1) if such Benchmark is the Term SOFR Rate, 5:00 a.m. (Chicago time) on the day that is two Business Days preceding the date of such setting, (2) if such Benchmark is EURIBOR Rate, 11:00 a.m. Brussels time two TARGET Days preceding the date of such setting, (3) if the RFR for such Benchmark is SONIA, then four Business Days prior to such setting, (4) if the RFR for such Benchmark is Daily Simple SOFR, then four Business Days prior to such setting or (5) if such Benchmark is none of the Term SOFR Rate, the EURIBOR Rate or SONIA, the time determined by the Administrative Agent in its reasonable discretion.

“Refinance” shall have the meaning assigned to such term in the definition of the term “Permitted Refinancing Indebtedness,” and “Refinanced” and “Refinancing” shall have meanings correlative thereto.

“Refinancing Amendment” shall have the meaning assigned to such term in Section 2.23(e).

“Refinancing Effective Date” shall have the meaning assigned to such term in Section 2.23(a).

“Refinancing Notes” shall mean any secured or unsecured notes or loans issued by the Borrower or any Guarantor (whether under an indenture, a credit agreement or otherwise) and the Indebtedness represented thereby; provided that

(a) 100% of the Net Proceeds of such Refinancing Notes are used to permanently reduce Loans and/or replace Commitments substantially simultaneously with the issuance thereof;

(b) the principal amount (or accreted value, if applicable) of such Refinancing Notes does not exceed the principal amount (or accreted value, if applicable) of the aggregate portion of the Loans so reduced and/or Commitments so replaced (plus unpaid accrued interest and premium (including tender premiums) thereon and underwriting discounts, defeasance costs, fees, commissions and expenses);

(c) subject to the Permitted Earlier Maturity Indebtedness Exception, the final maturity date of such Refinancing Notes is on or after the Term Facility Maturity Date or the Revolving Facility Maturity Date, as applicable, of the Term Loans so reduced or the Revolving Facility Commitments so replaced;

(d) subject to the Permitted Earlier Maturity Indebtedness Exception, the Weighted Average Life to Maturity of such Refinancing Notes is greater than or equal to the Weighted Average Life to Maturity of the Term Loans so repaid or the Revolving Facility Commitments so replaced;

(e) there shall be no obligor with respect thereto that is not a Loan Party;

(f) if such Refinancing Notes are secured, such Refinancing Notes shall be secured by all or a portion of the Collateral, but shall not be secured by any assets of Parent or its subsidiaries other than the Collateral (other than the Collateral Exceptions);

(g) Refinancing Notes that are secured by Collateral shall be subject to the provisions of an Acceptable Intercreditor Agreement; and

(h) all other terms applicable to such Refinancing Notes (excluding pricing, fees, rate floors and optional prepayment or redemption terms and covenants (x) applicable only to periods after the Latest Maturity Date of any Term Facility (in the case of any Permitted Refinancing Indebtedness in the form of term loans) or Revolving Facility (in the case of any (in the case of any Permitted Refinancing Indebtedness in the form of revolving loans or revolving commitments) or (y) that are also made for the benefit of the Lenders) (I) are substantially identical to, or (taken as a whole) are no more favorable to the providers of such Indebtedness (in each case, as determined by the Borrower in good faith) than, those applicable to the refinanced Indebtedness or (II) otherwise reasonably acceptable to the Administrative Agent.

“Refinancing Term Loans” shall have the meaning assigned to such term in Section 2.23(a).

“Refunded Swing Line Loans” shall have the meaning assigned to such term in Section 2.04(c)(i).

“Register” shall have the meaning assigned to such term in Section 9.04(b)(iv).

“Regulated Bank” means (x) a banking organization with a consolidated combined capital and surplus of at least $5,000,000,000 that is (i) a U.S. depository institution the deposits of which are insured by the Federal Deposit Insurance Corporation, (ii) a corporation organized under section 25A of the U.S. Federal Reserve Act of 1913, (iii) a branch, agency or commercial lending company of a foreign bank operating pursuant to approval by and under the supervision of the Federal Reserve Board under 12 C.F.R. part 211, (iv) a non-U.S. branch of a foreign bank managed and controlled by a U.S. branch referred to in clause (iii), or (v) any other U.S. or non-U.S. depository institution or any branch, agency or similar office thereof supervised by a bank regulatory authority in any jurisdiction or (y) any Affiliate of a Person set forth in clause (x) to the extent that (1) all of the capital stock of such Affiliate is directly or indirectly owned by either (I) such person set forth in clause (x) or (II) a parent entity that also owns, directly or indirectly, all of the capital stock of such person set forth in clause (x) and (2) such Affiliate is a securities broker or dealer registered with the United States Securities and Exchange Commission under Section 15 of the Securities Exchange Act of 1934, as amended from time to time.

“Regulation T” shall mean Regulation T of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation U” shall mean Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation X” shall mean Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Related Fund” shall mean, with respect to any Lender that is a fund that invests in bank or commercial loans and similar extensions of credit, any other fund that invests in bank or commercial loans and similar extensions of credit and is advised or managed by (a) such Lender, (b) an Affiliate of such Lender or (c) an entity (or an Affiliate of such entity) that administers, advises or manages such Lender.

“Related Parties” shall mean, with respect to any specified person, such person’s controlled and controlling Affiliates and the respective directors, trustees, officers, employees, agents, advisors and members of such person and such person’s controlled and controlling Affiliates.

“Release” shall mean any spilling, leaking, seepage, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, emanating or migrating in, into, onto or through the Environment.

“Relevant Governmental Body” means (i) with respect to a Benchmark Replacement in respect of Loans denominated in Dollars, the Federal Reserve Board and/or the NYFRB, the CME Term SOFR Administrator, as applicable, or a committee officially endorsed or convened by the Federal Reserve Board and/or the NYFRB or, in each case, any successor thereto, (ii) with respect to a Benchmark Replacement in respect of Loans denominated in Sterling, the Bank of England, or a committee officially endorsed or convened by the Bank of England or, in each case, any successor thereto, (iii) with respect to a Benchmark Replacement in respect of Loans denominated in Euros, the European Central Bank, or a committee officially endorsed or convened by the European Central Bank or, in each case, any successor thereto, and (iv) with respect to a Benchmark Replacement in respect of Loans denominated in any other currency, (a) the central bank for the currency in which such Benchmark Replacement is denominated or any central bank or other supervisor which is responsible for supervising either (1) such Benchmark Replacement or (2) the administrator of such Benchmark Replacement or (b) any working group or committee officially endorsed or convened by (1) the central bank for the currency in which such Benchmark Replacement is denominated, (2) any central bank or other supervisor that is responsible for supervising either (A) such Benchmark Replacement or (B) the administrator of such Benchmark Replacement, (3) a group of those central banks or other supervisors or (4) the Financial Stability Board or any part thereof.

“Relevant Party” shall have the meaning assigned to such term in Section 2.17(g)(ii).

“Relevant Rate” means (i) with respect to any Term Benchmark Borrowing denominated in Dollars, the Adjusted Term SOFR Rate, (ii) with respect to any Term Benchmark Borrowing denominated in Euros, the Adjusted EURIBOR Rate, or (iii) with respect to any Borrowing denominated in Sterling or Dollars, the applicable Adjusted Daily Simple RFR, as applicable.

“Relevant Screen Rate” means (i) with respect to any Term Benchmark Borrowing denominated in Dollars, the Term SOFR Reference Rate or (ii) with respect to any Term Benchmark Borrowing denominated in Euros, the EURIBOR Screen Rate.

“Replacement Revolving Facilities” shall have the meaning assigned to such term in Section 2.23(c).

“Replacement Revolving Facility Commitments” shall have the meaning assigned to such term in Section 2.23(c).

“Replacement Revolving Facility Effective Date” shall have the meaning assigned to such term in Section 2.23(c).

“Replacement Revolving Loans” shall have the meaning assigned to such term in Section 2.23(c).

“Reply Amount” shall have the meaning set forth in the definition of “Dutch Auction.”

“Reportable Event” shall mean any reportable event as defined in Section 4043(c) of ERISA or the regulations issued thereunder, other than those events as to which the 30-day notice period referred to in Section 4043(c) of ERISA has been waived, with respect to a Plan (other than a Plan maintained by an ERISA Affiliate that is considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Section 414 of the Code).

“Repricing Event” shall mean (a) any repayment, prepayment or repurchase of all or a portion of the Initial Term B Loans or Delayed Draw Term B Loans, as applicable with the proceeds of, or any conversion of all or any portion of the Initial Term B Loans or Delayed Draw Term B Loans, as applicable into, any new or replacement Indebtedness bearing interest with an All-in Yield (as reasonably determined by the Administrative Agent in consultation with the Parent and taking into account interest rate margin and benchmark floors, recurring fees and all upfront or similar fees or original issue discount (amortized over the shorter of (A) the weighted average life to maturity of such term loans and (B) four years), but excluding any bona fide arrangement, underwriting, structuring, syndication or other fees payable in connection therewith that are not shared ratably with all lenders or holders of such Indebtedness in their capacities as lenders or holders of such Indebtedness) less than the All-in Yield applicable to the Initial Term B Loans or Delayed Draw Term B Loans, as applicable (determined on the same basis as provided in the preceding parenthetical) and (b) any amendment (including pursuant to a replacement term loan) to the Initial Term B Loans or Delayed Draw Term B Loans, as applicable, or any tranche thereof, in each case of clauses (a) and (b) above, if the primary purpose of such repayment, prepayment or repurchase (as reasonably determined by the Administrative Agent in consultation with the Parent) is to lower the All-in Yield applicable to the Initial Term B Loans or Delayed Draw Term B Loans, as applicable that are repaid, prepaid or repurchased using the proceeds thereof (as determined on the same basis as provided in clause (a)). It is understood that “Repricing Events” shall not include any repayment, prepayment or refinancing of all or a portion of the Initial Term B Loans or Delayed Draw Term B Loans, as applicable in connection with a Change of Control or a Specified Acquisition. It is understood that any prepayment premium with respect to a Repricing Event shall apply to any required assignment by a Non-Consenting Lender in connection with any such amendment pursuant to Section 2.19(c)).

“Required Combined Facility Lenders” shall mean, at any time, Lenders having Delayed Draw Term Loan A Commitments or Initial Term A Loans and Revolving Facility Commitments (or, if the Revolving Facility Commitments have terminated, Revolving Facility Credit Exposure) that, taken together, represent more than 50% of the sum of (i) all Initial Term A Loans or Delayed Draw Term Loan A Commitments, and (ii) all Revolving Facility Commitments (or, if the Revolving Facility Commitments have terminated, Revolving Facility Credit Exposure) at such time; provided, that the Term A Loans, Delayed Draw Term Loan A Commitments, Revolving Facility Loans, Revolving Facility Commitments and Revolving Facility Credit Exposure of any Defaulting Lender shall be disregarded in determining Required Lenders at any time.

“Required Delayed Draw Term Loan B Lenders” means, as of any date of determination, Lenders having or holding more than 50% of the sum of the aggregate Delayed Draw Term Loan B Commitments then outstanding.

“Required Facility Lenders” shall mean, at any time, with respect to one or more Facilities, Lenders having Term Loans and Revolving Facility Commitments (or, if the Revolving Facility Commitments have terminated, Revolving Facility Credit Exposure) under such Facility or Facilities that, taken together, represent more than 50% of the sum of (x) all Term Loans and (y) all Revolving Facility Commitments (or, if the Revolving Facility Commitments have terminated, Revolving Facility Credit Exposure) under such Facility or Facilities at such time; provided, that the Term Loans, Revolving Facility Commitments and Revolving Facility Credit Exposure of any Defaulting Lender shall be disregarded in determining Required Facility Lenders at any time.

“Required Lenders” shall mean, at any time, Lenders having Term Loans, Revolving Facility Commitments (or, if the Revolving Facility Commitments have terminated, Revolving Facility Credit Exposure) and Revolving Facility Loans that, taken together, represent more than 50% of the sum of (x) all Term Loans and (y) all Revolving Facility Commitments (or, if the Revolving Facility Commitments have terminated, Revolving Facility Credit Exposure) at such time; provided, that the Term Loans, Revolving Facility Commitments, Revolving Facility Loans and Revolving Facility Credit Exposure of any Defaulting Lender shall be disregarded in determining Required Lenders at any time.

“Required Percentage” shall mean, with respect to any Excess Cash Flow Period, 50%; provided, that, if the First Lien Secured Net Leverage Ratio as of the end of such Excess Cash Flow Period is (x) less than or equal to 3.00 to 1.00 but greater than 2.50 to 1.00, such percentage shall be 25% or (y) less than or equal to 2.50 to 1.00, such percentage shall be 0%.

“Required Revolving Facility Lenders” shall mean, at any time, Revolving Facility Lenders having Revolving Facility Commitments (or if the Revolving Facility Commitments have terminated, Revolving Facility Credit Exposure) or Revolving Facility Loans that, taken together, represent more than 50% of the sum of all Revolving Facility Commitments (or, if the Revolving Facility Commitments have terminated, Revolving Facility Credit Exposure at such time); provided that the Revolving Facility Commitments and Revolving Facility Credit Exposure of any Defaulting Lender shall be disregarded in determining Required Revolving Facility Lenders at any time.

“Required Term A Lenders” means, as of any date of determination, Lenders having or holding more than 50% of the sum of the aggregate Delayed Draw Term Loan A Commitments or Term A Loans then outstanding; provided, that the Term A Loans of any Defaulting Lender shall be disregarded in determining Required Lenders at any time.

“Required Term B Lenders” means, as of any date of determination, Lenders having or holding more than 50% of the sum of the aggregate Term B ~~Loan~~Facility Commitments or Term B Loans then outstanding; provided, that the Term B Loans of any Defaulting Lender shall be disregarded in determining Required Lenders at any time.

“Requirement of Law” shall mean, as to any person, any law, treaty, rule, regulation, statute, order, ordinance, decree, judgment, consent decree, writ, injunction, settlement agreement or governmental requirement enacted, promulgated or imposed or entered into or agreed by any Governmental Authority, in each case applicable to or binding upon such person or any of its property or assets or to which such person or any of its property or assets is subject.

“Resolution Authority” shall mean an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer” of any person shall mean the chief executive officer, president, senior vice president, vice president, chief financial officer, treasurer or controller of a Loan Party or, in the case of a Foreign Guarantor, any duly appointed authorized signatory or any director or managing member of such person that has been designated in writing by Parent as being so authorized, and solely for purposes of notices given pursuant to Article II, any other officer or employees of the applicable Loan Party so designated by any of the foregoing officers in a notice to the Administrative Agent or any other officer or employee of the applicable Loan Party designated in or pursuant to an agreement between the applicable Loan Party and the Administrative Agent. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

“Restricted Payments” shall have the meaning assigned to such term in Section 6.06. The amount of any Restricted Payment made other than in the form of cash or cash equivalents shall be the Fair Market Value thereof.

“Restricted Subsidiary” means any Subsidiary of the Parent other than an Unrestricted Subsidiary.

“Return Bid” shall have the meaning set forth in the definition of “Dutch Auction.”

“Restructuring Charges” shall mean Charges attributable to the undertaking and/or implementation of operating and productivity improvements and enhancements, operating expense reductions, cost savings initiatives and other initiatives, transitions, openings and pre-openings, “greenfield start-up” costs (including customer and “new door” start-up costs, new product investment and start-up or ramp-up of facilities), business and operation optimization, restructurings (including restructuring costs and integration costs incurred in connection with Investments (including Permitted Business Acquisitions) prior to or after the Closing Date), integration, software development, systems upgrade, closure or consolidation of facilities and properties, curtailments, entry into new markets, strategic initiatives and contracts, consulting fees, signing or retention Charges, retention or completion bonuses, signing and recruitment Charges for management, moving Charges associated with new offices, expansion and relocation expenses, non-recurring costs related to product safety, product recall and increased warranty claims, severance payments, excess pension charges, curtailments or modifications to pension and postretirement employee benefit plans or other post-employment benefit Charges representing amortization of unrecognized prior service Charges, actuarial losses, including amortization of such amounts arising in prior periods, amortization of the unrecognized net obligation (and loss or cost) existing at the date of initial application of FASB Accounting Standards Codification 715, systems establishment and conversion costs and new systems design and implementation and project startup Charges, reserves or expenses relating to acquisitions prior to or after the Closing Date, consulting fees, any non-recurring expense relating to enhanced accounting function and non-recurring updates to information technology systems and supply chain process, settlement of disputes, expenses in connection with Incentive Arrangements of the type described in clause (e) of the definition thereof, costs associated with becoming a public company, any other Charges resulting from a restructuring of the legal entity or functional organizational structure of the Borrower and its Restricted Subsidiaries and any other items of a similar nature and other costs (including legal services costs) incurred in connection with any of the foregoing, in each case whether or not consummated.

“Revaluation Date” shall mean (a) with respect to any Loan denominated in any Alternative Currency, each of the following: (i) the date of the Borrowing of such Loan and (ii) (A) with respect to any Term Benchmark Loan, each date of a conversion into or continuation of such Loan pursuant to the terms of this Agreement and (B) with respect to any RFR Loan, each date that is on the numerically corresponding day in each calendar month that is one month after the Borrowing of such Loan (or, if there is no such numerically corresponding day in such month, then the last day of such month); (b) with respect to any Letter of Credit denominated in an Alternative Currency, each of the following: (i) the date on which such Letter of Credit is issued, (ii) the first Business Day of each calendar month and (iii) the date of any amendment of such Letter of Credit that has the effect of increasing the face amount thereof; and (c) any additional date as the Administrative Agent may determine at any time when an Event of Default exists.

“Revolving Facility” shall mean the Revolving Facility Commitments of any Class and the extensions of credit made hereunder by the Revolving Facility Lenders of such Class and, for purposes of Section 9.08(b), shall refer to all such Revolving Facility Commitments as a single Class.

“Revolving Facility Borrowing” shall mean a Borrowing comprised of Revolving Facility Loans of the same Class and currency.

“Revolving Facility Commitment” shall mean, with respect to each Revolving Facility Lender, the commitment of such Revolving Facility Lender to make Revolving Facility Loans pursuant to Section 2.01(b), expressed as an amount representing the maximum aggregate permitted amount of such Revolving Facility Lender’s Revolving Facility Credit Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.08, (b) reduced or increased from time to time pursuant to assignments by or to such Lender under Section 9.04, and (c) increased, extended or replaced as provided under Section 2.21, 2.22 or 2.23. The initial amount of each Lender’s Revolving Facility Commitment is set forth on Schedule 2.01, or in the Assignment and Acceptance, Incremental Assumption Agreement, Extension Amendment or Refinancing Amendment pursuant to which such Lender shall have assumed its Revolving Facility Commitment, as applicable. The aggregate amount of the Lenders’ Revolving Facility Commitments on the Closing Date is $1,000,000,000. On the Closing Date, there is only one Class of Revolving Facility Commitments. After the Closing Date, additional Classes of Revolving Facility Commitments may be added or created pursuant to Extension Amendments or Refinancing Amendments.

“Revolving Facility Credit Exposure” shall mean, at any time with respect to any Class of Revolving Facility Commitments, the sum of (a) the aggregate principal amount of the Revolving Facility Loans of such Class outstanding at such time, (b) the Swing Line Exposure applicable to such Class at such time and (c) the Revolving L/C Exposure applicable to such Class at such time. The Revolving Facility Credit Exposure of any Revolving Facility Lender at any time shall be the product of (x) such Revolving Facility Lender’s Revolving Facility Percentage of the applicable Class and (y) the aggregate Revolving Facility Credit Exposure of such Class of all Revolving Facility Lenders, collectively, at such time.

“Revolving Facility Lender” shall mean a Lender (including an Incremental Revolving Facility Lender, and a Lender providing Extended Revolving Facility Commitments or Replacement Revolving Facility Commitments) with a Revolving Facility Commitment or with outstanding Revolving Facility Loans.

“Revolving Facility Loan” shall mean a Loan made by a Revolving Facility Lender pursuant to Section 2.01(b). Unless the context otherwise requires, the term “Revolving Facility Loans” shall include the Other Revolving Loans.

“Revolving Facility Maturity Date” shall mean, as the context may require, (a) with respect to the Revolving Facility in effect on the Closing Date, the fifth anniversary of the Closing Date and (b) with respect to any other Classes of Revolving Facility Commitments, the maturity dates specified therefor in the applicable Extension Amendment or Refinancing Amendment.

“Revolving Facility Percentage” shall mean, with respect to any Revolving Facility Lender of any Class, the percentage of the total Revolving Facility Commitments of such Class represented by such Lender’s Revolving Facility Commitment of such Class. If the Revolving Facility Commitments of such Class have terminated or expired, the Revolving Facility Percentages of such Class shall be determined based upon the Revolving Facility Commitments of such Class most recently in effect, giving effect to any assignments pursuant to Section 9.04.

“Revolving Facility Termination Event” shall have the meaning assigned to such term in Section 2.05(k).

“Revolving L/C Exposure” of any Revolving Facility of any Class shall mean at any time the aggregate L/C Obligations under such Revolving Facility at such time. The Revolving L/C Exposure of any Revolving Facility Lender under any Revolving Facility at any time shall mean its applicable Revolving Facility Percentage of the aggregate Revolving L/C Exposure under such Revolving Facility at such time.

“RFR” means, for any RFR Loan denominated in (a) Sterling, SONIA and (b) Dollars, Daily Simple SOFR.

“RFR Borrowing” means, as to any Borrowing, the RFR Loans comprising such Borrowing.

“RFR Business Day” means, for any Loan denominated in (a) Sterling, any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which banks are closed for general business in London and (c) Dollars, a U.S. Government Securities Business Day.

“RFR Interest Day” has the meaning specified in the definition of “Daily Simple RFR”.

“RFR Loan” means a Loan that bears interest at a rate based on the Adjusted Daily Simple RFR.

“S&P” shall mean Standard & Poor’s Financial Services LLC, a subsidiary of S&P Global Inc., and any successor thereto.

“Sanctioned Country” shall mean, at any time, a country or territory which is itself the subject or target of any Sanctions Laws (at the time of this Agreement, Crimea, the so called Donetsk and Luhansk regions of Ukraine, Cuba, Iran, North Korea and Syria).

“Sanctions Laws” shall mean economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by OFAC or the U.S. Department of State, (b) the Office of the Superintendent of Financial Institutions, (c) Her Majesty’s Treasury (and its respective governmental departments), (d) the European Union and its member states, (e) the European Economic Area and its member states, (f) the United Nations Security Council, (f) the Hong Kong Monetary Authority or (g) any other applicable sanctions authority in any jurisdiction of the Parent, the Borrowers and the Restricted Subsidiaries.

“SEC” shall mean the Securities and Exchange Commission or any successor thereto.

“Secured Cash Management Agreement” shall mean any Cash Management Agreement that is entered into by and between the Parent or any Restricted Subsidiary and any Cash Management Bank, including any such Cash Management Agreement that is in effect on the Closing Date, unless, when entered into, such Secured Cash Management Agreement is designated in writing by the Parent and such Cash Management Bank to the Administrative Agent to not be included as a Secured Cash Management Agreement.

“Secured Hedge Agreement” shall mean any Hedging Agreement that is entered into by and between any Loan Party and any Hedge Bank, including any such Hedging Agreement that is in effect on the Closing Date, unless, when entered into, such Secured Hedge Agreement is designated in writing by the Parent and such Hedge Bank to the Administrative Agent to not be included as a Secured Hedge Agreement. Notwithstanding the foregoing, for all purposes of the Loan Documents, any Guarantee of, or grant of any Lien to secure, any obligations in respect of a Secured Hedge Agreement by a Guarantor shall not include any Excluded Swap Obligations with respect to such Guarantors.

“Secured Net Leverage Ratio” shall mean, as of any date of determination, the ratio of (a) Consolidated Secured Net Debt as of such date to (b) Consolidated EBITDA for the most recently ended Test Period for which financial statements of Parent have been delivered (or were required to be delivered) as required by this Agreement, all determined on a consolidated basis in accordance with GAAP; provided that Consolidated EBITDA shall be determined for the relevant Test Period on a Pro Forma Basis.

“Secured Parties” shall mean, collectively, the Administrative Agent, the Collateral Agent, each Lender, each Issuing Bank, each Hedge Bank that is party to any Secured Hedge Agreement, each Cash Management Bank that is party to any Secured Cash Management Agreement and each subagent appointed pursuant to Section 8.02 by the Administrative Agent with respect to matters relating to the Loan Documents.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Security Documents” shall mean the U.S. Collateral Agreement, the Closing Date Collateral Documents, the Foreign Collateral Documents, each Notice of Grant of Security Interest in Intellectual Property (as defined in the U.S. Collateral Agreement) and each other security agreement, pledge agreement or other instruments or documents executed and delivered pursuant to the foregoing or entered into or delivered after the Closing Date to the extent required by this Agreement or any other Loan Document, including pursuant to Section 5.10 and Section 5.15.

“Similar Business” shall mean (i) any business the majority of whose revenues are derived from business or activities conducted by the Parent and its Restricted Subsidiaries on the Closing Date, (ii) any business that is a natural outgrowth or reasonable extension, development or expansion of any such business or any business similar, reasonably related, incidental, complementary or ancillary to any of the foregoing or (iii) any business that in the Parent’s good faith business judgment constitutes a reasonable diversification of businesses conducted by the Parent and its Restricted Subsidiaries.

“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” means the NYFRB (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator’s Website” means the NYFRB’s website, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“SOFR Rate Day” has the meaning specified in the definition of “Daily Simple SOFR”.

“SONIA” means, with respect to any RFR Business Day, a rate per annum equal to the Sterling Overnight Index Average for such RFR Business Day published by the SONIA Administrator on the SONIA Administrator’s Website on the immediately succeeding RFR Business Day.

“SONIA Administrator” means the Bank of England (or any successor administrator of the Sterling Overnight Index Average).

“SONIA Administrator’s Website” means the Bank of England’s website, currently at http://www.bankofengland.co.uk, or any successor source for the Sterling Overnight Index Average identified as such by the SONIA Administrator from time to time.

“Specified Acquisition” shall mean any acquisition that is either (a) not permitted by this Agreement immediately prior to the consummation of such acquisition or (b) if permitted by this Agreement immediately prior to the consummation of such acquisition, would not provide the Parent and its Restricted Subsidiaries with adequate flexibility under this Agreement for the continuation and/or expansion of their combined operations following such consummation, as reasonably determined by the Parent acting in good faith.

“Specified Indebtedness” shall have the meaning set forth in the definition of “Prepayment-Based Incremental Amount”.

“Specified Representations” shall mean those representations and warranties set forth in Sections 3.01(a), 3.01(d), 3.02(a), 3.02(b)(i)(B), 3.03, 3.10, 3.11, 3.17, 3.18, 3.22 and 3.23 (solely as such representation relates to use of proceeds of Loans made on the Closing Date).

“Specified Test Period” shall mean the latest four consecutive fiscal quarters of Parent for which the financial statements required by Section 5.04(a) or (b) have been delivered (or were required to be delivered) to the Administrative Agent.

“Standard Securitization Undertakings” shall mean representations, warranties, covenants and indemnities entered into by the Parent or any Restricted Subsidiary thereof in connection with a Qualified Receivables Facility which are reasonably customary (as determined in good faith by the Parent) in an accounts receivable financing transaction in the commercial paper, term securitization or structured lending market.

“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentage (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Federal Reserve Board to which the Administrative Agent is subject with respect to the Adjusted EURIBOR Rate for eurocurrency funding (currently referred to as “Eurocurrency liabilities” in Regulation D) or any other reserve ratio or analogous requirement of any central banking or financial regulatory authority imposed in respect of the maintenance of the Commitments or the funding of the Loans. Such reserve percentage shall include those imposed pursuant to Regulation D. Term Benchmark Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“Sterling” or “£” mean the lawful currency of the United Kingdom.

“subsidiary” shall mean, with respect to any person (referred to in this definition as the “parent”), any corporation, limited liability company, partnership, association or other business entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or more than 50% of the general partnership interests are, at the time any determination is being made, directly or indirectly, owned, Controlled or held, or (b) that is, at the time any determination is made, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

“Subsidiary” shall mean, unless the context otherwise requires, a subsidiary of Parent. Notwithstanding the foregoing (and except for purposes of the definition of “Unrestricted Subsidiary” contained herein) an Unrestricted Subsidiary shall be deemed not to be a Restricted Subsidiary of Parent or any of its Subsidiaries for purposes of this Agreement.

“Subsidiary Guarantor” means each Guarantor other than the Parent.

“Subsidiary Redesignation” shall have the meaning provided in the definition of “Unrestricted Subsidiary”.

“Successor Borrower” shall have the meaning assigned to such term in Section 6.05(n).

“Supplier” shall have the meaning assigned to such term in Section 2.17(g)(ii).

“Supported QFC” shall have the meaning assigned to such term in Section 9.23.

“Swap Obligation” shall mean, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

“Swing Line Commitment” means, as to any Swing Line Lender, the commitment of such Swing Line Lender to make Swing Line Loans in (i) the amount set forth opposite such Swing Line Lender’s name on Schedule 2.01 hereof or (ii) if such Swing Line Lender has entered into an Assignment and Assumption, the amount set forth for such Lender as its Swing Line Commitment in the Register maintained by the Administrative Agent pursuant to Section 9.04(b)(iv).

“Swing Line Exposure” shall mean at any time for any Revolving Facility the aggregate principal amount of all outstanding Swing Line Loans under such Revolving Facility at such time. The Swing Line Exposure of any Revolving Facility Lender under any Revolving Facility at any time shall mean its applicable Revolving Facility Percentage of the aggregate Swing Line Exposure under such Revolving Facility at such time.

“Swing Line Lender” means each person listed as having a Swing Line Commitment on Schedule 2.01 in such capacity. A Swing Line Lender may, in its discretion, arrange for one or more Swing Line Loans to be issued by Affiliates or designated branch offices of such Swing Line Lender, in which case the term “Swing Line Lender” shall include any such Affiliate or branch office with respect to Swing Line Loans issued by such Affiliate or branch office.

“Swing Line Loan” means the swing line loan made by the Swing Line Lenders to the Borrower pursuant to Section 2.04.

“Swing Line Loan Request” means a Swing Line Loan Request substantially in the form of Exhibit D-2, or such other form as approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by an officer of the Borrower.

“Swing Line Sublimit” means $150,000,000. The Swing Line Sublimit is part of, and not in addition to, the Revolving Facility Commitments.

“Syndication Agent” means Wells Fargo Bank, National Association, in its capacity as syndication agent.

“TARGET2” means the Trans-European Automated Real-time Gross Settlement Express Transfer payment system which utilizes a single shared platform and which was launched on November 19, 2007.

“TARGET Day” means any day on which TARGET2 (or, if such payment system ceases to be operative, such other payment system, if any, reasonably determined by the Administrative Agent to be a suitable replacement) is open for the settlement of payments in Euro.

“Tax Group” shall have the meaning assigned to such term in Section 6.06(l)(A).

“Taxes” shall mean present or future taxes, duties, levies, imposts, assessments, deductions, withholdings (including backup withholding), fees or other charges imposed by any Governmental Authority, whether computed on a separate, consolidated, unitary, combined or other basis and any interest, fines, penalties or additions to tax with respect to the foregoing.

“Term A Facility” shall mean the Delayed Draw Term Loan A Commitments and the Initial Term A Loans made hereunder.

“Term A Facility Commitment” shall mean a Delayed Draw Term A Loan Commitment or commitment in respect of Other Term Loans in the form of Term A Loans.

“Term A Lender” shall mean a Lender (including an Incremental Term Loan Lender, an Extended Term Loan Lender and a Refinancing Term Loan Lender) with a Term A Facility Commitment or with outstanding Initial Term A Loans.

“Term A Loans” shall mean the Term Loans hereunder in the form of term A loans.

“Term B Facility Commitment” shall mean an Initial Term Loan B Commitment, Delayed Draw Term Loan B Commitment, 2023 Incremental Term B Loan Commitment or commitment in respect of Other Term Loans in the form of Term B Loans.

“Term B Lender” shall mean a Lender (including an Incremental Term Loan Lender, an Extended Term Loan Lender and a Refinancing Term Loan Lender) with a Term B Facility Commitment or with outstanding Term B Loans.

“Term B Loans” shall mean the Term Loans hereunder in the form of term B loans.

“Term Benchmark” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted Term SOFR Rate or the Adjusted EURIBOR Rate.

“Term Borrowing” shall mean any Initial Term Borrowing or Borrowing of Delayed Draw Term B Loans or Borrowing of Initial Term A Loans or any Borrowing of Other Term Loans.

“Term Facility” shall mean the Initial Term B Facilities, the Term A Facility, the Delayed Draw Term Loan B Facility, and/or any or all of the Other Term Facilities.

“Term Facility Commitment” shall mean the commitment of a Term Lender to make Term Loans, including Initial Term B Loans, 2023 Incremental Term B Loans, Initial Term A Loans, Delayed Draw Term B Loans and/or Other Term Loans.

“Term Facility Maturity Date” shall mean, as the context may require, (a) with respect to the Initial Term B Facilities and the Delayed Draw Term Facilities, the Initial Term B Facility Maturity Date, (b) with respect to the Term A Facilities, the Initial Term A Facility Maturity Date and (b) with respect to any other Class of Term Loans, the maturity dates specified therefor in the applicable Incremental Assumption Agreement, Extension Amendment or Refinancing Amendment.

“Term Lender” shall mean a Term A Lender and/or Term B Lender, as the context may require.

“Term Loan Installment Date” shall mean any Initial Term Loan B Installment Date, the Initial Term Loan A Installment Date or any Other Term Loan Installment Date.

“Term Loan Purchase Amount” shall have the meaning set forth in the definition of “Dutch Auction.”

“Term Loans” shall mean the Initial Term B Loans, the Initial Term A Loans the Delayed Draw Term B Loans and/or the Other Term Loans.

“Term SOFR Determination Day” has the meaning assigned to it under the definition of Term SOFR Reference Rate.

“Term SOFR Rate” means, with respect to any Term Benchmark Borrowing denominated in Dollars and for any tenor comparable to the applicable Interest Period, the Term SOFR Reference Rate at approximately 5:00 a.m., Chicago time, two U.S. Government Securities Business Days prior to the commencement of such tenor comparable to the applicable Interest Period, as such rate is published by the CME Term SOFR Administrator.

“Term SOFR Reference Rate” means, for any day and time (such day, the “Term SOFR Determination Day”), with respect to any Term Benchmark Borrowing denominated in Dollars and for any tenor comparable to the applicable Interest Period, the rate per annum determined by the Administrative Agent as the forward-looking term rate based on SOFR. If by 5:00 p.m. (New York City time) on such Term SOFR Determination Day, the “Term SOFR Reference Rate” for the applicable tenor has not been published by the CME Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Rate has not occurred, then the Term SOFR Reference Rate for such Term SOFR Determination Day will be the Term SOFR Reference Rate as published in respect of the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate was published by the CME Term SOFR Administrator, so long as such first preceding Business Day is not more than five (5) Business Days prior to such Term SOFR Determination Day.

“Term Yield Differential” shall have the meaning assigned to such term in Section 2.21(b)(v).

“Termination Date” shall mean the date on which (a) all Commitments shall have been terminated, (b) the principal of and interest on each Loan and L/C Borrowing, all Fees and all other expenses, obligations or amounts payable under any Loan Document and all Loan Obligations shall have been paid in full in cash (other than in respect of contingent indemnification and expense reimbursement claims not then due), and (c) all Letters of Credit (other than those that have been Cash Collateralized with the Minimum L/C Collateral Amount in accordance with Section 2.05(k)) have been cancelled or have expired and all amounts drawn or paid thereunder have been reimbursed in full in cash.

“Test Period” shall mean, at the Borrower’s option (a) the latest four consecutive fiscal quarters of the Borrower for which financial statements have been delivered to the Administrative Agent or for which financial statements are required to be delivered or (b) the latest period of four consecutive fiscal quarters for which internal, unaudited financial statements are available; provided that option (b) shall not be available to the Borrower for purposes of determining (i) the Applicable Margin, (ii) prepayments required pursuant to Sections 2.11(b) and (c), or (iii) compliance with the Financial Covenants (other than when calculating compliance with the Financial Covenant in connection with an incurrence based basket).

“Third Party Funds” shall mean any accounts or funds, or any portion thereof, received by the Parent or any of its Restricted Subsidiaries as agent on behalf of third parties in accordance with a written agreement that imposes a duty upon Borrower or one or more of its Restricted Subsidiaries to collect and remit those funds to such third parties.

“Total Net Leverage Ratio” shall mean, as of any date of determination, the ratio of (a) Consolidated Total Net Debt as of such date to (b) Consolidated EBITDA for the most recently ended Test Period for which financial statements of Parent have been delivered (or were required to be delivered) as required by this Agreement, all determined on a consolidated basis in accordance with GAAP; provided, that Consolidated EBITDA shall be determined for the relevant Test Period on a Pro Forma Basis.

“Trade Date” shall have the meaning assigned to such term in Section 9.04(i)(i).

“Transaction Agreement Representations” shall mean representations and warranties made with respect to Hera or its subsidiaries or Affiliates in the Acquisition Agreement to the extent the breach of such representations and warranties is materially adverse to the interests of the Lenders (in their capacities as such).

“Transactions” shall mean, collectively (a) the Closing Date Refinancing; (b) the redemption the Redeemed Notes; (c) the other transactions to occur pursuant to or in connection with the Loan Documents on or prior to the Closing Date; and (d) the payment of all fees and expenses to be paid and owing in connection with the foregoing.

“Treasury Regulations” shall mean the U.S. Treasury regulations promulgated under the Code.

“Type” shall mean, when used in respect of any Loan or Borrowing, the Rate by reference to which interest on such Loan or on the Loans comprising such Borrowing is determined. For purposes hereof, the term “Rate” shall include the Adjusted Term SOFR Rate, the Adjusted EURIBOR Rate, the Alternate Base Rate or the Adjusted Daily Simple RFR.

“UK Financial Institution” shall mean any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person subject to IFPRU 12.3 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Loan Party” means a Loan Party incorporated or formed under the laws of England and Wales.

“UK Resolution Authority” shall mean the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“UK Security Documents” means an English Law debenture entered into or to be entered into by the Collateral Agent and the UK Loan Parties in form and substance reasonably satisfactory to the Administrative Agent subject to and in accordance with the Agreed Guarantee and Security Principles.

“UK Subsidiary” means a Subsidiary incorporated or formed under the laws of England and Wales.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“Undisclosed Administration” means, in relation to a Lender or its direct or indirect parent company, the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official by a supervisory authority or regulator under or based on the law in the country where such Lender or its direct or indirect parent company is subject to home jurisdiction supervision if applicable law requires that such appointment is not to be publicly disclosed and such appointment has not been publicly disclosed.

“Uniform Commercial Code” or “UCC” shall mean the Uniform Commercial Code as the same may from time to time be in effect in the State of New York or the Uniform Commercial Code (or similar code or statute) of another jurisdiction, to the extent it may be required to apply to any item or items of Collateral.

“United States” shall mean the United States of America.

“Unreimbursed Amount” shall have the meaning assigned to such term in Section 2.05(c)(i).

“Unrestricted Cash” shall mean cash or Permitted Investments of Parent or any of its Restricted Subsidiaries that would not appear as “restricted” on a consolidated balance sheet of Parent or any of its Restricted Subsidiaries.

“Unrestricted Cash Amount” shall mean, on any date, the aggregate amount of Unrestricted Cash of Parent and its Restricted Subsidiaries on such date.

“Unrestricted Subsidiary” shall mean (1) any Subsidiary of Parent (other than a Borrower, any Subsidiary that directly or indirectly owns Equity Interests of a Borrower or any Designated Borrower), whether now owned or acquired or created after the Closing Date, that is designated on or after the Closing Date by the Parent as an Unrestricted Subsidiary hereunder by written notice to the Administrative Agent; provided that the Parent shall only be permitted to so designate a new Unrestricted Subsidiary on or after the Closing Date so long as (a) no Default or Event of Default has occurred and is continuing or would result therefrom, (b) all Investments in such Unrestricted Subsidiary at the time of designation (as contemplated by the immediately following sentence) are permitted in accordance with the relevant requirements of Section 6.04, and (c) such Subsidiary being designated as an “Unrestricted Subsidiary” shall also, concurrently with such designation and thereafter, constitute an “unrestricted subsidiary” under any Material Indebtedness issued or incurred on or after the Closing Date; and (2) any subsidiary of an Unrestricted Subsidiary (unless transferred to such Unrestricted Subsidiary or any of its subsidiaries by the Parent or one or more of its Subsidiaries after the date of the designation of Parent entity as a “Unrestricted Subsidiary” hereunder, in which case the subsidiary so transferred would be required to be independently designated in accordance with preceding clause (1)). The designation of any Restricted Subsidiary as an Unrestricted Subsidiary shall constitute an Investment by the Parent (or its Restricted Subsidiaries) therein at the date of designation in an amount equal to the Fair Market Value of Parent’s (or its Subsidiaries’) Investments therein, which shall be required to be permitted on such date in accordance with Section 6.04 (and not as an Investment permitted thereby in a Restricted Subsidiary). The Parent may designate any Unrestricted Subsidiary to be a Restricted Subsidiary for purposes of this Agreement (each, a “Subsidiary Redesignation”); provided that (i) no Default or Event of Default has occurred and is continuing or would result therefrom (after giving effect to the provisions of the immediately succeeding sentence), and (ii) the Parent shall have delivered to the Administrative Agent an officer’s certificate executed by a Responsible Officer of Parent, certifying to the best of such officer’s knowledge, compliance with the requirements of preceding clause (i). The designation of any Unrestricted Subsidiary as a Restricted Subsidiary on or after the Closing Date shall constitute (i) the incurrence at the time of designation of any Investment,

Indebtedness or Liens of such Subsidiary existing at such time and (ii) a return on any Investment by the applicable Loan Party (or its relevant Subsidiaries) in Unrestricted Subsidiaries pursuant to the preceding sentence in an amount equal to the Fair Market Value at the date of such designation of such Loan Party’s (or its relevant Subsidiaries’) Investment in such Subsidiary.

For the avoidance of doubt, no Borrower or Intermediate Holding Company shall be an Unrestricted Subsidiary.

“U.S. Collateral Agreement” shall mean the U.S. Collateral Agreement substantially in the form of Exhibit L dated as of the Closing Date, as may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, among the U.S. Loan Parties, the other Loan Parties party thereto and the Collateral Agent (at the direction of the Administrative Agent).

“U.S. Corporate Holding Company” shall mean any subsidiary of Closing Date Parent that is a Domestic Subsidiary and is treated as a corporation for U.S. federal income tax purposes.

“U.S. Loan Parties” means each Borrower and each other Loan Party that is a Domestic Subsidiary.

“U.S. Government Securities Business Day” means any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“U.S. Person” means any person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.

“U.S. Special Resolutions Regimes” shall have the meaning assigned to such term in Section 9.23.

“U.S. Tax Compliance Certificate” shall have the meaning assigned to such term in Section 2.17(f)(ii)(D).

“USA PATRIOT Act” shall mean the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. No. 107 56 (signed into law October 26, 2001)).

“VAT” means:

(a)  value added tax as provided for in the Value-Added Tax Consolidation Act 2010 of Ireland;

(b)  any value added tax imposed by the Value Added Tax Act 1994 of the United Kingdom;

(c)  any tax imposed in compliance with the Council Directive of 28 November 2006 on the common system of value added tax (EC Directive 2006/112); and

(d)  any other tax of a similar nature, whether imposed in a member state of the European Union in substitution for, or levied in addition to, such tax referred to in paragraphs (a), (b) and (c) above, or imposed elsewhere.

“Weighted Average Life to Maturity” shall mean, when applied to any Indebtedness at any date, the number of years obtained by dividing: (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (b) the then outstanding principal amount of such Indebtedness.

“Wholly Owned Subsidiary” of any person shall mean a subsidiary of such person, all of the Equity Interests of which (other than directors’ qualifying shares or nominee or other similar shares required pursuant to applicable law) are owned by such person or another Wholly Owned Subsidiary of such person. Unless the context otherwise requires, “Wholly Owned Subsidiary” shall mean a Subsidiary of Parent that is a Wholly Owned Subsidiary of Parent.

“Withdrawal Liability” shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers, and (c) in relation to any other applicable Bail-In Legislation: (i) any powers under that Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or other financial institution to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers; and (ii) any similar or analogous powers under that Bail-In Legislation.

Section 1.02 Terms Generally; GAAP. The definitions set forth or referred to in Section 1.01 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. Except as otherwise expressly provided herein, any reference in this Agreement to any Loan Document shall mean such document as amended, restated, amended and restated, supplemented or otherwise modified from time to time. Except as otherwise expressly provided herein (including, for the avoidance of doubt, the proviso in the definition of “Capitalized Lease Obligations”), all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided, that if at any time, any change in GAAP would affect the computation of any financial ratio or requirement in the Loan Documents and the Parent notifies the Administrative Agent that the Parent requests an amendment (or if the Administrative Agent notifies the Parent that the Required Lenders request an amendment), the Administrative Agent, the Lenders and the Parent shall, at no cost to the Parent, negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such financial ratio or requirement shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such provision is amended in accordance herewith. Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made (i) without giving effect to any election under Accounting Standards Codification 825-10-25 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of Parent or any Restricted Subsidiary at “fair value”, as defined therein, (ii) without giving effect to any treatment of Indebtedness in respect of convertible debt instruments under Accounting Standards Codification 470-20 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof and (iii) for the avoidance of doubt, except as provided in the definition of “Consolidated Net Income”, without giving effect to the financial condition, results and performance of the Unrestricted Subsidiaries.

Section 1.03 Effectuation of Transactions. Each of the representations and warranties of Parent contained in this Agreement (and all corresponding definitions) are made after giving effect to the Transactions, unless the context otherwise requires.

Section 1.04 Timing of Payment or Performance. Except as otherwise expressly provided herein, when the payment of any obligation or the performance of any covenant, duty or obligation is stated to be due or performance required on a day which is not a Business Day, the date of such payment or performance shall extend to the immediately succeeding Business Day.

Section 1.05 Times of Day. Unless otherwise specified herein, all references herein to times of day shall be references to Local Time.

Section 1.06 Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., an “Initial Revolving Loan”) or by Type (e.g., a “Term Benchmark Loan” or an “RFR Loan”) or by Class and Type (e.g., a “Term Benchmark Revolving Loan” or an “RFR Revolving Loan”). Borrowings also may be classified and referred to by Class (e.g., an “Initial Revolving Borrowing”) or by Type (e.g., a “Term Benchmark Borrowing” or an “RFR Borrowing”) or by Class and Type (e.g., a “Term Benchmark Revolving Borrowing” or an “RFR Revolving Borrowing”).

Section 1.07 Currency Translation. For purposes of any determination under Article V, Article VI (other than Section 6.12) or Article VII or any determination under any other provision of this Agreement expressly requiring the use of a current exchange rate, all amounts incurred, outstanding or proposed to be incurred or outstanding in currencies other than Dollars shall be translated into Dollars at currency exchange rates in effect on the date of such determination; provided, however, that for purposes of determining compliance with Article VI with respect to the amount of any Indebtedness, Asset Sale, Investment or Restricted Payment in a currency other than Dollars, no Default or Event of Default shall be deemed to have occurred solely as a result of changes in rates of exchange occurring after the time such Indebtedness is incurred or Asset Sale, Investment or Restricted Payment is made; provided that, for the avoidance of doubt, the foregoing provisions of this Section 1.07 shall otherwise apply to such Sections, including with respect to determining whether any Indebtedness may be incurred or Asset Sale, Investment or Restricted Payment made at any time under such Sections. For purposes of Section 6.12, amounts in currencies other than Dollars shall be translated into Dollars at the currency exchange rates used in preparing the most recently delivered financial statements pursuant to Section 5.04(a) or (b).

Section 1.08 Pro Forma Calculations; Certain Calculations and Tests.

(a)  Notwithstanding anything to the contrary herein, the Consolidated EBITDA, the First Lien Secured Net Leverage Ratio, the Secured Net Leverage Ratio, the Total Net Leverage Ratio and the Interest Coverage Ratio shall be calculated in the manner prescribed by this Section 1.08.

(b)  In connection with any action being taken in connection with a Limited Condition Transaction, for purposes of determining compliance with any provision of this Agreement which requires that no Default or Event of Default, as applicable, has occurred, is continuing or would result from any such action, as applicable, such condition shall, at the option of the Parent, be deemed satisfied, so long as no such Default or Event of Default, as applicable, exists on the date the definitive agreements for such Limited Condition Transaction are entered into. For the avoidance of doubt, if Parent has exercised its option under the first sentence of this clause (b), and any Default or Event of Default occurs following the date the definitive agreements for the applicable Limited Condition Transaction were entered into and prior to the consummation of such Limited Condition Transaction, any such Default or Event of Default shall be deemed to not have occurred or be continuing for purposes of determining whether any action being taken in connection with such Limited Condition Transaction is permitted hereunder.

(c)  In connection with any Limited Condition Transaction and any incurrence of any Indebtedness, Liens or obligations to make any Investment in connection with a Limited Condition Transaction, for purposes of:

(i)  determining compliance with any provision of this Agreement (other than the Financial Covenant or for determining any Applicable Margin) which requires the calculation of the First Lien Secured Net Leverage Ratio, the Secured Net Leverage Ratio, or the Total Net Leverage Ratio or the Interest Coverage Ratio (and, for the avoidance of doubt, any financial ratio set forth in the definition of “Incremental Amount”);

(ii)  determining compliance with representations and warranties, or a requirement regarding the absence of Defaults or Events of Default; or

(iii)  testing baskets set forth in this Agreement (including baskets measured as a percentage of LTM EBITDA);

in each case, at the option of the Parent (the Parent’s election to exercise such option in connection with any Limited Condition Transaction, an “LCT Election”), the date of determination of whether any such action is permitted hereunder shall be deemed to be the date the definitive agreement for such Limited Condition Transaction is entered into or, if applicable, delivery of notice or similar event or in connection with an acquisition to which the United Kingdom City Code on Takeover and Mergers (or any comparable law, rule or regulation in any other jurisdiction applies, the date on which a “Rule 2.7 announcement” of a firm intention to make an offer in respect of the target of an acquisition (or equivalent notice under such comparable law, rule or regulation in such other jurisdiction) (the “LCT Test Date”), and if, after giving effect to the Limited Condition Transaction and the other transactions to be entered into in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof) on a Pro Forma Basis as if they had occurred at the beginning of the most recent Test Period ending prior to the LCT Test Date, the Parent would have been permitted to take such action on the relevant LCT Test Date in compliance with such ratio, test or basket, such ratio, test or basket shall be deemed to have been complied with. For the avoidance of doubt, if the Parent has made an LCT Election and any of the ratios, tests or baskets for which compliance was determined or tested as of the LCT Test Date are exceeded as a result of fluctuations in any such ratio, test or basket, including due to fluctuations in Consolidated EBITDA or Total Assets of the Parent or of the Person subject to such Limited Condition Transaction, at or prior to the consummation of the relevant transaction or action, such baskets, tests or ratios will not be deemed to have been exceeded as a result of such fluctuations. If the Parent has made an LCT Election for any Limited Condition Transaction, then in connection with any calculation of any ratio, test or basket availability with respect to the Incurrence of Indebtedness or Liens, the making of Restricted Payments, the making of any Permitted Investment, mergers, the conveyance, lease or other transfer of all or substantially all of the assets of Parent, the prepayment, redemption, purchase, defeasance or other satisfaction of Indebtedness, or the designation of an Unrestricted Subsidiary (a “Subsequent Transaction”) following the relevant LCT Test Date and prior to the earlier of the date on which such Limited Condition Transaction is consummated or the date that the definitive agreement or irrevocable notice for such Limited Condition Transaction is terminated or expires without consummation of such Limited Condition Transaction, for purposes of determining whether such Subsequent Transaction is permitted under this Agreement, any such ratio, test or basket shall be required to be satisfied on a Pro Forma Basis assuming such Limited Condition Transaction and other transactions in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof) have been consummated.

(d)  Notwithstanding anything to the contrary herein, with respect to any amounts incurred or transactions (or series of transactions) entered into (or consummated) in reliance on a provision within the same covenant of this Agreement that does not require compliance with a financial ratio or test (any such amounts, the “Fixed Amounts”) substantially concurrently or in a series of related transactions with any amounts incurred or transactions entered into (or consummated) in reliance on a provision within the same covenant of this Agreement that requires compliance with any such financial ratio or test (including any First Lien Secured Net Leverage Ratio test, any Secured Net Leverage Ratio, any Total Net Leverage Ratio or the amount of Consolidated EBITDA) (any such amounts, the “Incurrence-Based Amounts”), it is understood and agreed that (a) the Fixed Amounts under such covenant shall be disregarded in the calculation of the financial ratio or test applicable to any substantially concurrent utilization of the Incurrence-Based Amounts and (b) the entire transaction (or series of related transactions) shall be calculated on a Pro Forma Basis (including the use of proceeds of all Indebtedness to be incurred and any repayments, repurchases and redemptions of Indebtedness; provided that, for purposes of such calculations, Unrestricted Cash Amount shall not include the cash proceeds of any Indebtedness the incurrence of which is the specified transaction or that is incurred to finance the specified transaction). Notwithstanding anything herein to the contrary, if at any time any applicable ratio or financial test for any category based on an Incurrence-Based Amount permits Indebtedness, Liens, Restricted Payments, Asset Sales, and Investments, as applicable, previously incurred under a category based on a Fixed Amount, such Indebtedness, Liens, Restricted Payments, Asset Sales, and Investments, as applicable, shall be deemed to have been automatically reclassified as incurred under such category based on an Incurrence-Based Amount. Unless the Borrower elects otherwise, any incurrence of Indebtedness, Disqualified Stock or preferred stock or other action shall be deemed to have been Incurred or taken, as applicable, first, under the Incurrence-Based Amount (or component thereof) and, second, under the Fixed Amount (or component thereof).

(e)  With respect to the provisions of this Agreement (A) that require newly incurred or issued Indebtedness or Capital Stock (or Indebtedness or Capital Stock that is proposed to be incurred or issued) to have a maturity not earlier than the Latest Maturity Date or to have Weighted Average Life to Maturity no shorter than the remaining Weighted Average Life to Maturity of existing Term Loans (including Incremental Term Loans) having the Latest Maturity Date or (B) that otherwise refer to the Latest Maturity Date in respect of any such incurrence or issuance (or proposed incurrence or issuance), such provisions shall be deemed to refer to the Latest Maturity Date in effect at the time of determination.

(f)  For purposes of determining compliance with any of the covenants set forth in Article 6 and in connection with any Incremental Facility at any time (whether at the time of incurrence or thereafter), if any Lien, Restricted Payment, Investment, Indebtedness, Disqualified Stock or preferred stock, asset sale, Disposition or Affiliate transaction meets the criteria of one, or more than one, of the categories permitted pursuant to the applicable covenant set forth in Article 6 and any related definitions or provisions used therein (including in connection with any Incremental Facility), the Parent (i) shall in its sole discretion determine under which category such Lien (other than Liens with respect to the Initial Term Loans and the Revolving Facility Loans), Investment, Restricted Payment, Indebtedness (other than Indebtedness consisting of the Initial Term Loans and the Revolving Facility Loans), Disqualified Stock or preferred stock, asset sale, Disposition or Affiliate transaction (or, in each case, any portion there) is permitted and (ii) shall be permitted to make any such determination or redetermination or classification or reclassification at such time and from time to time as it may determine and without notice to the Administrative Agent or any Lender.

(g)  For purposes of determining compliance with any financial covenant ratio or incurrence test (other than in respect of actual compliance with the Financial Covenant or determination of any Applicable Margin) in connection with the Incurrence of any Indebtedness (including Incremental Facilities), the incurrence or repayment of any Indebtedness in respect of the Revolving Facility, any Incremental Revolving Facility and/or other revolving facilities included in such financial covenant ratio or incurrence test calculation immediately prior to or simultaneously with the incurrence of such Indebtedness for which the pro forma calculation of such ratio or test is being made shall in each case be disregarded.

(h)  With respect to each dollar-based basket (including “general” baskets) in Section 6.04 or 6.06 the Borrower shall be permitted to convert (i) unused Restricted Payment capacity to Junior Financing prepayment capacity and Investment capacity and (ii) Junior Financing prepayment capacity to Investment capacity.

Section 1.09 Interest Rates. The interest rate on a Loan denominated in Dollars or an Alternative Currency may be derived from an interest rate benchmark that may be discontinued or is, or may in the future become, the subject of regulatory reform. Upon the occurrence of a Benchmark Transition Event, Section 2.14(b) provides a mechanism for determining an alternative rate of interest. The Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission, performance or any other matter related to any interest rate used in this Agreement, or with respect to any alternative or successor rate thereto, or replacement rate thereof, including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of, the existing interest rate being replaced or have the same volume or liquidity as did any existing interest rate prior to its discontinuance or unavailability. The Administrative Agent and its affiliates and/or other related entities may engage in transactions that affect the calculation of any interest rate used in this Agreement or any alternative, successor or alternative rate (including any Benchmark Replacement) and/or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any interest rate used in this Agreement, any component thereof, or rates referenced in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

Section 1.10 Letter of Credit Amounts. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the Dollar Equivalent of the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the Dollar Equivalent of the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

Section 1.11 Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws), if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person.

Section 1.12 Exchange Rate; Currency Equivalents. (i) The Administrative Agent or the Issuing Bank, as applicable, shall determine the Dollar Equivalent amounts of Term Benchmark Borrowings or Letter of Credit extensions denominated in Alternative Currencies. Such Dollar Equivalent shall become effective as of such Revaluation Date and shall be the Dollar Equivalent of such amounts until the next Revaluation Date to occur. Except for purposes of financial statements delivered by the Borrower hereunder or calculating financial covenants hereunder or except as otherwise provided herein, the applicable amount of any Agreed Currency (other than Dollars) for purposes of the Loan Documents shall be such Dollar Equivalent amount as so determined by the Administrative Agent or the Issuing Bank, as applicable.

(b)  Wherever in this Agreement in connection with a Borrowing, conversion, continuation or prepayment of a Term Benchmark Loan or an RFR Loan or the issuance, amendment or extension of a Letter of Credit, an amount, such as a required minimum or multiple amount, is expressed in Dollars, but such Borrowing, Loan or Letter of Credit is denominated in an Alternative Currency, such amount shall be the Dollar Equivalent of such amount (rounded to the nearest unit of such Alternative Currency, with 0.5 of a unit being rounded upward), as determined by the Administrative Agent or the Issuing Bank, as the case may be.

Section 1.13 Currency Fluctuations. Notwithstanding anything to the contrary in this Agreement, (i) any representation or warranty that would be untrue or inaccurate, (ii) any undertaking that would be breached or (iii) any event that would constitute a Default or an Event of Default, in each case, solely as a result of fluctuations in applicable currency exchange rates, shall not be deemed to be untrue, inaccurate, breached or so constituted, as applicable, solely as a result of such fluctuations in currency exchange rates; provided that this Section 1.13 shall not apply with respect to any inaccuracy, breach, default or Event of Default relating to Section 6.12.

Section 1.14 Belgian terms. In this Agreement, where it relates to any person, incorporated or established under the laws of Belgium or a Lien governed by the laws of Belgium, a reference to:

(a)  a “liquidator”, “trustee in bankruptcy”, “receiver”, “administrator” or similar officer includes any ~~insolventiefunctionaris/praticien de l’insolvabilité,~~ curator/curateur, vereffenaar/liquidateur, ~~gedelegeerd rechter/juge délégué,~~ gerechtsmandataris/mandataire de justice~~, gerechtelijk deskundige/expert judiciaire~~, voorlopig bewindvoerder/administrateur provisoire, gerechtelijk ~~bewindvoerder/administrateur~~deskundige/ expert judiciaire, mandataris ad hoc/mandataire ad hoc, ondernemingsbemiddelaar/médiateur d’entreprise, herstructureringsdeskundige/practician de la reorganisation, vereffeningsdeskundige/practician de la liquidation, as applicable, and sekwester/séquestre~~, as applicable~~;

(b)  a “Lien” includes any mortgage (hypotheek/hypothèque), pledge (pand/nantissement), any mandate to grant a mortgage, a pledge or any other real security (mandaat/mandat), privilege (voorrecht/privilège), reservation of title arrangement (eigendomsvoorbehoud/réserve de propriété), any real security (zakelijke zekerheid/sûreté réelle) and any transfer by way of security (overdracht ten titel van zekerheid/transfert à titre de garantie);

(c)  a person being “unable to pay its debts” is that person being in a state of cessation of payments (staking van betaling/cessation de paiements);

(d)  a “suspension of payments”, “administration”, “moratorium of any indebtedness” or “reorganisation” includes any ~~judicial reorganisation (~~gerechtelijke reorganisatie/réorganisation judiciaire (including openbare gerechtelijke reorganisatie door een minnelijk akkoord/réorganisation judiciaire publique par accord amiable, openbare gerechtelijke reorganisatie door een collectief akkoord/réorganisation judiciaire publique par un accord collectif, besloten gerechtelijke reorganisatie door een minnelijk akkoord/réorganisation judiciaire privée par accord amiable, besloten gerechtelijke reorganisatie door een collectief akkoord/réorganisation judiciaire privée par un accord collectif, overdracht onder gerechtelijk gezag/transfert sous autorité judiciaire), moratorium/moratoire or any cessation of payments (staking van betaling/cessation de paiements);

(e)  the “Belgian Civil Code” means the Belgian Oud Burgerlijk Wetboek/Ancien Code Civil as amended and/or replaced from time to time;

(f)  the “Belgian Companies and Associations Code” means the Belgian Wetboek van vennootschappen en verenigingen/Code des sociétés et des associations dated 23 March 2019, as amended from time to time

(g)  a “composition”, “compromise”, “assignment” or “arrangement” includes a minnelijk akkoord ~~met schuldeisers/accord amiable avec des créanciers,~~buiten gerechtelijke reorganisatie/accord amiable hors réorganisation judiciaire, or a gerechtelijke reorganisatie/réorganisation judiciaire (including openbare gerechtelijke reorganisatie door een minnelijk akkoord/réorganisation judiciaire publique par accord amiable, openbare gerechtelijke reorganisatie door een collectief akkoord/réorganisation judiciaire publique par un accord collectif ~~or~~, besloten gerechtelijke reorganisatie door een minnelijk akkoord/réorganisation judiciaire privée par accord amiable, besloten gerechtelijke reorganisatie door een collectief akkoord/réorganisation judiciaire privée par un accord collectif, overdracht onder gerechtelijk gezag/~~réorganisation par~~ transfert sous autorité ~~de justice~~judiciaire), as applicable;

(h)  “winding-up”, “administration” or “dissolution” includes any vereffening/liquidation, ontbinding/dissolution, faillissement/faillite and sluiting van een onderneming/ fermeture d’une entreprise;

(i)  “insolvency” includes any insolventieprocedure/procedure d’insolvabilité, gerechtelijke reorganisatie/réorganisation judiciaire, faillissement/faillite and any other concurrence between creditors (samenloop van schuldeisers/concours des créanciers);

(j)  an “expropriation” includes any onteigening / expropriation;

(k)  an “attachment”, “sequestration”, “distress”, “execution” or analogous process includes any uitvoerend beslag/saisie exécutoire, sekwester/séquestre and bewarend beslag/saisie conservatoire;

(l)  an “amalgamation”, “demerger”, “merger” “consolidation” or “corporate reconstruction” includes a overdracht van algemeenheid/transfert d’universalité, overdracht van bedrijfstak/transfert de branche d’activité, splitsing/scission and fusie/fusion and an assimilated transaction (gelijkgestelde verrichting/opération assimilée) in accordance with the Belgian Companies and Associations Code;

(m)  a Loan Party being “incorporated” in Belgium or of which its “jurisdiction of incorporation” is Belgium, means that such Loan Party has its statutory seat (statutaire zetel/siège statutaire) in Belgium;

(n)  “constitutional documents” means the oprichtingsakte/acte constitutive the most recent restated statuten/statuts and an up-to-date extract of the Crossroads Bank for Enterprises;

(o)  a “successor” means an algemene rechtsopvolger/successeur à titre universel;

(p)  “gross negligence” means zware fout/faute lourde; and

(q)  “willful misconduct” means opzettelijke fout/faute intentionnelle.

ARTICLE II

The Credits

Section 2.01   Commitments. Subject to the terms and conditions set forth herein:

(a)  each Term B Lender under the Initial Term B Facility agrees, severally and not jointly, to make Initial Term B Loans in Dollars to the Borrower on the Closing Date in an aggregate principal amount not to exceed its Initial Term Loan B Commitment,

(b)  each Revolving Facility Lender agrees, severally and not jointly, to make Revolving Facility Loans of a Class in Dollars or in one or more Alternative Currencies to any Borrower from time to time during the Availability Period in an aggregate principal amount that will not result in (i) such Lender’s Revolving Facility Credit Exposure of such Class exceeding such Lender’s Revolving Facility Commitment of such Class, or (ii) the Revolving Facility Credit Exposure of such Class exceeding the total Revolving Facility Commitments of such Class. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrowers may borrow, prepay and reborrow Revolving Facility Loans,

(c)  (i) each Lender having an Incremental Term Loan Commitment agrees, severally and not jointly, subject to the terms and conditions set forth in the applicable Incremental Assumption Agreement, to make Incremental Term Loans to any Borrower, in an aggregate principal amount not to exceed its Incremental Term Loan Commitment and (ii) each Lender having an Incremental Revolving Facility Commitment agrees, severally and not jointly, subject to the terms and conditions set forth in the applicable

Incremental Assumption Agreement, to make Incremental Revolving Loans to any Borrower, in an aggregate principal amount not to exceed its Incremental Revolving Facility Commitment,

(d)  the full amount of the Initial Term Loan B Commitments must be drawn in a single drawing on the Closing Date, and amounts of Term B Loans borrowed under Section 2.01(a), Section 2.01(c)(i) or Section 2.01(e) that are repaid or prepaid may not be reborrowed,

(e)  at any time during the Delayed Draw Term Loan B Commitment Period, subject to the terms and conditions set forth in Section 4.03 hereof, each Lender with a Delayed Draw Term Loan B Commitment severally agrees to make to the Borrower a Term B Loan denominated in Dollars in an aggregate amount requested by the Borrower but not exceeding such Lender’s unfunded Delayed Draw Term Loan B Commitment as of such date immediately prior to giving effect to such Borrowing (the “Delayed Draw Term B Loans”); provided that the aggregate principal amount of all such Borrowings of Delayed Draw Term B Loans shall not exceed the aggregate amount of the Delayed Draw Term Loan B Commitments as of the Closing Date,

(f)    at any time during the Delayed Draw Term Loan A Commitment Period, subject to the terms and conditions set forth in Section 4.03 hereof, each Lender with a Delayed Draw Term Loan A Commitment severally agrees to make to the Borrower a term A loan denominated in Dollars in an aggregate amount requested by the Borrower but not exceeding such Lender’s unfunded Delayed Draw Term Loan A Commitment as of such date immediately prior to giving effect to such Borrowing; provided that the aggregate principal amount of all such Borrowings of Initial Term A Loans shall not exceed the aggregate amount of the Delayed Draw Term Loan A Commitments as of the Closing Date, and

(g)  The Initial Term B Loans and Delayed Draw Term B Loans will be treated as the same Class (i.e., “fungible”) for U.S. federal income tax purposes and will have the same CUSIP.

Section 2.02 Loans and Borrowings.

(a)  Each Loan shall be made as part of a Borrowing consisting of Loans under the same Facility and of the same Type made by the Lenders ratably in accordance with their respective Commitments under the applicable Facility; provided, however, that Revolving Facility Loans of any Class shall be made by the Revolving Facility Lenders of such Class ratably in accordance with their respective Revolving Facility Percentages on the date such Loans are made hereunder. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided, that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.

(b)  Subject to Section 2.14, each Borrowing (other than a Swing Line Loan Borrowing) shall be comprised (1) in the case of Borrowings in Dollars, entirely of ABR Loans or Term Benchmark Loans and (2) in the case of Borrowings in any other Agreed Currency, entirely of Term Benchmark Loans or RFR Loans as the applicable Borrower may request in accordance herewith. Each Swing Line Loan Borrowing shall be an ABR Borrowing. Each Lender at its option may make a Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan (and in the case of an Affiliate, the provisions of Sections 2.15, 2.16 and 2.17 shall apply to such Affiliate to the same extent as to such Lender); provided that any exercise of such option shall not affect the obligation of the applicable Borrower to repay such Loan in accordance with the terms of this Agreement and such Lender shall not be entitled to any amounts payable under Section 2.15 solely in respect of increased costs resulting from such exercise and existing at the time of such exercise.

(c)  [Reserved].

(d)  At the commencement of each Interest Period for any Term Benchmark Revolving Facility Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of the Borrowing Multiple and not less than the Borrowing Minimum. At the time that each ABR Revolving Facility Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of the Borrowing Multiple and not less than the Borrowing Minimum; provided, that an ABR Revolving Facility Borrowing may be in an aggregate amount that is equal to the entire unused available balance of the Revolving Facility Commitments or that is required to finance the reimbursement of an L/C Disbursement as contemplated by Section 2.05(e). Each Swing Line Loan Borrowing shall be in an amount that is an integral multiple of, and not less than, the amounts set forth in Section 2.04. Borrowings of more than one Type and Class may be outstanding at the same time; provided, however, that no Borrower shall be entitled to request any Borrowing that, if made, and after giving effect to all Borrowings, all conversions of Loans from one type to another, and all continuations of Loans of the same type, would result in more than (i) 10 Term Benchmark Borrowings and RFR Borrowings outstanding under all Term Facilities at any time or (ii) 10 Term Benchmark Borrowings and RFR Borrowings outstanding under all Revolving Facilities at any time. Borrowings having different Interest Periods, regardless of whether they commence on the same date, shall be considered separate Borrowings.

(e)  Notwithstanding any other provision of this Agreement, no Borrower shall be entitled to request, or to elect to convert or continue, any Borrowing of any Class if the Interest Period requested with respect thereto would end after the Revolving Facility Maturity Date or Term Facility Maturity Date for such Class, as applicable.

Section 2.03 Requests for Borrowings.

(a)  To request a Revolving Facility Borrowing (other than a Swing Line Loan which is set forth in Section 2.04) and/or a Term Borrowing, applicable Borrower shall notify the Administrative Agent of such request (w) in the case of a Term Benchmark Borrowing denominated in Dollars, not later than 11:00 a.m., Local Time, three (3) Business Days before the date of the proposed Borrowing, (x) in the case of a Term Benchmark Borrowing denominated in Euros, not later than 12:00 p.m.., Local Time, three (3) Business Days before the date of the proposed Borrowing, (y) in the case of an RFR Borrowing denominated in Sterling or Dollars, not later than 11:00 a.m., Local Time, three (3) Business Days before the date of the proposed Borrowing or (x) in the case of an ABR Borrowing, not later than 10:00 a.m. Local Time, on the Business Day of the proposed Borrowing, whereupon the Administrative Agent shall give prompt notice to the Lenders of such request; provided that any such notice of an ABR Revolving Facility Borrowing to finance the reimbursement of an L/C Disbursement as contemplated by Section 2.05(c) may be given no later than 12:00 p.m., noon, Local Time, on the date of the proposed Borrowing. Each such Borrowing Request shall be irrevocable provided that any Borrowing Request may state that it is conditioned upon the effectiveness of this Agreement, other credit facilities, indentures or similar agreements or other transactions, in which case such notice may be revoked by the applicable Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied and (in the case of telephonic requests) shall be confirmed promptly by hand delivery or electronic means to the Administrative Agent of a written Borrowing Request signed by the applicable Borrower. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

(i)  whether such Borrowing is to be a Borrowing of Initial Term A Loans, Initial Term B Loans, Delayed Draw Term B Loans, Other Term Loans or Revolving Facility Loans of a particular Class, as applicable;

(ii)   the Agreed Currency and aggregate amount of the requested Borrowing;

(iii)  the date of such Borrowing, which shall be a Business Day;

(iv)  whether such Borrowing is to be an ABR Borrowing, a Term Benchmark Borrowing or an RFR Borrowing;

(v)   in the case of a Term Benchmark Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”; and

(vi)   the location (which must be in the United States unless otherwise agreed to by the Administrative Agent) and number of such Borrower’s account, to which funds are to be disbursed.

If no election as to the Type of Borrowing denominated in Dollars is specified, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Term Benchmark Borrowing then the applicable Borrower shall be deemed to have selected an Interest Period of one month’s duration. Promptly following receipt of a Borrowing Request in accordance with this Section 2.03, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.

(b)  Each Lender may, at its option, make any Loan available to Parent or any other Borrower that is a Foreign Subsidiary of Parent by causing any foreign or domestic branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of such Borrower to repay such Loan in accordance with the terms of this Agreement.

(c)  Notwithstanding anything to the contrary in this Agreement, any Lender may exchange, continue or rollover all or a portion of its Loans in connection with any refinancing, extension, loan modification or similar transaction permitted by the terms of this Agreement, pursuant to a cashless settlement mechanism approved by the applicable Borrower, the Administrative Agent, and such Lender.

Section 2.04 Swing Line Loans.

(a)  Swing Line Loan. Subject to the terms and conditions set forth herein, a Swing Line Lender, in reliance on the agreements of the Revolving Facility Lenders set forth in this Section 2.04, may, but shall have no obligation to, make Swing Line Loans in Dollars to the Borrower from time to time on any Business Day during the Availability Period, in an aggregate principal amount not to exceed at any time outstanding the amount of the Swing Line Sublimit; provided that, after giving effect to any Swing Line Loan, (i) the Revolving Facility Credit Exposure of Revolving Facility Commitments shall not exceed the Revolving Facility Commitments, (ii) the Revolving Facility Credit Exposure of Revolving Facility Commitments of any Revolving Facility Lender, shall not exceed such Lender’s Revolving Facility Commitment, (iii) the aggregate principal amount outstanding of all Swing Line Loans shall not exceed the Swing Line Sublimit and (iv) the Swing Line Exposure of such Swing Line Lender shall not exceed its Swing Line Commitment; provided, further, that no Swing Line Lender shall be required to make a Swing Line Loan to refinance an outstanding Swing Line Loan. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Swing Line Loans. Immediately upon the making of a Swing Line Loan by the Swing Line Lender, each Revolving Facility Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swing Line Lender a participation in such Swing Line Loan in an amount equal to such Revolving Facility Lender’s Pro Rata Share of the amount of such Swing Line Loan.

(b)  Borrowing Mechanics for Swing Line Loans. Each Swing Line Loan Borrowing shall be made upon the Borrower’s irrevocable notice to the Swing Line Lenders and the Administrative Agent. Each such notice may be given by: (A) telephone, or (B) a Swing Line Loan Request; provided that any telephonic notice by the Borrower must be confirmed immediately by delivery to the Swing Line Lenders and the Administrative Agent of a Swing Line Loan Request. Each such Swing Line Loan Request must be received by the Swing Line Lenders and the Administrative Agent not later than 12:00 noon (New York City time) on the date of the requested Swing Line Loan Borrowing, and such notice shall specify (i) the Borrower to be credited (or, if none is specified, the notice shall be deemed to be made on behalf of the Borrower), (ii) the amount to be borrowed, which shall be in a minimum of $100,000 or a whole multiple of $25,000 in excess thereof, and (iii) the date of such Swing Line Loan Borrowing (which shall be a Business Day). Promptly after receipt by any Swing Line Lender of such notice, such Swing Line Lender will confirm with the Administrative Agent that the Administrative Agent has also received such notice and, if not, such Swing Line Lender will notify the Administrative Agent of the contents thereof. Unless such Swing Line Lender has received notice from the Administrative Agent (including at the request of the Required Revolving Facility Lenders) prior to 2:00 p.m. (New York City time) on such requested borrowing date (A) directing such Swing Line Lender not to make such Swing Line Loan as a result of the limitations set forth in the first sentence of Section 2.04(a) or (B) that one or more of the applicable conditions set forth in Section 4.02 is not then satisfied, then, subject to the terms and conditions set forth herein, such Swing Line Lender may, but shall have no obligation to, make each Swing Line Loan available to the Borrower, by wire transfer thereof in accordance with instructions provided to (and reasonably acceptable to) such Swing Line Lender, not later than 3:00 p.m. (New York City time) on the requested date of such Swing Line Loan (which instructions may include standing payment instructions, which may be updated from time to time by the Borrower, provided that, unless such Swing Line Lender shall otherwise agree, any such update shall not take effect until the Business Day immediately following the date on which such update is provided to such Swing Line Lender).

(c)  Refinancing of Swing Line Loans.

(i) Any Swing Line Lender at any time in its sole and absolute discretion may request, on behalf of the Borrower (which hereby irrevocably authorizes the Swing Line Lender to so request on its behalf), that each Revolving Facility Lender make a Revolving Loan that is an ABR Loan in an amount equal to such Lender’s Pro Rata Share of the amount of Swing Line Loans made by such Swing Line Lender then outstanding (the “Refunded Swing Line Loans”). Such request shall be made in writing (which written request shall be deemed to be a Borrowing Request for purposes hereof) and in accordance (including with respect to prior notice requirements) with the requirements of Section 2.03(a), without regard to the minimum and multiples specified therein, but subject to the aggregate unused Revolving Facility Commitments and the conditions set forth in Section 4.02. Such Swing Line Lender shall furnish the Borrower with a copy of such Borrowing Request promptly after delivering such notice to the Administrative Agent. Each Revolving Facility Lender shall make an amount equal to its Pro Rata Share of the amount specified in such Borrowing Request available to the Administrative Agent in immediately available funds (and the Administrative Agent may apply Cash Collateral available with respect to the applicable Swing Line Loan) for the account of such Swing Line Lender at the Administrative Agent’s Office not

later than 1:00 p.m. (New York City time) on the day specified in such Borrowing Request, whereupon, subject to Section 2.04(c)(ii), each Revolving Facility Lender that so makes funds available shall be deemed to have made a Revolving Loan that is an ABR Loan to the Borrower in such amount.

(ii)  If for any reason any Swing Line Loan cannot be refinanced by such a Revolving Loan Borrowing in accordance with Section 2.04(c)(i), the request for Revolving Loans that are ABR Loans submitted by the Swing Line Lender as set forth herein shall be deemed to be a request by such Swing Line Lender that each of the Revolving Facility Lenders fund its participation in the relevant Swing Line Loan and each Revolving Facility Lender’s payment to the Administrative Agent for the account of such Swing Line Lender pursuant to Section 2.03(c)(i) shall be deemed payment in respect of such participation. The Administrative Agent shall notify the Borrower of any participations in any Swing Line Loan funded pursuant to this clause (ii), and thereafter payments in respect of such Swing Line Loan (to the extent of such funded participations) shall be made to the Administrative Agent for the benefit of the Lenders and not to such Swing Line Lender.

(iii)  If any Revolving Facility Lender fails to make available to the Administrative Agent for the account of the Swing Line Lender any amount required to be paid by such Revolving Facility Lender pursuant to the foregoing provisions of this Section 2.04(c) by the time specified in Section 2.04(c)(i), such Swing Line Lender (acting through the Administrative Agent) shall be entitled to recover from such Revolving Facility Lender, on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to such Swing Line Lender at a rate per annum equal to the greater of the Federal Funds Rate from time to time in effect and a rate determined by the Swing Line Lender in accordance with banking industry rules on interbank compensation, plus any reasonable administrative, processing or similar fees customarily charged by the Swing Line Lender in connection with the foregoing. If such Revolving Facility Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Revolving Loan included in the relevant Revolving Loan Borrowing or funded participation in the relevant Swing Line Loan, as the case may be. A certificate of such Swing Line Lender submitted (through the Administrative Agent) to any Revolving Facility Lender with respect to any amounts owing under this clause (iii) shall be conclusive absent manifest error.

(iv)  Each Revolving Facility Lender’s obligation to make Revolving Loans or to purchase and fund participations in Swing Line Loans pursuant to this Section 2.04(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the Swing Line Lender, the Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided that each Revolving Facility Lender’s obligation to make Revolving Loans pursuant to this Section 2.04(c) is subject to the conditions set forth in Section 4.02; provided, further, that for the avoidance of doubt, the conditions set forth in Section 4.02 shall not apply to the purchase or funding of participations pursuant to this Section 2.03(e). No such funding of participations shall relieve or otherwise impair the obligation of the Borrower to repay Swing Line Loans, together with interest as provided herein.

(d)  Repayment of Participations.

(i)  At any time after any Revolving Facility Lender has purchased and funded a participation in a Swing Line Loan, if the Swing Line Lender receives any payment on account of such Swing Line Loan, such Swing Line Lender will promptly remit such Revolving Facility Lender’s Pro Rata Share of such payment to the Administrative Agent (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Revolving Facility Lender’s participation was funded) in like funds as received by such Swing Line Lender, and any such amounts received by the Administrative Agent will be remitted by the Administrative Agent to the Revolving Facility Lenders that shall have funded their participations pursuant to Section 2.04(c)(ii) to the extent of their interests therein.

(ii)    If any payment received by such Swing Line Lender in respect of principal or interest on any Swing Line Loan is required to be returned by the Swing Line Lender under any of the circumstances described in Section 9.21 (including pursuant to any settlement entered into by the Swing Line Lender in its reasonable discretion), each Revolving Facility Lender shall pay to such Swing Line Lender its Pro Rata Share thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned at a rate per annum equal to the Federal Funds Rate from time to time in effect. The Administrative Agent will make such demand upon the request of such Swing Line Lender. The obligations of the Revolving Facility Lenders under this clause (ii) shall survive the payment in full of the Obligations and the termination of this Agreement.

(e)  Interest for Account of Swing Line Lender. Each Swing Line Lender shall be responsible for invoicing the Borrower for interest on the Swing Line Loans made by such Swing Line Lender. Until each Revolving Facility Lender funds its Revolving Loan that is an ABR Loan or participation pursuant to this Section 2.04 to refinance such Lender’s Pro Rata Share of any Swing Line Loan made by such Swing Line Lender, interest in respect of such Lender’s share thereof shall be solely for the account of such Swing Line Lender.

(f)  Payments Directly to Swing Line Lender. Except as otherwise expressly provided herein, the Borrower shall make all payments of principal and interest in respect of the Swing Line Loans directly to the applicable Swing Line Lender.

(g)  Any Swing Line Lender may be replaced at any time by written agreement among the Borrower, the Administrative Agent, the replaced Swing Line Lender and the successor Swing Line Lender. The Administrative Agent shall notify the Lenders of any such replacement of a Swing Line Lender. At the time any such replacement shall become effective, the Borrower shall pay all unpaid interest accrued for the account of the replaced Swing Line Lender pursuant to Section 2.13(a)(i). From and after the effective date of any such replacement, (x) the successor Swing Line Lender shall have all the rights and obligations of the replaced Swing Line Lender under this Agreement with respect to Swing Line Loans made thereafter and (y) references herein to the term “Swing Line Lender” shall be deemed to refer to such successor or to any previous Swing Line Lender, or to such successor and all previous Swing Line Lenders, as the context shall require. After the replacement of a Swing Line Lender hereunder, the replaced Swing Line Lender shall not be required to make additional Swing Line Loans.

(h)  Subject to the appointment and acceptance of a successor Swing Line Lender, any Swing Line Lender may resign as a Swing Line Lender at any time upon thirty days’ prior written notice to the Administrative Agent, the Borrower and the Revolving Lenders, in which case, such Swing Line Lender shall be replaced in accordance with Section 2.04(g) above.

Section 2.05 Letters of Credit.

(a)  The Letter of Credit Commitment. (1) Subject to the terms and conditions set forth herein, (A) each Issuing Bank agrees, in reliance upon the agreements of the Revolving Facility Lenders set forth in this Section 2.05, (1) from time to time on any Business Day during the period from the Closing Date until the Letter of Credit Expiration Date for the applicable Revolving Facility, to issue Letters of Credit for the account of any Borrower or jointly for the account of Parent, any Borrower and any of its Subsidiaries under any Revolving Facility, and to amend or extend Letters of Credit previously issued by it, in accordance with Section 2.05(b), and (2) to honor drawings under the Letters of Credit; and (B) the Revolving Facility Lenders under each Revolving Facility severally agree to participate in Letters of Credit issued for the account of Parent, any Borrower or any of its Subsidiaries under such Revolving Facility and any drawings thereunder; provided that after giving effect to any L/C Credit Extension with respect to any Letter of Credit, (w) the Revolving Facility Credit Exposure under the applicable Revolving Facility shall not exceed the Revolving Facility Commitments thereunder, (x) the Revolving Facility Credit Exposure of any Lender under the applicable Revolving Facility shall not exceed such Lender’s Revolving Facility Commitment thereunder, (y) the outstanding amount of the L/C Obligations under all Revolving Facilities shall not exceed the Letter of Credit Sublimit and (z) unless otherwise agreed by such Issuing Bank in its sole discretion, the outstanding amount of the L/C Obligations in respect of Letters of Credit issued by any Issuing Bank shall not exceed such Issuing Bank’s Letter of Credit Commitment. Each request by a Borrower for the issuance or amendment of a Letter of Credit shall be deemed to be a representation by such Borrower that the L/C Credit Extension so requested complies with the conditions set forth in the proviso to the preceding sentence. Within the foregoing limits, and subject to the terms and conditions hereof, Parent, any Borrower’s and its Subsidiaries’ ability to obtain Letters of Credit shall be fully revolving, and accordingly any Borrower may (for its account or jointly for the account of the applicable Borrower, Parent and any of its Subsidiaries), during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed. Any letter of credit issued by a person that is or becomes an Issuing Bank hereunder but which letter of credit was not originally a Letter of Credit but the terms of which then comply with the requirements applicable to Letters of Credit hereunder may, if agreed in writing by the applicable Borrower, such Issuing Bank and the Administrative Agent be designated as a Letter of Credit hereunder (any such letter of credit subject to the foregoing, an “Existing Letter of Credit”), in which event, such Existing Letter of Credit shall, subject to the satisfaction of the applicable conditions set forth in Article IV, be deemed to be a Letter of Credit under this Agreement as of the date that is on or after the Closing Date that is specified in such written agreement. Each Letter of Credit outstanding under the Existing Revolving Credit Facility immediately prior to the Closing Date shall be deemed to be issued pursuant to this Section 2.05(a) on the Closing Date. Each of the Existing Letters of Credit shall be deemed for all purposes of this Agreement to have been issued for the account of the Initial Borrower on the Closing Date (notwithstanding that certain of such Existing Letters of Credit may have originally been issued for the account of subsidiaries of the Initial Borrower). Existing Letters of Credit as of the Closing Date are set forth on Schedule 2.05(a).

(ii)  No Issuing Bank shall issue any Letter of Credit under any Revolving Facility if:

(A)  subject to Section 2.05(b)(iii), the expiry date of the requested Letter of Credit would occur more than twelve months after the date of issuance or last extension, unless the Required Revolving Facility Lenders under such Revolving Facility have approved such expiry date; or

(B)  the expiry date of the requested Letter of Credit would occur after the Letter of Credit Expiration Date for such Revolving Facility, unless (x) all the Revolving Facility Lenders under such Revolving Facility and such Issuing Bank have approved such expiry date or (y) such Letter of Credit is Cash Collateralized on terms and pursuant to arrangements satisfactory to the applicable Issuing Bank.

(iii)  No Issuing Bank shall be under any obligation to issue any Letter of Credit if:

(A)  any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such Issuing Bank from issuing the Letter of Credit, or any Requirement of Law applicable to such Issuing Bank or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such Issuing Bank shall prohibit, or request that such Issuing Bank refrain from, the issuance of letters of credit generally or the Letter of Credit in particular or shall impose upon such Issuing Bank with respect to the Letter of Credit any restriction, reserve or capital requirement (for which such Issuing Bank is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon such Issuing Bank any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which such Issuing Bank in good faith deems material to it;

(B)  the issuance of such Letter of Credit would violate one or more policies of such Issuing Bank applicable to letters of credit generally;

(C)  except as otherwise agreed by the Administrative Agent and such Issuing Bank, the Letter of Credit is in an initial stated amount of less than $250,000;

(D)  such Letter of Credit is to be denominated in a currency other than Dollars;

(E)  any Revolving Facility Lender under the applicable Revolving Facility is at that time a Defaulting Lender, unless such Issuing Bank has entered into arrangements, including for the delivery of Cash Collateral, satisfactory to such Issuing Bank (in its sole discretion) with the Borrowers or such Lender to eliminate such Issuing Bank’s actual or reasonably determined potential Fronting Exposure (after giving effect to Section 2.24(a)(iv) with respect to the Defaulting Lender arising from either the Letter of Credit then proposed to be issued or that Letter of Credit and all other L/C Obligations as to which such Issuing Bank has actual or reasonably determined potential Fronting Exposure, as it may elect in its sole discretion); or

(F)  the Letter of Credit contains any provisions for automatic reinstatement of the stated amount after any drawing thereunder.

(iv)  [~~reserved~~Reserved].

(v)  No Issuing Bank shall be under any obligation to amend any Letter of Credit if (A) such Issuing Bank would have no obligation at such time to issue the Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of the Letter of Credit does not accept the proposed amendment to the Letter of Credit.

(vi)  Subject to the provisions of Section 2.05(f), each Issuing Bank shall act on behalf of the Revolving Facility Lenders under the applicable Revolving Facility with respect to any Letters of Credit issued by it under such Revolving Facility and the documents associated therewith, and each Issuing Bank shall have all of the benefits and immunities (A) provided to the Administrative Agent in Article IX with respect to any acts taken or omissions suffered by such Issuing Bank in connection with Letters of

Credit issued by it or proposed to be issued by it and Issuer Documents pertaining to such Letters of Credit as fully as if the term “Administrative Agent” as used in Article VIII included such Issuing Bank with respect to such acts or omissions, and (B) as additionally provided herein with respect to the Issuing Banks.

(b)  Procedures for Issuance and Amendment of Letters of Credit; Auto-Extension Letters of Credit.

(i)  Each Letter of Credit shall be issued, amended, extended, reinstated or renewed, as the case may be, upon the request of Parent delivered to the applicable Issuing Bank (with a copy to the Administrative Agent) in the form of a Letter of Credit Request, appropriately completed and signed by a Responsible Officer of Parent. Such Letter of Credit Request may be sent by facsimile, by United States mail, by overnight courier, by electronic transmission using the system provided by the applicable Issuing Bank, by personal delivery or by any other means acceptable to such Issuing Bank. Such Letter of Credit Request must be received by the applicable Issuing Bank and the Administrative Agent not later than 11:00 a.m. at least three Business Days (or such later date and time as the Administrative Agent and such Issuing Bank may agree in a particular instance in their sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Request shall specify in form and detail reasonably satisfactory to the applicable Issuing Bank: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; (G) the purpose and nature of the requested Letter of Credit; (H) if more than one Revolving Facility is then in effect, the Revolving Facility under which such Letter of Credit is to be issued; and (I) such other matters as the applicable Issuing Bank may reasonably request. In the case of a request for an amendment, extension, reinstatement or renewal of any outstanding Letter of Credit, such Letter of Credit Request shall specify in form and detail reasonably satisfactory to the applicable Issuing Bank (1) the Letter of Credit to be amended, extended, reinstated or renewed; (2) the proposed date of amendment, extension, reinstatement or renewal thereof (which shall be a Business Day); (3) the nature of the proposed amendment, extension, reinstatement or renewal, as applicable; and (4) such other matters as the applicable Issuing Bank may reasonably request. Additionally, the Borrowers shall furnish to the applicable Issuing Bank and the Administrative Agent such other documents and information pertaining to such requested Letter of Credit issuance or amendment, including any Issuer Documents, as such Issuing Bank or the Administrative Agent may reasonably request pursuant to its policies of general applicability to other account parties for whom such Issuing Bank issues letters of credit. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application and reimbursement agreement or other agreement submitted by Parent to, or entered into by Parent with, an Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control.

(ii)  Promptly after receipt of any Letter of Credit Request, the applicable Issuing Bank will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received the pertinent details of such Letter of Credit Request from Parent and, if not, such Issuing Bank will provide the Administrative Agent with such pertinent details. Unless the applicable Issuing Bank has received written notice from the Required Revolving Facility Lenders, the Administrative Agent or any Loan Party, at least one Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more applicable conditions contained in Article IV shall not then be satisfied, then, subject to the terms and conditions hereof, such Issuing Bank shall, on the requested date, issue a Letter of Credit for the account of the applicable Borrower (or jointly for the applicable Borrower, Parent and the applicable Subsidiary) or enter into the applicable amendment, as the case may be, in each case in accordance with such Issuing Bank’s usual and customary business practices. Immediately upon the issuance of each Letter of Credit under a Revolving Facility, each Revolving Facility Lender under such Revolving Facility shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the applicable Issuing Bank a risk participation in such Letter of Credit in an amount equal to the product of such Revolving Facility Lender’s Revolving Facility Percentage of such Revolving Facility times the amount of such Letter of Credit.

(iii)  If the applicable Borrower so requests in any applicable Letter of Credit Request, an Issuing Bank may, in its discretion, agree to issue a Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit must permit such Issuing Bank to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Non-Extension Notice Date”) in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the applicable Issuing Bank, Parent shall not be required to make a specific request to such Issuing Bank for any such extension. Once an Auto-Extension Letter of Credit has been issued, the Revolving Facility Lenders shall be deemed to have authorized (but may not require) such Issuing Bank to permit the extension of such Letter of Credit at any time to an expiry date not later than the Letter of Credit Expiration Date of the applicable Revolving Facility; provided, however, that no Issuing Bank shall permit any such extension if (A) such Issuing Bank has determined that it would not be permitted at such time to issue such Letter of Credit in its revised form (as extended) under the terms hereof (by reason of the provisions of clause (ii) or (iii) of Section 2.05(a) or otherwise), or (B) it has received notice (which may be by telephone or in writing) on or before the day that is seven Business Days before the Non-Extension Notice Date (1) from the Administrative Agent that the Required Revolving Facility Lenders under the applicable Revolving Facility have elected not to permit such extension or (2) from the Administrative Agent or Parent that one or more of the applicable conditions specified in Article IV is not then satisfied, and in each such case directing such Issuing Bank not to permit such extension.

(iv)  Promptly after its delivery of any Letter of Credit or any amendment, extension, reinstatement or renewal relating to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, each Issuing Bank will also deliver to Parent a true and complete copy of such Letter of Credit or amendment, extension, reinstatement or renewal.

(c)  Drawings and Reimbursements; Funding of Participations.

(i)  Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the applicable Issuing Bank shall, within the period stipulated by the terms and conditions of the Letter of Credit, examine the drawing document(s). After such examination and provided the drawing documents are compliant, the applicable Issuing Bank shall notify Parent and the Administrative Agent thereof. Not later than 11:00 a.m. one Business Day after the date of notice of any payment by an Issuing Bank under a Letter of Credit or, if Parent shall have received such notice from the Issuing Bank later than 11:00 a.m. on any Business Day, not later than 4:00 p.m. on the next Business Day (each such date of payment by an Issuing Bank, an “Honor Date”), the applicable Borrower shall reimburse such Issuing Bank through the Administrative Agent in an amount equal to the amount of such drawing. If the applicable Borrower fails to so reimburse the applicable Issuing Bank by such time, the Administrative Agent shall promptly notify each Revolving Facility Lender under the applicable Revolving Facility of the Honor Date, the amount of the unreimbursed drawing (the “Unreimbursed Amount”), and the amount of such Revolving Facility Lender’s Revolving Facility Percentage thereof. In such event, Parent shall be deemed to have requested an ABR Revolving Facility Borrowing under the applicable Revolving Facility to be disbursed on such date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02 for the principal amount of ABR Loans, but subject to the amount of the unutilized portion of the Revolving Facility Commitments and the conditions set forth in Section 4.02 (other than the delivery of a Borrowing Request). Any notice given by an Issuing Bank or the Administrative Agent pursuant to this Section 2.05(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

(ii)   Each Revolving Facility Lender under the applicable Revolving Facility shall upon any notice pursuant to Section 2.05(c)(i) make funds available (and the Administrative Agent may apply Cash Collateral provided for this purpose) for the account of the applicable Issuing Bank to Administrative Agent in an amount equal to its applicable Revolving Facility Percentage of the Unreimbursed Amount not later than 1:00 p.m. on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.05(c)(iii), each Revolving Facility Lender that so makes funds available shall be deemed to have made an ABR Loan to Parent in such amount. The Administrative Agent shall remit the funds so received to the applicable Issuing Bank.

(iii)  With respect to any Unreimbursed Amount that is not fully refinanced by a Revolving Facility Borrowing of ABR Loans because the conditions set forth in Section 4.02 cannot be satisfied or for any other reason, the applicable Borrower shall be deemed to have incurred from the applicable Issuing Bank an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the rate applicable to ABR Loans of the applicable Class. In such event, each Revolving Facility Lender’s payment to the Administrative Agent for the account of the applicable Issuing Bank pursuant to Section 2.05(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.05; provided that the amount of any drawing that is not reimbursed on the Honor Date shall bear interest at the rate applicable to ABR Loans from and including the date of drawing to but excluding the date such amount becomes an Unreimbursed Amount.

(iv)  Until each Revolving Facility Lender under the applicable Revolving Facility funds its Revolving Facility Loan or L/C Advance pursuant to this Section 2.05(c) to reimburse an Issuing Bank for any amount drawn under any Letter of Credit, interest in respect of such Lender’s Revolving Facility Percentage of such amount shall be solely for the account of such Issuing Bank.

(v)  Each Revolving Facility Lender’s obligation to make Revolving Facility Loans or L/C Advances to reimburse the Issuing Banks for amounts drawn under Letters of Credit, as contemplated by this Section 2.05(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against any Issuing Bank, the Borrowers or any other person for any reason whatsoever; (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Revolving Facility Lender’s obligation to make Revolving Facility Loans pursuant to this Section 2.05(c) is subject to the conditions set forth in Section 4.02 (other than delivery by Parent of a Borrowing Request). No such making of an L/C Advance shall relieve or otherwise impair the obligation of the Borrowers to reimburse any Issuing Bank for the amount of any payment made by such Issuing Bank under any Letter of Credit, together with interest as provided herein.

(vi)  If any Revolving Facility Lender fails to make available to the Administrative Agent for the account of an Issuing Bank any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.05(c) by the time specified in Section 2.05(c)(ii), then, without limiting the other provisions of this Agreement, such Issuing Bank shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to such Issuing Bank at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by such Issuing Bank in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by such Issuing Bank in connection with the foregoing. If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid (minus the foregoing interest and fees) shall constitute such Lender’s Revolving Facility Loan included in the relevant Revolving Facility Borrowing or L/C Advance in respect of the relevant L/C Borrowing, as the case may be. A certificate of an Issuing Bank submitted to any Revolving Facility Lender (through the Administrative Agent) with respect to any amounts owing under this Section 2.05(c)(vi) shall be conclusive absent manifest error.

(d)  Repayment of Participations.

(i)  At any time after an Issuing Bank has made a payment under any Letter of Credit and has received from any Revolving Facility Lender such Lender’s L/C Advance in respect of such payment in accordance with Section 2.05(c), if the Administrative Agent receives for the account of such Issuing Bank any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the Borrowers or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Lender its Revolving Facility Percentage thereof in the same funds as those received by the Administrative Agent.

(ii)  If any payment received by the Administrative Agent for the account of an Issuing Bank pursuant to Section 2.05(c)(i) is required to be returned under any of the circumstances described in Section 9.21 (including pursuant to any settlement entered into by such Issuing Bank in its discretion), each Revolving Facility Lender shall pay to the Administrative Agent for the account of such Issuing Bank its Revolving Facility Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

(e)  Obligations Absolute. The obligation of the Borrowers to reimburse the relevant Issuing Bank for each drawing under each Letter of Credit and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

(i)  any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other Loan Document;

(ii)   the existence of any claim, counterclaim, setoff, defense or other right that the Parent, the Borrowers or any Subsidiary may have at any time against any beneficiary or any transferee of such Letter of Credit (or any person for whom any such beneficiary or any such transferee may be acting), such Issuing Bank or any other person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

(iii)  any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

(iv)  waiver by such Issuing Bank of any requirement that exists for such Issuing Bank’s protection and not the protection of the Borrowers or any waiver by such Issuing Bank which does not in fact materially prejudice the Borrowers;

(v)   honor of a demand for payment presented electronically even if such Letter of Credit requires that demand be in the form of a draft;

(vi)  any payment made by such Issuing Bank in respect of an otherwise complying item presented after the date specified as the expiration date of, or the date by which documents must be received under such Letter of Credit if presentation after such date is authorized by the UCC or the ISP, as applicable;

(vii)  any payment by such Issuing Bank under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by such Issuing Bank under such Letter of Credit to any person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, examiner, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law; or

(viii) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, Parent, any Borrower or any of its Subsidiaries.

Parent shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with Parent’s instructions or other irregularity, Parent will promptly notify the relevant Issuing Bank. Parent shall be conclusively deemed to have waived any such claim against the relevant Issuing Bank and its correspondents unless such notice is given as aforesaid.

(f)  Role of Issuing Banks. Each Lender and each Borrower agree that, in paying any drawing under a Letter of Credit, other than in respect of any sight draft, certificates and documents expressly required by the Letter of Credit, no Issuing Bank shall have any responsibility to obtain any document or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the person executing or delivering any such document. None of the Issuing Banks, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the Issuing Banks shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Revolving Facility Lenders or the Required Revolving Facility Lenders, as applicable, under the applicable Revolving Facility; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct as finally determined by a court of competent jurisdiction; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Issuer Document. Each Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude any Borrower’s pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the Issuing Banks, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of any Issuing Bank shall be liable or responsible for any of the matters described in clauses (i) through (v) of Section 2.05(e); provided, however, that anything in such clauses to the contrary notwithstanding, a Borrower may have a claim against an Issuing Bank, and such Issuing Bank may be liable to such Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by such Borrower which such Borrower proves were caused by such Issuing Bank’s willful misconduct or gross negligence, or such Issuing Bank’s willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit, in each case, as finally determined by a court of competent jurisdiction. In furtherance and not in limitation of the foregoing, each Issuing Bank may accept documents that appear on their face to be in compliance with the terms of the Letter of Credit, without responsibility for further investigation, regardless of any notice or information to the contrary, and no Issuing Bank shall be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason. Any Issuing Bank may send a Letter of Credit or conduct any communication to or from the beneficiary via the Society for Worldwide Interbank Financial Telecommunication (SWIFT) message or overnight courier, or any other commercially reasonable means of communicating with a beneficiary.

(g)  Applicability of ISP. Unless otherwise expressly agreed by the relevant Issuing Bank and Parent when a Letter of Credit is issued (including any such agreement applicable to an Existing Letter of Credit), (i) the rules of the ISP shall apply to each Letter of Credit. Notwithstanding the foregoing, no Issuing Bank shall be responsible to the Borrowers for, and no Issuing Bank’s rights and remedies against the Borrowers shall be impaired by, any action or inaction of such Issuing Bank required or permitted under any law, order, or practice that is required or permitted to be applied to any Letter of Credit or this Agreement, including any Requirements of Law or any order of a jurisdiction where such Issuing Bank or the beneficiary is located, the practice stated in the ISP or in the decisions, opinions, practice statements, or official commentary of the ICC Banking Commission, the Bankers Association for Finance and Trade – International Financial Services Association (BAFT-IFSA), or the Institute of International Banking Law & Practice, whether or not any Letter of Credit chooses such law or practice.

(h)  Conflict with Issuer Documents. In the event of any conflict between the terms hereof and the terms of any Issuer Document, the terms hereof shall control.

(i)  Letters of Credit Issued for Parent or Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, Parent or a Subsidiary (other than a Borrower), the applicable Borrower shall be obligated as a primary obligor to reimburse the applicable Issuing Bank hereunder for any and all drawings under such Letter of Credit and irrevocably waives any defenses that might otherwise be available to it as a guarantor or surety of obligations of such Subsidiary or Parent. The applicable Borrower hereby acknowledges that the issuance of Letters of Credit for the account of Parent or any of its Subsidiaries inures to the benefit of Parent, and that Parent’s business derives substantial benefits from the businesses of such Subsidiaries. To the extent that any Letter of Credit is issued for the account of any Subsidiary or Parent, the applicable Borrower agrees that (i) such Subsidiary or Parent, as applicable, shall have no rights against the Issuing Bank, the Administrative Agent or any Lender, (ii) the applicable Borrower shall be responsible for the obligations in respect of such Letter of Credit under this Agreement and any application or reimbursement agreement, (iii) the applicable Borrower shall have the sole right to give instructions and make agreements with respect to this Agreement and the Letter of Credit, and the disposition of documents related thereto, and (iv) the applicable Borrower shall have all powers and rights in respect of any security arising in connection with the Letter of Credit and the transaction related thereto.

(j)  Cash Collateralization Following Certain Events. If and when a Borrower is required to Cash Collateralize any Revolving L/C Exposure relating to any outstanding Letters of Credit pursuant to any of Section 2.11(d), 2.11(e), 2.24(a)(v) or 7.01, the applicable Borrower shall deposit in an account with or at the direction of the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Revolving Facility Lenders under each Revolving Facility, an amount in cash equal to 102% of the Revolving L/C Exposure under such Revolving Facility as of such date plus any accrued but unpaid interest thereon (or, in the case of Sections 2.11(d), 2.11(e) and 2.24(a)(v), the portion thereof required by such sections). Each deposit of Cash Collateral (x) made pursuant to this paragraph or (y) made by the Administrative Agent pursuant to Section 2.24(a)(ii), in each case, shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of the Borrowers under this Agreement. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account and each Borrower hereby grants the Administrative Agent, for the benefit of the Secured Parties, a security interest in such account. Other than any interest earned on the investment of such deposits, which investments shall be made (unless an Event of Default shall be continuing) at the applicable Borrower’s request in certain Permitted Investments reasonably acceptable to the Administrative Agent and at the risk and expense of the applicable Borrower, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse each Issuing Bank for any disbursements under any Letter of Credit for which such Issuing Bank has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrowers for the Revolving L/C Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Lenders with Revolving L/C Exposure representing greater than 50% of the total Revolving L/C Exposure), be applied to satisfy other Loan Obligations. If any Borrower is required to provide an amount of Cash Collateral hereunder as a result of the occurrence of an Event of Default or the existence of a Defaulting Lender or the occurrence of a limit under Section 2.11(d) or (e) being exceeded, such amount (to the extent not applied as aforesaid) shall be returned to such Borrower within three (3) Business Days after all Events of Default have been cured or waived or the termination of the Defaulting Lender status or the limits under Sections 2.11(d) and (e) no longer being exceeded, as applicable.

(k)  Cash Collateralization Following Termination of the Revolving Facility. Notwithstanding anything to the contrary herein, in the event of the prepayment in full of all outstanding Revolving Facility Loans and the termination of all Revolving Facility Commitments (a “Revolving Facility Termination Event”) in connection with which the Borrower notifies any one or more Issuing Banks that it intends to maintain one or more Letters of Credit initially issued under this Agreement in effect after the date of such Revolving Facility Termination Event (each, a “Continuing Letter of Credit”), then the security interest of the Collateral Agent in the Collateral under the Security Documents may be terminated in accordance with Section 9.18 if each such Continuing Letter of Credit is Cash Collateralized (in the same currency in which such Continuing Letter of Credit is denominated) in an amount equal to the Minimum L/C Collateral Amount, which shall be deposited with or at the direction of each such Issuing Bank.

(l)  Additional Issuing Banks. From time to time, Parent may by notice to the Administrative Agent designate any Revolving Facility Lender (in addition to the initial Issuing Banks) which agrees (in its sole discretion) to act in such capacity and is reasonably satisfactory to the Administrative Agent as an Issuing Bank. Each such additional Issuing Bank shall execute a counterpart of this Agreement upon the approval of the Administrative Agent (which approval shall not be unreasonably withheld) and shall thereafter be an Issuing Bank hereunder for all purposes.

(m)  Reporting. Unless otherwise requested by the Administrative Agent, each Issuing Bank (other than the Administrative Agent or its Affiliates) shall (i) provide to the Administrative Agent copies of any notice received from Parent pursuant to Section 2.05(b) no later than the next Business Day after receipt thereof (or, if earlier, the time specified thereon) and (ii) report in writing to the Administrative Agent (A) on or prior to each Business Day on which such Issuing Bank expects to issue, amend or extend any Letter of Credit, the date of such issuance, amendment or extension, and the aggregate face amount of the Letters of Credit to be issued, amended or extended by it and outstanding after giving effect to such issuance, amendment or extension occurred (and whether the amount thereof changed), and the Issuing Bank shall be permitted to issue, amend or extend such Letter of Credit if the Administrative Agent shall not have advised the Issuing Bank that such issuance, amendment or extension would not be in conformity with the requirements of this Agreement, (B) on each Business Day on which such Issuing Bank makes any disbursement under any Letter of Credit, the date of such disbursement and the amount of such disbursement and (C) on any other Business Day, such other information with respect to the outstanding Letters of Credit issued by such Issuing Bank as the Administrative Agent shall reasonably request.

(n)  Replacement and Resignation of an Issuing Bank. (B) An Issuing Bank may be replaced at any time by written agreement among the Borrower, the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank. The Administrative Agent shall notify the Lenders of any such replacement of an Issuing Bank. At the time any such replacement shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.12(b). From and after the effective date of any such replacement, (x) the successor Issuing Bank shall have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit to be issued by it thereafter and (y) references herein to the term “Issuing Bank” shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit or extend or otherwise amend any existing Letter of Credit.

(ii)  Subject to the appointment and acceptance of a successor Issuing Bank, any Issuing Bank may resign as an Issuing Bank at any time upon thirty days’ prior written notice to the Administrative Agent, the Borrower and the Revolving Lenders, in which case, such resigning Issuing Bank shall be replaced in accordance with Section 2.05(n)(i) above.

Section 2.06 Funding of Borrowings.

(a)  Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 2:00 p.m., Local Time (or, in the case of ABR Borrowings, 3:00 p.m. Local Time), to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. The Administrative Agent will make such Loans available to the applicable Borrower by promptly crediting the amounts so received, in like funds, to an account of the applicable Borrower as specified in the applicable Borrowing Request; provided, that Borrowings made to finance the reimbursement of a L/C Disbursement and reimbursements as provided in Section 2.05(e) shall be remitted by the Administrative Agent to the applicable Issuing Bank.

(b)  Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing of Term Benchmark Loans or RFR Loans (or, in the case of any Borrowing of ABR Loans, prior to 11:00 a.m., Local Time, on the date of such Borrowing) that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative

Agent may assume that such Lender has made such share available on such date in accordance with clause (a) of this Section and may, in reliance upon such assumption, make available to the relevant Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the Borrowing available to the Administrative Agent, then the applicable Lender and the Borrowers severally agree to pay to the Administrative Agent forthwith on demand such amount with interest thereon, for each day from and including the date such amount is made available to the applicable Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of a payment to be made by such Lender, the applicable Overnight Rate or (ii) in the case of a payment to be made by a Borrower, the interest rate then applicable to ABR Loans, or in the case of Alternative Currencies, in accordance with such market practice, in each case, as applicable. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing. The foregoing shall be without prejudice to any claim such Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

Section 2.07 Interest Elections.

(a)  Each Borrowing initially shall be of the Type, and under the applicable Class and Agreed Currency, specified in the applicable Borrowing Request and, in the case of a Term Benchmark Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the applicable Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Term Benchmark Borrowing, may elect Interest Periods therefor, all as provided in this Section. The applicable Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. This Section 2.07 shall not apply to Swing Line Loans, which may not be converted or continued. Notwithstanding any other provision of this Section 2.07, the applicable Borrower shall not be permitted to change the Class of any Borrowing.

(b)  To make an election pursuant to this Section, the applicable Borrower shall notify the Administrative Agent of such election (by telephone or irrevocable written notice), by the time that a Borrowing Request would be required under Section 2.03 if the applicable Borrower were requesting a Borrowing of the Type and Class resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or electronic means to the Administrative Agent of a written Interest Election Request signed by the applicable Borrower. Notwithstanding any contrary provision herein, this Section 2.07 shall not be construed to permit the applicable Borrower to (i) elect an Interest Period for Term Benchmark Loans that does not comply with Section 2.02(d) or (ii) convert any Borrowing to a Borrowing of a Type not available under the Class of Commitments or Loans pursuant to which such Borrowing was made.

(c)  Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:

(i)  the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

(ii)  the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii)  whether the resulting Borrowing is to be an ABR Borrowing, a Term Benchmark Borrowing or an RFR Borrowing; and

(iv)  if the resulting Borrowing is a Term Benchmark Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which Interest Period shall be a period contemplated by the definition of the term “Interest Period.”

If any such Interest Election Request requests a Term Benchmark Borrowing but does not specify an Interest Period, then the applicable Borrower shall be deemed to have selected an Interest Period of one month’s duration. If less than all the outstanding principal amount of any Borrowing shall be converted or continued, then each resulting Borrowing shall be in an integral multiple of the Borrowing Multiple and not less than the Borrowing Minimum and satisfy the limitations specified in Section 2.02(d) regarding the maximum number of Borrowings of the relevant Type.

(d)  Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender to which such Interest Election Request relates of the details thereof and of such Lender’s portion of each resulting Borrowing.

(e)  If the Borrower fails to deliver a timely Interest Election Request with respect to a Term Benchmark Borrowing in Dollars prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be deemed to have an Interest Period that is one month. If the Borrower fails to deliver a timely and complete Interest Election Request with respect to a Term Benchmark Borrowing in an Alternative Currency prior to the end of the Interest Period therefor, then, unless such Term Benchmark Borrowing is repaid as provided herein, the Borrower shall be deemed to have selected that such Term Benchmark Borrowing shall automatically be continued as a Term Benchmark Borrowing in its original Agreed Currency with an Interest Period of one month at the end of such Interest Period. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower, then, so long as an Event of Default is continuing (i) no outstanding Revolving Borrowing may be converted to or continued as a Term Benchmark Borrowing and (ii) unless repaid, (x) each Term Benchmark Borrowing and each RFR Borrowing, in each case denominated in Dollars shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto and (y) each Term Benchmark Borrowing and each RFR Borrowing, in each case denominated in an Alternative Currency shall bear interest at the Central Bank Rate for the applicable Agreed Currency plus the CBR Spread; provided that, if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that the Central Bank Rate for the applicable Agreed Currency cannot be determined, any outstanding affected Term Benchmark Loans denominated in any Agreed Currency other than Dollars shall either be (i) converted to an ABR Borrowing denominated in Dollars (in an amount equal to the Dollar Equivalent of such Alternative Currency) at the end of the Interest Period, as applicable, therefor or (ii) prepaid at the end of the applicable Interest Period, as applicable, in full; provided that if no election is made by the Borrower by the earlier of (x) the date that is three Business Days after receipt by the Borrower of such notice and (y) the last day of the current Interest Period for the applicable Term Benchmark Loan, the Borrower shall be deemed to have elected clause (A) above.

Section 2.08 Termination and Reduction of Commitments.

(a)  Unless previously terminated, (i) the Revolving Facility Commitments of each Class shall automatically and permanently terminate on the applicable Revolving Facility Maturity Date for such Class, (ii) the Delayed Draw Term Loan B Commitments shall automatically and permanently be reduced (x) by the aggregate principal amount of Delayed Draw Term B Loans made by such Lender pursuant to Section 2.01(e) and (y) to $0 upon the Delayed Draw Term Loan B Commitment Termination Date and (iii) the Delayed Draw Term Loan A Commitments shall automatically and permanently be reduced (x) by the aggregate principal amount of Initial Term A Loans made by such Lender pursuant to Section 2.01(f) and (y) to $0 upon the Delayed Draw Term Loan A Commitment Termination Date. On the Closing Date (after giving effect to the funding of the Initial Term Loans to be made on such date), the Initial Term Loan Commitments of each Term Lender with an Initial Term Loan Commitment as of the Closing Date will automatically and permanently terminate.

(b)  The Parent may at any time terminate, or from time to time reduce, the Revolving Facility Commitments of any Class, the Delayed Draw Term Loan A Commitments or the Delayed Draw Term Loan B Commitments; provided, that (i) each reduction of the Revolving Facility Commitments of any Class, the Delayed Draw Term Loan A Commitments or the Delayed Draw Term Loan B Commitments, in each case, shall be in an amount that is an integral multiple of the Dollar Equivalent of $1,000,000 and not less than the Dollar Equivalent of $5,000,000 (or, if less, the remaining amount of the Revolving Facility Commitments of such Class, Delayed Draw Term Loan A Commitments or the Delayed Draw Term Loan B Commitments) and (ii) the Parent shall not terminate or reduce the Revolving Facility Commitments of any Class if, after giving effect to any concurrent prepayment of the Revolving Facility Loans in accordance with Section 2.11 and any Cash Collateralization of Letters of Credit in accordance with Section 2.05(j), as applicable, the Revolving Facility Credit Exposure of such Class (excluding any Cash Collateralized Letter of Credit, to the extent so Cash Collateralized) would exceed the total Revolving Facility Commitments of such Class.

(c)  The Parent shall notify the Administrative Agent of any election to terminate or reduce the Revolving Facility Commitments of any Class, the Delayed Draw Term Loan A Commitments or the Delayed Draw Term Loan B Commitments under clause (b) of this Section 2.08 at least three (3) Business Days prior to the effective date of such termination or reduction (or such shorter period acceptable to the Administrative Agent), specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the applicable Lenders of the contents thereof. Each notice delivered by the Parent pursuant to this Section 2.08 shall be irrevocable; provided, that a notice of termination or reduction of the Revolving Facility Commitments of any Class, the Delayed Draw Term Loan A Commitments or the Delayed Draw Term Loan B Commitments delivered by the Parent may state that such notice is conditioned upon the effectiveness of other credit facilities, indentures or similar agreements or other transactions, in which case such notice may be revoked by the Parent (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Commitments shall be permanent. Each reduction of the Commitments of any Class shall be made ratably among the Lenders in accordance with their respective Commitments of such Class.

Section 2.09 Repayment of Loans; Evidence of Debt.

(a)  (i) The Borrower of each Revolving Facility Loan hereby unconditionally promises to pay to the Administrative Agent for the account of each Revolving Facility Lender the then unpaid principal amount of each Revolving Facility Loan of which it is the Borrower on the Revolving Facility Maturity Date applicable to such Revolving Facility Loans and (ii) the Borrower hereby unconditionally promises to pay in Dollars to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Term Loan of such Lender as provided in Section 2.10 and (ii) the Borrower hereby unconditionally promises to pay to the Swing Line Lenders the then unpaid principal amount of each Swing Line Loan made under any Revolving Facility on the earlier of the Revolving Facility Maturity Date for such Revolving Facility and the fifth Business Day after such Swing Line Loan is made; provided, that on each date that a Revolving Facility Borrowing is made by the Borrower, the Borrower shall repay all Swing Line Loans then outstanding.

(b)  Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of any Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(c)  The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Facility, Class and Type thereof and the Interest Period (if any) applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the each Borrower to each Lender hereunder and (iii) any amount received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.

(d)  The entries made in the accounts maintained pursuant to clause (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided, that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the applicable Borrower to repay its Loans in accordance with the terms of this Agreement; provided further, that in the event of any conflict between any of the accounts maintained pursuant to clause (b) or (c) of this Section and the Register, the Register shall prevail.

(e)  Any Lender may request that Loans made by it be evidenced by a promissory note (a “Note”). In such event, the applicable Borrower shall prepare, execute and deliver to such Lender a promissory note payable to such Lender and its registered assigns and in the form attached hereto as Exhibit H, or in another form approved by such Lender, the Administrative Agent and the applicable Borrower in their sole discretion. Thereafter, unless otherwise agreed to by the applicable Lender, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to the payee named therein and its registered assigns.

Section 2.10 Repayment of Term Loans and Revolving Facility Loans.

(a)  Subject to the other clauses of this Section 2.10 and to Section 9.08(e),

(i)   ~~The~~(x) From the Closing Date until the Amendment No. 1 Effective Date, the Borrowers repaid principal of outstanding Initial Term B Loans on the last Business Day of each March, June, September and December of each year made quarterly principal amortization payments on the Initial Term B Loans in an amount equal to 0.25% of the aggregate principal amount of such Initial Term B Loans incurred on the Closing Date and (y) after the Amendment No. 1 Effective Date, the Borrowers shall repay principal of outstanding Initial Term B Loans on the last Business Day of each March, June, September and December of each year (commencing on the last Business Day of the first full fiscal quarter of Parent ending after the ~~Closing~~Amendment No. 1 Effective Date) and on the Initial Term B Facility Maturity Date or, if any such date is not a Business Day, on the immediately preceding Business Day (each such date being referred to as an

“Initial Term Loan B Installment Date”), in an aggregate principal amount of such Initial Term B Loans (including the 2023 Incremental Term B Loans) equal to (A) in the case of quarterly payments due prior to the Initial Term B Facility Maturity Date, an amount equal to ~~0.25~~0.2531646% of the aggregate principal amount of such Initial Term B Loans (including the 2023 Incremental Term B Loans) outstanding and incurred on the ~~Closing~~Amendment No. 1 Effective Date, and (B) in the case of such payment due on the Initial Term B Facility Maturity Date, an amount equal to the then unpaid principal amount of such Initial Term B Loans (including the 2023 Incremental Term B Loans and any Delayed Draw Term B Loans, if any) outstanding; provided that (x) to the extent funded, the aggregate principal amount of Initial Term B Loans referred to in clause (A) above shall be increased, without duplication, by the aggregate principal amount of Delayed Draw Term B Loans funded on the Delayed Draw Term Loan B Closing Date, (y) this clause (i) may be amended in connection with the Borrowing of any Delayed Draw Term B Loans and/or Incremental Term B Loans, including by increasing the amortization thereof, if and to the extent necessary so that such Delayed Draw B Term Loans and/or Incremental Term B Loans, as applicable, and the applicable existing Term B Loans form the same Class of Initial Term B Loans and to the extent possible, a “fungible” tranche without the consent of any party hereto, and (z) such amendments shall not decrease any amortization payment to any Lender that would have otherwise been payable to such Lender prior thereto;

(ii)  in the event that any Other Term Loans are made, the applicable Borrower shall repay such Other Term Loans on the dates and in the amounts set forth in the related Incremental Assumption Agreement, Extension Amendment or Refinancing Amendment (each such date being referred to as an “Other Term Loan Installment Date”);

(iii)  The Borrowers shall repay principal of outstanding Initial Term A Loans on the last Business Day of each March, June, September and December of each year (commencing on the last Business Day of the first full fiscal quarter of Parent ending after the Delayed Draw Term Loan A Closing Date) and on the Initial Term A Facility Maturity Date or, if any such date is not a Business Day, on the immediately preceding Business Day (each such date being referred to as an “Initial Term Loan A Installment Date”), in an aggregate principal amount of such Initial Term A Loans equal to (A) in the case of quarterly payments due on or prior to the first anniversary of the Closing Date, an amount equal to 0.625% of the aggregate principal amount of such Initial Term A Loans incurred on the Delayed Draw Term Loan A Closing Date, (B) in the case of quarterly payments due after the first anniversary of the Closing Date and prior to the Term A Facility Maturity Date, an amount equal to 1.25% of the aggregate principal amount of such Initial Term A Loans incurred on the Delayed Draw Term Loan A Closing Date, and (C) in the case of such payment due on the Initial Term A Facility Maturity Date, an amount equal to the then unpaid principal amount of such Initial Term A Loans outstanding; provided that (x) this clause (iii) may be amended in connection with the Borrowing of any Incremental Term A Loans, including by increasing the amortization thereof, if and to the extent necessary so that such Incremental Term A Loans, and the applicable existing Initial Term A Loans form the same Class of Initial Term A Loans and to the extent possible, a “fungible” tranche without the consent of any party hereto, and (y) such amendments shall not decrease any amortization payment to any Lender that would have otherwise been payable to such Lender prior thereto;

(iv)  to the extent not previously paid, (x) all outstanding Initial Term A Loans shall be due and payable on the applicable Initial Term A Facility Maturity Date and (y) all outstanding Initial Term B Loans shall be due and payable on the applicable Initial Term B Facility Maturity Date.

(b)  [Reserved].

(c)  Any mandatory prepayment of Term Loans pursuant to Section 2.11(b) shall be applied so that the aggregate amount of such prepayment is allocated among the Initial Term B Loans (including the Delayed Draw Term B Loans), the Initial Term A Loans and the Other Term Loans, if any, pro rata based on the aggregate principal amount of outstanding Initial Term B Loans, Initial Term A Loans and Other Term Loans, if any, to reduce amounts due on the remaining scheduled installments (other than at final maturity) for such Classes in direct order of maturity or as otherwise directed by the Borrower; provided that, subject to the pro rata application to Loans outstanding within any respective Class of Loans, (x) with respect to mandatory prepayments of Term Loans pursuant to Section 2.11(b)(1), any Class of Other Term Loans may receive less than its pro rata share thereof (so long as the amount by which its pro rata share exceeds the amount actually applied to such Class is applied to repay (on a pro rata basis) the outstanding Initial Term B Loans (including the Delayed Draw Term B Loans), the outstanding Initial Term A Loans and any other Classes of then outstanding Other Term Loans), in each case to the extent the respective Class receiving less than its pro rata share has consented thereto and (y) the applicable Borrower shall allocate any repayments pursuant to Section 2.11(b)(2) to repay the respective Class or Classes being refinanced, as provided in said Section 2.11(b)(2). Any mandatory prepayment of Term Loans pursuant to Section 2.11(c) shall be applied so that the aggregate amount of such prepayment is allocated among the Initial Term B Loans (including the Delayed Draw Term B Loans) and the Other Term Loans in the form of Term B Loans, if any, pro rata based on the aggregate principal amount of outstanding Initial Term B Loans and Other Term Loans in the form of Term B Loans, if any, to reduce amounts due on the remaining scheduled installments (other than at final maturity) for such Classes in direct order of maturity or as otherwise directed by the Borrower. Any optional prepayments of the Term Loans pursuant to Section 2.11(a) shall be applied to the remaining installments of the Term Loans under the applicable Class or Classes as the applicable Borrower may in each case direct (which may be on a non-pro rata basis among the Term Loans and, if the Borrower has not made such designation, in direct order of maturity). Any mandatory prepayment of Initial Term A Loans pursuant to 2.11(h) shall be applied so that the aggregate amount of such prepayment is allocated among the Initial Term A Loans.

(d)  Prior to any prepayment of any Loan under any Facility hereunder, Parent or the applicable Borrower shall select the Borrowing or Borrowings under the applicable Facility to be prepaid and shall notify the Administrative Agent by telephone (confirmed by electronic means) of such selection (i) not later than 1:00 p.m., Local Time, in the case of an ABR Borrowing on the scheduled date of such prepayment, (ii) not later than 1:00 p.m., Local Time in the case of a Term Benchmark Revolving Borrowing denominated in Dollars at least three (3) Business Days before the scheduled date of such prepayment, (iii) not later than 12:00 p.m., Local Time, in the case of a Term Benchmark Borrowing denominated in Euros at least three (3) Business Days before the scheduled date of such prepayment and (iv) not later than 11:00 a.m., Local Time, in the case of an RFR Borrowing denominated in Sterling or Dollars at least three (3) Business Days before the scheduled date of such prepayment (or, in each case, such shorter period acceptable to the Administrative Agent). Each such notice shall be irrevocable; provided that a notice of prepayment may state that such notice is conditioned upon the effectiveness of other credit facilities, indentures or similar agreements or other transactions, in which case such notice may be revoked by the Parent or the applicable Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Each repayment of a Borrowing (x) in the case of the Revolving Facility of any Class, shall be applied to the Revolving Facility Loans included in the repaid Borrowing such that each Revolving Facility Lender receives its ratable share of such repayment (based upon the respective Revolving Facility Credit Exposures of the Revolving Facility Lenders of such Class at the time of such repayment) and (y) in all other cases, shall be applied ratably to the Loans included in the repaid Borrowing. All repayments of Loans shall be accompanied by (1) accrued interest on the amount repaid to the extent required by Section 2.13(d) and (2) break funding payments pursuant to Section 2.16.

(e)  Parent or the applicable Borrower shall notify the Administrative Agent in writing of any mandatory prepayment of Term Loans required to be made pursuant to Section 2.11(b)(1) or 2.11(c) at least three (3) Business Days prior to the date of such prepayment. Each such notice shall specify the date of such prepayment and provide a reasonably detailed calculation of the amount and currency of such prepayment. The Administrative Agent will promptly notify each Term Lender of the contents of any such prepayment notice and of such Term Lender’s ratable portion of such prepayment (based on such Lender’s pro rata share of each relevant Class of the Term Loans). Any Term Lender (a “Declining Term Lender,” and any Term Lender which is not a Declining Term Lender, an “Accepting Term Lender”) may elect, by delivering written notice to the Administrative Agent and Parent no later than 5:00 p.m. one (1) Business Day after the date of such Term Lender’s receipt of notice from the Administrative Agent regarding such prepayment, that the full amount of any mandatory prepayment otherwise required to be made with respect to the Term Loans held by such Term Lender pursuant to Section 2.11(b)(1) or 2.11(c) not be made (the aggregate amount of such prepayments declined by the Declining Term Lenders, the “Declined Prepayment Amount”). If a Term Lender fails to deliver notice setting forth such rejection of a prepayment to the Administrative Agent within the time frame specified above or such notice fails to specify the principal amount of the Term Loans to be rejected, any such failure will be deemed an acceptance of the total amount of such mandatory prepayment of Term Loans. The Declined Prepayment Amount shall be retained by the applicable Borrower; provided that, for the avoidance of doubt, the applicable Borrower may, at its option, apply any amounts so retained to prepay loans in accordance with Section 2.11(a) below or otherwise use such amounts for any purpose permitted under this Agreement.

Section 2.11 Prepayment of Loans.

(a)  Each Borrower shall have the right at any time and from time to time to prepay any Loan of which it is the Borrower in whole or in part, without premium or penalty (but subject to Section 2.12(d) and Section 2.16 and subject to prior notice in accordance with the second sentence of Section 2.10(d)), in an aggregate principal amount that is an integral multiple of the Borrowing Multiple and not less than the Borrowing Minimum or, if less, the amount outstanding.

(b)  Beginning on the Closing Date, the Parent shall apply (1) all Net Proceeds (other than Net Proceeds of the kind described in the following clause (2)) within five (5) Business Days after receipt thereof to prepay Term Loans in accordance with clauses (c) and (d) of Section 2.10 and (2) all Net Proceeds from any issuance or incurrence of Refinancing Notes, Refinancing Term Loans and Replacement Revolving Facility Commitments (other than solely by means of extending or renewing then existing Refinancing Notes, Refinancing Term Loans and Replacement Revolving Facility Commitments without resulting in any Net Proceeds), no later than three (3) Business Days after the date on which such Refinancing Notes, Refinancing Term Loans and Replacement Revolving Facility Commitments are issued or incurred, to prepay Term Loans and/or Revolving Facility Commitments in accordance with Section 2.23 and the definition of “Refinancing Notes” (as applicable).

(c)  Not later than five (5) Business Days after the date on which the annual financial statements are, or are required to be, delivered under Section 5.04(a) with respect to each Excess Cash Flow Period (commencing with the Excess Cash Flow Period ending December 31, 2023), the Parent shall calculate Excess Cash Flow for such Excess Cash Flow Period and, if and to the extent the amount of such Excess Cash Flow exceeds $0, the Parent shall apply an amount to prepay Term B Loans equal to (i) the Required Percentage of such Excess Cash Flow minus (ii) the sum of (A) to the extent not financed using the proceeds of long-term funded Indebtedness (other than revolving loans), the amount of any voluntary payments of Term Loans and any other Indebtedness that is secured by Other First Liens (including, without limitation, Incremental Term Loans that are secured by Other First Liens) (collectively, “Applicable Indebtedness”) and the aggregate amount of all Purchases by any Permitted Eligible Assignee pursuant to a Dutch Auction or open market purchases (in each case, determined by the cash consideration in respect of the Loans prepaid or purchased by such Permitted Eligible Assignee) and other amounts used to repurchase outstanding principal of Term Loans or other Applicable Indebtedness during such Excess Cash Flow Period including, in each case, the aggregate amount of any premium, make-whole or penalty payments actually paid in cash in connection therewith (or, at the option of the Borrower, after the end of such Excess Cash Flow Period if made prior to the date of prepayment under this clause (A), provided that no such amount shall be credited against any payments due pursuant to this Section 2.11(c) in the subsequent Excess Cash Flow Period) pursuant to Sections 2.11(a) and Section 2.25 (it being understood that the amount of any such payments pursuant to Section 2.25 shall be calculated to equal the amount of cash used to repay principal and not the principal amount deemed prepaid therewith), (B) to the extent not financed using the proceeds of long-term funded Indebtedness (other than revolving loans), the amount of any voluntary payments of Revolving Facility Loans to the extent that Revolving Facility Commitments are terminated or reduced pursuant to Section 2.08 by the amount of such payments (or, at the option of the Borrower, after the end of such Excess Cash Flow Period if made prior to the date of prepayment under this clause (B), provided that no such amount shall be credited against any payments due pursuant to this Section 2.11(c) in the subsequent Excess Cash Flow Period). (C) cash Restructuring Charges made during such Excess Cash Flow Period (or, at the option of the Borrower, after the end of such Excess Cash Flow Period if made prior to the date of prepayment under this clause (C), provided that no such amount shall be credited against any payments due pursuant to this Section 2.11(c) in the subsequent Excess Cash Flow Period), (D) to the extent not financed using the proceeds of long-term funded Indebtedness (other than revolving loans), Restricted Payments permitted hereunder and actually made in cash during such Excess Cash Flow Period (or, at the option of the Borrower, after the end of such Excess Cash Flow Period if made prior to the date of prepayment under this clause (D), provided that no such amount shall be credited against any payments due pursuant to this Section 2.11(c) in the subsequent Excess Cash Flow Period), (E) to the extent not financed using the proceeds of long-term funded Indebtedness (other than revolving loans), the aggregate amount actually paid by the Borrower and its Restricted Subsidiaries in cash during such Excess Cash Flow Period (or, at the option of the Borrower, after the end of such Excess Cash Flow Period if made prior to the date of prepayment under this clause (E), provided that no such amount shall be credited against any payments due pursuant to this Section 2.11(c) in the subsequent Excess Cash Flow Period) on account of Capital Expenditures, intellectual property development and software development costs, (F) to the extent not financed using the proceeds of long-term funded Indebtedness (other than revolving loans), the aggregate amount of all Investments (other than Permitted Investments) permitted under this Agreement and made in cash during such Excess Cash Flow Period (or, at the option of the Borrower, after the end of such Excess Cash Flow Period if made prior to the date of prepayment under this clause (F), provided that no such amount shall be credited against any payments due pursuant to this Section 2.11(c) in the subsequent Excess Cash Flow Period); and (G) to the extent not financed using the proceeds of long-term funded Indebtedness (other than revolving loans), at the option of the Borrower, the aggregate consideration by the Borrower to be paid by the Borrower and its Restricted Subsidiaries in respect of Capital Expenditures, intellectual property development and software development costs and Investments permitted under this Agreement in each case that is certified by a Responsible Officer of the Borrower to be contractually obligated (or in the case of capital expenditures, budgeted) by the Borrower to be paid within 365 days after the date on which the annual financial statements under Section 5.04(a) for the applicable fiscal year is (or is required to be) delivered (provided that (x) no such amount shall be credited against any payments due pursuant to this Section 2.11(c) in the subsequent Excess Cash Flow Period and (y) amounts deducted pursuant to this clause (G) and not actually paid in such 365-day period shall be added to the amount determined in accordance with Section 2.11(c) in the subsequent Excess Cash Flow Period) (the deductions pursuant to this Section 2.11(c)(ii)(A)-(G), the “Dollar for Dollar ECF Deductions”); provided, that no amounts shall be paid under this Section 2.11(c) unless the amount calculated in accordance with the foregoing shall exceed the greater of $71,875,000 and 11.5% of LTM EBITDA (the “ECF Threshold”), in which case only the amount in excess of the ECF Threshold shall be payable. Such calculation will be set forth in a certificate signed by a Financial Officer of Parent delivered to the Administrative Agent setting forth the amount, if any, of Excess Cash Flow for such fiscal year, the amount of any required prepayment in respect thereof and the calculation thereof in reasonable detail.

(d)  In the event that the aggregate amount of Revolving Facility Credit Exposure of any Class exceeds the total Revolving Facility Commitments of such Class, the applicable Borrower(s) shall prepay Revolving Facility Borrowings and/or Swing Line Loan Borrowings of such Class (or, if no such Borrowings are outstanding, the Parent shall provide Cash Collateral in respect of outstanding Letters of Credit pursuant to Section 2.05(j)) in an aggregate amount equal to such excess.

(e)  In the event that the aggregate amount of Revolving L/C Exposure of any Class exceeds the total Revolving Facility Commitments of such Class, the Parent shall provide Cash Collateral in respect of outstanding Letters of Credit pursuant to Section 2.05(j)) in an aggregate amount equal to such excess.

(f)  Notwithstanding the foregoing, if the Borrower reasonably determines in good faith that any amounts attributable to Subsidiaries of the Parent that are required to be prepaid pursuant to Sections 2.11(b) or (c) would result in material adverse tax consequences or violate local law in respect of the upstreaming of proceeds (including financial assistance and corporate benefit restrictions and fiduciary and statutory duties of the relevant directors), in each case as set forth in a certificate delivered by an authorized officer of the Borrower to the Administrative Agent, then the Borrower and its Restricted Subsidiaries shall not be required to prepay such amounts as required under Sections 2.11(b) and (c) until such material tax consequences or local law violation no longer exist; provided that the Borrower and its Restricted Subsidiaries shall take commercially reasonable actions during the one-year period following the event giving rise to the Excess Cash Flow or following the Asset Sale to permit repatriation of the proceeds subject to such prepayments in order to effect such prepayments without violating local law or incurring material adverse tax consequences.

(g)  Notwithstanding anything to the contrary herein, at the Borrower’s option, prepayments required pursuant to Section 2.11(b) or (c) may, at the Borrower’s option, be made on the last day of the applicable Interest Period.

(h)  In the event that the Acquisition does not occur on or prior to October 23, 2022, the Borrower shall prepay all outstanding Initial Term A Loans no later than three (3) Business Days following such date.

Section 2.12 Fees.

(a)  The Borrowers agree to pay to the Administrative Agent for the account of each Lender, a commitment fee (a “Commitment Fee”) in Dollars on the daily amount of the applicable Available Unused Commitment of such Lender during the preceding quarter (or other period commencing with the Closing Date or ending with the date on which the last of the Commitments of such Lender shall be terminated) at a rate equal to the Applicable Commitment Fee. All Commitment Fees shall be computed on the basis of the actual number of days elapsed in a year of 360 days. The Commitment Fee due to each Lender shall commence to accrue on the Closing Date through and including the last day of March, June, September and

December of each year shall be payable in arrears on the fifteenth day following such last day (or if such day is not a Business Day, the following Business Day), commencing following the first full fiscal quarter after the Closing Date, and shall be payable and cease to accrue on the date on which the last of the Commitments of such Lender shall be terminated as provided herein.

(b)  The Borrowers agree to pay from time to time (i) to the Administrative Agent for the account of each Revolving Facility Lender of each Class, on the fifteenth day following the last day of each fiscal quarter (or if such day is not a Business Day, the following Business Day), commencing following the first full fiscal quarter after the Closing Date, and on the date on which the Revolving Facility Commitments of all the Lenders shall be terminated as provided herein, a fee (an “L/C Participation Fee”) on such Lender’s Revolving Facility Percentage of the daily average Revolving L/C Exposure (excluding the portion thereof attributable to unreimbursed L/C Disbursements) of such Class, during the preceding quarter (or other period commencing with the Closing Date or ending with the Revolving Facility Maturity Date or the date on which the Revolving Facility Commitments of such Class shall be terminated; provided, that any such fees accruing after the date on which such Revolving Facility Commitments terminate shall be payable on demand) at the rate per annum equal to the Applicable Margin for Term Benchmark Revolving Facility Borrowings of such Class effective for each day in such period, and (ii) to each Issuing Bank, for its own account (x) on the fifteenth day following the last day of each fiscal quarter (or if such day is not a Business Day, the following Business Day), commencing following the first full fiscal quarter after the Closing Date, and on the date on which the Revolving Facility Commitments of all the Lenders shall be terminated, a fronting fee in Dollars in respect of each Letter of Credit issued by such Issuing Bank for the period from and including the date of issuance of such Letter of Credit to and including the termination of such Letter of Credit, computed at a rate to be agreed between the Borrower and the Issuing Bank, but not to exceed 0.125% per annum of the daily stated amount of such Letter of Credit), plus (y) in connection with the issuance, amendment, cancellation, negotiation, presentment, renewal, extension or transfer of any such Letter of Credit or any L/C Disbursement thereunder, such Issuing Bank’s customary documentary and processing fees and charges (collectively, “Issuing Bank Fees”). All L/C Participation Fees and Issuing Bank Fees that are payable on a per annum basis shall be computed on the basis of the actual number of days elapsed in a year of 360 days.

(c)  The Parent agrees to pay to the Administrative Agent, for the account of the Administrative Agent, the “Administration Fee” as set forth in the Fee Letter, in the amounts and, at the times specified therein (the “Administrative Agent Fees”).

(d)  In the event that, prior to the date that is six months after the Closing Date, the applicable Borrower (i) makes any repayment, prepayment, or purchase of Initial Term B Loans or Delayed Draw Term B Loans, as applicable, under either the Initial Term B Facility or the Delayed Draw Term Loan B Facility, in connection with any Repricing Event or (ii) effects any amendment of this Agreement resulting in a Repricing Event, the Borrower shall pay to the Administrative Agent on the date of effectiveness of such Repricing Event, for the ratable account of each applicable Term Loan B Lender (x) in the case of clause (i), a prepayment premium of 1.00% of the aggregate principal amount of the Initial Term B Loans or, without duplication, Delayed Draw Term B Loans, as applicable, so being prepaid, repaid or purchased and (y) in the case of clause (ii), an amount equal to 1.00% of the aggregate principal amount of the Initial Term B Loans or, without duplication, Delayed Draw Term B Loans, as applicable, that are the subject of such Repricing Event and outstanding immediately prior to such amendment.

(e)  The Borrower agrees to pay to Lenders (other than any Defaulting Lender) having Delayed Draw Term A Loan Commitments a ticking fee (the “Delayed Draw Term Loan A Ticking Fee”) during the Delayed Draw Term Loan A Commitment Period, calculated in an amount equal to the average daily balance of the unfunded and outstanding Delayed Draw Term Loan A Commitments, multiplied by a per annum rate equal to for any day in the period from and including the date that is May 27, 2022, 0.225%. Subject to the following sentence, the Delayed Draw Term Loan A Ticking Fee shall accrue on unfunded and outstanding Delayed Draw Term Loan A Commitments from and including the last day on which the Delayed Draw Term Loan A Ticking Fee was paid (or if no such payment date has yet been made, from and including the Closing Date) and shall be due and payable in arrears on (i) the last day of the applicable Interest Period and (ii) the Delayed Draw Term Loan A Commitment Termination Date.

(f)  All Fees shall be paid on the dates due, in Dollars and immediately available funds, to the Administrative Agent for distribution, if and as appropriate, among the Lenders, except that Issuing Bank Fees shall be paid directly to the applicable Issuing Banks. Once paid, none of the Fees shall be refundable under any circumstances.

Section 2.13 Interest.

(a)  (i) The Loans comprising each ABR Borrowing (including each Swing Line Loan) shall bear interest at the Alternate Base Rate plus the Applicable Margin and (ii) each RFR Loan shall bear interest at a rate per annum equal to the applicable Adjusted Daily Simple RFR plus the Applicable Margin.

(b)  The Loans comprising each Term Benchmark Borrowing shall bear interest at the Adjusted Term SOFR Rate or the Adjusted EURIBOR Rate, as applicable, for the Interest Period in effect for such Borrowing plus the Applicable Margin.

(c)  Notwithstanding the foregoing, if any principal of or interest on any Loan or any Fees or other amount payable by the Parent hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2.00% plus the rate otherwise applicable to such Loan as provided in the preceding clauses of this Section 2.13 or (ii) in the case of any other overdue amount, 2.00% plus the rate applicable to ABR Loans as provided in clause (a) of this Section; provided that this clause (c) shall not apply to any Event of Default that has been waived by the Lenders pursuant to Section 9.08.

(d)  Accrued interest on each Loan shall be payable in Dollars, Euros or GBP, as applicable, in arrears (i) on each Interest Payment Date for such Loan, (ii) in the case of Revolving Facility Loans, upon termination of the applicable Revolving Facility Commitments, (iii) in the case of the Initial Term A Loans, on the Initial Term A Facility Maturity Date and (iv) in the case of the Term B Loans, on the Initial Term B Facility Maturity Date; provided that (A) interest accrued pursuant to clause (c) of this Section 2.13 shall be payable on demand, (B) in the event of any repayment or prepayment of any Loan (other than a prepayment of a Revolving Facility Loan that is an ABR Loan that is not made in conjunction with a permanent commitment reduction), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment, (C) in the event of any conversion of any Term Benchmark Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion and (D) any Loan that is repaid on the same day on which it is made shall bear interest for one day.

(e)  Interest computed by reference to the Daily Simple RFR with respect to Dollars, the Term SOFR Rate or the EURIBOR Rate hereunder shall be computed on the basis of a year of 360 days. Interest computed by reference to the Daily Simple RFR with respect to Sterling or the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year). In each case interest shall be payable for the actual number of days elapsed (including the first day but excluding the last day). All interest hereunder on any Loan shall be computed on a daily basis based upon the outstanding principal amount of such Loan as of the applicable date of determination. The applicable Alternate Base Rate, Adjusted Term SOFR Rate, Adjusted EURIBOR Rate, EURIBOR Rate, Adjusted Daily Simple RFR or Daily Simple RFR shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

Section 2.14 Alternate Rate of Interest.

(a)  Subject to clauses (b), (c), (d), (e) and (f) of this Section 2.14, if:

(i)   the Administrative Agent determines (which determination shall be conclusive absent manifest error) (A) prior to the commencement of any Interest Period for a Term Benchmark Borrowing, that adequate and reasonable means do not exist for ascertaining the Adjusted Term SOFR Rate, the Term SOFR Rate, the Adjusted EURIBOR Rate or the EURIBOR Rate (including because the Relevant Screen Rate is not available or published on a current basis), for the applicable Agreed Currency and such Interest Period or (B) at any time, that adequate and reasonable means do not exist for ascertaining the applicable Adjusted Daily Simple RFR, Daily Simple RFR or RFR for the applicable Agreed Currency; or

(ii)  the Administrative Agent is advised by the Required Lenders that (A) prior to the commencement of any Interest Period for a Term Benchmark Borrowing, the Adjusted Term SOFR Rate or the Adjusted EURIBOR Rate for the applicable Agreed Currency and such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for the applicable Agreed Currency and such Interest Period or (B) at any time, the applicable Adjusted Daily Simple RFR for the applicable Agreed Currency will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for the applicable Agreed Currency;

then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone, telecopy or electronic mail as promptly as practicable thereafter and, until (x) the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist with respect to the relevant Benchmark and (y) the Borrower delivers a new Interest Election Request in accordance with the terms of Section 2.07 or a new Borrowing Request in accordance with the terms of Section 2.03, (A) for Loans denominated in Dollars, (1) any Interest Election Request that requests the conversion of any Revolving Borrowing to, or continuation of any Revolving Borrowing as, a Term Benchmark Borrowing and any Borrowing Request that requests a Term Benchmark Revolving Borrowing shall instead be deemed to be an Interest Election Request or a Borrowing Request, as applicable, for (x) an RFR Borrowing denominated in Dollars so long as the Adjusted Daily Simple RFR for Dollar Borrowings is not also the subject of Section 2.14(a)(i) or (ii) above or (y) an ABR Borrowing if the Adjusted Daily Simple RFR for Dollar Borrowings also is the subject of Section 2.14(a)(i) or (ii) above and (B) for Loans denominated in an Alternative Currency, any Interest Election Request that requests the conversion of any Revolving Borrowing to, or continuation of any Revolving Borrowing as, a Term Benchmark Borrowing and any Borrowing Request that requests a Term Benchmark Borrowing or an RFR Borrowing, in each case, for the relevant Benchmark, shall be ineffective; provided that if the circumstances giving rise to such notice affect only one Type of Borrowings, then all other Types of Borrowings shall be permitted. Furthermore, if any Term Benchmark Loan or RFR Loan in any Agreed Currency is outstanding on the date of the Borrower’s receipt of the notice from the Administrative Agent referred to in this Section

2.14 with respect to a Relevant Rate applicable to such Term Benchmark Loan or RFR Loan, then until (x) the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist with respect to the relevant Benchmark and (y) the Borrower delivers a new Interest Election Request in accordance with the terms of Section 2.07 or a new Borrowing Request in accordance with the terms of Section 2.03, (A) for Loans denominated in Dollars, any Term Benchmark Loan shall on the last day of the Interest Period applicable to such Loan (or the next succeeding Business Day if such day is not a Business Day), be converted by the Administrative Agent to, and shall constitute, (x) an RFR Borrowing denominated in Dollars so long as the Adjusted Daily Simple RFR for Dollar Borrowings is not also the subject of Section 2.14(a)(i) or (ii) above or (y) an ABR Loan if the Adjusted Daily Simple RFR for Dollar Borrowings also is the subject of Section 2.14(a)(i) or (ii) above, on such day, and (B) for Loans denominated in an Alternative Currency, (1) any Term Benchmark Loan shall, on the last day of the Interest Period applicable to such Loan (or the next succeeding Business Day if such day is not a Business Day) bear interest at the Central Bank Rate for the applicable Alternative Currency plus the CBR Spread; provided that, if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that the Central Bank Rate for the applicable Alternative Currency cannot be determined, any outstanding affected Term Benchmark Loans denominated in any Alternative Currency shall, at the Borrower’s election prior to such day: (A) be prepaid by the Borrower on such day or (B) solely for the purpose of calculating the interest rate applicable to such Term Benchmark Loan, such Term Benchmark Loan denominated in any Alternative Currency shall be deemed to be a Term Benchmark Loan denominated in Dollars and shall accrue interest at the same interest rate applicable to Term Benchmark Loans denominated in Dollars at such time and (2) any RFR Loan shall bear interest at the Central Bank Rate for the applicable Alternative Currency plus the CBR Spread; provided that, if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that the Central Bank Rate for the applicable Alternative Currency cannot be determined, any outstanding affected RFR Loans denominated in any Alternative Currency, at the Borrower’s election, shall either (A) be converted into ABR Loans denominated in Dollars (in an amount equal to the Dollar Equivalent of such Alternative Currency) immediately or (B) be prepaid in full immediately.

(b)  Notwithstanding anything to the contrary herein or in any other Loan Document (and any Hedging Agreement shall be deemed not to be a “Loan Document” for purposes of this Section 2.14) if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (1) of the definition of “Benchmark Replacement” with respect to Dollars for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (2) of the definition of “Benchmark Replacement” with respect to any Agreed Currency for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders of each affected Class.

(c)  Notwithstanding anything to the contrary herein or in any other Loan Document, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

(d)  The Administrative Agent will promptly notify the Borrower and the Lenders of (i) any occurrence of a Benchmark Transition Event, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes, (iv) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (f) below and (v) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.14(d), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.14(d).

(e)  Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i)if the then-current Benchmark is a term rate (including the Term SOFR Rate or EURIBOR Rate) and either (A)any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B)the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Administrative Agent may modify the definition of “Interest Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii)if a tenor that was removed pursuant to clause (i) above either (A)is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B)is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(f)  Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any request for a Term Benchmark Borrowing or RFR Borrowing of, conversion to or continuation of Term Benchmark Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, either (x) the Borrower will be deemed to have converted any request for (1) a Term Benchmark Borrowing denominated in Dollars into a request for a Borrowing of or conversion to (A) an RFR Borrowing denominated in Dollars so long as the Adjusted Daily Simple RFR for Dollar Borrowings is not the subject of a Benchmark Transition Event or (B) an ABR Borrowing if the Adjusted Daily Simple RFR for Dollar Borrowings is the subject of a Benchmark Transition Event or (y) any Term Benchmark Borrowing or RFR Borrowing denominated in an Alternative Currency shall be ineffective. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of ABR based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of ABR. Furthermore, if any Term Benchmark Loan or RFR Loan in any Agreed Currency is outstanding on the date of the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period with respect to a Relevant Rate applicable to such Term Benchmark Loan or RFR Loan, then until such time as a Benchmark Replacement for such Agreed Currency is implemented pursuant to this Section 2.14(f), (A) for Loans denominated in Dollars any Term Benchmark Loan shall on the last day of the Interest Period applicable to such Loan (or the next succeeding Business Day if such day is not a Business Day), be converted by the Administrative Agent to, and shall constitute, (x) an RFR Borrowing denominated in

Dollars so long as the Adjusted Daily Simple RFR for Dollar Borrowings is not the subject of a Benchmark Transition Event or (y) an ABR Loan if the Adjusted Daily Simple RFR for Dollar Borrowings is the subject of a Benchmark Transition Event, on such day and (B) for Loans denominated in an Alternative Currency, (1) any Term Benchmark Loan shall, on the last day of the Interest Period applicable to such Loan (or the next succeeding Business Day if such day is not a Business Day) bear interest at the Central Bank Rate for the applicable Alternative Currency plus the CBR Spread; provided that, if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that the Central Bank Rate for the applicable Alternative Currency cannot be determined, any outstanding affected Term Benchmark Loans denominated in any Alternative Currency shall, at the Borrower’s election prior to such day: (A) be prepaid by the Borrower on such day or (B) solely for the purpose of calculating the interest rate applicable to such Term Benchmark Loan, such Term Benchmark Loan denominated in any Alternative Currency shall be deemed to be a Term Benchmark Loan denominated in Dollars and shall accrue interest at the same interest rate applicable to Term Benchmark Loans denominated in Dollars at such time and (2) any RFR Loan shall bear interest at the Central Bank Rate for the applicable Alternative Currency plus the CBR Spread; provided that, if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that the Central Bank Rate for the applicable Alternative Currency cannot be determined, any outstanding affected RFR Loans denominated in any Alternative Currency, at the Borrower’s election, shall either (A) be converted into ABR Loans denominated in Dollars (in an amount equal to the Dollar Equivalent of such Alternative Currency) immediately or (B) be prepaid in full immediately.

Section 2.15 Increased Costs.

(a)  If any Change in Law shall:

(i)   impose, modify or deem applicable any reserve, special deposit compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted Term SOFR Rate or Adjusted EURIBOR Rate, as applicable) or Issuing Bank; or

(ii)  subject the Administrative Agent, any Lender or the Issuing Bank to any Tax on or in respect of its loans, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto (other than (i) Indemnified Taxes and Other Taxes indemnifiable under Section 2.17 and (ii) Excluded Taxes); or

(iii)  impose on any Lender or Issuing Bank or the London or other relevant interbank market any other condition, cost or expense affecting this Agreement or Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender or Issuing Bank or Administrative Agent, as applicable, of making or maintaining any Loan or of maintaining its obligation to make any such Loan or to increase the cost to such Lender or Issuing Bank of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender or Issuing Bank hereunder, whether of principal, interest or otherwise, then the applicable Borrower will pay to such Lender or Issuing Bank or Administrative Agent, as applicable, such additional amount or amounts as will compensate such Lender or Issuing Bank or Administrative Agent, as applicable, for such additional costs incurred or reduction suffered.

(b)        If any Lender or Issuing Bank determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or Issuing Bank’s capital or on the capital of such Lender’s or Issuing Bank’s holding company, if any, as a consequence of this Agreement or the Loans or Commitments made by, or participations in Letters of Credit or Swing Line Loans held by, such Lender, or the Letters of Credit issued by such Issuing Bank, to a level below that which such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or such Issuing Bank’s policies and the policies of such Lender’s or such Issuing Bank’s holding company with respect to capital adequacy and liquidity), then from time to time the Parent shall pay to such Lender or such Issuing Bank, as applicable, such additional amount or amounts as will compensate such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company for any such reduction suffered.

(c)  A certificate of a Lender or an Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or Issuing Bank or its holding company, as applicable, as specified in clause (a) or (b) of this Section shall be delivered to the Parent and shall be conclusive absent manifest error; provided, that any such certificate claiming amounts described in clause (x) or (y) of the definition of “Change in Law” shall, in addition, state the basis upon which such amount has been calculated and certify that such Lender’s or Issuing Bank’s demand for payment of such costs hereunder, and such method of allocation is not inconsistent with its treatment of other borrowers, which as a credit matter, are similarly situated to the applicable Borrower and which are subject to similar provisions. The Parent shall pay such Lender or Issuing Bank, as applicable, the amount shown as due on any such certificate within 10 days after receipt thereof.

(d)  Promptly after any Lender or Issuing Bank has determined that it will make a request for increased compensation pursuant to this Section 2.15, such Lender or Issuing Bank shall notify the Parent thereof. Failure or delay on the part of any Lender or Issuing Bank to demand compensation pursuant to this Section 2.15 shall not constitute a waiver of such Lender’s or Issuing Bank’s right to demand such compensation; provided that no Borrower shall be required to compensate a Lender or an Issuing Bank pursuant to this Section 2.15 for any increased costs or reductions incurred more than 180 days prior to the date that such Lender or Issuing Bank, as applicable, notifies the Parent of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or Issuing Bank’s intention to claim compensation therefor; provided, further, that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

Section 2.16 Break Funding Payments. With respect to Loans that are not RFR Loans, in the event of (i) the payment of any principal of any Term Benchmark Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default or an optional or mandatory prepayment of Loans), (ii) the conversion of any Term Benchmark Loan other than on the last day of the Interest Period applicable thereto, (iii) the failure to borrow, convert, continue or prepay any Term Benchmark Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.10(d) and is revoked in accordance therewith), (iv) the assignment of any Term Benchmark Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.20 or (v) the failure by the Borrower to make any payment of any Loan or drawing under any Letter of Credit (or interest due thereof) denominated in an Alternative Currency on its scheduled due date or any payment thereof in a different currency, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section 2.16 shall be delivered to the Parent and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

Section 2.17 Taxes.

(a)  Payments Free of Taxes. All payments by or on account of any Loan Party under any Loan Document shall be made free and clear of, and without deduction or withholding for or on account of, any Taxes, unless otherwise required by law. If any applicable withholding agent shall be required by law to withhold or deduct any Taxes from or in respect of any sum payable under any Loan Document to any Lender Party or any Agent, (i) the applicable withholding agent shall make all such deductions or withholdings, (ii) the applicable withholding agent shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law, and (iii) to the extent the deduction or withholding is on account of Indemnified Taxes or Other Taxes, the amounts so payable by the applicable Loan Party shall be increased as may be necessary so that, after such withholding agent has made all required deductions or withholdings of Indemnified Taxes and Other Taxes (including deductions or withholdings applicable to additional sums payable under this Section 2.17), such Lender Party (or, in the case of any amount received by an Agent for its own account, such Agent) shall have received an amount equal to the sum it would have received had no such deductions or withholdings been made.

(b)  Payment of Other Taxes by each Borrower. Without limiting the provisions of Section 2.17(a) above, each Borrower shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c)  Evidence of Payments. Within 45 days after the date of any payment of Indemnified Taxes or Other Taxes by a Loan Party to a Governmental Authority, such Loan Party shall deliver to the Administrative Agent a copy of an official receipt issued by such Governmental Authority evidencing such payment (or other evidence acceptable to the Administrative Agent, acting reasonably).

(d)  Indemnification by each Borrower. Each Borrower shall, without duplication of any additional amounts paid pursuant to Section 2.17(a)(iii) or any amounts paid pursuant to Section 2.17(b), indemnify each Agent and each Lender Party for and hold them harmless against the full amount of Indemnified Taxes payable in connection with any payments made by or on account of any Loan Party under any Loan Document and Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 2.17), and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. This indemnification shall be made within 10 days after written demand therefor. A certificate setting forth in reasonable detail the basis, calculation and amount of such payment or liability delivered to the applicable Borrower by a Lender Party (with a copy to the Administrative Agent), or by an Agent on its own behalf, shall be conclusive absent manifest error.

(e)  Treatment of Refunds. If any Agent or any Lender Party determines, in its good faith discretion, that it has received a refund (in cash or as an offset against other Taxes otherwise due and payable) of any Indemnified Taxes or Other Taxes as to which it has been indemnified by any Loan Party or with respect to which any Loan Party has paid additional amounts pursuant to this Section 2.17, it shall pay to the applicable Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amount paid, by the Loan Party under this Section 2.17 with respect to the Indemnified Taxes or Other Taxes giving rise to such refund), net of all reasonable out-of-pocket expenses

(including Taxes) of such Agent or such Lender Party, attributable to such refund and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that the Loan Party, upon the request of such Agent or such Lender Party, agrees to repay the amount paid over to the applicable Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to such Agent or such Lender Party in the event such Agent or such Lender Party is required to repay such amount to such Governmental Authority. In such event, such Lender Party or such Agent, as the case may be, shall, at the Loan Party’s request, provide the Loan Party with a copy of any notice of assessment or other evidence of the requirement to repay such refund received from the relevant Governmental Authority (provided, that such Lender Party or such Agent may delete or redact any information therein that it deems confidential). Notwithstanding anything to the contrary in this Section 2.17(e), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this Section 2.17(e) payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This Section 2.17(e) shall not be construed to require any Agent or any Lender Party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to any Loan Party or any other person.

(f)  Status of Lenders.

(i)  Each Lender Party that is entitled to an exemption from or reduction of any applicable withholding Tax with respect to payments made under any Loan Document shall deliver to the Initial Borrower (or any successor thereto) and the Administrative Agent, at the time or times prescribed by Requirements of Law or reasonably requested by any applicable Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by such Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender Party, if reasonably requested by any applicable Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable Requirements of Law or reasonably requested by such Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Each Lender Party shall, whenever a lapse in time or change in circumstances renders such documentation (including any specific documents required below in this Section 2.17(f)) obsolete, expired or inaccurate in any material respect, deliver promptly to the Initial Borrower (or any successor thereto) and the Administrative Agent updated or other appropriate documentation (including any new documentation reasonably requested by any applicable Borrower or the Administrative Agent) or promptly notify such Initial Borrower and the Administrative Agent in writing of its legal ineligibility to do so.

(ii)  Without limiting the generality of the foregoing each Lender Party (or, if a Lender is disregarded as an entity separate from its owner for U.S. federal tax purposes, the person treated as its owner for U.S. federal tax purposes) shall, if it is legally eligible to do so, deliver to the Initial Borrower (or any successor thereto) and the Administrative Agent on or prior to the date on which such Lender Party becomes a party hereto, a duly completed and executed copy of whichever of the following is applicable:

(A)  in the case of a Lender Party that is a U.S. Person, IRS Form W-9 or any successor form certifying that such Lender Party is exempt from U.S. federal backup withholding;

(B)  in the case of a Non-U.S. Lender Party eligible to claim the benefits of an income tax treaty to which the United States is a party, IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to such tax treaty;

(C)  in the case of a Non-U.S. Lender Party eligible to claim an exemption from U.S. federal withholding Taxes for income that is effectively connected with a U.S. trade or business, IRS Form W-8ECI;

(D)  in the case of a Non-U.S. Lender Party eligible to claim the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit J-1 to the effect that such Non-U.S. Lender Party is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the applicable Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” that is related to the applicable Borrower as described in Section 881(c)(3)(C) of the Code and that no payment under any Loan Document is effectively connected with such Non-U.S. Lender Party’s conduct of a U.S. trade or business (a “U.S. Tax Compliance Certificate”) and (y) IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable;

(E)  to the extent that a Non-U.S. Lender Party is not the beneficial owner (for example, where the Non-U.S. Lender Party is a partnership or participating Lender), IRS Form W-8IMY of the Non-U.S. Lender Party, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit J-1 or Exhibit J-3, IRS Form W-9, and/or other certification documents from each beneficial owner that would be required under this Section 2.17(f) if such beneficial owner were a Lender, as applicable; provided that if the Non-U.S. Lender Party is a partnership (and not a participating Lender) and one or more beneficial owners are claiming the portfolio interest exemption, such Non-U.S. Lender Party may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit J-2 or Exhibit J-4 on behalf of such beneficial owner(s); or

(F)  any other documentation prescribed by applicable Requirements of Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Taxes, together with such supplementary documentation as may be prescribed by applicable Requirements of Law to permit the applicable Borrower or the Administrative Agent to reasonably determine the withholding or deduction required to be made.

(iii)  If a payment made to a Lender Party under any Loan Document would be subject to U.S. federal withholding Tax imposed under FATCA if the Lender Party were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender Party shall deliver to the Administrative Agent and the applicable Borrower at the time or times prescribed by Requirements of Law, and at such other time or times reasonably requested by the Administrative Agent or the applicable Borrower, the documentation prescribed by applicable Requirements of Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Administrative Agent or the applicable Borrower as may be necessary for the Administrative Agent or the applicable Borrower to comply with its obligations under FATCA and to determine whether the Lender Party has complied with the Lender Party obligations under FATCA, or to determine the amount, if any, to deduct and withhold from the payment. Solely for purposes of this clause (iii), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(iv)  Each Lender Party hereby authorizes the Administrative Agent to deliver to the Loan Parties and to any successor Administrative Agent any documentation provided by such Lender Party to the Administrative Agent pursuant to this Section 2.17.

(v)  Notwithstanding any other provision of this Section 2.17, a Lender Party shall not be required to deliver any form or other documentation that such Lender Party is not legally eligible to deliver.

(g)  VAT.

(i)  All amounts expressed to be payable under a Loan Document by any party to a Secured Party which (in whole or in part) constitute consideration for any supply for VAT purposes are deemed to be exclusive of any VAT which is chargeable on that supply, and accordingly, subject to paragraph (ii) below, if VAT is or becomes chargeable on any supply made by any Secured Party to any party in connection with a Loan Document, that party shall (except where the reverse charge mechanism applies and the Secured Party is not obliged to account to the relevant taxation authority for such VAT) pay to such Secured Party (in addition to and at the same time as paying any other consideration for such supply) an amount equal to the amount of the VAT.

(ii)  If VAT is or becomes chargeable on any supply made by any Secured Party (the “Supplier”) to any other Secured Party (the “Recipient”) in connection with a Loan Document, and any party other than the Recipient (the “Relevant Party”) is required by the terms of any Loan Document to pay an amount equal to the consideration for that supply to the Supplier (rather than being required to reimburse or indemnify the Recipient in respect of that consideration):

(A)  where the Supplier is the person required to account to the relevant tax authority for the VAT, the Relevant Party shall also pay to the Supplier (at the same time as paying that amount) an additional amount equal to the amount of the VAT. The Recipient shall (where this Section 2.17(g)(ii)(A) applies) promptly pay to the Relevant Party an amount equal to any credit or repayment the Recipient receives from the relevant tax authority which the Recipient reasonably determines relates to the VAT chargeable on that supply; and

(B)  where the Recipient is the person required to account to the relevant tax authority for the VAT, the Relevant Party shall promptly, following demand from the Recipient, pay to the Recipient an amount equal to the VAT chargeable on that supply but only to the extent that the Recipient reasonably determines that it is not entitled to credit or repayment from the relevant tax authority in respect of that VAT.

(iii)  Where a Loan Document requires any party to reimburse or indemnify a Secured Party for any cost or expense, that party shall reimburse or indemnify (as the case may be) such Secured Party for the full amount of such cost or expense, including such part thereof as represents VAT, save to the extent that such Secured Party determines that it is entitled to credit or repayment in respect of such VAT from the relevant tax authority.

(iv)  Any reference in this Section 2.17(g) to any party shall, at any time when such party is treated as a member of a group or unity (or fiscal unity) for VAT purposes, include (where appropriate and unless the context otherwise requires) a reference to the person who is treated at that time as making the supply, or (as appropriate) receiving the supply, under the grouping rules (provided for in Article 11 of Council Directive 2006/112/EC (or as implemented by the relevant member state of the European Union) or any other similar provision in any jurisdiction which is not a member state of the European Union) so that a reference to a party shall be construed as a reference to that party or the relevant group or unity (or fiscal unity) of which that party is a member for VAT purposes at the relevant time or the relevant representative member (or head) of that group or unity (or fiscal unity) at the relevant time (as the case may be).

(v)  In relation to any supply made by a Secured Party to any party under a Loan Document, if requested by such Secured Party, that party shall promptly provide such Secured Party with details of that party’s VAT registration (if applicable) and such other information as is requested in connection with such Secured Party’s VAT reporting requirements in relation to such supply.

(h)  Status of Administrative Agent. If the Administrative Agent is not a U.S. Person, the Administrative Agent shall deliver the following to the Initial Borrower (or any successor thereto) on or before the date on which it becomes the Administrative Agent under this Agreement (and from time to time thereafter upon the reasonable request of the Initial Borrower (or any successor thereto)): (x) executed copies of IRS Form W-8ECI with respect to any amounts payable to the Administrative Agent for its own account and (y) executed copies of IRS Form W-8IMY with respect to any amounts payable to the Administrative Agent for the account of others, certifying that it is a “U.S. branch,” that the payments it receives for the account of others are not effectively connected with the conduct of its trade or business within the United States and that it is using such form as evidence of its agreement with the Initial Borrower (or any successor thereto) to be treated as a U.S. person with respect to such payments (and the Borrowers and the Administrative Agent agree to so treat the Administrative Agent as a U.S. person with respect to such payments as contemplated by Section 1.1441-1(b)(2)(iv) of the United States Treasury Regulations); provided that if the Administrative Agent is not a U.S. Person and is unable to comply with the requirements of this Section 2.17(h), then it may appoint a sub-agent which is able to comply with such requirements.

Section 2.18  Payments Generally; Pro Rata Treatment; Sharing of Set-offs.

(a)  Unless otherwise specified, each Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of L/C Disbursements, or of amounts payable under Sections 2.15, 2.16 or 2.17, or otherwise) prior to 2:00 p.m., Local Time, on the date when due, in immediately available funds, without condition or deduction for any defense, recoupment, set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent to the applicable account designated to the Parent by the Administrative Agent, except payments to be made directly to the applicable Issuing Bank or the Swing Line Lender as expressly provided herein and except that payments pursuant to Sections 2.15, 2.16, 2.17 and 9.05 shall be made directly to the persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other person to the appropriate recipient promptly following receipt thereof. Except as otherwise expressly provided herein, if any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments made under the Loan Documents shall be made in Dollars except that principal and interest on any Loan denominated in a currency other than Dollars shall be made in the currency in which such Loan is denominated. Any payment required to be made by the Administrative Agent hereunder shall be deemed to have been made by the time required if the Administrative Agent shall, at or before such time, have taken the necessary steps to make such payment in accordance with the regulations or operating procedures of the clearing or settlement system used by the Administrative Agent to make such payment.

(b)  At any time that payments are not required to be applied in the manner required by Section 7.03, if at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.

(c)  If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of, or interest on, any of its Term Loans, Revolving Facility Loans or participations in L/C Disbursements or any disbursement under any Swing Line Loans of a given Class resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Term Loans, Revolving Facility Loans and participations in L/C Disbursements or any disbursement under any Swing Line Loans of such Class and accrued interest thereon than the proportion received by any other Lender entitled to receive the same proportion of such payment, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Term Loans, Revolving Facility Loans and participations in L/C Disbursements or any disbursement under any Swing Line Loans of such Class of such other Lenders to the extent necessary so that the benefit of all such payments shall be shared by all such Lenders ratably in accordance with the principal amount of each such Lender’s respective Term Loans, Revolving Facility Loans and participations in L/C Disbursements or any disbursement under any Swing Line Loans of such Class and accrued interest thereon; provided, that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, (ii) the provisions of this clause (c) shall not be construed to apply to any payment made by the Borrowers pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in L/C Disbursements to any assignee or participant and (iii) nothing in this Section 2.18(c) shall be construed to limit the applicability of Section 7.03 in the circumstances where Section 7.03 is applicable in accordance with its terms. The Borrowers consent to the foregoing and agree, to the extent they may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrowers rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrowers in the amount of such participation.

(d)  Unless the Administrative Agent shall have received notice from the Parent or the applicable Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the relevant Lenders or the applicable Issuing Bank hereunder that the applicable Borrower will not make such payment, the Administrative Agent may assume that such Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the relevant Lenders or the applicable Issuing Bank, as applicable, the amount due.

A notice of the Administrative Agent to any Lender or any Borrower with respect to any amount owing under this clause (d) shall be conclusive, absent manifest error.

(e)  Subject to Section 2.24, if any Lender shall fail to make any payment required to be made by it pursuant to Section 2.04(b), 2.05(c) or (d), 2.06, or 2.18(d), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), (i) apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid and/or (ii) hold any such amounts in a segregated account as cash collateral for, and application to, any future funding obligations of such Lender under any such Section; in the case of each of clauses (i) and (ii) above, in any order as determined by the Administrative Agent in its discretion.

Section 2.19  Mitigation Obligations; Replacement of Lenders.

(a)  If any Lender requests compensation under Section 2.15, or if a Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17 or mitigate the applicability of Section 2.20 or any event that gives rise to the operation of Section 2.20, then such Lender shall use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or Affiliates, if, in the reasonable judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.15 or 2.17, as applicable, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender in any material respect. Each Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b)  If (i) any Lender requests compensation under Section 2.15 or gives notice under Section 2.20, (ii) the Parent is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17 (in an amount in excess of that being generally charged by other Lenders), or (iii) any Lender is a Defaulting Lender, then the Parent may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require any such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under the Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided, that (i) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in L/C Disbursements, accrued interest thereon, accrued fees and all other amounts payable to it hereunder from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Parent (in the case of all other amounts), (ii) in the case of any such assignment resulting from a claim for compensation under Section 2.15, payments required to be made pursuant to Section 2.17 or a notice given under Section 2.20, such assignment will result in a reduction in such compensation or payments and (iii) such assignment does not conflict with any applicable Requirement of Law. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Parent to require such assignment and delegation cease to apply. Nothing in this Section 2.19 shall be deemed to prejudice any rights that the Parent may have against any Lender that is a Defaulting Lender. No action by or consent of the removed Lender shall be necessary in connection with such assignment, which shall be immediately and automatically effective upon payment of such purchase price. In connection with any such assignment the Parent, Administrative Agent, such removed Lender and the replacement Lender shall otherwise comply with Section 9.04, provided, that if such removed Lender does not comply with Section 9.04 within one Business Day after the Parent’s request, compliance with Section 9.04 (but only on the part of the removed Lender) shall not be required to effect such assignment.

(c)  If any Lender (such Lender, a “Non-Consenting Lender”) has failed to consent to a proposed amendment, waiver or consent which pursuant to the terms of Section 9.08 requires the consent of all of the Lenders or all of the Lenders adversely affected and with respect to which the Required Lenders shall have granted their consent, then the Parent shall have the right (unless such Non-Consenting Lender grants such consent) at its sole expense (including with respect to the processing and recordation fee referred to in Section 9.04(b)(ii)(3)) to replace such Non-Consenting Lender by requiring such Non-Consenting Lender to (and any such Non-Consenting Lender agrees that it shall, upon the Parent’s request) assign its Loans and its Commitments (or, at the Parent’s option, the Loans and Commitments under the Facility that is the subject of the proposed amendment, waiver or consent) hereunder to one or more assignees reasonably acceptable to (i) the Administrative Agent (unless such assignee is a Lender, an Affiliate of a Lender or an Approved Fund) and (ii) if in respect of any Revolving Facility Commitment or Revolving Facility Loan, the Issuing Banks and the Swing Line Lenders; provided that: (i) all Loan Obligations of the Borrowers owing to such Non-Consenting Lender being replaced in respect of the assigned interest shall be paid in full in same day funds to such Non-Consenting Lender concurrently with such assignment, (ii) the replacement Lender shall purchase the foregoing by paying to such Non-Consenting Lender a price equal to the principal amount thereof plus accrued and unpaid interest thereon and the replacement Lender or, at the option of Parent, the applicable Borrower shall pay any amount required by Section 2.12(d), if applicable, and (iii) the replacement Lender shall grant its consent with respect to the applicable proposed amendment, waiver or consent. No action by or consent of the Non-Consenting Lender shall be necessary in connection with such assignment, which shall be immediately and automatically effective upon payment of such purchase price. In connection with any such assignment the Parent, Administrative Agent, such Non-Consenting Lender and the replacement Lender shall otherwise comply with Section 9.04; provided that if such Non-Consenting Lender does not comply with Section 9.04 within one Business Day after the Parent’s request, compliance with Section 9.04 (but only on the part of the Non-Consenting Lender) shall not be required to effect such assignment.

Section 2.20  Illegality. If any Lender reasonably determines that any Change in Law has made it unlawful, or that any Governmental Authority has asserted after the Closing Date that it is unlawful, for any Lender or its applicable lending office to make, maintain or fund any Term Benchmark Loans, or to determine or charge interest rates based upon the Term Benchmark, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars or Euros in the applicable London interbank market then, on notice thereof by such Lender to the Parent through the Administrative Agent, (i) any obligations of such Lender to make or continue Term Benchmark Loans in the affected currency or currencies or, in the case of Term Benchmark Loans denominated in Dollars, to convert ABR Borrowings to Term Benchmark Borrowings shall be suspended and (ii) if such notice asserts the illegality of such Lender making or maintaining ABR Loans the interest rate on which is determined by reference to the Term Benchmark component of the ABR, the interest rate on which ABR Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Term Benchmark component of the ABR, in each case until such Lender notifies the Administrative Agent and the Parent that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (x) the Parent shall upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if such Loans are denominated in Dollars, convert all Term Benchmark Borrowings of such Lender to ABR Borrowings (the interest rate on such ABR Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Term Benchmark component of the ABR), either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Term Benchmark Borrowings to such day, or immediately, if such Lender may not lawfully continue to maintain such Loans and (y) if such notice asserts the illegality of such Lender determining or charging interest rates based upon the Term Benchmark the Administrative Agent shall during the period of such suspension compute the

ABR applicable to such Lender without reference to the Term Benchmark component thereof until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon the Term Benchmark. Upon any such prepayment or conversion, the Parent shall also pay accrued interest on the amount so prepaid or converted.

Section 2.21  Incremental Commitments.

(a)  After the Closing Date has occurred, any Borrower may, by written notice to the Administrative Agent from time to time, request Incremental Term Loan Commitments and/or Incremental Revolving Facility Commitments, as applicable, in an amount not to exceed the Incremental Amount available at the time such Incremental Term Loans are funded or Incremental Revolving Facility Commitments are established (except in connection with a Limited Condition Transactions which shall be subject to Section 1.08(c)) from one or more Incremental Term Lenders and/or Incremental Revolving Facility Lenders (which, in each case, may include any existing Lender (it being understood that no Lender shall be obligated to provide any Incremental Term Loans or Incremental Revolving Facility Commitments unless it shall have consented thereto), but shall be required to be persons which would qualify as assignees of a Lender in accordance with Section 9.04) willing to provide such Incremental Term Loans and/or Incremental Revolving Facility Commitments, as the case may be, in their sole discretion; provided, that each Incremental Revolving Facility Lender providing a commitment to make revolving loans shall be subject to the approval of the Administrative Agent and, to the extent the same would be required for an assignment under Section 9.04, each Issuing Bank and Swing Line Lender (which approvals shall not be unreasonably withheld, conditioned or delayed). Such notice shall set forth (i) the amount of the Incremental Term Loan Commitments and/or Incremental Revolving Facility Commitments being requested (which shall be in minimum increments of the Dollar Equivalent of $5,000,000 and a minimum amount of the Dollar Equivalent of $10,000,000, or equal to the remaining Incremental Amount or, in each case, such lesser amount approved by the Administrative Agent), (ii) the date on which such Incremental Term Loan Commitments and/or Incremental Revolving Facility Commitments are requested to become effective, (iii) in the case of Incremental Term Loan Commitments, whether such Incremental Term Loan Commitments are to be (x) commitments to make term loans with terms identical to (and which shall together with any then outstanding Initial Term Loans form a single Class of) the applicable Initial Term Loans or (y) commitments to make term loans with pricing (including interest rate margins, original issue discount and upfront fees), maturity, amortization, participation in mandatory prepayments and/or other terms different from the Initial Term Loans (“Other Incremental Term Loans”).

(b)  The applicable Borrower and each Incremental Term Lender and/or Incremental Revolving Facility Lender shall execute and deliver to the Administrative Agent an Incremental Assumption Agreement and such other documentation as the Administrative Agent shall reasonably specify to evidence the Incremental Term Loan Commitment of such Incremental Term Lender and/or Incremental Revolving Facility Commitment of such Incremental Revolving Facility Lender. Each Incremental Assumption Agreement shall specify the terms of the applicable Incremental Term Loans and/or Incremental Revolving Facility Commitments; provided that:

(i)  any (x) commitments to make additional Initial Term Loans shall have the same terms as the Initial Term Loans, and shall form part of the same Class of Initial Term Loans and (y) Incremental Revolving Facility Commitments shall have the same terms as the then outstanding Class of Revolving Facility Commitments (or, if more than one Class of Revolving Facility Commitments is then outstanding, the Revolving Facility Commitments with the then latest Revolving Facility Maturity Date) and shall require no scheduled amortization or mandatory commitment reduction prior to the Latest Maturity Date of the Revolving Facility Commitments,

(ii)  the Other Incremental Term Loans incurred pursuant to clause (a) of this Section 2.21 shall rank equally and ratably in right of security with the Initial Term Loans or, at the option of the applicable Borrower, shall rank junior in right of security with the Initial Term Loans (provided that, if such Other Incremental Term Loans rank junior in right of security with the Initial Term Loans, such Other Incremental Term Loans shall be subject to an Acceptable Intercreditor Agreement to give effect to such security interest and, for the avoidance of doubt, shall not be subject to clause (v) below),

(iii)  Subject to the Permitted Earlier Maturity Indebtedness Exception, (x) the final maturity date of any such Other Incremental Term Loans shall (a) in the case of Other Incremental Term Loans in the form of term A loans, be no earlier than the Latest Maturity Date applicable to Initial Term A Loans in effect at the date of incurrence of such Other Incremental Term Loans and (b) in the case of Other Incremental Term Loans in the form of term B loans, be no earlier than the Latest Maturity Date applicable to Term B Loans in effect at the date of incurrence of such Other Incremental Term Loans, (y) no Incremental Facility shall mature prior to the latest Revolving Facility Maturity Date and (z) except as to pricing, fees, amortization, final maturity date, participation in mandatory prepayments and ranking as to security (which shall, subject to the other clauses of this proviso, be determined by the applicable Borrower and the Incremental Term Lenders in their sole discretion), such Other Incremental Term Loans shall have (1) the same terms as (a) the Initial Term A Loans in the case of Other Incremental Term Loans in the form of term A loans and (b) the Initial Term B Loans in the case of Other Incremental Term Loans in the form of term B loans or (2) such other terms as shall be reasonably satisfactory to the Administrative Agent (it being understood that, to the extent that any term is added for the benefit of any Other Incremental Term Loans, no consent shall be required from the applicable Term Lenders to the extent that such term is (a) also added for the benefit of the applicable Term Loans or (b) is only applicable after the maturity of the applicable Term Loan Facility),

(iv)  Subject to the Permitted Earlier Maturity Indebtedness Exception, the Weighted Average Life to Maturity of any such Other Incremental Term Loans (a) in the case of Other Incremental Term Loans in the form of term A loans, shall be no shorter than the remaining Weighted Average Life to Maturity of the Initial Term A Loans with the longest remaining Weighted Average Life to Maturity and (b) in the case of Other Incremental Term Loans in the form of term B loans, shall be no shorter than the remaining Weighted Average Life to Maturity of the Term B Loans with the longest remaining Weighted Average Life to Maturity,

(v)  with respect to any Other Incremental Term Loan, the All-in Yield shall be as agreed by the respective Incremental Term Lenders and the applicable Borrower, except that the All-in Yield in respect of any such Other Incremental Term Loan that is Other First Lien Debt, in the form of term B loans and incurred prior to the date that is twelve months after the Closing Date (other than any Other Incremental Term Loan that is incurred in connection with a Permitted Business Acquisition or Investment permitted hereunder) may exceed the All-in Yield in respect of the Initial Term B Loans by no more than 0.50%, or if it does so exceed such All-in Yield (such difference, the “Term Yield Differential”) then the Applicable Margin (or the “SOFR floor” as provided in the following proviso) applicable to such Initial Term B Loans shall be increased such that after giving effect to such increase, the Term Yield Differential shall not exceed 0.50%; provided that, to the extent any portion of the Term Yield Differential is attributable to a higher “SOFR floor” being applicable to such Other Incremental Term Loans, such floor shall only be included in the calculation of the Term Yield Differential to the extent such floor is greater than the Benchmark in effect for an Interest Period of three months’ duration at such time, and, with respect to such excess, the “SOFR floor” applicable to the outstanding Initial Term B Loans shall be increased to an amount not to exceed the “SOFR floor” applicable to such Other Incremental Term Loans prior to any increase in the Applicable Margin applicable to such Initial Term B Loans then outstanding,

(vi)  such Other Incremental Term Loans may participate (i) on a pro rata basis, greater than pro rata basis or less than pro rata basis in any voluntary prepayments of the Initial Term Loans and (ii) on a pro rata basis (solely for Incremental Facilities that are secured by a Lien or the Collateral that ranks pari passu with the Liens securing the Initial Term Loans) or less than pro rata basis (and on a greater than pro rata basis with respect to mandatory prepayments of any such Incremental Term Loans (x) with the proceeds of Refinancing Notes and (y) incurred pursuant to the Permitted Earlier Maturity Indebtedness Exception) with respect to any mandatory prepayments of Incremental Term Loans),

(vii)  there shall be no borrower (other than a Borrower) or guarantor (other than the Guarantors) in respect of any Incremental Term Loan Commitments or Incremental Revolving Facility Commitments,

(viii)  Other Incremental Term Loans and Incremental Revolving Facility Commitments shall not be secured by any asset of Parent or its Restricted Subsidiaries other than the Collateral (other than the Collateral Exclusions) and any Other Incremental Term Loans and Incremental Revolving Facility Commitments shall be incurred in Agreed Currencies;

(ix)  except to the extent permitted above, the terms of such Incremental Term Loans or Incremental Revolving Loan Commitments (other than any terms (x) applicable after the Latest Maturity Date of the Initial Term B Loans, Initial Term A Loans or the Initial Revolving Loan Commitments, as applicable or (y) that are also made for the benefit of the (a) in the case of Incremental Term A Loans, Term A Lenders under the Initial Term A Loans, (b) in the case of Incremental Term B Loans, Term B Lenders under the Initial Term B Loans or (c) in the case of Incremental Revolving Loans, Revolving Facility Lenders under the Revolving Facility Loans and the Initial Revolving Loan Commitments (including in respect of any financial covenant applicable to any Incremental Revolving Facility Commitments), as applicable (which will be documented in an amendment to this Agreement requiring only the consent of the Borrower and the Administrative Agent)) shall (A) be substantially identical to, or no more favorable (taken as a whole) to the lenders providing such Incremental Facility than, the Initial Term A Loans, the Initial Term B Loans or the Initial Revolving Loan Commitments, as applicable, in this Agreement and each other Loan Document (as determined by the Borrower in good faith) or (B) be reasonably satisfactory to the Administrative Agent;

(x)  the Borrower may appoint any Person (or Persons) to arrange any Incremental Facility and provide such arranger (or arrangers) any titles to such Incremental Facility as it deems appropriate; and

(xi)  (x) prior to the Delayed Draw Term Loan B Commitment Termination Date, the proceeds of any Incremental Facility shall not be used to redeem the Redeemed Notes and (y) prior to the Delayed Draw Term Loan A Commitment Termination Date, the proceeds of any Incremental Facility shall not be used to fund the Acquisition.

Each party hereto hereby agrees that, upon the effectiveness of any Incremental Assumption Agreement, this Agreement shall be amended to the extent (but only to the extent) necessary to reflect the existence and terms of the Incremental Term Loan Commitments and/or Incremental Revolving Facility Commitments evidenced thereby as provided for in Section 9.08(e). Any amendment to this Agreement or any other Loan Document that is necessary to effect the provisions of this Section 2.21 and any such collateral and other documentation shall be deemed “Loan Documents” hereunder and may be memorialized in writing by the Administrative Agent with the Parent’s consent (not to be unreasonably withheld) and furnished to the other parties hereto.

(c)  Notwithstanding the foregoing and subject to the provisions set forth in Section 1.08(c) in respect of Limited Condition Transactions, no Incremental Term Loan Commitment or Incremental Revolving Facility Commitment shall become effective under this Section 2.21 unless (i) no Default or Event of Default (or, in the case of a Permitted Business Acquisition or Investment permitted hereunder, no Event of Default under Section 7.01(b), (c), (h) or (i)) has occurred and is continuing or would exist after giving effect thereto at the time that any such Incremental Term Loan Commitment or Revolving Facility Commitment is made (and after giving effect thereto); (ii) the representations and warranties of the Borrowers set forth in this Agreement shall be true and correct in all material respects (other than to the extent qualified by materiality or “Material Adverse Effect”, in which case, such representations and warranties shall be true and correct); provided that, in the event that the tranche of Incremental Term Loans is used to finance a Limited Condition Transaction, the foregoing clause (ii) shall be limited to the Specified Representations and those representations of the seller or the target company (as applicable) included in the acquisition agreement related to such Limited Condition Transaction that are material to the interests of the Lenders and only to the extent that the Parent or its applicable Subsidiary has the right to terminate its obligations under such acquisition agreement as a result of a failure of such representations to be accurate; and (iii) the Administrative Agent shall have received documents and legal opinions consistent with those delivered on the Closing Date as to such matters as are reasonably requested by the Administrative Agent. The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Incremental Assumption Agreement.

(d)  Each of the parties hereto hereby agrees that the Administrative Agent may take any and all action as may be reasonably necessary to ensure that (i) all Incremental Term Loans (other than Other Incremental Term Loans), when originally made, are included in each Borrowing of the outstanding applicable Class of Term Loans on a pro rata basis, and (ii) all Revolving Facility Loans in respect of Incremental Revolving Facility Commitments, when originally made, are included in each Borrowing of the applicable Class of outstanding Revolving Facility Loans on a pro rata basis. The Parent agrees that Section 2.16 shall apply to any conversion of Term Benchmark Loans to ABR Loans reasonably required by the Administrative Agent to effect the foregoing.

Section 2.22 Extensions of Loans and Commitments.

(a)  Notwithstanding anything to the contrary in this Agreement, including Section 2.18(c) (which provisions shall not be applicable to this Section 2.22), pursuant to one or more offers made from time to time by the Parent to all Lenders of any Class of Term Loans and/or Revolving Facility Commitments on a pro rata basis (based, in the case of an offer to the Lenders under any Class of Term Loans, on the aggregate outstanding Term Loans of such Class and, in the case of an offer to the Lenders under any Revolving Facility, on the aggregate outstanding Revolving Facility Commitments under such Revolving Facility, as applicable), and on the same terms to each such Lender (“Pro Rata Extension Offers”), the Parent is hereby permitted to consummate transactions with individual Lenders that agree to such transactions from time to time to extend the maturity date of such Lender’s Loans and/or Commitments of such Class and to otherwise modify the terms of such Lender’s Loans and/or Commitments of such Class pursuant to the terms of the relevant Pro Rata Extension Offer (including, without limitation, increasing the interest rate or fees payable in respect of such Lender’s Loans and/or Commitments and/or modifying the amortization schedule in respect of such Lender’s Loans) (it being understood that no Lender shall be obligated to participate in any Extension (as defined below) unless it shall have consented thereto). For the avoidance of doubt, the reference to “on the same terms” in the preceding sentence shall mean, (i) in the case of an offer to the Lenders under any Class of Term Loans, that all of the Term Loans of such Class are offered to be extended for the same amount of time and that the interest rate changes and fees payable with respect to such extension are the same and (ii) in the case of an offer to the Lenders under any Revolving Facility, that all of the Revolving Facility Commitments of such Facility are offered to be extended for the same amount of time and that the interest rate changes and fees payable with respect to such extension are the same. Any such extension (an “Extension”) agreed to between the Parent and any such Lender (an “Extending Lender”) will be established under this Agreement by implementing an Other Term Loan for such Lender if such Lender is extending an existing Term Loan (such extended Term Loan, an “Extended Term Loan”) or an Other Revolving Facility Commitment for such Lender if such Lender is extending an existing Revolving Facility Commitment (such extended Revolving Facility Commitment, an “Extended Revolving Facility Commitment”, and any Revolving Facility Loan made pursuant to such Extended Revolving Facility Commitment, an “Extended Revolving Loan”). Each Pro Rata Extension Offer shall specify the date on which the Parent proposes that the Extended Term Loan shall be made or the proposed Extended Revolving Facility Commitment shall become effective, which shall be a date not earlier than five (5) Business Days after the date on which notice is delivered to the Administrative Agent (or such shorter period agreed to by the Administrative Agent in its reasonable discretion).

(b)  The Parent and each Extending Lender shall execute and deliver to the Administrative Agent an amendment to this Agreement (an “Extension Amendment”) and such other documentation as the Administrative Agent shall reasonably specify to evidence the Extended Term Loans and/or Extended Revolving Facility Commitments of such Extending Lender. Each Extension Amendment shall specify the terms of the applicable Extended Term Loans and/or Extended Revolving Facility Commitments; provided that (i) except as to interest rates, fees and any other pricing terms, and amortization, final maturity date and participation in prepayments and commitment reductions (which shall, subject to clauses (ii) and (iii) of this proviso, be determined by the Parent and set forth in the Pro Rata Extension Offer), the Extended Term Loans shall have (x) the same terms as the existing Class of Term Loans from which they are extended, except for any terms which shall not apply until after the then-Latest Maturity Date, or (y) such other terms as shall be reasonably satisfactory to the Administrative Agent, (ii) the final maturity date of any Extended Term Loans shall be no earlier than the latest Term Facility Maturity Date in effect on the date of incurrence, (iii) the Weighted Average Life to Maturity of any Extended Term Loans shall be no shorter than the remaining Weighted Average Life to Maturity of the Class of Term Loans to which such offer relates, (iv) except as to interest rates, fees, any other pricing terms and final maturity (which shall be determined by the Parent and set forth in the Pro Rata Extension Offer), any Extended Revolving Facility Commitment shall have (x) the same terms as the existing Class of Revolving Facility Commitments from which they are extended, except for any terms which shall not apply until after the then-Latest Maturity Date, or (y) such other terms as shall be reasonably satisfactory to the Administrative Agent and, in respect of any other terms that would affect the rights or duties of any Issuing Bank or Swing Line Lender, such terms as shall be reasonably satisfactory to such Issuing Bank or Swing Line Lender, and (v) any Extended Term Loans may participate on a pro rata basis or a less than pro rata basis (but not a greater than pro rata basis) than the Initial Term Loans in any mandatory prepayment hereunder. Upon the effectiveness of any Extension Amendment, this Agreement shall be amended to the extent (but only to the extent) necessary to reflect the existence and terms of the Extended Term Loans and/or Extended Revolving Facility Commitments evidenced thereby as provided for in Section 9.08(e). Any such deemed amendment may be memorialized in writing by the Administrative Agent with the Parent’s consent (not to be unreasonably withheld) and furnished to the other parties hereto. If provided in any Extension Amendment with respect to any Extended Revolving Facility Commitments, and with the consent of each and Issuing Bank and the Swing Line Lender, participations in Letters of Credit and Swing Line Loans shall be reallocated to lenders holding such Extended Revolving Facility Commitments in the manner specified in such Extension Amendment, including upon effectiveness of such Extended Revolving Facility Commitment or upon or prior to the maturity date for any Class of Revolving Facility Commitments.

(c)  Upon the effectiveness of any such Extension, the applicable Extending Lender’s Term Loan will be automatically designated an Extended Term Loan and/or such Extending Lender’s Revolving Facility Commitment will be automatically designated an Extended Revolving Facility Commitment. For purposes of this Agreement and the other Loan Documents, (i) if such Extending Lender is extending a Term Loan, such Extending Lender will be deemed to have an Other Term Loan having the terms of such Extended Term Loan and (ii) if such Extending Lender is extending a Revolving Facility Commitment, such Extending Lender will be deemed to have an Other Revolving Facility Commitment having the terms of such Extended Revolving Facility Commitment.

(d)  Notwithstanding anything to the contrary set forth in this Agreement or any other Loan Document (including without limitation this Section 2.22), (i) no Extended Term Loan or Extended Revolving Facility Commitment is required to be in any minimum amount or any minimum increment, (ii) any Extending Lender may extend all or any portion of its Term Loans and/or Revolving Facility Commitment pursuant to one or more Pro Rata Extension Offers (subject to applicable proration in the case of over participation) (including the extension of any Extended Term Loan and/or Extended Revolving Facility Commitment), (iii) there shall be no condition to any Extension of any Loan or Commitment at any time or from time to time other than notice to the Administrative Agent of such Extension and the terms of the Extended Term Loan or Extended Revolving Facility Commitment implemented thereby, (iv) all Extended Term Loans, Extended Revolving Facility Commitments and all obligations in respect thereof shall be Loan Obligations of the relevant Loan Parties under this Agreement and the other Loan Documents that rank equally and ratably in right of security with all other Obligations of the Class being extended (and all other Obligations secured by Other First Liens), (v) no Issuing Bank or Swing Line Lender shall be obligated to issue Letters of Credit or provide Swing Line Loans under such Extended Revolving Facility Commitments unless it shall have consented thereto and (vi) there shall be no borrower (other than a Borrower) and no guarantors (other than the Guarantors) in respect of any such Extended Term Loans or Extended Revolving Facility Commitments.

(e)  Each Extension shall be consummated pursuant to procedures set forth in the associated Pro Rata Extension Offer; provided that the Parent shall cooperate with the Administrative Agent prior to making any Pro Rata Extension Offer to establish reasonable procedures with respect to mechanical provisions relating to such Extension, including, without limitation, timing, rounding and other adjustments.

Section 2.23 Refinancing Amendments.

(a)  Notwithstanding anything to the contrary in this Agreement, including Section 2.18(c) (which provisions shall not be applicable to this Section 2.23), any Borrower may by written notice to the Administrative Agent establish one or more additional tranches of term loans under this Agreement (such loans, “Refinancing Term Loans”), all Net Proceeds of which are used to Refinance in whole or in part any Class of Term Loans pursuant to Section 2.11(b)(2). Each such notice shall specify the date (each, a “Refinancing Effective Date”) on which the applicable Borrower proposes that the Refinancing Term Loans shall be made, which shall be a date not earlier than five (5) Business Days after the date on which such notice is delivered to the Administrative Agent (or such shorter period agreed to by the Administrative Agent in its sole discretion); provided that:

(i)   before and after giving effect to the borrowing of such Refinancing Term Loans on the Refinancing Effective Date each of the conditions set forth in Section 4.02 shall be satisfied;

(ii)  the final maturity date of the Refinancing Term Loans shall be no earlier than the Term Facility Maturity Date of the refinanced Term Loans;

(iii)  (a) the Weighted Average Life to Maturity of such Refinancing Term Loans in the form of term A loans shall be no shorter than the then-remaining Weighted Average Life to Maturity of the refinanced Initial Term A Loans and (b) the Weighted Average Life to Maturity of such Refinancing Term Loans in the form of term B loans shall be no shorter than the then-remaining Weighted Average Life to Maturity of the refinanced Term B Loans;

(iv)  the aggregate principal amount of the Refinancing Term Loans shall not exceed the outstanding principal amount of the refinanced Term Loans plus amounts used to pay fees, premiums, costs and expenses (including original issue discount) and accrued interest associated therewith;

(v)  all other terms applicable to such Refinancing Term Loans (other than provisions relating to original issue discount, upfront fees, interest rates and any other pricing terms (which original issue discount, upfront fees, interest rates and other pricing terms shall not be subject to the provisions set forth in Section 2.21(b)(v)) and optional prepayment or mandatory prepayment or redemption terms, which shall be as agreed between the applicable Borrower and the Lenders providing such Refinancing Term Loans) taken as a whole shall (as determined by the Parent in good faith) be substantially similar to, or no more restrictive to the Parent and its Restricted Subsidiaries than, the terms, taken as a whole, applicable to the Term Loans being refinanced (except to the extent such covenants and other terms apply solely to any period after the Latest Maturity Date or are otherwise reasonably acceptable to the Administrative Agent);

(vi)  with respect to Refinancing Term Loans secured by Liens on the Collateral that rank junior in right of security to the Initial Term Loans, such Liens will be subject to an Acceptable Intercreditor Agreement, if any, as is reasonably necessary or advisable (and reasonably acceptable to the Administrative Agent) to give effect to such security interest;

(vii)  there shall be no borrower (other than a Borrower) and no guarantors (other than the Guarantors) in respect of such Refinancing Term Loans;

(viii)  Refinancing Term Loans shall not be secured by any asset of Parent and its Restricted Subsidiaries other than the Collateral (other than the Collateral Exclusions); and

(ix)  Refinancing Term Loans may participate on a pro rata basis or on a less than pro rata basis (but not on a greater than pro rata basis) in any mandatory prepayments (other than as provided otherwise in the case of such prepayments pursuant to Section 2.11(b)(2)) hereunder, as specified in the applicable Refinancing Amendment.

(b)  The Parent or the applicable Borrower may approach any Lender or any other person that would be a permitted Assignee pursuant to Section 9.04 to provide all or a portion of the Refinancing Term Loans; provided, that any Lender offered or approached to provide all or a portion of the Refinancing Term Loans may elect or decline, in its sole discretion, to provide a Refinancing Term Loan. Any Refinancing Term Loans made on any Refinancing Effective Date shall be designated an additional Class of Term Loans for all purposes of this Agreement; provided, further, that any Refinancing Term Loans may, to the extent provided in the applicable Refinancing Amendment governing such Refinancing Term Loans, be designated as an increase in any previously established Class of Term Loans made to the applicable Borrower.

(c)  Notwithstanding anything to the contrary in this Agreement, including Section 2.18(c) (which provisions shall not be applicable to this Section 2.23), the applicable Borrower may by written notice to the Administrative Agent establish one or more additional Facilities (“Replacement Revolving Facilities”) providing for revolving commitments (“Replacement Revolving Facility Commitments” and the revolving loans thereunder, “Replacement Revolving Loans”), which replace in whole or in part any Class of Revolving Facility Commitments under this Agreement. Each such notice shall specify the date (each, a “Replacement Revolving Facility Effective Date”) on which the applicable Borrower proposes that the Replacement Revolving Facility Commitments shall become effective, which shall be a date not less than five (5) Business Days after the date on which such notice is delivered to the Administrative Agent (or such shorter period agreed to by the Administrative Agent in its reasonable discretion); provided, that: (i) before and after giving effect to the establishment of such Replacement Revolving Facility Commitments on the Replacement Revolving Facility Effective Date, each of the conditions set forth in Section 4.02 shall be satisfied; (ii) after giving effect to the establishment of any Replacement Revolving Facility Commitments and any concurrent reduction in the aggregate amount of any other Revolving Facility Commitments, the aggregate amount of Revolving Facility Commitments shall not exceed the aggregate amount of the Revolving Facility Commitments outstanding immediately prior to the applicable Replacement Revolving Facility Effective Date plus amounts used to pay fees, premiums, costs and expenses (including original issue discount) and accrued interest associated therewith; (iii) no Replacement Revolving Facility Commitments shall have a final maturity date (or require commitment reductions or amortizations) prior to the Revolving Facility Maturity Date for the Revolving Facility Commitments being replaced; (iv) all other terms applicable to such Replacement Revolving Facility (other than provisions relating to (x) fees, interest rates and other pricing terms and prepayment and commitment reduction and optional redemption terms which shall be as agreed between the applicable Borrower and the Lenders providing such Replacement Revolving Facility Commitments and (y) the amount of any letter of credit sublimit and swing line commitment under such Replacement Revolving Facility, which shall be as agreed between the applicable Borrower, the Lenders providing such Replacement Revolving Facility Commitments, the Administrative Agent and the replacement issuing bank and replacement swing line lender, if any, under such Replacement Revolving Facility Commitments) taken as a whole shall (as determined by the Parent in good faith) be substantially similar to, or no more restrictive to the Parent and its Restricted Subsidiaries than, those, taken as a whole, applicable to the Revolving Facility Commitments so replaced (except to the extent such covenants and other terms apply solely to any period after the latest Revolving Facility Maturity Date in effect at the time of incurrence or are otherwise reasonably acceptable to the Administrative Agent); (v) there shall be no borrower (other than a Borrower) and no guarantors (other than the Guarantors) in respect of such Replacement Revolving Facility; and (vi) Replacement Revolving Facility Commitments and extensions of credit thereunder shall not be secured by any asset of Parent and its Restricted Subsidiaries other than the Collateral, and (vii) if such Replacement Revolving Facility is secured by Liens on the Collateral that rank junior in right of security to the Initial Revolving Loans, such Liens will be subject to an Acceptable Intercreditor Agreement, if any, as is reasonably necessary or advisable (and reasonably acceptable to the Administrative Agent) to give effect to such Liens.

In addition, the applicable Borrower may establish Replacement Revolving Facility Commitments to refinance and/or replace all or any portion of a Term Loan hereunder (regardless of whether such Term Loan is repaid with the proceeds of Replacement Revolving Loans or otherwise), so long as the aggregate amount of such Replacement Revolving Facility Commitments does not exceed the aggregate amount of Term Loans repaid at the time of establishment thereof plus amounts used to pay fees, premiums, costs and expenses (including original issue discount) and accrued interest associated therewith (it being understood that such Replacement Revolving Facility Commitment may be provided by the Lenders holding the Term Loans being repaid and/or by any other person that would be a permitted Assignee hereunder) so long as (i) before and after giving effect to the establishment such Replacement Revolving Facility Commitments on the Replacement Revolving Facility Effective Date each of the conditions set forth in Section 4.02 shall be satisfied to the extent required by the relevant agreement governing such Replacement Revolving Facility Commitments, (ii) the remaining life to termination of such Replacement Revolving Facility Commitments shall be no shorter than the Weighted Average Life to Maturity then applicable to the refinanced Term Loans, (iii) the final termination date of the Replacement Revolving Facility Commitments shall be no earlier than the Term Facility Maturity Date of the refinanced Term Loans, (iv) with respect to Replacement Revolving Loans secured by Liens on Collateral that rank junior in right of security to the Initial Revolving Loans, such Liens will be subject to an Acceptable Intercreditor Agreement, if any, as is reasonably necessary or advisable (and reasonably acceptable to the Administrative Agent) to give effect to such Liens, (v) there shall be no borrower (other than a Borrower) and no guarantors (other than the Guarantors) in respect of such Replacement Revolving Facility; and (vi) all other terms applicable to such Replacement Revolving Facility (other than provisions relating to (x) fees, interest rates and other pricing terms and prepayment and commitment reduction and optional redemption terms which shall be as agreed between the applicable Borrower and the Lenders providing such Replacement Revolving Facility Commitments and (y) the amount of any letter of credit sublimit under such Replacement Revolving Facility, which shall be as agreed between the applicable Borrower, the Lenders providing such Replacement Revolving Facility Commitments, the Administrative Agent and the replacement issuing bank, if any, under such Replacement Revolving Facility Commitments) taken as a whole shall (as determined by the Parent in good faith) be substantially similar to, or no more restrictive to the Parent and its Restricted Subsidiaries than, those, taken as a whole, applicable to the Term Loans being refinanced (except to the extent such covenants and other terms apply solely to any period after the Latest Maturity Date or are otherwise reasonably acceptable to the Administrative Agent). Solely to the extent that an Issuing Bank or Swing Line Lender is not a replacement issuing bank or replacement Swing Line lender, as the case may be, under a Replacement Revolving Facility, it is understood and agreed that such Issuing Bank or Swing Line Lender shall not be required to issue any letters of credit or Swing Line loan under such Replacement Revolving Facility and, to the extent it is necessary for such Issuing Bank or Swing Line Lender to withdraw as an Issuing Bank or Swing Line Lender, as the case may be, at the time of the establishment of such Replacement Revolving Facility, such withdrawal shall be on terms and conditions reasonably satisfactory to such Issuing Bank or Swing Line Lender, as the case may be, in its sole discretion. The applicable Borrower agrees to reimburse each Issuing Bank or Swing Line Lender, as the case may be, in full upon demand, for any reasonable and documented out-of-pocket cost or expense attributable to such withdrawal.

(d)  The Parent or the applicable Borrower may approach any Lender or any other person that would be a permitted Assignee of a Revolving Facility Commitment pursuant to Section 9.04 to provide all or a portion of the Replacement Revolving Facility Commitments (subject to receipt of any consents that would be required for an assignment of Revolving Facility Commitments to such person pursuant to Section 9.04); provided that any Lender offered or approached to provide all or a portion of the Replacement Revolving Facility Commitments may elect or decline, in its sole discretion, to provide a Replacement Revolving Facility Commitment. Any Replacement Revolving Facility Commitment made on any

Replacement Revolving Facility Effective Date shall be designated an additional Class of Revolving Facility Commitments for all purposes of this Agreement; provided that any Replacement Revolving Facility Commitments may, to the extent provided in the applicable Refinancing Amendment, be designated as an increase in any previously established Class of Revolving Facility Commitments.

(e)  The applicable Borrower and each Lender providing the applicable Refinancing Term Loans and/or Replacement Revolving Facility Commitments (as applicable) shall execute and deliver to the Administrative Agent an amendment to this Agreement (a “Refinancing Amendment”) and such other documentation as the Administrative Agent shall reasonably specify to evidence such Refinancing Term Loans and/or Replacement Revolving Facility Commitments (as applicable). For purposes of this Agreement and the other Loan Documents, (A) if a Lender is providing a Refinancing Term Loan, such Lender will be deemed to have an Other Term Loan having the terms of such Refinancing Term Loan and (B) if a Lender is providing a Replacement Revolving Facility Commitment, such Lender will be deemed to have an Other Revolving Facility Commitment having the terms of such Replacement Revolving Facility Commitment. Notwithstanding anything to the contrary set forth in this Agreement or any other Loan Document (including without limitation this Section 2.23), (i) no Refinancing Term Loan or Replacement Revolving Facility Commitment is required to be in any minimum amount or any minimum increment, (ii) there shall be no condition to any incurrence of any Refinancing Term Loan or Replacement Revolving Facility Commitment at any time or from time to time other than those set forth in clauses (a) or (c) above, as applicable, and (iii) all Refinancing Term Loans, Replacement Revolving Facility Commitments and all obligations in respect thereof shall be Loan Obligations under this Agreement and the other Loan Documents that rank equally and ratably in right of security with the Initial Term Loans and other Loan Obligations (other than Other Incremental Term Loans and Refinancing Term Loans that rank junior in right of security with the Initial Term Loans, and except to the extent any such Refinancing Term Loans are secured by the Collateral on a junior lien basis in accordance with the provisions above). For the avoidance of doubt, any Refinancing Amendment of any nature that creates an obligation with respect to the Collateral Agent or affects any rights thereof shall require the execution of such Refinancing Amendment by the Collateral Agent.

Section 2.24 Defaulting Lender.

(a)  Defaulting Lender Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:

(i)  Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definitions of “Required Lenders”, “Required Delayed Draw Term Loan B Lenders”, “Required Term A Lenders”, “Required Term B Lenders”, “Required Combined Facility Lenders” or “Required Revolving Facility Lenders”, as applicable, and Section 9.08.

(ii)  Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, following an Event of Default or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 9.06 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder, second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to any Issuing Bank or Swing Line Lender hereunder, third, to Cash Collateralize the Issuing

Banks’ Fronting Exposure with respect to such Defaulting Lender in accordance with Section 2.05(j), fourth, as the Parent may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent, fifth, if so determined by the Administrative Agent and the Parent, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) Cash Collateralize the Issuing Banks’ future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with Section 2.05(j), sixth, to the payment of any amounts owing to the Lenders, the Issuing Banks or the Swing Line Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender, Issuing Bank or the Swing Line Lenders against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement, seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Parent as a result of any judgment of a court of competent jurisdiction obtained by the Parent against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement, and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.24 shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(iii)  Certain Fees. (I) No Defaulting Lender shall be entitled to receive any Commitment Fee for any period during which that Lender is a Defaulting Lender (and, except as provided in clause (C) below, the Parent shall not be required to pay any such fee that otherwise would have been paid to that Defaulting Lender).

(B)  Each Defaulting Lender shall be entitled to receive L/C Participation Fees for any period during which that Lender is a Defaulting Lender only to the extent allocable to its pro rata share of the stated amount of Letters of Credit for which it has provided Cash Collateral.

(C)  With respect to any Commitment Fee or L/C Participation Fee not required to be paid to any Defaulting Lender pursuant to clause (A) or (B) above, the Parent shall (x) pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in Letters of Credit or Swing Line Loans that has been reallocated to such Non-Defaulting Lender pursuant to clause (iv) below, (y) pay to each Issuing Bank and the Swing Line Lender, as applicable, the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to such Issuing Bank’s or the Swing Line Lender’s Fronting Exposure to such Defaulting Lender, and (z) not be required to pay the remaining amount of any such fee.

(iv)  Reallocation of Participations to Reduce Fronting Exposure. All or any part of such Defaulting Lender’s participation in Letters of Credit and Swing Line Loans shall be reallocated among the Non-Defaulting Lenders in accordance with their respective pro rata Commitments (calculated without regard to such Defaulting Lender’s Commitment) but only to the extent that such reallocation does not cause the aggregate Revolving Facility Credit Exposure of any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Revolving Facility Commitment. No reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting

Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.

(v)  Cash Collateral, Repayment of Swing Line Loans. If the reallocation described in clause (iv) above cannot, or can only partially, be effected, the Parent shall, without prejudice to any right or remedy available to it hereunder or under law, within three (3) Business Days following the written request of the (i) Administrative Agent or (ii) any Swing Line Lender or any Issuing Bank, as applicable (with a copy to the Administrative Agent), (x) first, prepay Swing Line Loans in an amount equal to any Swing Line Lender’s Fronting Exposure and (y) second, Cash Collateralize the Issuing Banks’ Fronting Exposure in accordance with the procedures set forth in Section 2.05(j).

(b)  Defaulting Lender Cure. If the Parent, the Administrative Agent, the Swing Line Lender and each Issuing Bank agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par (together with any break funding costs incurred by the non-Defaulting Lenders as a result of such purchase) that portion of outstanding Revolving Facility Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit and Swing Line Loans to be held pro rata by the Lenders in accordance with their Revolving Facility Commitments (without giving effect to Section 2.24(a)(iv)), whereupon such Lender will cease to be a Defaulting Lender; provided, that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of Parent while that Lender was a Defaulting Lender; provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

(c)  New Swing Line Loans/Letters of Credit. So long as any Lender is a Defaulting Lender, (i) the Swing Line Lenders shall not be required to fund any Swing Line Loans unless it is satisfied that it will have no Fronting Exposure after giving effect to such Swing Line Loan and (ii) the Issuing Banks shall not be required to issue, extend, renew or increase any Letter of Credit unless it is satisfied that it will have no Fronting Exposure after giving effect thereto.

Section 2.25  Loan Repurchases.

(a)  Each Lender acknowledges that each Permitted Eligible Assignee is an Eligible Assignee hereunder and may purchase or acquire Term Loans hereunder from Lenders from time to time pursuant to (x) Dutch Auctions open to all Lenders of one or more Classes on a pro rata basis, subject to the limitations set forth in the definition of “Dutch Auction” or (y) open market purchases, in each case, in accordance with the terms of this Agreement (including this Section 2.25), subject to the restrictions set forth in the definitions of “Eligible Assignee” and the following further limitations:

(i)  each Permitted Eligible Assignee agrees that, notwithstanding anything herein or in any of the other Loan Documents to the contrary, with respect to any Auction Purchase or other acquisition of Term Loans, (1) under no circumstances, whether or not any Loan Party is subject to a bankruptcy or other insolvency proceeding, shall such Permitted Eligible Assignee be permitted to exercise any voting rights or other privileges with respect to any Term Loans and any Term Loans that are assigned to such Permitted Eligible Assignee shall have no voting rights or other privileges under this Agreement and the other Loan Documents and shall not be taken into account in determining any required vote or consent and (2) such Permitted Eligible Assignee shall not receive information provided solely to Lenders by the Administrative Agent or any Lender and shall not be permitted to attend or participate in meetings attended solely by Lenders and the Administrative Agent and their advisors; rather, all Loans held by any Permitted Eligible Assignee shall be automatically Cancelled immediately upon the purchase or acquisition thereof in accordance with the terms of this Agreement (including this Section 2.25);

(ii)  at the time any Permitted Eligible Assignee is making purchases of Loans pursuant to a Dutch Auction or open market purchase it shall enter into an Assignment and Assumption;

(iii)  immediately upon the effectiveness of each Auction Purchase or other acquisition of Term Loans, a Cancellation (it being understood that such Cancellation shall not constitute a voluntary repayment of Loans for purposes of this Agreement) shall be automatically irrevocably effected with respect to all of the Loans and related Obligations subject to such Auction Purchase or other acquisition, with the effect that such Loans and related Obligations shall for all purposes of this Agreement and the other Loan Documents no longer be outstanding, and the Borrower and the Guarantors shall no longer have any Obligations relating thereto, it being understood that such forgiveness and cancellation shall result in the Borrower and the Guarantors being irrevocably and unconditionally released from all claims and liabilities relating to such Obligations which have been so cancelled and forgiven, and the Collateral shall cease to secure any such Obligations which have been so cancelled and forgiven;

(iv)  at the time of such Purchase Notice and Auction Purchase or open market purchase, no Event of Default under Section 7.01(b), (c), (h) or (i) shall have occurred and be continuing or would result therefrom; and

(v)  in connection with each Auction Purchase or open market purchase, such Auction Purchase or open market purchase is not funded with the proceeds of Revolving Loans.

Notwithstanding anything to the contrary herein, this Section 2.25 shall supersede any provisions in Section 2.18 or 9.06 to the contrary.

Section 2.26 Designated Borrowers.

(a)  Parent may at any time, and from time to time on or after the Closing Date, upon not less than 10 Business Days’ written notice from Parent to the Administrative Agent (or such shorter period as may be agreed by the Administrative Agent in its sole discretion), request to designate any of Parent’s Wholly Owned Subsidiaries organized under the laws of the United States, any State thereof or the District of Columbia (each, an “Applicant Borrower”) as a “Designated Borrower” to receive Revolving Facility Loans for purposes of this Agreement by delivering to the Administrative Agent (which shall promptly deliver counterparts thereof to each Revolving Facility Lender) a duly executed Designated Borrower Request and Joinder Agreement. The parties hereto acknowledge and agree that prior to any Applicant Borrower becoming entitled to utilize the Revolving Credit Facility provided for herein, (i) the Administrative Agent and each Revolving Facility Lender must each agree to such Applicant Borrower becoming a Designated Borrower (it being understood, for the avoidance of doubt, that no Revolving Facility Lender shall be required to agree under this clause (i) to any Applicant Borrower becoming a Designated Borrower if such Revolving Facility Lender is not legally permitted to make loans and other extensions of credit to such Restricted Subsidiary), (ii) the Administrative Agent and such Revolving

Facility Lenders shall have received such supporting resolutions, incumbency certificates, opinions of counsel and other documents or information, in form, content and scope reasonably satisfactory to the Administrative Agent, as may be reasonably required by the Administrative Agent, and Notes signed by such new Designated Borrowers to the extent any Revolving Facility Lender so requires, and (iii) upon the reasonable request of any Revolving Facility Lender or the Administrative Agent, the Applicant Borrowers shall have provided to such Revolving Facility Lender or the Administrative Agent, as applicable, and such Revolving Facility Lender shall be reasonably satisfied with, the documentation and other information so requested in connection with applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the PATRIOT Act, and any Applicant Borrower that qualifies as a “legal entity customer” under the Beneficial Ownership Regulation shall have delivered to each Revolving Facility Lender that so requests a Beneficial Ownership Certification in relation to such Applicant Borrower (the requirements in clauses (i), (ii) and (iii) hereof, the “Designated Borrower Requirements”). If the Designated Borrower Requirements are met, the Administrative Agent shall send a notice in substantially the form of Exhibit B-2 (a “Designated Borrower Notice”) to Parent and the Revolving Facility Lenders specifying the effective date upon which the Applicant Borrower shall constitute a Designated Borrower for purposes hereof, whereupon each of the Revolving Facility Lenders agrees to permit such Designated Borrower to receive Revolving Facility Loans hereunder, on the terms and conditions set forth herein, and each of the parties agrees that such Designated Borrower otherwise shall be a Borrower for all purposes of this Agreement; provided that no Borrowing Request or Letter of Credit Request may be submitted by or on behalf of such Designated Borrower until the date five (5) Business Days after such effective date or such shorter period as the Administrative Agent may agree. Any such Designated Borrower shall be jointly and severally liable with respect to all Revolving Facility Obligations as primary obligors and not merely as sureties.

(b)  Parent may from time to time, upon not less than 3 Business Days’ written notice from Parent to the Administrative Agent (or such shorter period as may be agreed by the Administrative Agent in its sole discretion), terminate a Borrower’s (other than Parent) or Designated Borrower’s status as such under the Revolving Facility; provided that there are no outstanding Loan Obligations payable by such Borrower or Designated Borrower, or other amounts payable by such Borrower or Designated Borrower on account of any Loans made to it or Letters of Credit issued on its behalf, as of the effective date of such termination, which written notice of termination shall be executed by such Borrower or Designated Borrower, and shall include an affirmation and ratification by such Borrower or Designated Borrower of its continuing obligations as a Guarantor under the Loan Documents after giving effect to such termination. The Administrative Agent will promptly notify the Revolving Facility Lenders of any such termination of a Borrower or Designated Borrower’s status.

(c)  Each Borrower (other than the Parent) and each Wholly Owned Subsidiary of Parent that is or becomes a “Designated Borrower” pursuant to this Section 2.26 hereby irrevocably appoints Parent to act as its agent for all purposes of this Agreement and the other Loan Documents and agrees that (i) Parent may execute such documents on behalf of such Borrower or Designated Borrower as Parent deems appropriate in its sole discretion and each Borrower or Designated Borrower shall be obligated by all of the terms of any such document executed on its behalf, (ii) any notice or communication delivered by the Administrative Agent to Parent shall be deemed delivered to each Borrower or Designated Borrower and (iii) the Administrative Agent or the Lenders may accept, and be permitted to rely on, any document, instrument or agreement executed by Parent on behalf of each of the Loan Parties.

(d)  To the extent Borrower is designated hereunder in accordance with this Section 2.26, notwithstanding anything to the contrary in this Agreement, Parent and the Administrative Agent shall be permitted to make such amendments to this Agreement and the other Loan Documents (without the consent of any Lender or any other party) as they reasonably deem necessary in order to effectuate the inclusion of such Borrower.

ARTICLE III

Representations and Warranties

On (i) the Closing Date (after giving effect to the Transactions), solely as set forth in Section 4.01, (ii) the date of each Credit Event (other than the Closing Date or in connection with Section 4.03), solely as set forth in Section 4.02 and (iii) the date of the Credit Event in connection with Section 4.03, solely with respect to the Specified Representations, Parent and each other Borrower represents and warrants to the Lenders and the Issuing Banks that:

Section 3.01 Organization; Powers. Each Loan Party and each Material Subsidiary (a) is a partnership, limited liability company, public limited company, designated activity company, public unlimited company, private unlimited company, corporation or other entity duly organized, registered or incorporated, validly existing and in good standing (or comparable status) under the laws of the jurisdiction of its organization or registration (to the extent that each such concept exists in such jurisdiction), (b) has all requisite power and authority to own its property and assets and to carry on its business as now conducted, (c) is qualified to do business in each jurisdiction where such qualification is required, except in the case of clause (a) (other than with respect to each Borrower), clause (b) (other than with respect to each Borrower), and clause (c), where the failure so to be or have, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect, and (d) has the power and authority to execute, deliver and perform its obligations under each of the Loan Documents and each other agreement or instrument contemplated thereby to which it is or will be a party and, in the case of each Borrower, to borrow and otherwise obtain credit hereunder. In the case of each Irish Loan Party, a reference in paragraph (a) above to it being “in good standing” shall mean that such Irish Loan Party is validly existing and no action has been or is being taken to remove it from the Irish Register of Companies.

Section 3.02 Authorization. The execution, delivery and performance by each Loan Party of each of the Loan Documents to which it is a party and the borrowings and other extensions of credit hereunder (a) have been duly authorized by all corporate, stockholder, partnership, limited liability company or other organizational action required to be obtained by such Loan Parties and (b) will not (i) violate (A) any provision of law, statute, rule or regulation applicable to such Loan Party, (B) the certificate or articles of incorporation or other constitutive documents (including any partnership, limited liability company or operating agreements) or by-laws of such Loan Party, (C) any applicable order of any court or any law, rule, regulation or order of any Governmental Authority applicable to such Loan Party or (D) any provision of any indenture, certificate of designation for preferred stock, agreement or other instrument to which such Loan Party is a party or by which any of them or any of their property is or may be bound, (ii) result in a breach of or constitute (alone or with due notice or lapse of time or both) a default under, give rise to a right of or result in any cancellation or acceleration of any right or obligation (including any payment) under any such indenture, certificate of designation for preferred stock, agreement or other instrument, where any such conflict, violation, breach or default referred to in clause (i) or (ii) of this Section 3.02(b), would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, or (iii) result in the creation or imposition of any Lien upon or with respect to any property or assets now owned or hereafter acquired by such Loan Party, other than the Liens created by the Loan Documents and Permitted Liens.

Section 3.03 Enforceability. This Agreement has been duly executed and delivered by each Borrower and constitutes, and each other Loan Document when executed and delivered by each Loan Party that is party thereto will constitute, a legal, valid and binding obligation of such Loan Party enforceable against such Loan Party in accordance with its terms, subject to (a) the effects of bankruptcy, insolvency, moratorium, reorganization, examinership, fraudulent conveyance or other similar laws affecting creditors’ rights generally, (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), (c) implied covenants of good faith and fair dealing, (d) the need for filings and registrations necessary to perfect the Liens on the Collateral granted by the Loan Parties in favor of the Collateral Agent and (e) in the case of a UK Loan Party or an Irish Loan Party, the Legal Reservations.

Section 3.04 Governmental Approvals. No action, consent or approval of, registration or filing with or any other action by any Governmental Authority is or will be required for the execution, delivery or performance of each Loan Document to which any Loan Party is a party, except for (a) the filing of Uniform Commercial Code financing statements, (b) filings with the United States Patent and Trademark Office and the United States Copyright Office and comparable offices in foreign jurisdictions and equivalent filings in foreign jurisdictions, (c) [reserved], (d) such as have been made or obtained and are in full force and effect, (e) such actions, consents and approvals the failure of which to be obtained or made would not reasonably be expected to have a Material Adverse Effect and (f) filings or other actions listed on Schedule 3.04 and, subject to and in accordance with Section 5.10 and the Agreed Guarantee and Security Principles, any other filings or registrations required to perfect Liens created by the Security Documents.

Section 3.05 Financial Statements. The audited consolidated balance sheets and the statements of comprehensive income, shareholders’ equity, and cash flows for Parent and its consolidated subsidiaries as of and for each fiscal year of Parent in the three-fiscal year period ended on December 31, 2021 present fairly in all material respects the consolidated financial position of Parent and its consolidated subsidiaries and its consolidated subsidiaries (as applicable) as of the dates and for the periods referred to therein and the results of operations and cash flows for the periods then ended, and, except as set forth on Schedule 3.05, were prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, except, in the case of interim period financial statements, for the absence of notes and for normal year-end adjustments and except as otherwise noted therein.

Section 3.06 No Material Adverse Effect. Since December 31, 2021 (for this purpose, assuming that the Transaction had been consummated before such date), there has been no event or circumstance that, individually or in the aggregate with other events or circumstances, has had or would reasonably be expected to have a Material Adverse Effect.

Section 3.07 Title to Properties; Possession Under Leases. Each of Parent and the Restricted Subsidiaries has valid title in fee simple or equivalent to, or valid leasehold interests in, or easements or other limited property interests in, all its Real Properties and has valid title to its personal property and assets, in each case, subject to Permitted Liens and except for defects in title that do not materially interfere with its ability to conduct its business as currently conducted or to utilize such properties and assets for their intended purposes and except where the failures to have such title would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. All such properties and assets are free and clear of Liens, other than Permitted Liens and Liens arising by operation of law.

Section 3.08 Insurance. As of the Closing, the Parent and each of its Restricted Subsidiaries maintain, with financially sound and reputable insurance companies, insurance (subject to customary deductibles and retentions) in such amounts and against such risks as are customarily maintained by similarly situated companies engaged in the same or similar businesses operating in the same or similar locations.

Section 3.09 Litigation; Compliance with Laws.

(a)  There are no actions, suits, proceedings or investigations at law or in equity or by or on behalf of any Governmental Authority or in arbitration now pending, or, to the knowledge of the Parent, threatened in writing against the Parent or any of the Restricted Subsidiaries or any business, property or rights of any such person (i) that involve any Loan Document, to the extent that the applicable action, suit, proceeding or investigation is brought by the Parent or any of the Restricted Subsidiaries or (ii) that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, except for any action, suit, proceeding or investigation at law or in equity or by or on behalf of any Governmental Authority or in arbitration which has been disclosed in any of Parent’s annual report on Form 10-K for the year ended December 31, 2020. Since December 31, 2020, there have been no developments in any such matter disclosed in the annual or quarterly reports described above which would reasonably be expected, individually or in the aggregate with any such other matters or any additional actions, suits, proceedings or investigations, to result in a Material Adverse Effect.

(b)  None of Parent, the Restricted Subsidiaries and their respective properties or assets is in violation of (nor will the continued operation of their material properties and assets as currently conducted violate) any law, rule or regulation (including any zoning, building, ordinance, code or approval or any building permit, but excluding any Environmental Laws, which are the subject of Section 3.16) or any restriction of record or indenture, agreement or instrument affecting any Real Property, or is in default with respect to any judgment, writ, injunction or decree of any Governmental Authority, where such violation or default would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, (i) each Loan Party and each Restricted Subsidiary is in compliance with the Controlled Substances Act and (ii) no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving any Loan Party or any Restricted Subsidiary or properties with respect to the Controlled Substances Act or the Civil Asset Forfeiture Reform Act is pending or, to the knowledge of the Parent, threatened in writing.

Section 3.10 Federal Reserve Regulations. No part of the proceeds of any Loans or any Letter of Credit will be used by the Parent and the Restricted Subsidiaries in any manner that would result in a violation of Regulation T, Regulation U or Regulation X.

Section 3.11 Investment Company Act. None of the Loan Parties is required to be registered as an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

Section 3.12 Use of Proceeds.

(a)  The Borrowers will use the proceeds of the Revolving Facility Loans, and may request the issuance of Letters of Credit, at the applicable Borrower’s election, on and after the Closing Date for the working capital and general corporate purposes (including, without limitation, for capital expenditures, for Permitted Business Acquisitions, for permitted distributions and, in the case of Letters of Credit, for the back-up or replacement of existing letters of credit).

(b)  The Borrower will use the proceeds of the Initial Term B Loans incurred on the Closing Date to finance the Closing Date Refinancing and pay for fees and expenses incurred in connection therewith and otherwise for working capital and general corporate purposes (including, without limitation, for capital expenditures, for Permitted Business Acquisitions and for permitted distributions).

(c)  The Borrower will use the proceeds of the Delayed Draw Term B Loans incurred after the Closing Date to redeem the Redeemed Notes and pay for fees and expenses incurred in connection therewith and otherwise for working capital and general corporate purposes (including, without limitation, for capital expenditures, for Permitted Business Acquisitions and for permitted distributions).

(d)  The Borrower will use the proceeds of the Initial Term A Loans incurred after the Closing Date to consummate the Acquisition and pay for fees and expenses incurred in connection therewith.

(e)   The Borrower will use the proceeds of the 2023 Incremental Term B Loans incurred on the Amendment No. 1 Effective Date to repurchase a portion of Perrigo Finance Unlimited Company’s 3.900% senior notes due 2024 pursuant to a contemporaneous tender offer and to pay other fees, costs and expenses in connection with the foregoing.

Section 3.13 Taxes.

Except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, the Parent and each of the Restricted Subsidiaries: (i) has filed or caused to be filed all U.S. federal, state, local and non-U.S. Tax returns required to have been filed by it (including in its capacity as withholding agent) and each such Tax return is true and correct; (ii) has timely paid or caused to be timely paid all Taxes shown to be due and payable by it on the returns referred to in clause (i) and all other Taxes (or made adequate provision (in accordance with GAAP) for the payment of all Taxes due), except Taxes for which the Parent or any of the Restricted Subsidiaries (as the case may be) has set aside on its books adequate reserves in accordance with GAAP and, to the extent such Taxes are due and payable pursuant to a governmental assessment, the validity or the amount thereof is being contested in good faith by appropriate proceedings; and (iii) as of the Closing Date, has no claims being asserted against it in writing with respect to any Taxes.

Section 3.14 No Material Misstatements.

(a)  All written information (other than the Projections, forward looking information and information of a general economic or industry specific nature) (the “Information”) concerning the Parent, the Restricted Subsidiaries, the Transactions and any other transactions contemplated hereby included in the Information Memorandum or otherwise prepared by or on behalf of the foregoing or their representatives and made available to any Lenders or the Administrative Agent in connection with the Transactions or the other transactions contemplated hereby, when taken as a whole and in light of the circumstances when furnished, was true and correct in all material respects, as of the date such Information was furnished to the Lenders (and as of the Closing Date, with respect to Information provided prior thereto) and did not, taken as a whole, contain any untrue statement of a material fact as of any such date or omit to state a material fact necessary in order to make the statements contained therein, taken as a whole, not materially misleading in light of the circumstances under which such statements were made (giving effect to all supplements and updates provided thereto).

(b)  The Projections prepared by or on behalf of Parent or any of its representatives and that have been made available to any Lenders or the Administrative Agent in connection with the Transactions or the other transactions contemplated hereby have been prepared in good faith based upon assumptions believed by the Parent to be reasonable as of the time made and at the date thereof (it being understood that such Projections are as to inherently uncertain future events and are not to be viewed as facts, such Projections are subject to significant uncertainties and contingencies and that actual results during the period or periods covered by any such Projections or other forward looking information may differ significantly from the projected results, and that no assurance can be given or is being given that the projected results will be realized), as of the date such Projections were furnished to the Lenders.

Section 3.15 Employee Benefit Plans.

(a)  Except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect: (i) no Reportable Event has occurred during the past five years as to which the Parent, any of its Restricted Subsidiaries or any ERISA Affiliate was required to file a report with the PBGC; (ii) no ERISA Event has occurred or is reasonably expected to occur; and (iii) none of Parent, the Restricted Subsidiaries or any of their ERISA Affiliates has received any written notification that any Multiemployer Plan is in reorganization or has been terminated within the meaning of Title IV of ERISA.

(b)  Except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, each Foreign Pension Plan has been maintained in compliance with its terms and with the requirements of any and all applicable laws, statutes, rules, regulations and orders and has been maintained, where required, in good standing with applicable regulatory authorities. Neither Parent nor any of its Restricted Subsidiaries has incurred or reasonably expects to incur any obligation in an amount that would reasonably be expected to have a Material Adverse Effect in connection with the termination of or withdrawal from any Foreign Pension Plan.

Section 3.16 Environmental Matters. Except as to matters that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect: (a) no written notice, request for information, order, complaint or penalty has been received by the Parent or any of its Restricted Subsidiaries, and there are no judicial, administrative or other actions, suits or proceedings pending or, to the Parent’s knowledge, threatened which allege a violation of or liability under any Environmental Laws, in each case relating to the Parent or any of its Restricted Subsidiaries, (b) each of Parent and its Restricted Subsidiaries has all environmental permits, licenses, authorizations and other approvals necessary for its operations to comply with all Environmental Laws (“Environmental Permits”) and is, and in the prior eighteen (18) month period has been, in compliance with the terms of such Environmental Permits and with all other Environmental Laws, (c) except as set forth on Schedule 3.16, no Hazardous Material is located at, on or under any property currently or, to the Parent’s knowledge, formerly owned, operated or leased by the Parent or any of its Restricted Subsidiaries that would reasonably be expected to give rise to any cost, liability or obligation of Parent or any of its Restricted Subsidiaries under any Environmental Laws or Environmental Permits, and no Hazardous Material has been generated, used, treated, stored, handled, disposed of or controlled, transported or Released at any location in a manner that would reasonably be expected to give rise to any cost, liability or obligation of Parent or any of its Restricted Subsidiaries under any Environmental Laws or Environmental Permits, (d) there are no agreements in which the Parent or any of its Restricted Subsidiaries has expressly assumed or undertaken responsibility for any known or reasonably likely liability or obligation of any other person arising under or relating to Environmental Laws and (e) there has been no written environmental assessment or audit conducted (other than customary assessments not revealing anything that would reasonably be expected to result in a Material Adverse Effect), by or on behalf of Parent or any of the Restricted Subsidiaries of any property currently or, to the Parent’s knowledge, formerly owned, operated or leased by the Parent or any of the Restricted Subsidiaries that has not been made available to the Administrative Agent prior to the Closing Date.

Section 3.17 Security Documents.

(a)  Each Security Document is effective to create in favor of the Collateral Agent for the benefit of the Secured Parties a legal, valid and enforceable security interest in the Collateral described therein and proceeds thereof subject as to enforceability to (a) the effects of bankruptcy, insolvency, moratorium, reorganization, examinership, fraudulent conveyance or other similar laws affecting creditors’ rights generally, (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), (c) implied covenants of good faith and fair dealing and (d) in the case of a UK Loan Party, the UK Legal Reservations.

(b)  In the case of the Pledged Collateral described in the U.S. Collateral Agreement, when certificates or promissory notes, as applicable, representing such Pledged Collateral and required to be delivered under the U.S. Collateral Agreement are delivered to the Collateral Agent, and in the case of the other Collateral described in the U.S. Collateral Agreement (other than the registered or applied for Intellectual Property), when financing statements and other filings specified in the Perfection Certificate are filed in the offices specified in the Perfection Certificate, the Collateral Agent (for the benefit of the Secured Parties) shall have a fully perfected first priority Lien (subject to Permitted Liens) on, and security interest in, all right, title and interest of the Loan Parties in such Collateral and, subject to Section 9-315 of the New York Uniform Commercial Code, the proceeds thereof, as security for the Obligations to the extent perfection can be obtained by filing Uniform Commercial Code financing statements or possession or control, in each case prior and superior in right to the Lien of any other person (except Permitted Liens).

(c)  When the U.S. Collateral Agreement or an ancillary document thereunder is properly filed and recorded in the United States Patent and Trademark Office and the United States Copyright Office, and, with respect to Collateral in which a security interest cannot be perfected by such filings, upon the proper filing of the financing statements referred to in clause (a) above, the Collateral Agent (for the benefit of the Secured Parties) shall have a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties thereunder in the United States Intellectual Property included in the Collateral listed in such ancillary document, in each case prior and superior in right to the Lien of any other person, except for Permitted Liens (it being understood that subsequent recordings in the United States Patent and Trademark Office and the United States Copyright Office may be necessary to perfect a Lien on registered trademarks and patents, trademark and patent applications and registered copyrights acquired by the Loan Parties after the Closing Date).

(d)  When the perfection actions required to be taken pursuant to terms of each Security Document are taken, the Collateral Agent for the benefit of the Secured Parties (or where required under local law, in favor of the Secured Parties) shall have perfected Liens on and security interests in, all right, title and interest of the Loan Parties in the Collateral described therein, in each case with the priority such Liens are expressed to have within the relevant Security Documents, in each case to the extent, and subject to the provisions, limitations and/or exceptions, set forth therein and in Section 5.10 and the Agreed Guarantee and Security Principles.

Section 3.18 Solvency. Immediately after giving effect to the consummation of the Transactions on the Closing Date, including the making of each Loan on the Closing Date, and after giving effect to the application of the proceeds of such Loans, (i) the fair value of the assets of Parent and its Subsidiaries on a consolidated basis, exceeds, on a consolidated basis, their debts and liabilities, subordinated, contingent or otherwise; (ii) the present fair saleable value of the property of Parent and its Subsidiaries, on a consolidated basis, is greater than the amount that will be required to pay the probable liability, on a consolidated basis, of their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (iii) the Parent and its Subsidiaries, on a consolidated basis, are able to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; and (iv) the Parent and its Subsidiaries, on a consolidated basis, are not engaged in, and are not about to engage in, business for which they have unreasonably small capital. For purposes of the foregoing, the amount of any contingent liability at any time shall be computed as the amount that would reasonably be expected to become an actual and matured liability.

Section 3.19 Labor Matters. Except as, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect: (a) there are no strikes or other labor disputes pending or threatened against the Parent or any of the Restricted Subsidiaries; (b) the hours worked and payments made to employees of Parent and the Restricted Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable law dealing with such matters; and (c) all payments due from the Parent or any of the Restricted Subsidiaries or for which any claim may be made against the Parent or any of the Restricted Subsidiaries, on account of wages and employee health and welfare insurance and other benefits have been paid or accrued as a liability on the books of Parent or such Restricted Subsidiary to the extent required by GAAP. Except as, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect, the consummation of the Transactions will not give rise to a right of termination or right of renegotiation on the part of any union under any material collective bargaining agreement to which the Parent or any of the Restricted Subsidiaries (or any predecessor) is a party or by which the Parent or any of the Restricted Subsidiaries (or any predecessor) is bound.

Section 3.20 Insurance. As of the Closing Date, the properties of Parent and the Restricted Subsidiaries are insured in accordance with Section 5.02.

Section 3.21 Intellectual Property; Licenses, Etc. Except as would not reasonably be expected to have a Material Adverse Effect or as set forth in Schedule 3.21, (a) the Parent and each Restricted Subsidiary owns, or possesses the right to use, all Intellectual Property that are used or held for use or is otherwise reasonably necessary in the operation of their respective businesses, (b) to the knowledge of the Parent, the Parent and each other Loan Party are not interfering with, infringing upon, misappropriating or otherwise violating Intellectual Property of any person, and (c) (i) no claim or litigation regarding any of the Intellectual Property owned by the Parent and its Restricted Subsidiaries is pending or, to the knowledge of the Parent, threatened and (ii) to the knowledge of the Parent, no claim or litigation regarding any other Intellectual Property described in the foregoing clauses (a) and (b) is pending or threatened.

Section 3.22 USA PATRIOT Act. Except as would not reasonably be expected to have a Material Adverse Effect, the Parent and each of its Subsidiaries is in compliance with the USA PATRIOT Act.

Section 3.23 Anti-Money Laundering; Sanctions; Anti-Corruption Laws. Neither Parent nor any Subsidiary, nor any director, employee or officer of any Borrower, nor to the knowledge of any Borrower, any director, employee or officer of any Subsidiary, in each case that will act in any capacity in connection with this Agreement, is the subject of Sanctions Laws or in violation, in any material respect, of any Anti-Corruption Laws, Sanctions Laws, or Anti-Money Laundering Laws. Neither the Parent nor any of its Subsidiaries is located, organized or resident in a Sanctioned Country. No part of the proceeds of the Loans and no Letter of Credit shall be used, directly or indirectly, by any Borrower or any Subsidiary in violation of Anti-Corruption Laws, Anti-Money Laundering Laws or Sanctions Laws.

Section 3.24 Centre of Main Interests. For the purposes of the EU Insolvency Regulation, each EU Loan Party’s centre of main interests (as that term is used in Article 3(1) of EU Insolvency Regulation) is situated in its jurisdiction of organization, registration or incorporation and it has no “establishment” as that term is used in Article 2(10) of the EU Insolvency Regulation) in any other jurisdiction.

ARTICLE IV

Conditions of Lending

Section 4.01 Closing Date. The effectiveness of this Agreement and the obligations of (a) each Lender with an Initial Term Loan Commitment to make Initial Term Loans to the Borrower, (b) the Revolving Facility Lenders to make Revolving Facility Loans to the applicable Borrowers and (c) any Issuing Bank to issue, amend, extend or renew Letters of Credit or increase the stated amounts of Letters of Credit hereunder (each, a “Credit Event”) in each case, on the Closing Date are subject to the satisfaction (or waiver in accordance with Section 9.08) of the following conditions:

(a)  The Administrative Agent shall have received from each of the Borrowers, the Issuing Banks, the Collateral Agent and the Lenders a counterpart of this Agreement signed on behalf of such party.

(b)  The Administrative Agent shall have received a Borrowing Request as required by Section 2.03 (or a Borrowing Request shall have been deemed given in accordance with the last paragraph of Section 2.03).

(c)  To the extent required to be satisfied on the Closing Date, the Collateral and Guarantee Requirement shall be satisfied (or waived in accordance with Section 9.08) as of the Closing Date.

(d)  The representations and warranties of Parent and each other Loan Party contained in Article III or any other Loan Document shall be true and correct in all material respects on and as of the Closing Date; provided that, to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects as of such earlier date; provided, further, that any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on such respective dates.

(e)  Immediately after the Closing Date and after giving effect to the Transactions, no Event of Default shall have occurred and be continuing.

(f)  The Lenders shall have received a solvency certificate substantially in the form of Exhibit C and signed by the chief financial officer, chief accounting officer or other officer with equivalent duties of Parent confirming the solvency of Parent and the Restricted Subsidiaries on a consolidated basis after giving effect to the Transactions on the Closing Date.

(g)  The Administrative Agent shall have received, on behalf of itself, the Lenders and each Issuing Bank, a written opinion of (i) Fried, Frank, Harris Shriver & Jacobson LLP, as special New York counsel for the Loan Parties, (ii) Cahill Gordon & Reindel (UK) LLP, English counsel to the Administrative Agent, with respect to the enforceability of the UK Security Documents and other related matters and (iii) Warner Norcross & Judd LLP, local Michigan counsel for the Loan Parties, and, in each case (A) dated the Closing Date, (B) addressed to each Issuing Bank, the Administrative Agent, the Collateral Agent and the Lenders on the Closing Date and (C) in form and substance reasonably satisfactory to the Administrative Agent covering such matters relating to the Loan Documents as the Administrative Agent shall reasonably request.

(h)  The Administrative Agent shall have received a certificate of the Secretary or Assistant Secretary or similar officer (or (x) in the case of a UK Loan Party, authorized signatory, and (y) in the case of an Irish Loan Party, director or secretary) of each Loan Party dated the Closing Date and certifying:

(i)   that attached thereto is a true and complete copy of the certificate or articles of incorporation, certificate of limited partnership, certificate of formation or other equivalent constituent and governing documents, including all amendments thereto, of each Loan Party, certified as of a recent date by the Secretary of State (or other similar official or Governmental Authority) of the jurisdiction of its organization or by the Secretary or Assistant Secretary or similar officer (or, in the case of a UK Loan Party, authorized signatory) of such Loan Party or other person duly authorized by the constituent documents of such Loan Party,

(ii)   that attached thereto is a true and complete copy of a certificate as to the good standing (or comparable status) of each Loan Party (to the extent that such concept exists in such jurisdiction and other than a UK Loan Party) as of a recent date from such Secretary of State (or other similar official or Governmental Authority) of the jurisdiction of its organization,

(iii)  that attached thereto is a true and complete copy of the by-laws (or partnership agreement, limited liability company agreement, constitution, articles of association or other equivalent constituent and governing documents) of each Loan Party as in effect on the Closing Date and at all times since a date prior to the date of the resolutions described in the following clause (iv);

(iv)  that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors (or equivalent governing body) of each Loan Party, authorizing the execution, delivery and performance by such Loan Party of this Agreement and each of the other Loan Documents to be executed and delivered by such Loan Party and the borrowings hereunder and that such resolutions have not been modified, rescinded or amended and are in full force and effect on the Closing Date;

(v)   that attached thereto is a true and complete copy of certain resolutions signed by all the holders of the issued shares in each UK Loan Party (solely to the extent that the articles of association of such UK Loan Party are being changed);

(vi)  that attached thereto is a true, complete and up-to-date copy of the register of persons of significant control (to the extent applicable) for that UK Loan Party;

(vii)    as to certain other customary certifications with respect to Foreign Loan Parties; and

(viii)   as to the incumbency and specimen signature of each officer or authorized signatory executing this Agreement or any other Loan Document delivered in connection herewith on behalf of each Loan Party.

(i)  The Administrative Agent shall have received the audited consolidated balance sheet of Parent and its subsidiaries and the related audited consolidated statements of income and cash flows, each as of the last day of the fiscal year ended December 31, 2021.

(j)  The Administrative Agent shall have received (a) at least 3 Business Days prior to the Closing Date, all documentation and other information required by regulatory authorities with respect to any Loan Party under applicable “know your customer” and anti-money laundering rules and regulations, including, without limitation, the USA PATRIOT Act, as reasonably requested by the Arrangers in writing at least 10 Business Days prior to the Closing Date and (b) at least three Business Days prior to the Closing Date, if any Borrower qualifies as a “legal entity” customer under the Beneficial Ownership Regulation and the Administrative Agent or a Lender has requested such certification at least ten business days prior to the Closing Date, a beneficial ownership certification in relation to such Borrower.

(k)  The Administrative Agent shall have received a certificate, dated the Closing Date and signed by a Responsible Officer of Parent on behalf of each Loan Party, confirming compliance with the conditions precedent set forth in Sections 4.01(d) and (e).

(l)    Prior to, or substantially concurrently with the initial Credit Event on the Closing Date, the Closing Date Refinancing shall have been consummated.

(m)  Substantially concurrently with the initial Credit Event on the Closing Date, the Redemption Notice shall have been delivered in accordance with the indenture governing the Redeemed Notes.

(n)  The Administrative Agent shall have received (or substantially simultaneously with the initial Credit Event on the Closing Date, shall receive) all fees and expenses required to be paid to it by the Parent on or prior to the Closing Date pursuant to the Fee Letter or the Commitment Letter and, with respect to expenses, invoiced to the Parent at least three Business Days prior to the Closing Date.

Notwithstanding anything in this Agreement to the contrary, Foreign Subsidiaries (other than UK Subsidiaries) shall not be required to become Guarantors or to pledge assets as Collateral to secure any Obligations until 90 days after the Closing Date (in each case subject to extensions as may be granted by the Administrative Agent, in its reasonable discretion) and the provision or perfection of a security interest in such Collateral shall not constitute a condition precedent to the availability of the Facilities and the making of the Initial Term Loans on the Closing Date or to any other Credit Event.

Each borrowing by, and each issuance, renewal, extension, increase or amendment of a Letter of Credit on behalf of, the Borrower hereunder on the Closing Date shall constitute a representation and warranty by the Borrower as of the date of such extension of credit that the conditions contained in this Section 4.01 have been satisfied.

Section 4.02 Subsequent Credit Events. Each Credit Event after the Closing Date (other than with respect to an Initial Term A Loan or Delayed Draw Term B Loan) is subject to the satisfaction (or waiver in accordance with Section 9.08) of the following conditions on the date of each Borrowing and on the date of each issuance, amendment, extension or renewal of a Letter of Credit:

(a)  The Administrative Agent shall have received, in the case of a Borrowing, a Borrowing Request as required by Section 2.03 (or a Borrowing Request shall have been deemed given) or, in the case of the issuance of a Letter of Credit, the applicable Issuing Bank and the Administrative Agent shall have received a notice requesting the issuance of such Letter of Credit as required by Section 2.05(b).

(b)  Except as set forth in Section 2.21(c) with respect to Incremental Term Loans used to finance a Limited Condition Transaction, the representations and warranties of Parent and each other Loan

Party contained in Article III or any other Loan Document shall be true and correct in all material respects on and as of the date of such Credit Event; provided that, to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects as of such earlier date; provided, further, that any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on such respective dates.

(c)  Except as set forth in Section 2.21(c) with respect to Incremental Term Loans used to finance a Limited Condition Transaction, at the time of and immediately after such Credit Event (other than an amendment, extension or renewal of a Letter of Credit without any increase in the stated amount of such Letter of Credit), as applicable, no Event of Default or Default shall have occurred and be continuing.

Each borrowing by, and each issuance, renewal, extension, increase or amendment of a Letter of Credit on behalf of, the Borrower hereunder after the Closing Date shall constitute a representation and warranty by the Borrower as of the date of such extension of credit that the conditions contained in this Section 4.02 have been satisfied.

Section 4.03 Conditions to All Borrowings Of Initial Term A Loans and Delayed Draw Term B Loans. Each Credit Event in respect of Initial Term A Loans or Delayed Draw Term B Loans, as applicable, is subject to the satisfaction (or waiver by the Required Delayed Draw Lenders in accordance with Section 9.08) of the following conditions on the date of each Borrowing:

(a)  The conditions set forth in Section 4.01 shall have been satisfied or waived on the Closing Date.

(b)  Solely in the case of a Credit Event in respect of Delayed Draw Term B Loans, the Specified Representations of the Borrower or any Restricted Subsidiary shall be true and correct in all material respects on and as of the date of such Borrowing; provided that, to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects as of such earlier date; provided, further, that any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on such respective dates.

(c)  Solely in the case of a Credit Event in respect of Initial Term A Loans, the Specified Representations of the Borrower or any Restricted Subsidiary and the Transaction Agreement Representations (and only to the extent that Parent or any of Subsidiaries shall have the right (taking into account any applicable cure provisions and without liability to Parent or any of its Subsidiaries) to terminate Parents or any of its Subsidiaries’ obligations, or decline to consummate the Acquisition under the Acquisition Agreement as a result of a breach of such Transaction Agreement Representations) shall be true and correct in all material respects on and as of the date of such Borrowing; provided that, to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects as of such earlier date; provided, further, that any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on such respective dates.

(d)  As of the date of such Borrowing, no Event of Default under Section 7.01(b), (c), (h) or (i) shall have occurred and be continuing on such date (immediately prior to giving effect to the extensions of credit requested to be made) or would result after giving effect to the extensions of credit requested to be made on such date.

(e)  The Administrative Agent shall have received a Borrowing Request as required by Section 2.03.

(f)  The Administrative Agent shall have received (or substantially simultaneously with such borrowing of Delayed Draw Term B Loans or Initial Term A Loans, as applicable, shall receive) all fees and expenses required to be paid to it by the Parent on or prior to the date of such Credit Event and, with respect to expenses, invoiced to the Parent at least three Business Days prior to the date of such Credit Event.

Each borrowing by the Borrower hereunder after the Closing Date shall constitute a representation and warranty by the Borrower as of the date of such extension of credit that the applicable conditions contained in this Section 4.03 have been satisfied.

Section 4.04 Determinations Under Section 4.01, 4.02 and 4.03. For purposes of determining compliance with the conditions specified in Sections 4.01, 4.02 and 4.03, each Lender shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Administrative Agent or the Lenders unless an officer of the Administrative Agent responsible for the transactions contemplated by this Agreement shall have received written notice from such Lender prior to, with respect to conditions specified in Section 4.01, 4.02 or 4.03, as applicable, the date of the proposed Credit Event, specifying its objection thereto in reasonable detail.

ARTICLE V

Affirmative Covenants

Parent and each Borrower covenants and agrees with each Lender and each Issuing Bank that from and after the Closing Date until the Termination Date, unless the Required Lenders shall otherwise consent in writing, Parent will, and will cause each of the Restricted Subsidiaries to:

Section 5.01 Existence; Business and Properties.

(a)  Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence, except (i) in the case of a Restricted Subsidiary of Parent (other than a Borrower), where the failure to do so would not reasonably be expected to have a Material Adverse Effect, (ii) as otherwise permitted under Section 6.05, and (iii) for the liquidation or dissolution of Restricted Subsidiaries (unless contemplated by the Permitted Reorganization, other than a Borrower) if the assets of such Restricted Subsidiaries to the extent they exceed estimated liabilities are acquired by the Parent or a Wholly Owned Subsidiary of Parent in such liquidation or dissolution; provided that (x) Loan Parties may not be liquidated into Subsidiaries that are not Loan Parties and (y) Domestic Subsidiaries may not be liquidated into Foreign Subsidiaries (other than Designated Foreign Jurisdictions), except, in each case, as permitted under Section 6.05.

(b)  Except where the failure to do so would not reasonably be expected to have a Material Adverse Effect, do or cause to be done all things necessary to (i) lawfully obtain, preserve, renew, extend and keep in full force and effect the permits, franchises, authorizations, Intellectual Property, licenses and rights with respect thereto used in the conduct of its business, and (ii) at all times maintain, protect and preserve all property necessary to the normal conduct of its business and keep such property in good repair, working order and condition (ordinary wear and tear excepted), from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith, if any, may be properly conducted at all times (in each case except as permitted by this Agreement).

Section 5.02 Insurance.

(a)  Maintain, with financially sound and reputable insurance companies, insurance (subject to customary deductibles and retentions) in such amounts and against such risks as are customarily maintained by similarly situated companies engaged in the same or similar businesses operating in the same or similar locations, and within ninety (90) days after the Closing Date (or such later date as the Administrative Agent may agree in its reasonable discretion), cause the Collateral Agent to be (and provide evidence to the Administrative Agent that the Collateral Agent has been) listed as a lender loss payee on property and casualty policies with respect to tangible personal property and assets constituting Collateral located in the United States of America and as an additional insured on all liability policies. Notwithstanding the foregoing, the Parent and the other Loan Parties may (i) maintain all such insurance with any combination of primary and excess insurance, (ii) maintain any or all such insurance pursuant to master or so-called “blanket policies” insuring any or all Collateral and/or other Real Property which does not constitute Collateral (and in such event the co-payee endorsement shall be limited or otherwise modified accordingly), and/or self-insure with respect to such risks with respect to which companies of established reputation engaged in the same general line of business in the same general area usually self-insure.

(b)  In connection with the covenants set forth in this Section 5.02, it is understood and agreed that:

(i)  the Administrative Agent, the Collateral Agent, the Lenders, the Issuing Bank and their respective agents or employees shall not be liable for any loss or damage insured by the insurance policies required to be maintained under this Section 5.02, it being understood that (A) the Loan Parties shall look solely to their insurance companies or any other parties other than the aforesaid parties for the recovery of such loss or damage and (B) such insurance companies shall have no rights of subrogation against the Administrative Agent, the Collateral Agent, the Lenders, any Issuing Bank or their agents or employees. If, however, the insurance policies, as a matter of the internal policy of such insurer, do not provide waiver of subrogation rights against such parties, as required above, then the Parent, on behalf of itself and behalf of each of its Subsidiaries, hereby agrees, to the extent permitted by law, to waive, and further agrees to cause each of their Subsidiaries to waive, its right of recovery, if any, against the Administrative Agent, the Collateral Agent, the Lenders, any Issuing Bank and their agents and employees;

(ii)  the designation of any form, type or amount of insurance coverage by the Administrative Agent or the Collateral Agent under this Section 5.02 shall in no event be deemed a representation, warranty or advice by the Administrative Agent or the Collateral Agent or the Lenders that such insurance is adequate for the purposes of the business of Parent and the Subsidiaries or the protection of their properties; and

(iii)  the amount and type of insurance that the Loan Parties have in effect as of the Closing Date and the certificates listing the Collateral Agent as a co-loss payee or additional insured, as the case may be, satisfy for all purposes the requirements of this Section 5.02.

Section 5.03 Taxes. Pay its obligations in respect of all Taxes, before the same shall become delinquent or in default, except where (i) the Parent or a Restricted Subsidiary thereof has set aside on its books adequate reserves therefor in accordance with GAAP and, to the extent due and payable pursuant to a governmental assessment, the validity or amount thereof is being contested in good faith by appropriate proceedings or (ii) the failure to make payment could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

Section 5.04 Financial Statements, Reports, Etc. Furnish to the Administrative Agent (which will promptly furnish such information to the Lenders):

(a)  within 90 days after the end of each fiscal year (commencing with the first fiscal year ending after the Closing Date), a consolidated balance sheet and related statements of comprehensive income, shareholders’ equity, and cash flows showing the financial position of Parent and its Subsidiaries as of the close of such fiscal year and the consolidated results of their operations during such year and setting forth in comparative form the corresponding figures for the prior fiscal year, which consolidated balance sheet and related statements of comprehensive income, shareholders’ equity, and cash flows shall be accompanied by customary management’s discussion and analysis and audited by independent public accountants of recognized national standing and accompanied by an opinion of such accountants (which opinion shall not be qualified as to scope of audit or as to the status of Parent or any Material Subsidiary as a going concern, other (i) than solely with respect to, or resulting solely from, an upcoming maturity date under any series of Indebtedness incurred under this Agreement occurring within one year from the time such opinion is delivered or (ii) any actual or potential inability to satisfy any financial covenant on a future date or for a future period) to the effect that such consolidated financial statements fairly present, in all material respects, the financial position and results of operations of Parent and its Subsidiaries on a consolidated basis in accordance with GAAP (it being understood that (i) the delivery by the Parent of annual reports on Form 10-K of Parent and its consolidated Subsidiaries shall satisfy the requirements of this Section 5.04(a) to the extent such annual reports include the information specified herein and are delivered within the time period specified above) or (ii) the delivery of financial statements of a direct or indirect parent of Parent (so long as such parent does not conduct any material business or operations other than the ownership of shares of Equity Interests of Parent and any matters incidental to its ownership of such Equity Interests); provided that within 5 Business Days of the delivery of the financial statements, Parent shall provide unaudited consolidating information that explains in reasonable detail the differences between the information relating to Parent or such direct or indirect parent of Parent, on the one hand, and the information relating to Parent and its Subsidiaries on a standalone basis, on the other hand);

(b)  within 45 days after the end of each of the first three fiscal quarters of each fiscal year (commencing with the first fiscal quarter ending after the Closing Date), a condensed consolidated balance sheet and related condensed statements of operations and cash flows showing the financial position of Parent and its Subsidiaries as of the close of such fiscal quarter and the consolidated results of their operations during such fiscal quarter and the then-elapsed portion of the fiscal year and setting forth in comparative form the corresponding figures for the corresponding periods of the prior fiscal year or, to the extent permitted by the SEC, prior fiscal period, all of which shall be in reasonable detail, which condensed consolidated balance sheet and related condensed statements of operations and cash flows shall be accompanied by customary management’s discussion and analysis (it being understood that (i) the delivery by the Parent of quarterly reports on Form 10-Q of Parent and its consolidated Subsidiaries shall satisfy the requirements of this Section 5.04(b) to the extent such quarterly reports include the information specified herein and are delivered within the time period specified above or (ii) the delivery of financial statements of a direct or indirect parent of Parent (so long as such parent does not conduct any material business or operations other than the ownership of shares of Equity Interests of Parent and any matters incidental to its ownership of such Equity Interests); provided that within 5 Business Days of the delivery of the financial statements, Parent shall provide unaudited consolidating information that explains in reasonable detail the differences between the information relating to Parent or such direct or indirect parent of Parent, on the one hand, and the information relating to Parent and its Subsidiaries on a standalone basis, on the other hand);

(c)  on or prior to the fifth Business Day following any delivery of financial statements under clause (a) or (b) above, a certificate of a Financial Officer of Parent (i) certifying that no Event of Default or Default has occurred since the date of the last certificate delivered pursuant to this Section 5.04(c) (or since the Closing Date in the case of the first such certificate) or, if such an Event of Default or Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto, (ii) commencing with the end of the first full fiscal quarter after the Closing Date, setting forth computations in reasonable detail satisfactory to the Administrative Agent demonstrating compliance with the Financial Covenants and (iii) certification relating to the consolidated balance sheet and related condensed statements of operations and cash flows delivered pursuant to clause (b) above certified by a Financial Officer of Parent on behalf of Parent as fairly presenting, in all material respects, the financial position and results of operations of Parent and its Subsidiaries on a consolidated basis in accordance with GAAP (subject to normal year-end audit adjustments and the absence of footnotes) and (iv) setting forth the Total Net Leverage Ratio together with the calculation thereof in reasonable detail;

(d)  promptly after the same become publicly available, copies of all periodic and other publicly available reports, proxy statements and, to the extent requested by the Administrative Agent, other materials filed by the Parent or any of the Restricted Subsidiaries with the SEC, or distributed to its stockholders generally, as applicable; provided, however, that such reports, proxy statements, filings and other materials required to be delivered pursuant to this clause (d) shall be deemed delivered for purposes of this Agreement when posted to the website of Parent or the website of the SEC;

(e)  within 90 days after the beginning of each fiscal year that commences after the Closing Date, a consolidated annual budget for such fiscal year consisting of a projected consolidated balance sheet of Parent and its Subsidiaries as of the end of such fiscal year and the related consolidated statements of projected cash flow and projected income (collectively, the “Budget”), which Budget shall in each case be accompanied by the statement of a Financial Officer of Parent to the effect that the Budget is based on assumptions believed by the Parent to be reasonable as of the date of delivery thereof;

(f)  on or prior to the fifth Business Day following the delivery of financial statements under clause (a) above, a certificate of a Responsible Officer (i) certifying a list of names of all Immaterial Subsidiaries, whether or not each such Restricted Subsidiary is a Guarantor, whether or not such Restricted Subsidiary satisfies the 5% Test, and whether or not the 10% Test is satisfied, (ii) certifying a list of names of all Unrestricted Subsidiaries, and (iii) if the Required Percentage exceeds 0%, setting forth the amount, if any, of Excess Cash Flow for such fiscal year required to be paid pursuant to Section 2.11(c) (commencing with the financial statements delivered in respect of the fiscal year ending December 31, 2023) together with the calculation thereof in reasonable detail; and

(g)  promptly, from time to time, such other information regarding the operations, business affairs and financial condition of Parent or any of the Restricted Subsidiaries, or compliance with the terms of any Loan Document as in each case the Administrative Agent may reasonably request (for itself or on behalf of any Lender).

Notwithstanding anything to the contrary set forth herein, nothing in this Agreement or in any other Loan Document shall require any Loan Party to provide information (i) that constitutes non-financial trade secrets or non-financial proprietary information, (ii) in respect of which disclosure is prohibited by applicable law, (iii) that is subject to attorney-client or similar privilege or constitutes attorney work product or (iv) the disclosure of which is restricted by binding agreements not entered into primarily for the purpose of qualifying for the exclusion in this clause (iv); provided that (x) the Loan Parties shall use commercially reasonable efforts not to enter into confidentiality or similar agreements that will conflict with their disclosure obligations under this Agreement and (y) in the event that any Loan Party does not provide information in reliance on this sentence, to the extent permitted under applicable Law and reasonably feasible, such Loan Party shall provide notice to the Administrative Agent that such information is being withheld and shall use its commercially reasonable efforts to communicate, to the extent feasible, the applicable information in a way that would not violate the applicable obligation or risk waiver of such privilege and none of the foregoing shall be construed to limit any of the representations and warranties of the Loan Parties set forth in the Loan Documents.

The Borrowers hereby acknowledge that (a) the Administrative Agent and/or the Arrangers may, but shall not be obligated to, make available to the Lenders and the Issuing Banks materials and/or information provided by or on behalf of the Borrowers hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks, Syndtrak, ClearPar, or a substantially similar electronic transmission system (the “Platform”) and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to the Parent or its Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such persons’ securities. The Borrowers hereby agree that (w) the Borrower Materials that are to be distributed to the Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Borrowers shall be deemed to have authorized the Administrative Agent, the Arrangers, the Issuing Banks and the Lenders to treat such Borrower Materials as not containing any material non-public information (although it may be sensitive and proprietary) with respect to the Parent, its Restricted Subsidiaries or any of their respective securities for purposes of United States Federal securities laws (provided, however, that such Borrower Materials shall be treated as set forth in Section 9.16, to the extent such Borrower Materials constitute information subject to the terms thereof); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information”; and (z) the Administrative Agent and the Arrangers shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information.”

The Parent acknowledges and agrees that all financial statements furnished pursuant to paragraphs (a), (b) and (d) above are hereby deemed to be Borrower Materials suitable for distribution, and to be made available, to Public Lenders as contemplated above and may be treated by the Administrative Agent and the Lenders as if the same had been marked “PUBLIC” in accordance with such paragraph (unless the Parent otherwise notifies the Administrative Agent in writing on or prior to delivery thereof).

Section 5.05 Litigation and Other Notices. Furnish to the Administrative Agent (which will promptly thereafter furnish to the Lenders) written notice of the following promptly after any Responsible Officer of the Parent obtains actual knowledge thereof:

(a)  any Event of Default or Default, specifying the nature and extent thereof and the corrective action (if any) proposed to be taken with respect thereto;

(b)  the filing or commencement of, or any written threat or notice of intention of any person to file or commence, any action, suit or proceeding, whether at law or in equity or by or before any Governmental Authority or in arbitration, against the Parent or any of the Restricted Subsidiaries as to

which an adverse determination is reasonably probable and which, if adversely determined, would reasonably be expected to have a Material Adverse Effect;

(c)  any other development specific to the Parent or any of the Restricted Subsidiaries that is not a matter of general public knowledge and that has had, or would reasonably be expected to have, a Material Adverse Effect; and

(d)  the occurrence of any ERISA Event that, together with all other ERISA Events that have occurred, would reasonably be expected to have a Material Adverse Effect.

Each notice delivered under this Section 5.05 shall be accompanied by a statement of a Responsible Officer of Parent setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

Section 5.06 Compliance with Laws. Comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, including, without limitation, the USA PATRIOT Act, Sanctions Laws, Anti-Corruption Laws, Anti-Money Laundering Laws and similar laws in the jurisdiction of organization of any Borrower and the Controlled Substances Act, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect; provided that this Section 5.06 shall not apply to Environmental Laws, which are the subject of Section 5.09, or to laws related to Taxes, which are the subject of Section 5.03. Any provision of this Section 5.06 shall not apply to or in favor of any person (excluding, for the avoidance of doubt, any U.S. Loan Party) if and to the extent that it would result in a breach, by or in respect of that person, of any applicable Blocking Law.

Section 5.07 Maintaining Records; Access to Properties and Inspections. Maintain all financial records in accordance with GAAP and permit any persons designated by the Administrative Agent or, upon the occurrence and during the continuance of an Event of Default, any Lender to visit and inspect the financial records and the properties of Parent or any of the Restricted Subsidiaries at reasonable times, upon reasonable prior notice to the Parent, and as often as reasonably requested and to make extracts from and copies of such financial records, and permit any persons designated by the Administrative Agent or, upon the occurrence and during the continuance of an Event of Default, any Lender upon reasonable prior notice to the Parent to discuss the affairs, finances and condition of Parent or any of the Restricted Subsidiaries with the officers thereof and independent accountants therefor (so long as the Parent has the opportunity to participate in any such discussions with such accountants), in each case, subject to reasonable requirements of confidentiality, including requirements imposed by law or by contract.

Section 5.08 Use of Proceeds. Use the proceeds of the Loans made and Letters of Credit issued in the manner contemplated by Section 3.12.

Section 5.09 Compliance with Environmental Laws. Comply, and make reasonable efforts to cause all lessees and other persons occupying its properties to comply, with all applicable Environmental Laws; and obtain and renew all required Environmental Permits, except, in each case with respect to this Section 5.09, to the extent the failure to do so would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 5.10 Further Assurances; Additional Security.

(a)  Execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements and other documents), that are required or that the Administrative Agent or the Collateral Agent may reasonably request (including, without limitation, those required by applicable law), to satisfy the Collateral and Guarantee Requirement and to cause the Collateral and Guarantee Requirement to be and remain satisfied, all at the expense of the Loan Parties and provide to the Collateral Agent and the Administrative Agent, from time to time upon reasonable request, evidence reasonably satisfactory to the Collateral Agent and the Administrative Agent as to the perfection and priority of the Liens created or intended to be created by the Security Documents.

(b)  If any asset is acquired by any Loan Party after the Closing Date or owned by an entity at the time it becomes a Loan Party (in each case other than (x) assets constituting Collateral under a Security Document (which is of the type contemplated hereunder with respect to such asset) that automatically become subject to the Lien of such Security Document upon acquisition thereof and (y) assets constituting Excluded Property), such Loan Party, will, (i) notify the Collateral Agent and the Administrative Agent of such acquisition or ownership and (ii) cause such asset to be subjected to a valid and perfected Lien (subject to any Permitted Liens) securing the Obligations, and take, and cause the Loan Parties to take, such actions as shall be required or reasonably requested by the Collateral Agent or the Administrative Agent to cause the Collateral and Guarantee Requirement to be satisfied with respect to such asset, including actions described in clause (a) of this Section 5.10, all at the expense of the Loan Parties, subject to the last three paragraphs of this Section 5.10.

(c)  If any additional direct or indirect Restricted Subsidiary (other than a Non-Guarantor Subsidiary) of Parent is formed, acquired or ceases to constitute an Excluded Subsidiary or Immaterial Subsidiary following the Closing Date or any other Subsidiary of Parent organized in a Designated Jurisdiction is designated by the Parent in its sole discretion, within ninety (90) days after the applicable Guarantor Trigger Date or in the case of such Subsidiary designated by the Parent Borrower on the date of designation (or such longer period as the Administrative Agent may agree in its sole discretion), notify the Collateral Agent and the Administrative Agent thereof and, within 135 days after the Guarantor Trigger Date or 180 days with respect to Foreign Loan Parties, in each case or such longer period as the Administrative Agent may agree in its sole discretion, subject in the case of a Subsidiary that is a Foreign Subsidiary, to the Agreed Guarantee and Security Principles, cause such Subsidiary to become a Guarantor and cause the Collateral and Guarantee Requirement to be satisfied with respect to such Subsidiary and with respect to any Equity Interest in or Indebtedness of such Subsidiary owned by or on behalf of any Loan Party, subject to the penultimate paragraph of this Section 5.10. Notwithstanding anything to the contrary herein, in no circumstance shall an Excluded Subsidiary or an Immaterial Subsidiary become a Guarantor unless designated as a Guarantor by the Parent in its sole discretion.

(d)  In the event that the 10% Test is not satisfied as of the last day of any Specified Test Period, within 90 days of the date on which certificate was (or was required to be) delivered pursuant to Section 5.04(f)(ii), as applicable, in respect of such Specified Test Period, Parent shall designate in writing to the Administrative Agent sufficient Restricted Subsidiaries (excluding Excluded Subsidiaries) (the “Additional Material Subsidiaries”) as Material Subsidiaries to satisfy the 10% Test. Additional Material Subsidiaries shall no longer constitute Immaterial Subsidiaries under this Agreement.

(e)  If the Parent has failed to comply with Section 5.10(d), the Administrative Agent may designate Restricted Subsidiaries organized in Designated Jurisdictions (excluding Excluded Subsidiaries) as Additional Material Subsidiaries to satisfy the 10% Test.

(f)  At its option in its sole discretion, upon written notice to the Administrative Agent, the Parent may, from time to time, release the designation of one or more Restricted Subsidiaries as Additional Material Subsidiaries (and as result of such release, such Restricted Subsidiaries shall be Immaterial Subsidiaries to the extent the 5% Test is satisfied) and include other Restricted Subsidiaries as Additional Material Subsidiaries, so long as after such revised designations the 10% Test continues to be satisfied.

(g)  Furnish to the Collateral Agent and the Administrative Agent prompt written notice of any change in any U.S. Loan Party’s or other Loan Party’s (to the extent such information is relevant for filings against such Loan Party) (A) corporate or organization name, (B) identity or organizational structure, (C) in any Loan Party’s organizational identification number (to the extent relevant in the applicable jurisdiction of organization) and (D jurisdiction of organization; provided, that within thirty (30) days following such change (or such longer period as the Administrative Agent may agree in its sole discretion), Parent shall make all filings under the Uniform Commercial Code (or its equivalent in any applicable jurisdiction) and take such other actions that are required in order for the Collateral Agent to continue, following such change, to have a valid, legal and perfected security interest in all the Collateral for the benefit of the Secured Parties.

Notwithstanding anything to the contrary in this Agreement or in the other Loan Documents, the Collateral and Guarantee Requirement and the other provisions of this Section 5.10 and the other Loan Documents with respect to Collateral need not be satisfied with respect to any of the following (collectively, the “Excluded Property”): (i) (x) any leasehold interest in real property and (y) all fee-owned real property owned by any Loan Party in each case, except to the extent perfection can be obtained by filing of financing statements or similar filing under applicable law, or automatically without any additional perfection steps; (ii) motor vehicles and other assets subject to certificates of title (except to the extent perfection can be obtained by filing of financing statements or similar filing under applicable law, or automatically without any additional perfection steps); (iii) letter of credit rights (except to the extent perfection can be obtained by filing of financing statements or similar filing under applicable law, or automatically without any additional perfection steps); (iv) Commercial Tort Claims (as defined in the Uniform Commercial Code) with a value of less than $10,000,000 (except to the extent perfection can be obtained by filing of financing statements or similar filing under applicable law, or automatically without any additional perfection steps); (v) any lease, license, contract or other agreement or any property subject to a purchase money security interest, Capitalized Lease Obligation or similar arrangement permitted by the Loan Documents to the extent that a grant of a security interest therein would violate or invalidate such lease, license or agreement or purchase money arrangement, Capital Lease Obligation or similar arrangement or create a right of termination in favor of any other party thereto (other than a Loan Party) or require the taking of any action that would be materially adverse to any Loan Party, after giving effect to the applicable anti-assignment provisions of the UCC or other applicable law, other than the proceeds and receivables thereof the assignment of which is expressly deemed effective under the UCC or other applicable law notwithstanding such prohibition or restriction; (vi) any U.S. intent-to-use trademark application prior to the filing of a “Statement of Use” or “Amendment to Allege Use” with respect thereto to the extent, if any, that, and solely during the period, if any, in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark application under applicable U.S. federal law; (vii) any governmental licenses or state or local franchises, charters and authorizations, to the extent a security interest in any such license, franchise, charter or authorization is prohibited or restricted thereby after giving effect to the applicable anti-assignment provisions of the UCC or other applicable law, other than the proceeds and receivables thereof the assignment of which is expressly deemed effective under the UCC or other applicable law notwithstanding such prohibition or restriction; (viii) any Equity Interests of Unrestricted Subsidiaries, any Immaterial Subsidiary, joint ventures, special purpose entities, non-Wholly Owned Subsidiaries and any person that is not a Borrower, an Intermediate Holding Company or a Wholly

Owned Subsidiary, any Insurance Subsidiary, and any not-for-profit subsidiaries; provided that this Clause (viii) shall not apply to Equity Interests in Loan Parties; (ix) the extent used exclusively to hold funds in trust for the benefit of third parties (other than a Loan Party), (A) payroll, healthcare and other employee wage and benefit accounts, (B) tax accounts, including, without limitation, sales tax accounts, (C) escrow, defeasance and redemption accounts, (D) fiduciary or trust accounts and (E) in the case of clauses (A) through (D) above, the funds or other property held in or maintained in any such account solely for such purposes; (x) receivables and related assets securing any Qualified Receivables Facility in compliance with Section 6.02(z); (xi) any assets where the grant of a security interest therein is prohibited by law (including restrictions in respect of Margin Stock and financial assistance, fraudulent conveyance, preference, thin capitalization or other similar laws or regulations) or contract permitted hereunder and binding on such property at the time of its acquisition and not entered into in contemplation thereof, or requires governmental or third party consents pursuant to applicable law that have not been obtained, in each case, after giving effect to applicable anti-assignment provisions of the UCC or other applicable law, other than the proceeds and receivables thereof the assignment of which is deemed effective under the UCC or other applicable law notwithstanding such prohibition or restriction or results in material adverse accounting or regulatory consequences as reasonably determined by the Borrower; (xii) Margin Stock; (xiii) any assets where the cost of obtaining a security interest in, or perfection of, such assets (including the cost of all applicable legal fees) exceeds the practical benefit to the Lenders afforded thereby (as reasonably determined by the Borrower in consultation with the Administrative Agent); (xiv) any property (other than Equity Interests) acquired after the Closing Date that is secured by pre-existing Liens permitted by Section 6.02(c) securing pre-existing secured Indebtedness permitted pursuant to Section 6.01(ff) and not incurred in anticipation of the acquisition by the Borrower or applicable Guarantor of such property, to the extent that the granting of a security interest in such property would be prohibited under the terms of such secured Indebtedness after giving effect to the applicable anti-assignment provisions of the UCC or other applicable law, other than the proceeds and receivables thereof the assignment of which is expressly deemed effective under the UCC or other applicable law notwithstanding such prohibition or restriction; (xv) (A) any Equity Interests in any CFC or CFC Holdco that, in each case is a Subsidiary of a U.S. Corporate Holding Company and is not specifically designated by Parent as a Subsidiary Guarantor, in excess of 65% of the outstanding voting Equity Interests (and 100% of any non-voting Equity Interests) in such CFC or CFC Holdco, (B) any assets of a CFC that is a Subsidiary (other than a Subsidiary that is specifically designated by Parent as a Subsidiary Guarantor) of a U.S. Corporate Holding Company, and (C) any property the grant of a security interest in which would result in material adverse tax consequences as reasonably determined by the Borrower in good faith; and (xvi) so long as any IG Notes remain outstanding, Principal Property (as defined in the IG Notes) of Parent or its Restricted Subsidiaries (as defined in the IG Notes) or Equity Interests (as defined in the IG Notes) of any Restricted Subsidiary (as defined in the IG Notes) owned or held by Parent or any other Loan Party.

In addition, subject to the Agreed Guarantee and Security Principles, the Loan Parties will not be required, nor will the Administrative Agent be authorized, (a) in respect of U.S. Loan Parties, (x) to perfect security interests in the Collateral other than by (i) “all asset” filings pursuant to the Uniform Commercial Code in the office of the secretary of state (or similar central filing office) of the relevant state(s); (ii) filings in (A) the United States Patent and Trademark Office with respect to any material U.S. registered and applied for patents and trademarks (other than intent-to-use trademark applications prior to the filing of a “Statement of Use”) and (B) the United States Copyright Office of the Library of Congress with respect to material copyright registrations and applications, including exclusive copyright licenses, in the case of each of (A) and (B), constituting Collateral; (iii) delivery to the Administrative Agent to be held in its possession of all Collateral consisting of (x) certificates representing Equity Interests in the Borrower and Restricted Subsidiaries of Parent which are otherwise required to be pledged under the Loan Documents and (y) intercompany notes and other promissory notes, instruments and tangible chattel paper with a principal amount in excess of $10,000,000 individually or in the aggregate; provided, that no other perfection by “control” will be required and (iv) registration in a Designated Jurisdiction Registry with respect to material foreign Intellectual Property registered in a Designated Foreign Jurisdiction; or (y) to enter into any control agreement, lockbox or similar arrangement with respect to any deposit account, securities account, commodities account or other bank account, or otherwise take or perfect a security interest with control (other than control of pledged equity and pledged debt as required by clause (x) above); (b) to take any action in any jurisdiction that is not a Designated Jurisdiction to create any security interest in assets located or titled outside of a Designated Jurisdiction (including any intellectual property registered in any jurisdiction that is not a Designated Jurisdiction) or to perfect any security interest in such assets or enter into any security agreements or pledge agreements governed by the laws of any jurisdiction that is not a Designated Jurisdiction; or (c) to take any action with respect to perfecting a Lien with respect to letters of credit, letter of credit rights, commercial tort claims with a value of less than an amount equal to $10,000,000, or assets (including vehicles) subject to a certificate of title or similar statute (in each case, other than, with respect to the Loan Parties, the filing of customary “all asset” UCC-1 financing statements or similar filings under applicable law) or to deliver landlord lien waivers, estoppels, bailee letters or collateral access letters.

Notwithstanding anything herein or in any other Loan Document to the contrary, (A) the Administrative Agent may grant extensions of time or waiver or modification of requirement for the creation or perfection of security interests in or the obtaining of insurance with respect to particular assets (including extensions beyond the Closing Date for the perfection of security interests in the assets of the Loan Parties on such date) where it reasonably determines, in consultation with Parent, that perfection or obtaining of such items cannot reasonably be accomplished without undue effort or expense or is otherwise impracticable by the time or times at and/or in the form or manner in which it would otherwise be required by this Agreement or the other Loan Documents, (B) Liens required to be granted from time to time pursuant to, or any other requirements of, the Collateral and Guarantee Requirement and the Security Documents shall be subject to exceptions and limitations set forth in the Security Documents and (C) in the case of Foreign Loan Parties, the provisions of this Section 5.10 and the Collateral and Guarantee Requirement shall in all cases be subject to, and limited by, the Agreed Guarantee and Security Principles.

Section 5.11 Rating. Use commercially reasonable efforts to obtain and to maintain (a) public ratings from any two of Moody’s, S&P and Fitch for the Initial Term Loans and (b) public corporate credit ratings and corporate family ratings from any two of Moody’s, S&P and Fitch in respect of Parent; provided, however, in each case, that the Parent and its Restricted Subsidiaries shall not be required to obtain or maintain any specific rating.

Section 5.12 Restricted and Unrestricted Subsidiaries. Designate any Restricted Subsidiary as an Unrestricted Subsidiary only in accordance with the definition of “Unrestricted Subsidiary” contained herein.

Section 5.13 Segregated Account. In the event that the Acquisition does not occur within 10 Business Days of any Borrowing of Initial Term A Loans in accordance with the terms of Sections 2.01(f) and 4.03, the Borrower shall (x) deposit the net proceeds of such Borrowing into a segregated securities account of the Borrower or another Loan Party with the Administrative Agent and (y) hold such net proceeds in such segregated securities account prior to the consummation of the Acquisition.

Section 5.14 [Reserved].

Section 5.15 Post-Closing. Take all necessary actions to satisfy the items described on Schedule 5.15 within the applicable period of time specified in such Schedule (or such longer period as the Administrative Agent may agree in its sole discretion).

ARTICLE VI

Negative Covenants

The Parent and each Borrower covenants and agrees with each Lender that from the Closing Date until the Termination Date, unless the Required Lenders (or, in the case of Section 6.12, the Required Combined Facility Lenders voting as a single Class) shall otherwise consent in writing, Parent will not, and will not permit any of its Restricted Subsidiaries to:

Section 6.01 Indebtedness. Incur, create, assume or permit to exist any Indebtedness, except:

(a)  Indebtedness (other than as described in Section 6.01(b) and Section 6.01(l) below) existing or committed on the Closing Date (provided, that any such Indebtedness (x) that is owed to any person other than Parent or one or more of its Restricted Subsidiaries, in an aggregate amount in excess of $25,000,000 shall be set forth in Part A of Schedule 6.01 and (y) that is owed to Parent or one or more of its Restricted Subsidiaries in excess of $25,000,000 shall be set forth on Part B of Schedule 6.01) and any Permitted Refinancing Indebtedness incurred to Refinance such Indebtedness; provided that (1) any Indebtedness outstanding pursuant to this clause (a) which is owed by a Loan Party to any Restricted Subsidiary that is not a Loan Party shall be subordinated in right of payment to the same extent required pursuant to Section 6.01(e) and (2) any Permitted Refinancing Indebtedness at any time incurred with respect to any Indebtedness described in this Section 6.01(a) outstanding on the Closing Date (or an issue of Permitted Refinancing Indebtedness incurred in respect thereof or prior to the incurrence of such Permitted Refinancing Indebtedness) that is owing to Parent or a Restricted Subsidiary may only be owed to Parent or its respective Restricted Subsidiary to which the Indebtedness described in clause (y) above outstanding on the Closing Date was owed;

(b)  Indebtedness created hereunder (including pursuant to Section 2.21, Section 2.22 and Section 2.23) and under the other Loan Documents and any Refinancing Notes incurred to Refinance such Indebtedness;

(c)  Indebtedness of Parent or any Restricted Subsidiary pursuant to Hedging Agreements entered into for non-speculative purposes;

(d)  Indebtedness owed to (including obligations in respect of letters of credit or bank guarantees or similar instruments for the benefit of) any person providing workers’ compensation, health, disability or other employee benefits or property, casualty or liability insurance to Parent or any Subsidiary, pursuant to reimbursement or indemnification obligations to such person, in each case in the ordinary course of business or consistent with past practice or industry practices;

(e)  Indebtedness of Parent to any Restricted Subsidiary and of any Restricted Subsidiary to Parent or any other Subsidiary; provided that (i) Indebtedness of any Restricted Subsidiary that is not a Loan Party owing to a Loan Party incurred pursuant to this Section 6.01(e) shall be subject to Section 6.04 and (ii) Indebtedness owed by any Loan Party to any Restricted Subsidiary that is not a Loan Party incurred pursuant to this Section 6.01(e) shall be subordinated in right of payment to the Loan Obligations under this Agreement on terms reasonably satisfactory to the Administrative Agent;

(f)  Indebtedness in respect of performance bonds, bid bonds, appeal bonds, surety bonds and completion guarantees and similar obligations, in each case provided in the ordinary course of business or consistent with past practice or industry practices, including those incurred to secure health, safety and environmental obligations in the ordinary course of business or consistent with past practice or industry practices;

(g)  Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business or other cash management services, in each case incurred in the ordinary course of business;

(h)  (i) Indebtedness incurred in connection with Permitted Business Acquisitions and other Investments permitted hereunder in an unlimited amount if, on a Pro Forma Basis after giving effect to the incurrence of such Indebtedness and the intended use of proceeds thereof, as of the last day of the most recently ended Test Period (assuming in the case of Incremental Revolving Facility Commitments established substantially concurrently with the Indebtedness incurred hereunder, that such Incremental Revolving Facility Commitments are fully borrowed), (i) with respect to amounts secured by a Lien on a pari passu basis with the Initial Term B Loans and the Revolving Facility Loans, the First Lien Secured Net Leverage Ratio is less than or equal to the 2.30 to 1.00, (ii) with respect to amounts secured by a Lien on a junior basis to the Initial Term B Loans and the Revolving Facility Loans, the Secured Net Leverage Ratio is less than or equal to 3.30 to 1.00, and (iii) with respect to amounts that are unsecured or secured by assets not constituting Collateral, either (I) the Total Net Leverage Ratio is less than or equal to either (A) 6.80 to 1.00 or (B) the greater of (x) 6.80 to 1.00 and (y) the Total Net Leverage Ratio immediately prior to giving effect to the incurrence of such Indebtedness or issuance of such Disqualified Stock and the consummation of such Permitted Business Acquisition or other Investment permitted hereunder or (II) the Interest Coverage Ratio is greater than or equal to either (A) 2.00 to 1.00 or (B) the Interest Coverage Ratio immediately prior to immediately prior to giving effect to the incurrence of such Indebtedness or issuance of such Disqualified Stock and the consummation of such Permitted Business Acquisition or other Investment permitted hereunder; provided that any Indebtedness that may be incurred by Restricted Subsidiaries that are not Loan Parties pursuant to this clause (h) shall, together with amounts outstanding under Section 6.01(p), (q) and (v), not exceed the Non-Guarantor Debt Cap; provided, further, that such Indebtedness incurred pursuant to this clause (h) shall be subject to the Applicable Requirements; and (ii) any Permitted Refinancing Indebtedness incurred to Refinance any such Indebtedness;

(i)  (x) Capitalized Lease Obligations, mortgage financings and other Indebtedness incurred by Parent or any Restricted Subsidiary prior to or within 360 days after the acquisition, lease, construction, repair, replacement or improvement of the respective property (real or personal, and whether through the direct purchase of property or the Equity Interest of any person owning such property) permitted under this Agreement in order to finance such acquisition, lease, construction, repair, replacement or improvement, in an aggregate principal amount that immediately after giving effect to the incurrence of such Indebtedness and the use of proceeds thereof, together with the aggregate principal amount of any other Indebtedness outstanding pursuant to this Section 6.01(i), would not exceed the greater of $156,250,000 and 25.0% of LTM EBITDA when incurred, created or assumed, and (y) any Permitted Refinancing Indebtedness in respect thereof;

(j)  (x) Capitalized Lease Obligations and any other Indebtedness incurred by Parent or any Restricted Subsidiary arising from any Permitted Sale Lease-Back Transaction, and (y) any Permitted Refinancing Indebtedness in respect thereof;

(k)  (x) Indebtedness of Parent or any Restricted Subsidiary, in an aggregate principal amount that, immediately after giving effect to the incurrence of such Indebtedness, together with the aggregate principal amount of any other Indebtedness outstanding pursuant to this Section 6.01(k), would not exceed the greater of $312,500,000 and 50% of LTM EBITDA when incurred, created or assumed and (y) any Permitted Refinancing Indebtedness in respect thereof;

(l)    the Outstanding Notes and, in each case, any Permitted Refinancing Indebtedness in respect thereof;

(m)  Guarantees by any Loan Party or any Restricted Subsidiary of any Indebtedness of any Loan Party or any Restricted Subsidiary permitted to be incurred under this Agreement; provided, that Guarantees by any Loan Party under this Section 6.01(m) of any other Indebtedness of a person that is subordinated in right of payment to other Indebtedness of such person shall be expressly subordinated in right of payment to the Loan Obligations to at least the same extent as such underlying Indebtedness is subordinated in right of payment;

(n)  Indebtedness arising from agreements of Parent or any Restricted Subsidiary providing for indemnification, adjustment of purchase or acquisition price or similar obligations (including earn-outs), in each case, incurred or assumed in connection with the Transactions, any Permitted Business Acquisition, other Investments or the disposition of any business, assets or a Restricted Subsidiary not prohibited by this Agreement;

(o)  Indebtedness in respect of letters of credit (including trade letters of credit), bank guarantees, warehouse receipts or similar instruments issued in the ordinary course of business or consistent with past practice or industry practices and not supporting obligations in respect of Indebtedness for borrowed money;

(p)  (i) unlimited Indebtedness if, on a Pro Forma Basis after giving effect to the incurrence of such Indebtedness, and the intended use of proceeds thereof, as of the last day of the most recently ended Test Period, (i) with respect to amounts secured by a Lien on a pari passu basis with the Initial Term B Loans and the Revolving Facility Loans, the First Lien Secured Net Leverage Ratio is less than or equal to the 2.30 to 1.00, (ii) with respect to amounts secured by a Lien on a junior basis to the Initial Term B Loans and the Revolving Facility Loans, the Secured Net Leverage Ratio is less than or equal to 3.30 to 1.00, and (iii) with respect to amounts that are unsecured or secured by assets not constituting Collateral, either (I) the Total Net Leverage Ratio is less than or equal to 6.80 to 1.00 or (II) the Interest Coverage Ratio is greater than or equal to 2.00 to 1.00; provided that any Indebtedness that may be incurred by Restricted Subsidiaries that are not Loan Parties pursuant to this clause (p) shall, together with amounts outstanding under Section 6.01(h), (q) and (v), not exceed the Non-Guarantor Debt Cap; provided, further, that such Indebtedness incurred pursuant to this clause (p) shall be subject to the Applicable Requirements; and (ii) any Permitted Refinancing Indebtedness incurred to Refinance any such Indebtedness;

(q)  (x) Indebtedness of Restricted Subsidiaries that are not Guarantors in an aggregate principal amount outstanding that, immediately after giving effect to the incurrence of such Indebtedness and the use of proceeds thereof, together with the aggregate principal amount of any other Indebtedness outstanding pursuant to this Section 6.01(q), would not, together with amounts outstanding under Section 6.01 (h), (p) and (v), exceed the Non-Guarantor Debt Cap when incurred, created or assumed and (y) any Permitted Refinancing Indebtedness in respect thereof;

(r) Indebtedness incurred in the ordinary course of business in respect of obligations of Parent or any Restricted Subsidiary to pay the deferred purchase price of goods or services or progress payments in connection with such goods and services; provided that such obligations are incurred in connection with open accounts extended by suppliers on customary trade terms in the ordinary course of business and not in connection with the borrowing of money or any Hedging Agreements;

(s) Indebtedness representing deferred compensation to employees, consultants or independent contractors of Parent or any Restricted Subsidiary incurred in the ordinary course of business;

(t) (x) Indebtedness in connection with Qualified Receivables Facility, and (y) any Permitted Refinancing Indebtedness in respect thereof;

(u) obligations in respect of Cash Management Agreements;

(v) (i) Indebtedness secured by Other First Liens or Junior Liens on the Collateral or unsecured in an aggregate principal amount, together with all other Indebtedness outstanding utilizing the Incremental Amount and/or pursuant to this clause (v), not to exceed at the time of incurrence the Incremental Amount available at such time; provided that any Indebtedness that may be incurred by Restricted Subsidiaries that are not Loan Parties pursuant to this clause (v) shall, together with amounts outstanding under Section 6.01(h), (p) and (q), not exceed the Non-Guarantor Debt Cap; provided, further, that (x) such Indebtedness incurred pursuant to this clause (v) shall be subject to the Applicable Requirements and (y) to the extent such Indebtedness is secured, it is not secured by any property or assets other than the Collateral (other than the Collateral Exclusions), and (ii) any Permitted Refinancing Indebtedness incurred to Refinance any such Indebtedness;

(w) Indebtedness of, incurred on behalf of, or representing Guarantees of Indebtedness of, joint ventures subject to compliance with Section 6.04 (other than Section 6.04(r));

(x)  Indebtedness issued by Parent or any Restricted Subsidiary to current or former officers, directors and employees, their respective estates, spouses or former spouses to finance the purchase or redemption of Equity Interests of Parent permitted by Section 6.06;

(y)  Indebtedness consisting of obligations of the Parent or any Restricted Subsidiary under deferred compensation or other similar arrangements incurred by such person in connection with the Transactions and Permitted Business Acquisitions or any other Investment permitted hereunder;

(z)  Indebtedness of Parent or any Restricted Subsidiary to or on behalf of any joint venture (regardless of the form of legal entity) that is not a Restricted Subsidiary arising in the ordinary course of business in connection with the cash management operations (including with respect to intercompany self-insurance arrangements) of Parent and the Subsidiaries;

(aa) Indebtedness consisting of (i) the financing of insurance premiums or (ii) take-or-pay obligations contained in supply arrangements, in each case, in the ordinary course of business;

(bb) (x) Indebtedness of Foreign Subsidiaries, and guarantees thereof by Foreign Subsidiaries, in an aggregate principal amount that, immediately after giving effect to the incurrence of such Indebtedness and the use of proceeds thereof, together with the aggregate principal amount of any other Indebtedness outstanding pursuant to this Section 6.01(bb), would not exceed the greater of $120,000,000 and 20.5% of

LTM EBITDA when incurred, created or assumed and (y) any Permitted Refinancing Indebtedness in respect thereof;

(cc) Guarantees of Indebtedness of directors, officers, employees, agents and advisors of Parent or any of its Restricted Subsidiaries in respect of (i) expenses of such persons in connection with relocations, if the aggregate amount of Indebtedness so Guaranteed, when added to the aggregate amount of unreimbursed payments theretofore made in respect of such Guarantees and the amount of loans and advances then outstanding under Section 6.04(e)(i), shall not at any time exceed the greater of $10,000,000 and 2.0% of LTM EBITDA and (ii) other ordinary course of business purposes;

(dd) letters of credit (whether secured or unsecured) issued on behalf of any Restricted Subsidiary for the benefit of any Insurance Subsidiary in aggregate principal amount outstanding at any time not to exceed the greater of $100,000,000 and 16.0% of LTM EBITDA;

(ee) (i) Indebtedness in an amount equal to the Available Amount and (ii) any Permitted Refinancing Indebtedness in respect thereof;

(ff)  Indebtedness assumed in connection with Permitted Business Acquisitions so long as such Indebtedness is not incurred to finance or in contemplation of any such acquisition;

(gg) (i) Indebtedness incurred in respect of joint ventures in an aggregate principal amount, not to exceed at any time outstanding the greater of $90,000,000 and 14.5% of LTM EBITDA and (ii) Permitted Refinancing Indebtedness in respect thereof;

(hh) Indebtedness in respect of judgements, decrees, attachments or awards that do not constitute an Event of Default under Section 7.01(j);

(ii)  Indebtedness in respect of credit card obligations, netting services, overdraft protections and similar arrangements in each case in connection with deposit accounts in each case in the ordinary course of business;

(jj)  Indebtedness arising pursuant to any transaction permitted by Section 6.03 in the event such transaction becomes subject to a recharacterization as a loan or a transaction creating a security interest or other security device; and

(kk) Indebtedness arising under overdraft facilities in an aggregate amount not to exceed at any time outstanding the greater of $156,250,000 and 25.0% of LTM EBITDA.

For purposes of determining compliance with this Section 6.01 or Section 6.02, the amount of any Indebtedness denominated in any currency other than Dollars shall be calculated based on customary currency exchange rates in effect, in the case of such Indebtedness incurred (in respect of term Indebtedness) or committed (in respect of revolving Indebtedness) on or prior to the Closing Date, on the Closing Date and, in the case of such Indebtedness incurred (in respect of term Indebtedness) or committed (in respect of revolving Indebtedness) after the Closing Date, on the date on which such Indebtedness was incurred (in respect of term Indebtedness) or committed (in respect of revolving Indebtedness); provided that if such Indebtedness is incurred to refinance other Indebtedness denominated in a currency other than Dollars (or in a different currency from the Indebtedness being refinanced), and such refinancing would cause the applicable Dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such Dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed (i) the outstanding or committed principal amount, as applicable, of such Indebtedness being refinanced plus (ii) the aggregate amount of fees, underwriting discounts, premiums (including tender premiums), defeasance costs and other costs and expenses incurred in connection with such refinancing.

Further, for purposes of determining compliance with this Section 6.01, (A) Indebtedness need not be permitted solely by reference to one category of permitted Indebtedness (or any portion thereof) described in Sections 6.01(a) through (kk) but may be permitted in part under any relevant combination thereof (and subject to compliance, where relevant, with Section 6.02), and (B) in the event that an item of Indebtedness (or any portion thereof) meets the criteria of one or more of the categories of permitted Indebtedness (or any portion thereof) described in Sections 6.01(a) through (kk), the Parent may, in its sole discretion, classify or divide such item of Indebtedness (or any portion thereof) in any manner that complies with this Section 6.01 and will be entitled to only include the amount and type of such item of Indebtedness (or any portion thereof) in one of the above clauses (or any portion thereof) and such item of Indebtedness (or any portion thereof) shall be treated as having been incurred or existing pursuant to only such clause or clauses (or any portion thereof); provided that all Indebtedness outstanding under this Agreement shall at all times be deemed to have been incurred pursuant to clause (b) of this Section 6.01. In addition, with respect to any Indebtedness that was permitted to be incurred hereunder on the date of such incurrence, any Increased Amount of such Indebtedness shall also be permitted hereunder after the date of such incurrence.

This Agreement will not treat (1) unsecured Indebtedness as subordinated or junior in right of payment to secured Indebtedness merely because it is unsecured or (2) senior Indebtedness as subordinated or junior in right of payment to any other senior Indebtedness merely because it has a junior priority with respect to the same collateral.

Section 6.02 Liens. Create, incur, assume or permit to exist any Lien on any property or assets (including stock or other securities of any person) of Parent or any Restricted Subsidiary now owned or hereafter acquired by it or on any income or revenues or rights in respect of any thereof, except the following (collectively, “Permitted Liens”):

(a)  Liens on property or assets of Parent and the Restricted Subsidiaries existing on the Closing Date and, to the extent securing Indebtedness in an aggregate principal amount in excess of $25,000,000, set forth on Schedule 6.02(a) and any modifications, replacements, renewals or extensions thereof; provided that such Liens shall secure only those obligations that they secure on the Closing Date (and any Permitted Refinancing Indebtedness in respect of such obligations permitted by Section 6.01) and shall not subsequently apply to any other property or assets of Parent or any Restricted Subsidiary other than (A) after-acquired property that is affixed or incorporated into the property covered by such Lien and (B) proceeds and products thereof;

(b)  any Lien created under the Loan Documents (including Liens created under the Security Documents securing obligations in respect of Secured Hedge Agreements and Secured Cash Management Agreements);

(c)  any Lien on any property or asset of Parent or any Restricted Subsidiary securing Indebtedness or Permitted Refinancing Indebtedness permitted by Section 6.01(ff); provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such person becoming a Restricted Subsidiary, as the case may be, and (ii) such Lien does not apply to any other property or assets of Parent or any of the Restricted Subsidiaries not securing such Indebtedness at the date of the acquisition of such property or asset and accessions and additions thereto and proceeds and products thereof (other than accessions thereto and proceeds thereof so acquired or any after-acquired property of such person becoming a Restricted Subsidiary (but not of Parent or any other Loan Party, including any Loan Party into which such acquired entity is merged) required to be subjected to such Lien pursuant to the terms of such Indebtedness (and refinancings thereof));

(d)  Liens for Taxes, assessments or other governmental charges or levies not yet delinquent by more than 30 days or that are being contested in good faith in compliance with Section 5.03 or that would or for which the failure to pay would not reasonably be expected to result in a Material Adverse Effect;

(e)  Liens imposed by law, constituting landlord’s, carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, supplier’s, construction or other like Liens, securing obligations that are not overdue by more than 30 days or that are being contested in good faith by appropriate proceedings and in respect of which, if applicable, Parent or any Restricted Subsidiary shall have set aside on its books reserves in accordance with GAAP;

(f)  (i) pledges and deposits and other Liens made in the ordinary course of business in compliance with the Federal Employers Liability Act or any other workers’ compensation, unemployment insurance and other social security laws or regulations and deposits securing liability to insurance carriers under insurance or self-insurance arrangements in respect of such obligations and (ii) pledges and deposits and other Liens securing liability for reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefit of) insurance carriers providing property, casualty or liability insurance to Parent or any Restricted Subsidiary;

(g)  deposits and other Liens to secure the performance of bids, trade contracts (other than for Indebtedness), leases (other than Capitalized Lease Obligations), statutory obligations, surety and appeal bonds, performance and return of money bonds, bids, leases, government contracts, trade contracts, agreements with utilities, and other obligations of a like nature (including letters of credit in lieu of any such bonds or to support the issuance thereof), in each case to the extent such deposits and other Liens are incurred in the ordinary course of business, including those incurred to secure health, safety and environmental obligations in the ordinary course of business;

(h)  zoning, land use and building restrictions, regulations and ordinances, easements, survey exceptions, minor encroachments by and on the Real Property, railroad trackage rights, sidings and spur tracks, leases (other than Capitalized Lease Obligations), subleases, licenses, special assessments, rights-of-way, covenants, conditions, restrictions and declarations on or with respect to the use of Real Property, reservations, restrictions and leases of or with respect to oil, gas, mineral, riparian and water rights and water usage, servicing agreements, development agreements, site plan agreements and other similar encumbrances incurred in the ordinary course of business and title defects or irregularities that are of a minor nature and that, in the aggregate, do not interfere in any material respect with the ordinary conduct of the business of Parent or any Restricted Subsidiary;

(i)  Liens securing Indebtedness permitted by Section 6.01(i); provided, that such Liens do not apply to any property or assets of Parent or any Restricted Subsidiary other than the property or assets acquired, leased, constructed, replaced, repaired or improved with such Indebtedness (or the Indebtedness Refinanced thereby), and accessions and additions thereto, proceeds and products thereof, customary security deposits and related property; provided, further, that individual financings provided by one lender may be cross-collateralized to other financings provided by such lender (and its Affiliates) (it being understood that with respect to any Liens on the Collateral being incurred under this clause (i) to secure Permitted Refinancing Indebtedness, if Liens on the Collateral securing the Indebtedness being Refinanced

(if any) were Junior Liens, then any Liens on such Collateral being incurred under this clause (i) to secure Permitted Refinancing Indebtedness shall also be Junior Liens);

(j)  Liens arising out of any Permitted Sale Lease-Back Transaction;

(k)  Liens securing judgments that do not constitute an Event of Default under Section 7.01(j);

(l)  any interest or title of a ground lessor or any other lessor, sublessor or licensor under any ground leases or any other leases, subleases or licenses entered into by Parent or any Restricted Subsidiary in the ordinary course of business, and all Liens suffered or created by any such ground lessor or any other lessor, sublessor or licensor (or any predecessor in interest) with respect to any such interest or title in the real property which is subject thereof;

(m)  Liens that are contractual rights of set-off (i) relating to the establishment of depository relations with banks and other financial institutions not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposits, sweep accounts, reserve accounts or similar accounts of Parent or any Restricted Subsidiary to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of Parent or any Restricted Subsidiary, including with respect to credit card charge-backs and similar obligations, or (iii) relating to purchase orders and other agreements entered into with customers, suppliers or service providers of Parent or any Restricted Subsidiary in the ordinary course of business;

(n)  Liens (i) arising solely by virtue of any statutory or common law provision relating to banker’s liens, rights of set-off or similar rights, (ii) attaching to commodity trading accounts or other commodity brokerage accounts incurred in the ordinary course of business, (iii) encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to brokerage accounts incurred in the ordinary course of business and not for speculative purposes, (iv) in respect of Third Party Funds or (v) in favor of credit card companies pursuant to agreements therewith;

(o)  Liens securing obligations in respect of letters of credit, bank guarantees, warehouse receipts or similar obligations permitted under Section 6.01(f) or (o) and incurred in the ordinary course of business or consistent with past practice or industry practices and not supporting obligations in respect of Indebtedness for borrowed money;

(p)  leases or subleases, and licenses or sublicenses (including with respect to any fixtures, furnishings, equipment, vehicles or other personal property, or Intellectual Property), granted to others in the ordinary course of business not interfering in any material respect with the business of Parent and its Restricted Subsidiaries, taken as a whole;

(q)  Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(r)  Liens solely on any cash earnest money deposits made by Parent or any of the Restricted Subsidiaries in connection with any letter of intent or purchase agreement in respect of any Investment permitted hereunder;

(s)  Liens with respect to property or assets of any Restricted Subsidiary that is not a Loan Party securing obligations of a Restricted Subsidiary that is not a Loan Party permitted under Section 6.01;

(t)   Liens on any amounts held by a trustee under any indenture or other debt agreement issued in escrow pursuant to customary escrow arrangements pending the release thereof, or under any indenture or other debt agreement pursuant to customary discharge, redemption or defeasance provisions;

(u)  the prior rights of consignees and their lenders under consignment arrangements entered into in the ordinary course of business;

(v)  agreements to subordinate any interest of Parent or any Restricted Subsidiary in any accounts receivable or other proceeds arising from inventory consigned by Parent or any Restricted Subsidiary pursuant to an agreement entered into in the ordinary course of business;

(w)   Liens arising as a result of the re-characterization as a loan and as a Lien of any transaction permitted pursuant to Section 6.03, including any Liens arising from precautionary Uniform Commercial Code financing statements regarding operating leases or other obligations not constituting Indebtedness;

(x)  Liens (i) on Equity Interests in joint ventures that are not Restricted Subsidiaries (A) securing obligations of such joint venture or (B) pursuant to the relevant joint venture agreement or arrangement and (ii) on Equity Interests in Unrestricted Subsidiaries;

(y)  Liens on securities that are the subject of repurchase agreements constituting Permitted Investments under clause (c) of the definition thereof;

(z)  Liens in respect of Qualified Receivables Facility;

(aa)  Liens securing insurance premiums financing arrangements; provided that such Liens are limited to the applicable unearned insurance premiums;

(bb)  in the case of Real Property that constitutes a leasehold interest, any Lien to which the fee simple or freehold interest (or any superior leasehold interest) is subject;

(cc)  Liens securing Indebtedness or other obligations (i) of Parent or a Restricted Subsidiary in favor of any Loan Party and (ii) of any Restricted Subsidiary that is not a Guarantor in favor of any Restricted Subsidiary that is not a Guarantor;

(dd)  Liens on cash or Permitted Investments securing Hedging Agreements in the ordinary course of business submitted for clearing in accordance with applicable Requirements of Law;

(ee)  Liens on goods or inventory the purchase, shipment or storage price of which is financed by a documentary letter of credit or bank guarantee issued or created for the account of Parent or any Restricted Subsidiary in the ordinary course of business; provided, that such Lien secures only the obligations of Parent or such Restricted Subsidiaries in respect of such letter of credit, bank guarantee or banker’s acceptance to the extent permitted under Section 6.01;

(ff)   Subordination, non-disturbance and/or attornment agreements with any ground lessor, lessor or any mortgagor of any of the foregoing, with respect to any ground lease or other lease or sublease entered into by Parent or any Restricted Subsidiary;

(gg)  Liens securing Indebtedness permitted by Section 6.01(b), (h), (p) or (v) and guarantees thereof permitted by Section 6.01(m);

(hh)   Liens arising out of conditional sale, title retention or similar arrangements for the sale or purchase of goods by Parent or any of the Restricted Subsidiaries in the ordinary course of business;

(ii)  Liens on property or other assets at the time Parent or a Restricted Subsidiary acquired the property, including any acquisition by means of a merger or consolidation with or into Parent or any of its Restricted Subsidiaries; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition and (ii) such Lien does not apply to any other property or assets of Parent or any of its Restricted Subsidiaries;

(jj)  Liens with respect to property or assets of Parent or any Restricted Subsidiary securing (x) obligations in an aggregate outstanding principal amount that, together with the aggregate principal amount of other obligations that are secured pursuant to this clause (jj), immediately after giving effect to the incurrence of such Liens, would not exceed the greater of $312,000,000 and 50% of LTM EBITDA when incurred, created or assumed and (y) Permitted Refinancing Indebtedness incurred to Refinance obligations secured pursuant to the preceding clause (x);

(kk)   in the case of (A) any subsidiary of Parent that is not a Wholly Owned Subsidiary or (B) the Equity Interests in any person that is not a subsidiary of Parent, any encumbrance or restriction, including any put and call arrangements, related to Equity Interests in such subsidiary or such other person set forth in the organization documents of such subsidiary or such other person or any related joint venture, shareholders’ or similar agreement;

(ll)  Liens to secure Indebtedness permitted under Section 6.01(bb) and (dd); and

(mm) Liens, pledges or deposits made in the ordinary course of business to secure liability to insurance carriers.

For purposes of determining compliance with this Section 6.02, (A) a Lien securing an item of Indebtedness need not be permitted solely by reference to one category of permitted Liens (or any portion thereof) described in Sections 6.02(a) through (mm) but may be permitted in part under any combination thereof and (B) in the event that a Lien securing an item of Indebtedness (or any portion thereof) meets the criteria of one or more of the categories of permitted Liens (or any portion thereof) described in Sections 6.02(a) through (mm), Parent may, in its sole discretion, classify or divide such Lien securing such item of Indebtedness (or any portion thereof) in any manner that complies with this Section 6.02 and will be entitled to only include the amount and type of such Lien or such item of Indebtedness secured by such Lien (or any portion thereof) in one of the above clauses and such Lien securing such item of Indebtedness (or portion thereof) will be treated as being incurred or existing pursuant to only such clause or clauses (or any portion thereof).

Section 6.03 Limitations on Dispositions and other Transfers of Material Intellectual Property. In the case of Parent and the other Loan Parties, Dispose (including pursuant to an Investment) of any Material Intellectual Property that is owned by, or exclusively licensed to, Parent or any Loan Party to any Unrestricted Subsidiary.

Section 6.04 Investments, Loans and Advances. (i) Purchase or acquire (including pursuant to any merger with a person that is not a Wholly Owned Subsidiary immediately prior to such merger) any Equity Interests, evidences of Indebtedness or other securities of any other person, (ii) make any loans or advances to or Guarantees of the Indebtedness of any other person, (iii) purchase or otherwise acquire, in one transaction or a series of related transactions, (x) all or substantially all of the property and assets or business of another person or (y) assets constituting a business unit, line of business or division of such person, or (iv) acquire an Exclusive License (each of the foregoing, an “Investment”), except:

(a)  Investments to effect the Transactions or the Permitted Reorganization;

(b)  Investments by Parent or any Restricted Subsidiary in Parent or any Restricted Subsidiary;

(c)  Permitted Investments and Investments that were Permitted Investments when made;

(d)  Investments arising out of the receipt by Parent or any Restricted Subsidiary of non-cash consideration for the Disposition of assets permitted under Section 6.05;

(e)  loans and advances to officers, directors, employees or consultants of Parent or any Restricted Subsidiary (i) in the ordinary course of business in an aggregate outstanding amount (valued at the time of the making thereof, and without giving effect to any write-downs or write-offs thereof) not to exceed the greater of $53,125,000 and 8.5% of LTM EBITDA, (ii) in respect of payroll payments and expenses in the ordinary course of business and Investments made pursuant to employment and severance arrangements of officers and employees in the ordinary course of business and transactions pursuant to stock option plans and employee benefit plans and arrangements in the ordinary course of business and (iii) non-cash loans in connection with such person’s purchase of Equity Interests of Parent;

(f)  accounts receivable, security deposits and prepayments arising and trade credit granted in the ordinary course of business and any assets or securities received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss and any prepayments and other credits to suppliers made in the ordinary course of business;

(g)  Hedging Agreements entered into for non-speculative purposes;

(h)  Investments existing on, or contractually committed as of, the Closing Date and, to the extent involving aggregate consideration in excess of $25,000,000, as set forth on Schedule 6.04 and any extensions, renewals, replacements or reinvestments thereof, so long as the aggregate amount of all Investments pursuant to this clause (h) is not increased at any time above the amount of such Investment existing or committed on the Closing Date (other than pursuant to an increase as required by the terms of any such Investment as in existence on the Closing Date or as otherwise permitted by this Section 6.04);

(i)  Investments resulting from pledges and deposits under Sections 6.02(f), (g), (n), (q), (r), (dd) and (ii);

(j)  Investments by Parent or any Restricted Subsidiary in an aggregate outstanding amount (valued at the time of the making thereof, and without giving effect to any write-downs or write-offs thereof) not to exceed the sum of (X) the greater of $375,000,000 and 60% of LTM EBITDA when made, plus (Y) so long as no Event of Default under Section 7.01(b), (c), (h) or (i) shall have occurred and be continuing, any portion of the Available Amount; provided that, if any Investment pursuant to this Section 6.04(j) is made in any person that was not a Restricted Subsidiary on the date on which such Investment was made but becomes a Restricted Subsidiary thereafter, then such Investment may, at the option of Parent, upon such person becoming a Restricted Subsidiary and so long as such person remains a Restricted Subsidiary, be deemed to have been made pursuant to Section 6.04(b) (to the extent permitted by the provisions thereof) and not in reliance on this Section 6.04(j);

(k)  Investments constituting Permitted Business Acquisitions;

(l)  Investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with or judgments against, customers and suppliers, in each case in the ordinary course of business or Investments acquired by Parent or a Restricted Subsidiary as a result of a foreclosure by Parent or any of the Restricted Subsidiaries with respect to any secured Investments or other transfer of title with respect to any secured Investment in default;

(m)  Investments of a Restricted Subsidiary (including Exclusive Licenses) acquired after the Closing Date or of a person merged into Parent or merged into or consolidated with a Restricted Subsidiary after the Closing Date, in each case, (i) to the extent such acquisition, merger, amalgamation or consolidation is permitted under this Section 6.04, (ii) in the case of any acquisition, merger, amalgamation or consolidation, in accordance with Section 6.05 and (iii) to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger, amalgamation or consolidation and were in existence on the date of such acquisition, merger, amalgamation or consolidation;

(n)  acquisitions by Parent of obligations of one or more officers or other employees of Parent or its Restricted Subsidiaries in connection with such officer’s or employee’s acquisition of Equity Interests of Parent, so long as no cash is actually advanced by Parent or any of the Restricted Subsidiaries to such officers or employees in connection with the acquisition of any such obligations;

(o)  Guarantees by Parent or any Restricted Subsidiary of operating leases (other than Capitalized Lease Obligations) or of other obligations that do not constitute Indebtedness of the kind described in clauses (b), (e), (f), (g), (h), (i), (j) or (k) of the definition thereof, in each case entered into by Parent or any Restricted Subsidiary in the ordinary course of business;

(p)  Investments to the extent that payment for such Investments is made with Qualified Equity Interests of Parent; provided that the issuance of such Equity Interests are not included in any determination of the Available Amount;

(q)  Investments in the ordinary course of business consisting of Uniform Commercial Code Article 3 endorsements for collection or deposit and Uniform Commercial Code Article 4 customary trade arrangements with customers;

(r)  any customary upfront milestone, marketing or other funding payment consistent with past and/or industry practice to another person in connection with obtaining a right to receive royalty or other payments in the future;

(s)  advances in the form of a prepayment of expenses, so long as such expenses are being paid in accordance with customary trade terms of Parent or such Restricted Subsidiary;

(t)  Investments by Parent and the Restricted Subsidiaries, if Parent or any Restricted Subsidiary would otherwise be permitted to make a Restricted Payment under Section 6.06(g) in such amount (provided that the amount of any such Investment shall also be deemed to be a Restricted Payment under Section 6.06(g) for all purposes of this Agreement);

(u)  any Investment in a special purpose vehicle or a Restricted Subsidiary that is a special purpose vehicle in any other Person in connection with a Qualified Receivables Facility, including Investments of funds held in accounts permitted or required by the arrangements governing such Qualified Receivables Facility or any related Indebtedness;

(v)  subject to Section 6.03, Investments consisting of the licensing or contribution of Intellectual Property pursuant to joint marketing or other similar arrangements with other persons;

(w)  to the extent constituting Investments, purchases and acquisitions of inventory, supplies, materials and equipment or purchases of contract rights or licenses or leases of Intellectual Property in each case in the ordinary course of business;

(x)  Exclusive Licenses from Parent or a Restricted Subsidiary to Parent or another Restricted Subsidiary of rights to a drug or other pharmaceutical products, diagnostics, delivery technologies, medical devices or biotechnology businesses; provided that such drug or other pharmaceutical products, diagnostics, delivery technologies, medical devices or biotechnology businesses was not acquired by such Restricted Subsidiary in an acquisition prohibited by Section 6.03 or Section 6.05;

(y)  any Investment in fixed income or other assets by any Restricted Subsidiary that is a so-called “captive” insurance company or insurance “cell” (each, an “Insurance Subsidiary”) consistent with customary practices of portfolio management;

(z)  any Investment in Insurance Subsidiaries (including to the extent constituting letters of credit permitted under Section 6.01(dd));

(aa)   Investments in joint ventures and acquisitions of Equity Interests that would constitute Permitted Business Acquisitions but for the fact that persons in which such Equity Interests are acquired do not become Wholly Owned Subsidiaries of Parent; provided that the sum of the aggregate amount of such Investments, plus the aggregate consideration paid in all such acquisitions, made under this clause (aa) after the Closing Date shall not exceed the greater of $130,000,000 and 20.5% of LTM EBITDA at any time outstanding;

(bb)   Investments, so long as, at the time any such Investment is made and immediately after giving effect thereto, (x) no Default or Event of Default shall have occurred and is continuing and (y) the Total Net Leverage Ratio on a Pro Forma Basis is not greater than 4.80 to 1.00;

(cc)   Investments in Unrestricted Subsidiaries in an aggregate amount, taken together with all other Investments made pursuant to this clause (cc) that are at that time outstanding, not to exceed at any time outstanding the greater of $90,000,000 and 14.5% of LTM EBITDA (calculated at the time of determination);

(dd)  Investments in Persons engaged in a Similar Business, in an aggregate amount, taken together with all other Investments made pursuant to this clause (dd), not to exceed at any time outstanding the greater of $278,125,000 and 44.5% of LTM EBITDA (calculated at the time of determination); and

(ee)  Investments arising out of transactions permitted under (i) Section 6.01, (ii) Section 6.02, (iii) Section 6.03, (iv) Section 6.05 (other than Sections 6.05(e)(i)(1)), or (v) Section 6.06 (other than Section 6.06(p)(i)); and

(ff)   Investments that are made in an amount equal to the amount of Excluded Contributions.

For purposes of determining compliance with this Section 6.04, (A) an Investment need not be permitted solely by reference to one category of permitted Investments (or any portion thereof) described in Sections 6.04(a) through (ff) but may be permitted in part under any relevant combination thereof and (B) in the event that an Investment (or any portion thereof) meets the criteria of one or more of the categories of permitted Investments (or any portion thereof) described in Sections 6.04(a) through (ff), the Parent may, in its sole discretion, classify or divide such Investment (or any portion thereof) in any manner that complies with this Section 6.04 and will be entitled to only include the amount and type of such Investment (or any portion thereof) in one or more (as relevant) of the above clauses (or any portion thereof) and such Investment (or any portion thereof) shall be treated as having been made or existing pursuant to only such clause or clauses (or any portion thereof); provided, that all Investments described in Schedule 6.04 shall be deemed outstanding under Section 6.04(b) or Section 6.04(h), as applicable.

Any Investment in any person other than a Loan Party that is otherwise permitted by this Section 6.04 may be made through intermediate Investments in Restricted Subsidiaries that are not Loan Parties and such intermediate Investments shall be disregarded for purposes of determining the outstanding amount of Investments pursuant to any clause set forth above.

For purposes of determining compliance with this Section 6.04, the value of Investments in “Exclusive Licenses” shall be limited to the aggregate cash paid by the Parent or any Restricted Subsidiary on or prior to the consummation of an Exclusive License (and which, for the avoidance of doubt, shall not include any purchase price adjustment, licensing payment, royalty, earnout, Milestone Payment, contingent payment, back-end payment or any other deferred payment or any payments related to profit sharing). Subject to the immediately following sentence, the amount of any non-cash Investments will be the fair market value thereof at the time made, and the amount of any cash Investment will be the original cost thereof. To the extent any Investment in any Person is made in compliance with this Section 6.04 in reliance on a category that is subject to a Dollar-denominated restriction on the making of Investments and, subsequently, such Person returns to the Borrower or any Restricted Subsidiary all or any portion of such Investment (in the form of a dividend, distribution, interest, payment, return of capital, repayment, liquidation or otherwise but excluding intercompany Indebtedness), to the extent such returns do not increase the Available Amount, such return shall be deemed to be credited to the Dollar-denominated category against which the Investment is then charged (but in any event not in an amount that would result in the aggregate Dollar amount able to be invested in reliance on such category to exceed such Dollar-denominated restriction). To the extent the category subject to a Dollar-denominated restriction is subject to a restriction based on the greater of a Dollar amount and an amount based on a percentage of LTM EBITDA which, at the date of determination, produces a numerical restriction that is greater than such Dollar amount, then such Dollar equivalent shall be deemed to be substituted in lieu of the corresponding Dollar amount in the foregoing sentence for purposes of determining such credit.

Section 6.05 Mergers, Consolidations and Sales of Assets. (i) Merge into, amalgamate with or consolidate with any other person, or permit any other person to merge into, amalgamate with or consolidate with it, or (ii) Dispose of (in one transaction or in a series of related transactions) all or any part of its assets (whether now owned or hereafter acquired) or Dispose of any Equity Interests of any Restricted Subsidiary, collectively with respect to this clause (ii) in excess of (a) the greater of $30,000,000 and 5.0% of LTM EBITDA, except that this Section 6.05 shall not prohibit:

(a)  (i) the purchase and Disposition of inventory in the ordinary course of business by Parent or any Restricted Subsidiary, (ii) the acquisition or lease (pursuant to an operating lease) of any other asset in the ordinary course of business by Parent or any Restricted Subsidiary or, with respect to operating leases, otherwise for Fair Market Value on market terms (as determined in good faith by Parent), (iii) the Disposition of surplus, obsolete, damaged or worn out equipment or other property in the ordinary course of business by Parent or any Restricted Subsidiary or (iv) the Disposition of Permitted Investments in the ordinary course of business;

(b)  if at the time thereof and immediately after giving effect thereto no Event of Default shall have occurred and be continuing or would result therefrom, (i) the merger, amalgamation or consolidation of any Restricted Subsidiary with or into the Parent or another Borrower in a transaction in which the Parent or such other Borrower is the survivor, (ii) the merger, amalgamation or consolidation of any Restricted Subsidiary (other than a Borrower) with or into any Guarantor in a transaction in which the surviving or resulting entity is or becomes a Guarantor and, in the case of each of clauses (i) and (ii), no person other than a Borrower or a Guarantor receives any consideration (unless otherwise permitted by Section 6.04), (iii) the merger, amalgamation or consolidation of any Restricted Subsidiary that is not a Borrower or a Guarantor with or into any other Restricted Subsidiary that is not a Borrower or a Guarantor, (iv) the liquidation or dissolution or change in form of entity of any Restricted Subsidiary (other than a Borrower) if (x) Parent determines in good faith that such liquidation, dissolution or change in form is in the best interests of Parent and is not materially disadvantageous to the Lenders and (y) the same meets the requirements contained in the proviso to Section 5.01(a), (v) any Restricted Subsidiary (other than a Borrower) may merge, amalgamate or consolidate with any other person in order to effect an Investment permitted pursuant to Section 6.04 so long as the continuing or surviving person shall be a Restricted Subsidiary (unless otherwise permitted by Section 6.04 (other than Section 6.04(m)(ii))), which shall be a Loan Party if the merging, amalgamating or consolidating Restricted Subsidiary was a Loan Party and which together with each of its Restricted Subsidiaries shall have complied with any applicable requirements of Section 5.10 or (vi) any Restricted Subsidiary (other than a Borrower) may merge, amalgamate or consolidate with any other person in order to effect an Asset Sale otherwise permitted pursuant to this Section 6.05;

(c)  Dispositions to Parent or a Restricted Subsidiary; provided that any Dispositions by a Loan Party to a Restricted Subsidiary that is not a Loan Party in reliance on this clause (c) shall be made in compliance with Section 6.04;

(d)  Dispositions of any property subject to a Permitted Sale Lease-Back Transaction;

(e)  (i) (1) Investments permitted by Section 6.04 (other than Section 6.04(m)(ii) and (ee)(iv)), (2) Permitted Liens, and (3) Restricted Payments permitted by Section 6.06 (other than Section 6.06(p)(ii)) and (ii) the Transactions to the extent otherwise prohibited by this Section 6.05;

(f)  the discount or sale, in each case without recourse and in the ordinary course of business, of past due receivables arising in the ordinary course of business, but only in connection with the compromise or collection thereof consistent with customary industry practice (and not as part of any bulk sale or financing of receivables);

(g)  Dispositions of assets; provided that (i) the Net Proceeds thereof, if any, are applied in accordance with Section 2.11(b) to the extent required thereby, (ii) any such Dispositions shall comply with the final sentence of this Section 6.05 and (iii) no Borrower may dispose of all or substantially all of the assets of such Borrower and its Restricted Subsidiaries taken as a whole pursuant to this clause (g) unless the surviving entity is an entity organized or existing under the laws of the United States and expressly assumes all obligations of the relevant Borrower under the Loan Documents;

(h)  a merger, dissolution, liquidation, consolidation or Disposition, the purpose of which is to effect a Disposition permitted pursuant to Section 6.05; provided that, following any such merger, consolidation or amalgamation involving a Borrower, such Borrower is the surviving entity or the requirements of Section 6.05(n) are otherwise complied with;

(i)  leases, licenses or subleases or sublicenses of any real or personal property in the ordinary course of business;

(j)  Dispositions of inventory or Dispositions or abandonment of Intellectual Property of Parent and its Restricted Subsidiaries determined in good faith by the management of Parent to be no longer economically practicable to maintain or useful or necessary in the operation of the business of Parent or any of the Restricted Subsidiaries;

(k)  Dispositions of Permitted Non-Core Asset Sales;

(l)  sales, transfers, dispositions and discounts of accounts receivable in connection with a Qualified Receivables Facility or the compromise, settlement or collection thereof in the ordinary course of business, including dispositions of accounts receivable in factoring or similar transactions on a non-recourse basis, other than limited recourse customary in such transactions;

(m)  any exchange or swap of assets (other than cash and Permitted Investments) for other assets (other than cash and Permitted Investments) of comparable or greater value or usefulness to the business of Parent and the Restricted Subsidiaries as a whole, determined in good faith by the management of Parent; provided that any cash or Permitted Investments received shall constitute Net Proceeds;

(n)  if at the time thereof and immediately after giving effect thereto no Event of Default shall have occurred and be continuing or would result therefrom, any Restricted Subsidiary or any other person may be merged, amalgamated or consolidated with or into Parent or another Borrower; provided that (A) Parent or such other Borrower shall be the surviving entity or (B) if the surviving entity is not Parent or such other Borrower (such other person, the “Successor Borrower”), (1) the Successor Borrower shall be an entity organized or existing under the laws of the United States of America (including its States and the District of Columbia), (2) the Successor Borrower shall expressly assume all the obligations of Parent or the other applicable Borrower under this Agreement and the other Loan Documents pursuant to a supplement hereto or thereto in form reasonably satisfactory to the Administrative Agent, (3) each Guarantor, unless it is the other party to such merger, amalgamation or consolidation, shall have by a supplement to the Guarantee Agreement, as applicable, confirmed that its guarantee thereunder shall apply to any Successor Borrower’s obligations under this Agreement, (4) each Guarantor, unless it is the other party to such merger, amalgamation or consolidation, shall have by a supplement to any applicable Security Document affirmed that its obligations thereunder shall apply to its guarantee as reaffirmed pursuant to clause (3), (5) unless the Borrower is the surviving person, the Administrative Agent shall have received all documentation and other information about the Successor Borrower to the extent reasonably requested in writing that any Lender, Issuing Bank or the Administrative Agent shall have reasonably determined is required by regulatory authorities under applicable “know your customer,” sanctions and anti-money laundering rules and regulations, including without limitation, the Patriot Act and the Beneficial Ownership Regulation; and (6) the Successor Borrower shall have delivered to the Administrative Agent (x) a certificate of a Responsible Officer stating that such merger, amalgamation or consolidation does not violate this Agreement or any other Loan Document and (y) if requested by the Administrative Agent, an opinion of counsel covering such matters as are contemplated by the Collateral and Guarantee Requirement to be covered in opinions of counsel (it being understood that if the foregoing are satisfied, the Successor Borrower will succeed to, and be substituted for, the relevant Borrower under this Agreement); and

(o)  the Permitted Reorganization.

Notwithstanding anything to the contrary contained in this Section 6.05, no Disposition of assets under Section 6.05(g) shall in each case be permitted unless (i) such Disposition is for Fair Market Value, and (ii) at least 75% of the proceeds of such Disposition (on a cumulative basis with all other Dispositions) (except to Parent and its Restricted Subsidiaries) consist of cash or Permitted Investments; provided that the provisions of this clause (ii) shall not apply to any individual transaction or series of related transactions involving assets with a Fair Market Value of less than the greater of $25,000,000 and 5.0% of LTM EBITDA; provided, further, that for purposes of this clause (ii), each of the following shall be deemed to be cash: (a) the amount of any liabilities (as shown on Parent’s or such Restricted Subsidiary’s most recent balance sheet or in the notes thereto) that are assumed by the transferee of any such assets or are otherwise cancelled in connection with such transaction, (b) any notes or other obligations or other securities or assets received by Parent or such Restricted Subsidiary from the transferee that are converted or capable of being converted by Parent or such Restricted Subsidiary into cash within 180 days after receipt thereof and (c) any Designated Non-Cash Consideration received by Parent or any of its Restricted Subsidiaries in such Disposition or any series of related Dispositions, having an aggregate Fair Market Value not to exceed, in the aggregate, the greater of $187,500,000 and 30.0% of LTM EBITDA when received (with the Fair Market Value of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value).

Section 6.06    Restricted Payments. (i) Declare or pay any dividend or make any other distribution (by reduction of capital or otherwise), whether in cash, property, securities or a combination thereof, with respect to any of its Equity Interests (other than dividends and distributions on Equity Interests payable solely by the issuance of Qualified Equity Interests of the person declaring, paying or making such dividends or distributions), (ii) directly or indirectly redeem, purchase, retire or otherwise acquire for value (or permit any Restricted Subsidiary to purchase or acquire) any of Parent’s Equity Interests or set aside any amount for any such purpose (other than through the issuance of Qualified Equity Interests) or (iii) make any Junior Debt Restricted Payment, (all of the foregoing, “Restricted Payments”); provided, however, that:

(a)    Restricted Payments may be made to Parent or any Restricted Subsidiary (provided that Restricted Payments made by a non-Wholly Owned Subsidiary to Parent or any Restricted Subsidiary that is a direct or indirect parent of such Restricted Subsidiary must be made on a pro rata basis (or more favorable basis from the perspective of Parent or such Restricted Subsidiary) based on its ownership interests in such non-Wholly Owned Subsidiary);

(b)    Restricted Payments may be made by Parent to purchase or redeem the Equity Interests of Parent (including related stock appreciation rights or similar securities) held by then present or former directors, consultants, officers or employees of Parent or any of the Restricted Subsidiaries or by any Plan or any shareholders’ agreement then in effect; provided that the aggregate amount of such purchases or redemptions under this clause (b) shall not exceed in any fiscal year the greater of $25,000,000 and 4.0% of LTM EBITDA, which, if not used in any year, may be carried forward to any subsequent calendar year, plus (x) the amount of net proceeds contributed to Parent that were received by Parent during such calendar year from sales of Qualified Equity Interests of Parent to directors, consultants, officers or employees of Parent or any Restricted Subsidiary in connection with permitted employee compensation and incentive arrangements; provided, that such proceeds are not included in any determination of the Available Amount and (y) the amount of net proceeds of any key-man life insurance policies received during such calendar year, which, if not used in any year, may be carried forward to any subsequent calendar year); and provided, further, that cancellation of Indebtedness owing to Parent or any Restricted Subsidiary from members of management of Parent or its Restricted Subsidiaries in connection with a repurchase of Equity Interests of Parent will not be deemed to constitute a Restricted Payment for purposes of this Section 6.06;

(c)  any person may make non-cash repurchases of Equity Interests deemed to occur upon exercise or settlement of stock options or other Equity Interests if such Equity Interests represent a portion of the exercise price of or withholding obligation with respect to such options or other Equity Interests;

(d)  so long as, at the time any such Restricted Payment is made and immediately after giving effect thereto no Event of Default under Section 7.01(b), (c), (h) or (i) shall have occurred and is continuing, Restricted Payments may be made in an aggregate amount equal to a portion of the Available Amount; provided that solely with respect to Restricted Payments made with amounts under clause (a)(y) of the definition of “Available Amount”, at the time any such Restricted Payments is made and immediately after giving effect thereto, the Total Net Leverage Ratio on a Pro Forma Basis is not greater than 4.80 to 1.00;

(e)  Restricted Payments may be made in connection with the Permitted Reorganization;

(f)  Restricted Payments may be made to make payments, in cash, in lieu of the issuance of fractional shares, upon the exercise of warrants or upon the conversion or exchange of Equity Interests of any such person;

(g)  Restricted Payments may be made in an aggregate amount not to exceed the greater of $203,125,000 and 32.5% of LTM EBITDA when made;

(h)  Restricted Payments, so long as, at the time any such Restricted Payment is made and immediately after giving effect thereto, (x) no Default or Event of Default shall have occurred and is continuing and (y) the Total Net Leverage Ratio on a Pro Forma Basis is not greater than 4.30 to 1.00;

(i)  Junior Debt Restricted Payments, so long as, at the time any such Restricted Payment is made and immediately after giving effect thereto, (x) no Default or Event of Default shall have occurred and is continuing and (y) the Total Net Leverage Ratio on a Pro Forma Basis is not greater than 4.30 to 1.00;

(j)  any person may exercise any call or similar rights to purchase Equity Interests of Parent pursuant to customary Hedging Agreements entered into contemporaneously and otherwise in connection with the issuance of convertible or exchangeable debt securities;

(k)  Junior Debt Restricted Payments may be made in an aggregate amount not to exceed the greater of $130,000,000 and 20.5% of LTM EBITDA when made; and

(l)  the declaration and payment of dividends or distributions by Parent, or the making of loans to, its direct parent company or any indirect parent of Parent, in amounts sufficient for any direct or indirect parent company of Parent to pay:

(A)  for any taxable period (or portion thereof) ending after the Closing Date for which Parent and/or any of its Subsidiaries is a member of a consolidated, combined or similar income tax, corporation tax, value added tax or similar tax group for U.S. federal and/or applicable state, local or non-U.S. tax purposes (a “Tax Group”) of which a direct or indirect parent of Parent is the common parent or representative member, to pay such consolidated, combined or similar income Tax, corporation Tax, value added Tax or similar Taxes, as applicable, of such Tax Group that are attributable to the taxable income (or, in the case of value added Tax, taxable supplies) of Parent and/or such Subsidiaries; provided, that (a) with respect to each such taxable period (or portion thereof), the aggregate amount of such payments made in respect of such Taxes shall not exceed the amount of such Taxes that Parent and/or such Subsidiaries would have been required to pay in respect of such taxable period (or portion thereof) had Parent and/or such Subsidiaries been a stand-alone taxpayer or Tax Group, as applicable, for all relevant taxable periods and (b) the permitted payment pursuant to this clause (A) attributable to the taxable income or taxable supplies, as applicable, of Unrestricted Subsidiaries for such taxable period (or portion thereof) shall be limited to the amount actually paid by Unrestricted Subsidiaries to any Loan Party for such purpose;

(B)  without duplication of clause (A) above, Parent may make Restricted Payments to any of its direct or indirect parents the proceeds of which shall be used to pay franchise and similar Taxes, and other fees and expenses, required to maintain the corporate existence of any direct or indirect parent of Parent;

(m)  Restricted Payments that are made in an amount equal to the amount of Excluded Contributions;

(n)  the declaration and payment of Restricted Payments of up to the greater of 7.0% per annum of the market capitalization of Parent and 7.0% per annum of the net proceeds received by or contributed to Parent in or from Public Offerings, in each case, other than any public sale constituting an Excluded Contribution;

(o)  so long as, at the time any such Junior Debt Restricted Payments is made and immediately after giving effect thereto (x) no Event of Default under Section 7.01(b), (c), (h) or (i) shall have occurred and is continuing, Junior Debt Restricted Payments may be made in an aggregate amount equal to a portion of the Available Amount; provided that solely with respect to Junior Debt Restricted Payments made with amounts under clause (a)(y) of the definition of “Available Amount”, at the time any such Junior Debt Restricted Payments is made and immediately after giving effect thereto, the Total Net Leverage Ratio on a Pro Forma Basis is not greater than 4.80 to 1.00;

(p)   to the extent constituting Restricted Payments, the Parent and its Restricted Subsidiaries may enter into transactions permitted by (i) Section 6.04 (other than Section 6.04(ee)(v)) or (ii) Section 6.05 (other than Section 6.05(e)(i)(3)); and

(q)    repurchases of Equity Interests of Parent or any direct or indirect parent of Parent to fund the payment of withholding or similar Taxes that are payable by any future, present or former employee, director, manager or consultant (or any spouse, former spouse, successor, executor, administrator, heir, legatee or distributee of any of the foregoing) in connection with the exercise of stock options.

Notwithstanding anything herein to the contrary, the foregoing provisions of Section 6.06 will not prohibit the payment of any Restricted Payment or the consummation of any redemption, purchase, defeasance or other payment within 60 days after the date of declaration thereof or the giving of notice, as applicable, if at the date of declaration or the giving of such notice such payment would have complied with the provisions of this Section 6.06 (it being understood that such Restricted Payment shall be deemed to have been made on the date of declaration or notice for purposes of such provision).

Section 6.07 Transactions with Affiliates. (ii) Sell or transfer any property or assets to, or purchase or acquire any property or assets from, or otherwise engage in any other transaction with, any of its Affiliates (other than Parent, and the Restricted Subsidiaries or any person that becomes a Restricted Subsidiary as a result of such transaction) in a transaction (or series of related transactions) involving aggregate payments or consideration in excess of $30,000,000 unless such transaction is (i) otherwise permitted (or required) under this Agreement; or (ii) upon terms that are substantially no less favorable to Parent or such Restricted Subsidiary, as applicable, than would be obtained in a comparable arm’s-length transaction with a person that is not an Affiliate and, with respect to any such transaction involving aggregate payments or consideration in excess of $60,000,000, as determined by the Board of Directors of Parent in good faith.

(b)   The foregoing clause (a) shall not prohibit, to the extent otherwise permitted under this Agreement,

(i)   any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, equity purchase agreements, stock options and stock ownership plans approved by the Board of Directors of Parent,

(ii)   transactions permitted under Section 6.05,

(iii)  transactions among Parent or any Restricted Subsidiary or any entity that becomes a Restricted Subsidiary as a result of such transaction (including via merger, consolidation or amalgamation in which Parent or a Restricted Subsidiary is the surviving entity),

(iv)  the payment of fees, reasonable out-of-pocket costs and indemnities to directors, officers, consultants and employees of Parent and the Restricted Subsidiaries in the ordinary course of business,

(v)   the Transactions (including the payment of all fees, expenses, bonuses and awards relating thereto) and any transactions pursuant to the Transaction Documents and permitted transactions, agreements and arrangements in existence on the Closing Date and, to the extent involving aggregate consideration in excess of $25,000,000, set forth on Schedule 6.07 or any amendment thereto or replacement thereof or similar arrangement to the extent such amendment, replacement or arrangement is not adverse to the Lenders when taken as a whole in any material respect (as determined by Parent in good faith),

(vi)   (A) any employment agreements entered into by Parent or any of the Restricted Subsidiaries in the ordinary course of business, (B) any subscription agreement or similar agreement pertaining to the repurchase of Equity Interests pursuant to put/call rights or similar rights with employees, officers or directors, and (C) any employee compensation, benefit plan or arrangement, any health, disability or similar insurance plan which covers employees, and any reasonable employment contract and transactions pursuant thereto,

(vii)   Restricted Payments permitted under Section 6.06 and Investments permitted under Section 6.04,

(viii)  transactions for the purchase or sale of goods, equipment, products, parts and services entered into in the ordinary course of business,

(ix)    any transaction in respect of which Parent or any of its Restricted Subsidiaries, as the case may be, delivers to the Administrative Agent from an accounting, appraisal or investment banking firm or valuation firm, in each case of nationally recognized standing that is in the good faith determination of Parent qualified to render such letter, which letter states that (i) such transaction is on terms that are substantially no less favorable to Parent or such Restricted

Subsidiary, as applicable, than would be obtained in a comparable arm’s-length transaction with a person that is not an Affiliate or (ii) such transaction is fair to Parent or such Restricted Subsidiary, as applicable, from a financial point of view,

(x)    transactions with joint ventures for the purchase or sale of goods, equipment, products, parts and services entered into in the ordinary course of business,

(xi)   transactions pursuant to any Qualified Receivables Facility,

(xii)  transactions between Parent or any of the Restricted Subsidiaries and any person, a director of which is also a director of Parent; provided, however, that (A) such director abstains from voting as a director of Parent on any matter involving such other person and (B) such person is not an Affiliate of Parent for any reason other than such director’s acting in such capacity,

(xiii) transactions permitted by, and complying with, the provisions of Section 6.05 (other than Section 6.05(m)),

(xiv) intercompany transactions undertaken in good faith (as certified by a Responsible Officer of Parent) for the purpose of improving the consolidated Tax efficiency of Parent and the Restricted Subsidiaries and not for the purpose of circumventing any covenant set forth herein; provided that no Loan Party shall become an Excluded Subsidiary as a result of such transaction,

(xv)  payments, loans (or cancellation of loans) or advances to employees or consultants that are (i) approved by a majority of the Disinterested Directors of Parent in good faith, (ii) made in compliance with applicable law and (iii) otherwise permitted under this Agreement,

(xvi) transactions with customers, clients or suppliers, or purchasers or sellers of goods or services, in each case in the ordinary course of business that are fair to Parent or the Restricted Subsidiaries;

(xvii)   transactions approved by a majority of the disinterested members of the Disinterested Directors of Parent.

Section 6.08   Business of Parent and the Restricted Subsidiaries; Etc. Notwithstanding any other provisions hereof, engage at any time to any material respect in any business or business activity substantially different from any business or business activity conducted by any of them on the Closing Date or any Similar Business, and in the case of a Receivables Entity, Qualified Receivables Facility and related activities.

Section 6.09   Restrictions on Restricted Subsidiary Distributions and Negative Pledge Clauses. Permit Parent or any Restricted Subsidiary to enter into any agreement or instrument that by its terms restricts (A) the payment of dividends or other distributions or the making of cash advances to Parent or any Restricted Subsidiary that is a direct or indirect parent of such Restricted Subsidiary or (B) the granting of Liens by Parent or any Guarantor pursuant to the Security Documents, in each case other than those arising under any Loan Document, except, in each case, restrictions existing by reason of:

(a)  restrictions imposed by applicable law;

(b)  contractual encumbrances or restrictions in effect on the Closing Date under Indebtedness existing on the Closing Date and set forth on Schedule 6.01 or contained in any Indebtedness outstanding pursuant to Section 6.01(z), or any agreements related to any Permitted Refinancing Indebtedness in respect of any such Indebtedness that does not materially expand the scope of any such encumbrance or restriction (as determined in good faith by Parent);

(c)  any restriction on a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of the Equity Interests or assets of a Restricted Subsidiary pending the closing of such sale or disposition;

(d)  customary provisions in joint venture agreements and other similar agreements applicable to joint ventures entered into in the ordinary course of business;

(e)  any restrictions imposed by any agreement relating to secured Indebtedness permitted by this Agreement to the extent that such restrictions apply only to the specific property or assets securing such Indebtedness;

(f)  any restrictions imposed by any agreement relating to Indebtedness incurred pursuant to Section 6.01 or Permitted Refinancing Indebtedness in respect thereof, to the extent such restrictions are not materially more restrictive, taken as a whole, than the restrictions contained in this Agreement (in each case, as determined in good faith by Parent);

(g)  customary provisions contained in leases or licenses of Intellectual Property and other similar agreements entered into in the ordinary course of business;

(h)  customary provisions restricting subletting or assignment of any lease governing a leasehold interest;

(i)  customary provisions restricting assignment, mortgaging or hypothecation of any agreement entered into in the ordinary course of business;

(j)  customary restrictions and conditions contained in any agreement relating to the sale, transfer, lease or other disposition of any asset permitted under Section 6.05 pending the consummation of such sale, transfer, lease or other disposition;

(k)  Permitted Liens and customary restrictions and conditions contained in the document relating thereto, so long as (1) such restrictions or conditions relate only to the specific asset subject to such Lien and (2) such restrictions and conditions are not created for the purpose of avoiding the restrictions imposed by this Section 6.09;

(l)  customary net worth provisions contained in Real Property leases entered into by Restricted Subsidiaries, so long as Parent has determined in good faith that such net worth provisions would not reasonably be expected to impair the ability of Parent and its Restricted Subsidiaries to meet their ongoing obligations;

(m)   any agreement in effect at the time such subsidiary becomes a Restricted Subsidiary, so long as such agreement was not entered into in contemplation of such person becoming a Restricted Subsidiary;

(n)  restrictions in agreements representing Indebtedness permitted under Section 6.01 of a Restricted Subsidiary that is not a Guarantor that apply only to such Restricted Subsidiary and its Subsidiaries that are not Guarantors;

(o)  customary restrictions contained in leases, subleases, licenses or Equity Interests or asset sale agreements otherwise permitted hereby as long as such restrictions relate to the Equity Interests and assets subject thereto;

(p)  restrictions on cash or other deposits imposed by customers under contracts entered into in the ordinary course of business;

(q)  restrictions contained in any Permitted Receivables Facility Documents with respect to any Receivables Entity;

(r)   [reserved];

(s)  any encumbrances or restrictions of the type referred to in clause (A) above imposed by any other instrument or agreement entered into after the Closing Date that contains encumbrances and restrictions that, as determined by Parent in good faith, will not materially adversely affect Parents ability to make payments on the Loans; and

(t)  any encumbrances or restrictions of the type referred to in clause (i) or (ii) above imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of or similar arrangements to the contracts, instruments or obligations referred to in clauses (a) through (s) above; provided, that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements, refinancings or similar arrangements are, in the good faith judgment of Parent, no more restrictive with respect to such dividend and other payment restrictions than those contained in the dividend or other payment restrictions as contemplated by such provisions prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement, refinancing or similar arrangement.

Section 6.10   [Reserved].

Section 6.11   Fiscal Quarter and/or Fiscal Year. In the case of Parent, permit any change to its fiscal quarter and/or fiscal year; provided that Parent and its Restricted Subsidiaries may change their fiscal quarter and/or fiscal year end one or more times, subject to such adjustments to this Agreement as Parent and Administrative Agent shall reasonably agree are necessary or appropriate in connection with such change (and the parties hereto hereby authorize Parent and the Administrative Agent to make any such amendments to this Agreement as they jointly deem necessary to give effect to the foregoing).

Section 6.12   Financial Covenants.

(a)  Without the written consent of the Required Combined Facility Lenders, with respect to the Revolving Facility and the Term A Facility only, permit the First Lien Secured Net Leverage Ratio as of the last day of any Test Period (beginning with the end of the first full fiscal quarter after the Closing Date) to exceed 3.00 to 1.00; provided that, the Borrower may, by written notice to the Administrative Agent for distribution to the Lenders, elect to increase the maximum First Lien Secured Net Leverage Ratio to 3.25 to 1.00 for the fiscal quarter in which a Material Acquisition occurs and the three (3) following fiscal quarters thereafter; provided further, that such an increase shall only be permitted three times during the term of this Agreement.

(b)  Without the written consent of the Required Combined Facility Lenders, with respect to the Revolving Facility and Term A Facility only, permit the Interest Coverage Ratio as of the last day of any Test Period (beginning with the end of the first full fiscal quarter after the Closing Date) to be less than 3.00 to 1.00.

ARTICLE VII

Events of Default

Section 7.01   Events of Default. In case of the happening of any of the following events (each, an “Event of Default”):

(a)  any representation or warranty made or deemed made by Parent or any Guarantor herein or in any other Loan Document or any certificate or document delivered pursuant hereto or thereto shall prove to have been false or misleading in any material respect when so made or deemed made;

(b)  default shall be made in the payment of any principal of any Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise, and in the currency required hereunder;

(c)  default shall be made in the payment of any interest on any Loan or in the payment of any Fee or any other amount (other than an amount referred to in clause (b) above) due under any Loan Document, when and as the same shall become due and payable, and in the currency required hereunder and such default shall continue unremedied for a period of five (5) Business Days;

(d)  default shall be made in the due observance or performance by Parent of any covenant, condition or agreement contained in Section 5.01(a) (solely with respect to Parent or any Borrower’s existence), 5.05(a) or 5.08 or in Article VI; provided that the failure to observe or perform any Financial Covenant shall not in and of itself constitute an Event of Default with respect to the Initial Term B Facility unless the Required Combined Facility Lenders have accelerated any Revolving Facility Loans and Initial Term A Loans then outstanding as a result of such breach and such declaration has not been rescinded on or before the date on which the Term B Lenders declare an Event of Default in connection therewith;

(e)  default shall be made in the due observance or performance by Parent or any of the Guarantors of any covenant, condition or agreement contained in any Loan Document (other than those specified in clauses (b), (c) and (d) above) and such default shall continue unremedied for a period of 30 days after notice thereof from the Administrative Agent to Parent;

(f)  (i) any event or condition occurs that (A) results in any Material Indebtedness becoming due prior to its scheduled maturity or (B) enables or permits (with all applicable grace periods having expired) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any such Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity, in each case without such Material Indebtedness having been discharged, or any such event of or condition having been cured promptly; provided that any breach of any Financial Covenant giving rise to an event described in clause (B) above shall not, by itself, constitute an Event of Default under the Initial Term B Facility unless the Required Combined Facility Lenders have accelerated any Revolving Facility Loans and Initial Term A Loans then outstanding as a result of such breach and such declaration has not been rescinded on or before the date on which the Term B Lenders declare an Event of Default in connection therewith; or (ii) Parent or any Material Subsidiary (or a group of Restricted Subsidiaries that together would constitute a Material Subsidiary) shall fail to pay the principal of any of their Material Indebtedness at the stated final maturity thereof; provided, that this clause (f) shall not apply to any secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness if (x) such sale or transfer is permitted hereunder and under the documents providing for such Indebtedness and (y) repayments are made as required by the terms of the respective Indebtedness;

(g)  there shall have occurred a Change of Control;

(h)  an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of Parent or any of the Material Subsidiaries, or of a substantial part of the property or assets of Parent or any Material Subsidiary, under the Bankruptcy Code, or any other federal, state or foreign bankruptcy, insolvency, receivership or any other Debtor Relief Law, (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator, examiner, liquidator or similar official for Parent or any of the Material Subsidiaries or for a substantial part of the property or assets of Parent or any of the Material Subsidiaries or (iii) the winding-up, liquidation, reorganization, dissolution, compromise, arrangement or other relief of Parent or any Material Subsidiary (except in a transaction permitted hereunder); and such proceeding or petition shall continue undismissed for sixty (60) days or an order or decree approving or ordering any of the foregoing shall be entered;

(i)  Parent or any Material Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking relief under the Bankruptcy Code, as now constituted or hereafter amended, or any other federal, state or foreign bankruptcy, insolvency, receivership or any other Debtor Relief Law, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in clause (h) above, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator, examiner, liquidator or similar official for Parent or any of the Material Subsidiaries or for a substantial part of the property or assets of Parent or any Material Subsidiary, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) become unable or fail generally to pay its debts as they become due;

(j)  the failure by Parent or any Material Subsidiary (or a group of Restricted Subsidiaries that together would constitute a Material Subsidiary) to pay one or more final judgments aggregating in excess of the greater of $93,750,000 and 15% of LTM EBITDA, which judgments are not discharged or effectively waived or stayed for a period of sixty (60) consecutive days, or any action shall be legally taken by a judgment creditor to attach or levy upon assets or properties of Parent or any Material Subsidiary (or a group of Restricted Subsidiaries that together would constitute a Material Subsidiary) to enforce any such judgment;

(k)  (i) an ERISA Event shall have occurred, (ii) the PBGC shall institute proceedings (including giving notice of intent thereof) to terminate any Plan or Plans, or (iii) Parent or any Material Subsidiary (or a group of Restricted Subsidiaries that together would constitute a Material Subsidiary) or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is insolvent or is being terminated, within the meaning of Title IV of ERISA; and in each case in clauses (i) through (iii) above, such event or condition, together with all other such events or conditions, if any, would reasonably be expected to have a Material Adverse Effect; or

(l)  (i) any Loan Document shall for any reason be asserted in writing by Parent or any Guarantor not to be a legal, valid and binding obligation of any party thereto, (ii) any security interest purported to be created by any Security Document and to extend to assets that constitute a material portion of the Collateral shall cease to be, or shall be asserted in writing by Parent or any other Loan Party not to be, a valid and perfected security interest (perfected as or having the priority required by this Agreement or the relevant Security Document and subject to such limitations and restrictions as are set forth herein and therein) in the securities, assets or properties covered thereby, except to the extent that any such loss of perfection or priority results from the limitations of foreign laws, rules and regulations as they apply to pledges of Equity Interests in Foreign Subsidiaries that are organized outside of the jurisdictions of organization of the Loan Parties or the application thereof or from the Collateral Agent no longer having possession of certificates actually delivered to it representing securities pledged under the Security Documents, or (iii) a material portion of the Guarantees pursuant to the Loan Documents by the Guarantors guaranteeing the Obligations, shall cease to be in full force and effect (other than in accordance with the terms thereof), or shall be asserted in writing by Parent or any Guarantor not to be in effect or not to be legal, valid and binding obligations (other than in accordance with the terms thereof), provided that no Event of Default shall occur under this Section 7.01(l) if the Loan Parties cooperate with the Collateral Agent to replace or perfect such security interest and Lien, such security interest and Lien is promptly replaced or perfected (as needed) and the rights, powers and privileges of the Secured Parties are not materially adversely affected by such replacement, then, and in every such event (other than an event with respect to Parent or any Borrower described in clause (h) or (i) above), and at any time thereafter during the continuance of such event, the Administrative Agent, at the request of the Required Lenders (or in the case of a termination of the Revolving Facility Commitments pursuant to clause (i) below, the Required Revolving Facility Lenders or, in the case of a failure to observe or perform any Financial Covenant, unless the Required Combined Facility Lenders have accelerated any Revolving Facility Loans and Initial Term A Loans then outstanding as a result of such breach and such declaration has not been rescinded on or before the date on which the Term B Lenders declare an Event of Default in connection therewith, the Required Combined Facility Lenders), shall, by notice to Parent, take any or all of the following actions, at the same or different times: (i) terminate forthwith the Commitments, (ii) declare the Loans then outstanding to be forthwith due and payable in whole or in part (in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), whereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of Parent accrued hereunder and under any other Loan Document, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by Parent, anything contained herein or in any other Loan Document to the contrary notwithstanding and (iii) if the Loans have been declared due and payable pursuant to clause (ii) above, demand Cash Collateral pursuant to Section 2.05(k); and in any event with respect to Parent or any Borrower described in clause (h) or (i) above, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of Parent accrued hereunder and under any other Loan Document, shall automatically become due and payable and the Administrative Agent shall be deemed to have made a demand for Cash Collateral to the full extent permitted under Section 2.05(k), without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by Parent, anything contained herein or in any other Loan Document to the contrary notwithstanding.

Without limiting the foregoing, upon the occurrence of an Event of Default if and for so long as the same is continuing, the Administrative Agent and the Collateral Agent may exercise on behalf of itself, the Lenders and the other Secured Parties all rights and remedies available to it, the Lenders and the other Secured Parties under the Loan Documents and applicable law.

Section 7.02   Reserved.

Section 7.03   Application of Proceeds. Any proceeds of Collateral received by the Administrative Agent (whether as a result of any realization on the Collateral, any setoff rights, any distribution in connection with any proceedings or other action of any Loan Party in respect of Debtor Relief Laws or otherwise and whether received in cash or otherwise) (i) not constituting (A) a specific payment of principal, interest, fees or other sum payable under the Loan Documents (which shall be applied on a pro rata basis among the relevant Lenders under the Class of Loans being prepaid as specified by the Parent) or (B) a mandatory prepayment (which shall be applied in accordance with Section 2.11) or (ii) after an Event of Default has occurred and is continuing and the Administrative Agent so elects or the Required Lenders so direct, and after the exercise of remedies pursuant to Section 7.01, all payments in respect of the Obligation shall be applied, subject to the provisions of any applicable Acceptable Intercreditor Agreement, first, to pay any fees, indemnities, expense reimbursements and other amounts then due to the Administrative Agent and the Collateral Agent, in their capacities as such, second, to pay any fees, indemnities or expense reimbursements then due to the Lenders and the Issuing Banks from the Borrowers ratably among the applicable Lenders and Issuing Banks, third, to pay interest (including post-petition interest, whether or not an allowed claim in any claim or proceeding under any Debtor Relief Laws) then due and payable on the Loans and unreimbursed L/C Disbursements ratably among the Lenders and the Issuing Banks, and fourth, to repay principal on the Loans and unreimbursed L/C Disbursements, to Cash Collateralize all outstanding Letters of Credit, any other amounts owing with respect to Secured Cash Management Agreements and Secured Hedge Agreements, and any other Obligations ratably among the applicable Secured Parties; provided that amounts which are applied to Cash Collateralize outstanding Letters of Credit that remain available after expiry of the applicable Letter of Credit shall be applied in the manner set forth herein. Notwithstanding the foregoing, Obligations arising under Secured Cash Management Agreements and Secured Hedge Agreements shall be excluded from the application described above if the Administrative Agent has not received written notice thereof, together with such supporting documentation as the Administrative Agent may reasonably request, from the applicable Cash Management Bank or Hedge Bank, as the case may be. Each Cash Management Bank or Hedge Bank not a party to this Agreement that has given the notice contemplated by the preceding sentence shall, by such notice, be deemed to have acknowledged and accepted the appointment of the Collateral Agent pursuant to the Security Documents pursuant to the terms of Article VIII hereof for itself and its Affiliates as if it were a “Lender” party hereto.

ARTICLE VIII

The Agents

Section 8.01   Appointment.

(a)  Each Lender (in its capacities as a Lender and each Swing Line Lender and on behalf of itself and its Affiliates as potential counterparties to Secured Cash Management Agreements and Secured Hedge Agreements) and each Issuing Bank (in such capacities and on behalf of itself and its Affiliates as potential counterparties to Secured Cash Management Agreements and Secured Hedge Agreements) hereby irrevocably designates and appoints the Administrative Agent and the Collateral Agent as the agent of such Lender under this Agreement and the other Loan Documents and each such Lender irrevocably authorizes the Administrative Agent and the Collateral Agent t, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent or to the Collateral Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent and the Collateral Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent or the Collateral Agent. The provisions of this Article (other than the final paragraph of Section 8.12 hereof) are solely for the benefit of the Administrative Agent, the Collateral Agent the Lenders and the Issuing Banks, and neither the Parent nor any other Loan Party shall have any rights as a third-party beneficiary of any such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent or the Collateral Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

(b)  The Administrative Agent, each Lender (in its capacities as a Lender and each Swing Line Lender and on behalf of itself and its Affiliates as potential counterparties to Secured Cash Management Agreements or Secured Hedge Agreements) and each Issuing Bank (in such capacities and on behalf of itself and its Affiliates as potential counterparties to Secured Cash Management Agreements and Secured Hedge Agreements) hereby appoints and authorizes the Collateral Agent to act as the agent, security trustee and collateral agent (including as representative (vertegenwoordiger/représentant) in accordance with (i) Article 5 of the Belgian Act of 15 December 2004 on financial collateral arrangements and several tax provisions in relation to security collateral arrangements and loans of financial instruments, and (ii) Article 3 of Book III, Title XVII of the Belgian Civil Code) of the Administrative Agent, such Lender and Issuing Bank for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Obligations, and exercising such powers and performing such duties as are expressly delegated to the Collateral Agent under the Loan Documents, together with such powers and discretion as are reasonably incidental thereto. In furtherance of the foregoing, the Administrative Agent and the Collateral Agent are authorized to enter into the Security Documents on behalf of the Secured Parties and to take such actions which may be necessary to create, perfect and maintain perfected the security interest in and Liens upon the Collateral granted pursuant to the Security Documents for the benefit of the Secured Parties.

Section 8.02   Delegation of Duties. Any Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by such Agent. Such Agent and any such sub-agent, may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article VIII shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and the Collateral Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Agent. No Agent shall be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that such Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.

Section 8.03   Exculpatory Provisions. None of the Agents, Joint Bookrunners or Arrangers, or their respective Affiliates or any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (a) liable for any action lawfully taken or omitted to be taken by it or such person under or in connection with this Agreement or any other Loan Document (except to the extent that any of the foregoing are found by a final and non-appealable decision of a court of competent jurisdiction to have resulted from its or such person’s own gross negligence or willful misconduct) or (b) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Loan Party or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by any Agent, Joint Bookrunner or Arranger under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of any Loan Party a party thereto to perform its obligations hereunder or thereunder. No Agent, Joint Bookrunner or Arranger shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party. No Agent, Joint Bookrunner or Arranger shall have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, (a) no Agent, Joint Bookrunner or Arranger shall be subject to any fiduciary or other implied duties, regardless of whether a Default or Event of Default has occurred and is continuing, (b) no Agent, Joint Bookrunner or Arranger shall have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by the Loan Documents that the respective Agent is required to exercise in writing as directed by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents); provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Laws or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Laws, (c) no Agent, Joint Bookrunner or Arranger shall have any duty or responsibility to disclose, and no Agent, Joint Bookrunner or Arranger shall be liable for the failure to disclose, to any Lender or any Issuing Bank any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Loan Parties or any of their Affiliates that is communicated to, obtained or in the possession of, any Agent, Joint Bookrunner, any Arranger or any of their Related Parties in any capacity, except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent herein and (d) no Agent, Joint Bookrunner or Arranger shall be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 7.01 and 9.08) or (ii) in the absence of its own gross negligence or willful misconduct, as determined by a court of competent jurisdiction by a final and nonappealable judgment. Neither Agent shall be deemed to have knowledge of any Default or Event of Default unless and until written notice describing such Default or Event of Default is given to such Agent in accordance with Section 8.05. No Agent shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default or Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Security Documents, (v) the value or the sufficiency of any Collateral, or (vi) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent. The Administrative Agent shall not be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions hereof relating to Disqualified Lenders. Without limiting the generality of the foregoing, the Administrative Agent shall not (x) be obligated to ascertain, monitor or inquire as to whether any Lender or Participant or prospective Lender or Participant is a Disqualified Lender or (y) have any liability with respect to or arising out of any assignment or participation of Loans and/or Commitments, or disclosure of confidential information, to any Disqualified Lender.

Section 8.04   Reliance by Agents. Each Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) or conversation believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper person. Each Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to any Credit Event, that by its terms must be fulfilled to the satisfaction of a Lender or any Issuing Bank, each Agent may presume that such condition is satisfactory to such Lender or Issuing Bank unless such Agent shall have received notice to the contrary from such Lender or Issuing Bank prior to such Credit Event. Each Agent may consult with legal counsel (including counsel to the Parent), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts. Each Agent shall treat the Lender specified in the Register with respect to any amount owing hereunder as the owner thereof for all purposes. Each Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders (or, if so specified by this Agreement, all or other Lenders) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. Each Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Lenders (or, if so specified by this Agreement, all or other Lenders), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans.

Section 8.05   Notice of Default. Neither Agent shall be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless such Agent has received written notice from a Lender or the Parent referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “Notice of Default.” In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders (or, if so specified by this Agreement, all or other Lenders); provided, that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

Section 8.06   Non-Reliance on Agents, Joint Bookrunners, the Syndication Agent, the Co-Documentation Agents, Arrangers and Other Lenders. Each Lender and Issuing Bank expressly acknowledges that none of the Agents (nor any of their respective Related Parties), Joint Bookrunners, the Syndication Agent, the Co-Documentation Agents nor Arrangers has made any representation or warranty to it, and that no act by any Agent, Joint Bookrunner, the Syndication Agent, the Co-Documentation Agents or Arranger hereafter taken, including any consent to, and acceptance of any assignment or review of the affairs of any Loan Party of any Affiliate thereof, shall be deemed to constitute any representation or warranty by such Agent, Joint Bookrunner, the Syndication Agent, the Co-Documentation Agents or Arranger to any Lender or each Issuing Bank as to any matter, including whether any Agent, Joint Bookrunner, the Syndication Agent, the Co-Documentation Agents or Arranger has disclosed material information in their (or their Related Parties’) possession. Each Lender and each Issuing Bank represents to the Agents, Joint Bookrunners, the Syndication Agent, the Co-Documentation Agents and Arrangers that it has, independently and without reliance upon the Agents, the Joint Bookrunners, the Syndication Agent, the Co-Documentation Agents, the Arrangers, any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis of, appraisal of, and investigation into, the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties and their Restricted Subsidiaries, and all applicable bank or other regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrowers hereunder. Each Lender and each Issuing Bank also acknowledges that it will, independently and without reliance upon the Agents, the Joint Bookrunners, the Syndication Agent, the Co-Documentation Agents, the Arrangers, any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties. Each Lender and each Issuing Bank represents and warrants that (i) the Loan Documents set forth the terms of a commercial lending facility and (ii) it is engaged in making, acquiring or holding commercial loans in the ordinary course and is entering into this Agreement as a Lender or Issuing Bank for the purpose of making, acquiring or holding commercial loans and providing other facilities set forth herein as may be applicable to such Lender or Issuing Bank, and not for the purpose of purchasing, acquiring or holding any other type of financial instrument, and each Lender and each Issuing Bank agrees not to assert a claim in contravention of the foregoing. Each Lender and each Issuing Bank represents and warrants that it is sophisticated with respect to decisions to make, acquire and/or hold commercial loans and to provide other facilities set forth herein, as may be applicable to such Lender or such Issuing Bank, and either it, or the person exercising discretion in making its decision to make, acquire and/or hold such commercial loans or to provide such other facilities, is experienced in making, acquiring or holding such commercial loans or providing such other facilities.

Section 8.07   [Reserved].

Section 8.08  Agent in Its Individual Capacity. Each Agent and its affiliates may make loans to, accept deposits from, and generally engage in any kind of business with any Loan Party as though such Agent were not an agent hereunder. With respect to its Loans made or renewed by it and with respect to any Letter of Credit issued, or Letter of Credit or Swing Line Loan participated in, by it, each Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not an agent hereunder, and the terms “Lender” and “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include each person servicing as an agent hereunder in its individual capacity. Such person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with Parent or any Restricted Subsidiary or other Affiliate thereof as if such person were not an agent hereunder and without any duty to account therefor to the Lenders.

Section 8.09   Successor Administrative Agent. The Administrative Agent may resign as Administrative Agent and Collateral Agent under this Agreement and the other Loan Documents upon 30 days’ notice to the Lenders and Parent, whether or not a successor Administrative Agent has been appointed. Any such resignation by the Administrative Agent hereunder shall also constitute its resignation as an Issuing Bank and the Swing Line Lender, as applicable, in which case the resigning Administrative Agent (x) shall not be required to issue any further Letters of Credit or make any additional Swing Line Loans hereunder and (y) shall maintain all of its rights as Issuing Bank or Swing Line Lender, as the case may be, with respect to any Letters of Credit issued by it, or Swing Line Loans made by it, prior to the date of such resignation. Upon any notice of such resignation, then the Required Lenders shall have the right, subject to the reasonable consent of Parent (so long as no Event of Default under Section 7.01(b), (c), (h) or (i) shall have occurred and be continuing), to appoint a successor which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States, whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent and Collateral Agent, and the term “Administrative Agent” shall mean such successor agent effective upon such appointment and approval, and the former Administrative Agent’s rights, powers, obligations and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the Loans and the term “Collateral Agent” shall mean such successor agent effective upon such appointment and approval, and the former Collateral Agent’s rights, powers, obligations and duties as Collateral Agent shall be terminated, without any other or further act or deed on the part of such former Collateral Agent or any of the parties to this Agreement or any holders of the Loans. If no successor Administrative Agent and Collateral Agent shall have been so appointed by the Required Lenders, within 30 days after the retiring Administrative Agent’s giving of notice of resignation, then the retiring Administrative Agent may, subject to the reasonable consent of Parent (so long as no Event of Default under Section 7.01(b), (c), (h) or (i) shall have occurred and be continuing), on behalf of the Lenders and the Issuing Banks, appoint a successor Administrative Agent and Collateral Agent, which shall be a bank with an office in New York, New York or an Affiliate of any such bank until such time, if any, as the Required Lenders appoint a successor Administrative Agent and Collateral Agent as provided above. If no successor agent has accepted appointment as Administrative Agent by the date that is 30 days following a retiring Administrative Agent’s notice of resignation, the retiring Administrative Agent’s resignation shall nevertheless thereupon become effective; provided that, solely for purposes of maintaining any security interest granted to the Collateral Agent under any Security Document for the benefit of the Secured Parties, the retiring Collateral Agent shall continue to be vested with such security interest as collateral agent for the benefit of the Secured Parties, and continue to be entitled to the rights set forth in such Security Document and Loan Document, and, in the case of any Collateral in the possession of the Collateral Agent, shall continue to hold such Collateral, in each case until such time as a successor Collateral Agent is appointed and accepts such appointment in accordance with this Section (it being understood and agreed that the retiring Collateral Agent shall have no duty or obligation to take any further action under any Security Document, including any action required to maintain the perfection of any such security interest), and the Lenders shall assume and perform all of the duties of the Administrative Agent and Collateral Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above. After any retiring Administrative Agent’s resignation as Administrative Agent, the provisions of this Article VIII and Section 9.05 shall inure to its benefit as to any actions taken or omitted to be taken by it, its subagents and their respective Related Parties while it was Administrative Agent under this Agreement and the other Loan Documents. Upon the acceptance of a successor’s appointment as Administrative Agent and Collateral hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Administrative Agent (other than as provided in Section 2.17 and other than any rights to indemnity payments or other amounts owed to the retiring Administrative Agent as of the resignation effective date), and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section 8.09). Upon the appointment by Parent of a successor Issuing Bank hereunder (which successor shall in all cases be a Lender other than a Defaulting Lender), (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Issuing Bank and the Swing Line Lender, (b) subject to clause (d) below, the retiring Issuing Bank and Swing Line Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, (c) the successor Issuing Bank shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to the retiring Issuing Bank to effectively assume the obligations of the retiring Issuing Bank with respect to such Letters of Credit and (d) the retiring Swing Line Lender (x) shall not be required to make any additional Swing Line Loans hereunder and (y) shall maintain all of its rights as Swing Line Lender and with respect to any Swing Line Loans made by it prior to the date of such resignation, including the right to require Lenders to make ABR Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.05(c).

Section 8.10   Arrangers, Etc. Notwithstanding any other provision of this Agreement or any provision of any other Loan Document, each Joint Bookrunner, the Syndication Agent, each Co-Documentation Agent, each Arranger and each of the persons named on the cover page hereof as syndication agent, documentation agent or co-manager is named as such for recognition purposes only, and in its capacity as such shall have no rights, duties, responsibilities or liabilities with respect to this Agreement or any other Loan Document, except in its capacity, as applicable, as an Agent, Lender or Issuing Bank hereunder and except that each such person and its Affiliates shall be entitled to the rights expressly stated to be applicable to them in Section 9.05 and 9.17 (subject to the applicable obligations and limitations as set forth therein).

Section 8.11   Security Documents and Collateral Agent. The Lenders and the other Secured Parties authorize the Administrative Agent and the Collateral Agent to release any Collateral in accordance with Section 9.18 or if approved, authorized or ratified in accordance with Section 9.08 or if required by the terms of any Security Document. The Lenders and the other Secured Parties hereby irrevocably authorize the Administrative Agent and the Collateral Agent, without any further consent of any Lender or any other Secured Party, enter into (or acknowledge and consent to) or amend, renew, extend, supplement, restate, replace, waive or otherwise modify any Acceptable Intercreditor Agreement, with the collateral agent or other representative of holders of Indebtedness secured (and permitted to be secured) by a Lien on assets constituting a portion of the Collateral under (1) any of Sections 6.02(c), (i), (j), (v), (z) or (gg)) (and in accordance with the relevant requirements thereof) and (2) any other provision of Section 6.02 so long as such Lien is junior or equal and ratable with the liens securing the Obligations (it being acknowledged and agreed that neither the Administrative Agent nor the Collateral Agent shall be under no obligation to execute any agreement pursuant to this clause (2), and may elect to do so, or not do so, in its sole and absolute discretion). Furthermore, the Lenders and the other Secured Parties hereby authorize the Administrative Agent and the Collateral Agent to release any Lien on any property granted to or held by the Collateral Agent under any Loan Document (i) to the holder of any Lien on such property that is permitted by clauses (e), (i), (j), (v) or (z) of Section 6.02 in each case to the extent the contract or agreement pursuant to which such Lien is granted prohibits any other Liens on such property, (ii) that is or becomes Excluded Property or (iii) constituting property being sold or otherwise disposed of (to a person that is not a Loan party) upon the sale or other disposition thereof in compliance with Section 6.05; and the Administrative Agent and the Collateral Agent shall do so upon request of the Parent; provided, that prior to any such request, Parent shall have in each case delivered to the Administrative Agent a certificate of a Responsible Officer of Parent certifying (x) in the case of a request pursuant to clause (i) of this sentence, that such Lien is permitted under this Agreement and that the contract or agreement pursuant to which such Lien is granted prohibits any other Lien on such property and (y) in the case of a request pursuant to clause (ii) of this sentence, that (A) such property is or has become Excluded Property and (B) if such property has become Excluded Property as a result of a contractual restriction, such restriction does not violate Section 6.09 and (z) in the case of a request pursuant to clause (iii) that the sale or disposition of such property is permitted by Section 6.05 of this Agreement, and in each case, that the requirements of this Agreement for release have been satisfied.

Section 8.12   Right to Realize on Collateral, Enforce Guarantees and Credit Bidding. In case of the pendency of any proceeding under any Debtor Relief Laws or other judicial proceeding relative to any Loan Party, (i) the Administrative Agent (irrespective of whether the principal of any Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Parent) shall be entitled and empowered, by intervention in such proceeding or otherwise (A) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of any or all of the Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Issuing Banks and the Administrative Agent and any subagents allowed in such judicial proceeding, and (B) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and (ii) any custodian, receiver, examiner, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and Issuing Bank to make such payments to the Administrative Agent and, if the Administrative Agent shall consent to the making of such payments directly to the Lenders and the Issuing Banks, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under the Loan Documents. Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or Issuing Bank any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or Issuing Bank or to authorize the Administrative Agent to vote in respect of the claim of any Lender or Issuing Bank in any such proceeding.

Anything contained in any of the Loan Documents to the contrary notwithstanding, the Parent, the Administrative Agent, the Collateral Agent and each Secured Party hereby agree that (a) no Secured Party shall have any right individually to realize upon any of the Collateral or to enforce any Guarantee set forth in any Loan Document, it being understood and agreed that all powers, rights and remedies hereunder may be exercised solely by the Administrative Agent and the Collateral Agent, on behalf of the Secured Parties in accordance with the terms hereof and all powers, rights and remedies under the Security Documents may be exercised solely by the Collateral Agent; provided that, notwithstanding the foregoing, the Lenders may exercise the set-off rights contained in Section 9.06 in the manner set forth therein, and (b) in the event of a foreclosure by the Collateral Agent on any of the Collateral pursuant to a public or private sale or other disposition, the Collateral Agent or any Lender may be the purchaser or licensor of any or all of such Collateral at any such sale or other disposition and the Collateral Agent, as agent for and representative of the Secured Parties (but not any Lender or Lenders in its or their respective individual capacities unless the Required Lenders shall otherwise agree in writing) shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Obligations as a credit on account of the purchase price for any collateral payable by the Collateral Agent at such sale or other Disposition.

The Secured Parties hereby irrevocably authorize the Administrative Agent, at the direction of the Required Lenders, to credit bid all or any portion of the Obligations (including accepting some or all of the Collateral in satisfaction of some or all of the Obligations pursuant to a deed in lieu of foreclosure or otherwise) and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral (a) at any sale thereof conducted under the provisions of the Bankruptcy Code of the United States, including under Sections 363, 1123 or 1129 of the Bankruptcy Code of the United States, or any similar laws in any other jurisdictions to which a Loan Party is subject or (b) at any other sale or foreclosure or acceptance of Collateral in lieu of debt conducted by (or with the consent or at the direction of) the Administrative Agent (whether by judicial action or otherwise) in accordance with any applicable law. In connection with any such credit bid and purchase, the Obligations owed to the Secured Parties shall be entitled to be, and shall be, credit bid on a ratable basis (with Obligations with respect to contingent or unliquidated claims receiving contingent interests in the acquired assets on a ratable basis that would vest upon the liquidation of such claims in an amount proportional to the liquidated portion of the contingent claim amount used in allocating the contingent interests) in the asset or assets so purchased (or in the Equity Interests or debt instruments of the acquisition vehicle or vehicles that are used to consummate such purchase). In connection with any such bid (i) the Administrative Agent shall be authorized (x) to form one or more acquisition vehicles to make a bid, (y) to adopt documents providing for the governance of the acquisition vehicle or vehicles (provided that any actions by the Administrative Agent with respect to such acquisition vehicle or vehicles, including any disposition of the assets or Equity Interests thereof shall be governed, directly or indirectly, by the vote of the Required Lenders, irrespective of the termination of this Agreement and without giving effect to the limitations on actions by the Required Lenders contained in clauses (i) through (ix) of Section 9.08(b) of this Agreement, and (z) the Administrative Agent shall be authorized to assign the relevant Obligations to any such acquisition vehicle pro rata by the Lenders, as a result of which each of the Lenders shall be deemed to have received a pro rata portion of any Equity Interests and/or debt instruments issued by such an acquisition vehicle on account of the assignment of the Obligations to be credit bid, all without the need for any Secured Party or acquisition vehicle to take any further action, and (ii) to the extent that Obligations that are assigned to an acquisition vehicle are not used to acquire Collateral for any reason (as a result of another bid being higher or better, because the amount of Obligations assigned to the acquisition vehicle exceeds the amount of debt credit bid by the acquisition vehicle or otherwise), such Obligations shall automatically be reassigned to the Lenders pro rata and the Equity Interests and/or debt instruments issued by any acquisition vehicle on account of the Obligations that had been assigned to the acquisition vehicle shall automatically be cancelled, without the need for any Secured Party or any acquisition vehicle to take any further action.

Section 8.13   Withholding Tax. To the extent required by applicable Requirements of Law, the Administrative Agent may deduct or withhold from any payment to any Lender Party an amount equivalent to any applicable withholding Tax. If any taxing authority asserts a claim that the Administrative Agent did not properly withhold Tax from amounts paid to or for the account of any Lender Party for any reason (including, without limitation, because the appropriate documentation was not delivered or was not properly executed, or because such Lender Party failed to notify the Administrative Agent of a change in circumstances that rendered the applicable exemption from, or reduction of, withholding Tax ineffective), such Lender Party shall indemnify the Administrative Agent (to the extent that the Administrative Agent has not already been reimbursed by any applicable Loan Party and without limiting the obligation of any applicable Loan Party to do so) fully for all amounts paid, directly or indirectly, by the Administrative Agent as Tax or otherwise, including penalties, fines, additions to Tax and interest, together with all expenses incurred, including legal expenses, allocated staff costs and any out of pocket expenses. A certificate as to the amount of such payment or liability delivered to any Lender Party by the Administrative Agent shall be conclusive absent manifest error. Each Lender Party hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender Party under this Agreement, any other Loan Document or otherwise against any amount due to the Administrative Agent under this Section 8.13. This Section 8.13 shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the occurrence of the Termination Date, the termination of this Agreement or any other Loan Document or any provision hereof or thereof, the resignation of the Administrative Agent or the replacement of any Lender Party.

Section 8.14   Secured Cash Management Agreements and Secured Hedge Agreements. No Cash Management Bank or Hedge Bank that obtains the benefits of Section 7.03, any Guarantee or any Collateral by virtue of the provisions hereof or of the Guarantee Agreement or any Security Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other

Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents. Notwithstanding any other provision of this Article VIII to the contrary, the Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Obligations arising under Secured Cash Management Agreements and Secured Hedge Agreements unless the Administrative Agent has received written notice of such Obligations, together with such supporting documentation as the Administrative Agent may reasonably request, from the applicable Cash Management Bank or Hedge Bank, as the case may be.

Section 8.15   Certain ERISA Matters.

(a) Each Lender (x) represents and warrants, as of the date such person became a Lender party hereto, to, and (y) covenants, from the date such person became a Lender party hereto to the date such person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of Parent or any other Loan Party, that at least one of the following is and will be true:

(i)     such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments or this Agreement,

(ii)   the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement,

(iii)   (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or

(iv)   such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b)  In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such person became a Lender party hereto, to, and (y) covenants, from the date such person became a Lender party hereto to the date such person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of Parent or any other Loan Party, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).

Section 8.16  Recovery of any Erroneous Payments. (A) Each Lender hereby agrees that (x) if the Administrative Agent notifies such Lender that the Administrative Agent has determined in its sole discretion that any funds received by such Lender from the Administrative Agent or any of its Affiliates (whether as a payment, prepayment or repayment of principal, interest, fees or otherwise; individually and collectively, a “Payment”) were erroneously transmitted to such Lender (whether or not known to such Lender), and demands the return of such Payment (or a portion thereof), such Lender shall promptly, but in no event later than two Business Days thereafter, return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Administrative Agent at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect, and (y) to the extent permitted by applicable law, such Lender shall not assert, and hereby waives, as to the Administrative Agent, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Payments received, including without limitation any defense based on “discharge for value” or any similar doctrine. A notice of the Administrative Agent to any Lender under this Section 8.16 shall be conclusive, absent manifest error.

(ii)   Each Lender hereby further agrees that if it receives a Payment from the Administrative Agent or any of its Affiliates (x) that is in a different amount than, or on a different date from, that specified in a notice of payment sent by the Administrative Agent (or any of its Affiliates) with respect to such Payment (a “Payment Notice”) or (y) that was not preceded or accompanied by a Payment Notice, it shall be on notice, in each such case, that an error has been made with respect to such Payment. Each Lender agrees that, in each such case, or if it otherwise becomes aware a Payment (or portion thereof) may have been sent in error, such Lender shall promptly notify the Administrative Agent of such occurrence and, upon demand from the Administrative Agent, it shall promptly, but in no event later than two Business Days thereafter, return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Administrative Agent at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect.

(iii)   The Borrower and each other Loan Party hereby agrees that (x) in the event an erroneous Payment (or portion thereof) are not recovered from any Lender that has received such Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights of such Lender with respect to such amount and (y) an erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrower or any other Loan Party; provided, that this Section 8.16 shall not be interpreted to increase (or accelerate the due date for), or have the effect of increasing (or accelerating the due date for), the Loans and interest thereon relative to the amount (and/or timing for payment) thereof that would have been payable had such erroneous Payment not been made by the Administrative Agent; provided, further, that for the avoidance of doubt, the immediately preceding clauses (x) and (y) shall not apply to the extent any such erroneous Payment is, and solely with respect to the amount of such erroneous Payment that is, comprised of funds received by the Administrative Agent from the Borrower for the purpose of making such erroneous Payment.

Each party’s obligations under this Section 8.16 shall survive the resignation or replacement of the Administrative Agent or any transfer of rights or obligations by, or the replacement of, a Lender, the termination of the Commitments or the repayment, satisfaction or discharge of all Obligations under any Loan Document.

ARTICLE IX

Miscellaneous

Section 9.01  Notices; Communications.

(a)  Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in Section 9.01(b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier or other electronic means as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i)  if to any Loan Party or the Administrative Agent or the Collateral Agent, any Issuing Banks or any Swing Line Lender as of the Closing Date to the address, telecopier number, electronic mail address or telephone number specified for such person on Schedule 9.01; and

(ii)  if to any other Lender or Issuing Bank, to the address, telecopier number, electronic mail address or telephone number specified in its Administrative Questionnaire.

(b)  Notices and other communications to the Lenders and the Issuing Bank hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided, that the foregoing shall not apply to notices to any Lender or Issuing Bank pursuant to Article II if such Lender or Issuing Bank, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Parent may, in their discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by them, provided, that approval of such procedures may be limited to particular notices or communications.

(c)  Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received. Notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices delivered through electronic communications to the extent provided in Section 9.01(b) above shall be effective as provided in such Section 9.01(b).

(d)  Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto.

(e)  Documents required to be delivered pursuant to Section 5.04 (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically (including as set forth in Section 9.17) and if so delivered, shall be deemed to have been delivered on the date (i) on which Parent posts such documents, or provides a link thereto on Parent’s website on the Internet at the website address listed on Schedule 9.01, or (ii) on which such documents are posted on Parent’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided, that (A) the Parent shall deliver paper copies of such documents to the Administrative Agent or any Lender that requests the Parent to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender, (B) the Parent shall notify the Administrative Agent (by telecopier or electronic mail) of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents, and (C) if any financial statement, certificate or other information required to be delivered pursuant to Section 5.04 shall be required to be delivered on any date that is not a Business Day, such financial statement, certificate or other information may be delivered to the Administrative Agent on the next succeeding Business Day after such date. Except for such certificates required by Section 5.04(c), the Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Parent with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

(f)  The Borrower agrees to notify the Administrative Agent of any update to the list of Disqualified Lenders in writing at the following address: JPMDQ_Contact@jpmorgan.com or such other address provided by the Administrative Agent.

Section 9.02  Survival of Agreement. All covenants, agreements, representations and warranties made by the Loan Parties herein, in the other Loan Documents and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the making by the Lenders of the Loans and the execution and delivery of the Loan Documents and the issuance of the Letters of Credit, regardless of any investigation made by such persons or on their behalf, and shall continue in full force and effect until the Termination Date. Without prejudice to the survival of any other agreements contained herein, the provisions of Sections 2.15, 2.16, 2.17 and 9.05 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the occurrence of the Termination Date, the termination of this Agreement or any other Loan Document or any provision hereof or thereof, the resignation of the Administrative Agent or the replacement of any Lender Party.

Section 9.03  Binding Effect. This Agreement shall become effective when it shall have been executed by the Parent and the Administrative Agent and when the Administrative Agent shall have received copies hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of Parent, the Administrative Agent, each Issuing Bank, each Swing Line Lender and each Lender and their respective permitted successors and assigns.

Section 9.04   Successors and Assigns.

(a)   The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), except that (i) other than as permitted by Section 6.05, no Borrower may assign or otherwise transfer any of its respective rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by such Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section 9.04. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), Participants (to the extent provided in clause (c) of this Section 9.04), and, to the extent expressly contemplated hereby, the Related Parties of each of the Agents, the Issuing Bank and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement or the other Loan Documents.

(b)   (1) Subject to the conditions set forth in subclause (ii) below, any Lender may assign to one or more assignees (each, an “Assignee”) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans at the time owing to it) with the prior written consent of:

(1)    the Parent (such consent not to be unreasonably withheld, delayed or conditioned), which consent will be deemed to have been given if the Parent has not responded within ten (10) Business Days after the delivery of a written request for such consent; provided that no consent of Parent shall be required (x) for an assignment of a Term Loan to a Lender, an Affiliate of a Lender or an Approved Fund (as defined below), or for an assignment of a Revolving Facility Commitment or Revolving Facility Loan to a Revolving Facility Lender, an Affiliate of a Revolving Facility Lender or Approved Fund with respect to a Revolving Facility Lender or (y) if an Event of Default under Section 7.01(b), (c), (h) or (i) has occurred and is continuing, for an assignment to any person;

(2)    the Administrative Agent (such consent not to be unreasonably withheld or delayed); provided that no consent of the Administrative Agent shall be required for an assignment of all or any portion of (1) a Term Loan to (x) a Lender, or (y) the Parent or an Affiliate of Parent made in accordance with Section 2.25 or (2) a Revolving Facility Commitment or a Revolving Facility Loan to a Revolving Facility Lender; and

(3)    each Issuing Bank and each Swing Line Lender (such consent not to be unreasonably withheld or delayed); provided that no consent of any Issuing Bank or Swing Line Lender shall be required for an assignment of all or any portion of a Term Loan.

(ii)    Assignments (other than pursuant to Section 2.25) shall be subject to the following additional conditions:

(1)    except in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitments or Loans under any Facility, the amount of the applicable Commitments or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than (x) the Dollar Equivalent of $1,000,000 or an integral multiple of the Dollar Equivalent of $1,000,000 in excess thereof in the case of Term Loans, Delayed Draw Term Loan A Commitments and Delayed Draw Term Loan B Commitments and (y) the Dollar Equivalent of $2,500,000 or an integral multiple of the Dollar Equivalent of $1,000,000 in excess thereof in the case of Revolving Facility Loans or Revolving Facility Commitments, unless each of Parent and the Administrative Agent otherwise consent; provided, that no such consent of Parent shall be required if an Event of Default under Section 7.01(b), (c), (h) or (i) has occurred and is continuing; provided, further, that such amounts shall be aggregated in respect of each Lender and its Affiliates or Approved Funds (with simultaneous assignments to or by two or more Related Funds being treated as one assignment), if any;

(2)    each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement; provided, that this clause shall not be construed to prohibit the assignment of a proportionate part of all the assigning Lender’s rights and obligations in respect of one Class of Commitments or Loans;

(3)    the parties to each assignment shall (1) execute and deliver to the Administrative Agent an Assignment and Acceptance and any documentation required to be delivered pursuant to Section 2.17 via an electronic settlement system acceptable to the Administrative Agent or (2) if previously agreed with the Administrative Agent, manually execute and deliver to the Administrative Agent an Assignment and Acceptance, in each case together with a processing and recordation fee of $3,500 (which fee (x) may be waived or reduced in the sole discretion of the Administrative Agent and (y) shall be waived for Arrangers for 30 days following the Closing Date);

(4)    the Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire in which the assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Parent and its Affiliates and their Related Parties or their respective securities) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable laws, including Federal and state securities laws; and

(5)    the Assignee shall not be (i) the Parent or any of Parent’s Affiliates or Subsidiaries except with respect to assignments to Parent in accordance with Section 2.25, (ii) any Disqualified Lender subject to Section 9.04(i), (iii) a natural person (or a holding company, investment vehicle or trust for, owned and operated by or for the primary benefit of one or more natural persons) or (iv) a Defaulting Lender.

For the purposes of this Section 9.04, “Approved Fund” means any person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

(iii)    Subject to acceptance and recording thereof pursuant to subclause (v) below, from and after the effective date specified in each Assignment and Acceptance, the Assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.15, 2.16, 2.17 and 9.05 (subject to the limitations and requirements of those Sections)). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with clause (c) of this Section 9.04.

(iv)    The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrowers, shall maintain at one of its offices in the United States a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal and interest amounts of the Loans and Revolving L/C Exposure owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Parent, the Administrative Agent, each Issuing Bank, each Swing Line Lender and the Lenders shall treat each person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by each Borrower, any Issuing Bank, any Swing Line Lender and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(v)    Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an Assignee, the Assignee’s completed Administrative Questionnaire (unless the Assignee shall already be a Lender hereunder), the processing and recordation fee referred to in clause (b)(ii)(C) of this Section 9.04, if applicable, and any written consent to such assignment required by clause (b) of this Section 9.04, the Administrative Agent shall accept such Assignment and Acceptance and promptly record the information contained therein in the Register; provided, that if either the assigning Lender or the assignee shall have failed to make any payment required to be made by it pursuant to Section 2.04(c), 2.05(d) or (e), 2.06(b), 2.18(d) or 8.07, the Administrative Agent shall have no obligation to accept such Assignment and Acceptance and record the information therein in the Register unless and until such payment shall have been made in full, together with all accrued interest thereon. No assignment, whether or not evidenced by a promissory note, shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this subclause (v).

(c)   (2) Any Lender may, without notice to or the consent of Parent, Borrower or the Administrative Agent, the Issuing Bank or the Swing Line Lender, sell participations in Loans and Commitments to one or more banks or other entities other than any person that, at the time of such participation, is (I) a natural person (or a holding company, investment vehicle or trust for, owned and operated by or for the primary benefit of one or more natural persons), (II) the Parent or any of its Subsidiaries or any of their respective Affiliates, (III) a Disqualified Lender subject to Section 9.04(i) or (IV) a Defaulting Lender (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Parent, the Administrative Agent, each Issuing Bank and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and the other Loan Documents and to approve any amendment, modification or waiver of any provision of this Agreement and the other Loan Documents; provided, that such agreement may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver that both (1) requires the consent of each Lender directly affected thereby pursuant to the first proviso to Section 9.08(b) and (2) directly affects such Participant (but, for the avoidance of doubt, not any waiver of any Default or Event of Default). Subject to clause (c)(iii) of this Section 9.04, each Participant shall be entitled to the benefits of Sections 2.15, 2.16 and 2.17 (subject to the limitations and requirements of those Sections and Section 2.19 (it being understood that the documentation required under Section 2.17 shall be delivered solely to the Lender who sells the participation on or before the date on which such sale occurs) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to clause (b) of this Section 9.04. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.06 as though it were a Lender; provided, that such Participant shall be subject to Section 2.18(c) as though it were a Lender.

(ii)    Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrowers, maintain a register on which it enters the name and address of each Participant to which it sells a participation and the principal amounts and interest amounts of each such Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”). The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. Without limitation of the requirements of this Section 9.04(c), no Lender shall have any obligation to disclose all or any portion of a Participant Register to any person (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans or other Loan Obligations under any Loan Document), except to the extent that such disclosure is necessary to establish that such Commitment, Loan or other Loan Obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(iii)    A Participant shall not be entitled to receive any greater payment under Section 2.15, 2.16 or 2.17 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the right to receive a greater payment results from a Change in Law after such participant becomes a Participant.

(d)    Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or any other central bank and in the case of any Lender that is an Approved Fund, any pledge or assignment to any holders of obligations owed, or securities issued, by such Lender, including to any trustee for, or any other representative of, such holders, and this Section 9.04 shall not apply to any such pledge or assignment of a security interest; provided, that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or Assignee for such Lender as a party hereto.

(e)    The Parent, upon receipt of written notice from the relevant Lender, agrees to issue Notes to any Lender requiring Notes to facilitate transactions of the type described in clause (d) above.

(f)    [Reserved].

(g)    Each purchase of Term Loans pursuant to Section 2.25 shall, for purposes of this Agreement, be deemed to be an automatic and immediate cancellation and extinguishment of such Term Loans and the Parent shall, upon consummation of any such purchase, notify the Administrative Agent that the Register should be updated to record such event as if it were a prepayment of such Loans.

(h)    In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of Parent and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent, each Issuing Bank, each Swing Line Lender or any other Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit and Swing Line Loans in accordance with its Revolving Facility Percentage; provided, that notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

(i)    Disqualified Lenders.

(i)    No assignment or, to the extent the DQ List has been posted on the Platform for all Lenders, participation shall be made to any Person that was a Disqualified Lender as of the date (the “Trade Date”) on which the applicable Lender entered into a binding agreement to sell and assign or participate all or a portion of its rights and obligations under this Agreement to such Person (unless Parent has consented to such assignment as otherwise contemplated by this Section 9.04, in which case such Person will not be considered a Disqualified Lender for the purpose of such assignment or participation). For the avoidance of doubt, with respect to any assignee or participant that becomes a Disqualified Lender after the applicable Trade Date (including as a result of the delivery of a notice pursuant to, and/or the expiration of the notice period referred to in, the definition of “Disqualified Lender”), (x) such assignee shall not retroactively be disqualified from becoming a Lender or participant and (y) the execution by the applicable Borrower of an Assignment and Assumption with respect to such assignee will not by itself result in such assignee no longer being considered a Disqualified Lender. Any assignment in violation of this clause (i)(i) shall not be void, but the other provisions of this clause (i) shall apply.

(ii)    If any assignment or participation is made to any Disqualified Lender without the Parent’s prior written consent in violation of clause (i) above, or if any Person becomes a Disqualified Lender after the applicable Trade Date, the applicable Borrower may, at its sole expense and effort, upon notice to the applicable Disqualified Lender and the Administrative Agent, (A) terminate any Revolving Facility Commitment of such Disqualified Lender and repay all obligations of the Borrowers owing to such Disqualified Lender in connection with such Revolving Facility Commitment; provided that proceeds of Revolving Loans may not be used for such purpose, (B) in the case of outstanding Term Loans held by Disqualified Lenders, purchase or prepay such Term Loan by paying the lesser of (x) the principal amount thereof and (y) the amount that such Disqualified Lender paid to acquire such Term Loans, in each case plus accrued interest, accrued fees and all other amounts (other than principal amounts) payable to it hereunder; provided that proceeds of Revolving Loans may not be used for such purpose and/or (C) require such Disqualified Lender to assign, without recourse (in accordance with and subject to the restrictions contained in this Section 9.04) all of its interest, rights and obligations under this Agreement to one or more eligible assignees at the lesser of (x) the principal amount thereof and (y) the amount that such Disqualified Lender paid to acquire such interests, rights and obligations, in each case plus accrued interest, accrued fees and all other amounts (other than principal amounts) payable to it hereunder; provided that, in the case of clause (C) such assignment does not conflict with applicable laws.

(iii)       Notwithstanding anything to the contrary contained in this Agreement, Disqualified Lenders (A) will not (x) have the right to receive information, reports or other materials provided to Lenders by the applicable Borrower, the Administrative Agent or any other Lender, (y) attend or participate in meetings attended by the Lenders and the Administrative Agent, or (z) access any electronic site established for the Lenders or confidential communications from counsel to or financial advisors of the Administrative Agent or the Lenders and (B) (x) for purposes of any consent to any amendment, waiver or modification of, or any action under, and for the purpose of any direction to the Administrative Agent or any Lender to undertake any action (or refrain from taking any action) under this Agreement or any other Loan Document, each Disqualified Lender will be deemed to have consented in the same proportion as the Lenders that are not Disqualified Lenders consented to such matter, and (y) for purposes of voting on any plan of reorganization or plan of liquidation pursuant to any Debtor Relief Laws (a “Bankruptcy Plan”), each Disqualified Lender party hereto hereby agrees (1) not to vote on such Bankruptcy Plan, (2) if such Disqualified Lender does vote on such Bankruptcy Plan notwithstanding the restriction in the foregoing clause (1), such vote will be deemed not to be in good faith and shall be “designated” pursuant to Section 1126(e) of the Bankruptcy Code (or any similar provision in any other Debtor Relief Laws), and such vote shall not be counted in determining whether the applicable class has accepted or rejected such Bankruptcy Plan in accordance with Section 1126(c) of the Bankruptcy Code (or any similar provision in any other Debtor Relief Laws) and (3) not to contest any request by any party for a determination by the court hearing such proceeding (or other applicable court of competent jurisdiction) effectuating the foregoing clause (2).

(iv)       The Administrative Agent shall have the right, and Parent hereby expressly authorizes the Administrative Agent, to (A) post the list of Disqualified Lenders provided by Parent and any updates thereto from time to time (collectively, the “DQ List”) on the Platform, including that portion of the Platform that is designated for “public side” Lenders and/or (B) provide the DQ List to each Lender requesting the same.

Section 9.05       Expenses; Limitation of Liability; Indemnity, Etc..

(a)       Expenses. Each Borrower, jointly and severally, agrees to pay (i) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent or the Collateral Agent, the Arrangers, and their respective Affiliates in connection with the syndication and distribution (including, without limitation, via the internet or through a service such as Intralinks) of the credit facilities provided for herein, the preparation and administration (other than routine administrative procedures and excluding costs and expenses relating to assignments and participations of lenders) of this Agreement and the other Loan Documents, or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), including the reasonable fees, charges and disbursements of one primary counsel for the Administrative Agent, the Collateral Agent, and the Arrangers, and, if deemed reasonably necessary by such parties, the reasonable fees, charges and disbursements of one firm of local counsel per jurisdiction, (ii) all reasonable and documented out-of-pocket expenses incurred by each Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all out-of-pocket expenses incurred by the Agents, the Collateral Agent, any Issuing Bank or any Lender in connection with the enforcement of their rights in connection with this Agreement and any other Loan Document, in connection with the Loans made or the Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit and including the fees, charges and disbursements of a single counsel for all such persons, taken as a whole, and, if deemed reasonably necessary by such persons, a single local counsel in each appropriate jurisdiction and/or (if appropriate) a single regulatory counsel for all such persons, taken as a whole (and, in the case of an actual or perceived conflict of interest where such person affected by such conflict informs the Parent of such conflict and thereafter retains its own counsel, of another firm of such for such affected person).

(b)    Indemnity. Each Borrower, jointly and severally, agrees to indemnify the Administrative Agent, the Collateral Agent, the Arrangers, each Issuing Bank, each Lender, each of their respective Affiliates, successors and assignors, and each of their respective Related Parties, (each such person being called an “Indemnitee”) against, and to hold each Indemnitee harmless from, any and all Liabilities and reasonable and documented out-of-pocket expenses reasonably related thereto, including reasonable counsel fees, charges and disbursements (excluding the allocated costs of in house counsel and limited to not more than one counsel for all such Indemnitees, taken as a whole, and, if deemed reasonably necessary by such parties, a single local counsel in each appropriate jurisdiction and/or a single regulatory counsel for all such Indemnitees, taken as a whole (and, in the case of an actual or perceived conflict of interest where the Indemnitee affected by such conflict informs the Parent of such conflict and thereafter retains its own counsel, of another firm of counsel for such affected Indemnitee)), incurred by or asserted against any Indemnitee arising out of, in connection with or as a result of (i) the execution or delivery of this Agreement or any other Loan Document or any agreement or instrument contemplated hereby or thereby, (ii) the performance by the parties hereto and thereto of their respective obligations thereunder or the consummation of the Transactions and the other transactions contemplated hereby, (iii) the use of the proceeds of the Loans or the use of any Letter of Credit (including any refusal by any Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit) ), (iv) any actual or alleged presence, Release or threatened Release of Hazardous Materials on or from any property currently or formerly owned or operated by Parent or any of its Subsidiaries, or (v) any Proceeding relating to any of the foregoing (whether or not any Indemnitee is a party thereto and regardless of whether such matter is initiated by a third party or by the Parent or any of its subsidiaries or Affiliates; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such Liabilities and/or related costs or expenses (x) are determined by a final, non-appealable judgment of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Indemnitee or any of its Related Parties or a material breach of this Agreement or any of the Loan Documents by such Indemnitee or any of its Related Parties or (y) arose from any Proceeding that does not involve an act or omission of Parent or any of its Affiliates and is brought by an Indemnitee against another Indemnitee (other than any Proceeding against any Agent, the Collateral Agent, or an Arranger in its capacity as such).

(c)    Limitation of Liability. Each Borrower, jointly and severally, agrees that (i) in no event shall any Arranger, the Administrative Agent, the Collateral Agent, any Issuing Bank or any Lender, their respective Affiliates and their respective officers, directors, employees, advisors, and agents (each, and including, without limitation, each Arranger, the Administrative Agent, the Collateral Agent, each Issuing Bank and each Lender, a “Lender-Related Person”) or any Borrower (or any of their subsidiaries or Affiliates) have any Liabilities, on any theory of liability, for any special, indirect, consequential or punitive damages arising out of, in connection with, or as a result of, this Agreement, any other Loan Document, or any other agreement or instrument contemplated hereby or thereby and (ii) no Lender-Related Person shall have any Liabilities arising from, or be responsible for, the use by others of information or other materials (including, without limitation, any personal data) obtained through electronic, telecommunications or other information transmission systems, including an electronic platform or otherwise via the internet (except to the extent such damages are determined by a final, non-appealable judgment of a court of competent jurisdiction to have resulted from the willful misconduct or gross negligence, of any Lender-Related Person or any of its Related Parties or a material breach by such Lender-Related Person or any of its Related Parties of the terms of this Agreement or any other agreement or instrument contemplated hereby); provided that, nothing in this clause (c) shall relieve the Borrowers of any obligation they may have to indemnify an Indemnitee, as provided in the immediately preceding clause (b), against any special, indirect, consequential or punitive damages asserted against such Indemnitee by a third party. Each Borrower agrees, to the extent permitted by applicable law, to not assert any claims against any Lender-Related Person with respect to any of the foregoing.

(d)    Lender Reimbursement. Each Lender severally agrees to pay any amount required to be paid by an Loan Party under paragraphs (a), (b) or (c) of this Section 9.05 to the Administrative Agent, the Collateral Agent and each Issuing Bank, and each Related Party of any of the foregoing persons (each, an “Agent-Related Person”) (to the extent not reimbursed by any Loan Party and without limiting the obligation of such Loan Party to do so), ratably according to their respective Applicable Percentage in effect on the date on which such payment is sought under this Section (or, if such payment is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with such Applicable Percentage immediately prior to such date), from and against any and all Liabilities and related expenses, including the fees, charges and disbursements of any kind whatsoever that may at any time (whether before or after the payment of the Loans) be imposed on, incurred by or asserted against such Agent-Related Person in any way relating to or arising out of the Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such Agent-Related Person under or in connection with any of the foregoing; provided that the unreimbursed expense or Liability or related expense, as the case may be, was incurred by or asserted against such Agent-Related Person in its capacity as such; provided further that no Lender shall be liable for the payment of any portion of such Liabilities, costs, expenses or disbursements that are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted primarily from such Agent-Related Party’s gross negligence or willful misconduct.

(e)    The provisions of this Section 9.05 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Obligations, the occurrence of the Termination Date, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Administrative Agent, any Issuing Bank or any Lender. All amounts due under this Section 9.05 shall be payable within 15 days after written demand therefor accompanied by reasonable documentation with respect to any reimbursement, indemnification or other amount requested.

(f)    This Section 9.05 shall not apply to any Taxes (other than Taxes that represent Liabilities, etc. resulting from a non-Tax claim).

(g)    No Indemnitee shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems (including the internet) in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.

(h)    The agreements in this Section 9.05 shall survive the resignation or removal of the Administrative Agent, the Collateral Agent or any Issuing Bank, the replacement of any Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all the other Obligations, the occurrence of the Termination Date and the termination of this Agreement, any other Loan Document or any provision hereof or thereof.

Section 9.06   Right of Set-off. If an Event of Default shall have occurred and be continuing, each Lender, each Issuing Bank and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final and in whatever currency denominated) at any time held and other obligations at any time owing by such Lender or such Issuing Bank to or for the credit or the account of Parent or any Restricted Subsidiary against any of and all the obligations of Parent now or hereafter existing under this Agreement or any other Loan Document held by such Lender or such Issuing Bank, irrespective of whether or not such Lender or such Issuing Bank shall have made any demand under this Agreement or such other Loan Document and although the obligations may be unmatured; provided, that any recovery by any Lender or any Affiliate pursuant to its setoff rights under this Section 9.06 is subject to the provisions of Section 2.18(c); provided, further, that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.24 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender and each Issuing Bank under this Section 9.06 are in addition to other rights and remedies (including other rights of set-off) that such Lender or such Issuing Bank may have. Each Lender and Issuing Bank agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.

Section 9.07   Applicable Law. THIS AGREEMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSES OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

Section 9.08   Waivers; Amendment.

(a)    No failure or delay of the Administrative Agent, the Collateral Agent, any Issuing Bank or any Lender in exercising any right or power hereunder or under any Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Collateral Agent, each Issuing Bank and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by the Parent or any other Loan Party therefrom shall in any event be effective unless the same shall be permitted by clause (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on the Parent or any other Loan Party in any case shall entitle such person to any other or further notice or demand in similar or other circumstances. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default or Event of Default, regardless of whether the Administrative Agent, the Collateral Agent, any Lender or the Issuing Bank may have had notice or knowledge of such Default or Event of Default at the time.

(b)    Neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified except (x) as provided in Section 2.14, 2.21, 2.22 or 2.23, (y) in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Parent and the Required Lenders (other than with respect to any waiver, amendment, or modification contemplated in clauses (i) through (viii) below (unless otherwise permitted hereunder, other than clause (ii) below with respect to increases of Commitments which shall also require the consent of the Required Lenders) and Sections 9.08(c), (d), (e), (f), (g) and (h) which, in each case, shall only require the consent of the Lenders, Administrative Agent, Collateral Agent, and other parties, as applicable, specified therein); and (z) in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by each Loan Party party thereto and the Administrative Agent and consented to by the Required Lenders; provided, however, that no such agreement shall:

(i)    decrease or forgive the principal amount of, or extend the final maturity of, or decrease the rate of interest on, any Loan or any reimbursement obligation with respect to any L/C Disbursement, or extend the stated expiration of any Letter of Credit beyond the applicable Revolving Facility Maturity Date, without the prior written consent of each Lender directly adversely affected thereby (which, notwithstanding the foregoing, such consent of such Lender directly adversely affected thereby shall be the only consent required hereunder to make such modification); provided that (x) any amendment to the financial definitions in this Agreement shall not constitute a reduction in the rate of interest for purposes of this clause (i) even if the effect of such amendment would be to reduce the rate of interest on any Loan or any reimbursement obligation with respect to any L/C Disbursement or to reduce any fee payable hereunder and (y) only the consent of the Required Lenders shall be necessary to reduce or waive any obligation of Parent to pay interest or Fees at the applicable default rate set forth in Section 2.13(c);

(ii)    increase or extend the Commitment of any Lender, or decrease the Commitment Fees, L/C Participation Fees or any other Fees of any Lender without the prior written consent of such Lender (which, notwithstanding the foregoing, with respect to any such extension or decrease, such consent of such Lender shall be the only consent required hereunder to make such modification); provided that waivers or modifications of conditions precedent, covenants, Defaults or Events of Default, mandatory prepayments or of a mandatory reduction in the aggregate Commitments shall not constitute an increase or extension of the Commitments of any Lender for purposes of this clause (ii);

(iii)    extend or waive any Term Loan Installment Date or reduce the amount due on any Term Loan Installment Date, extend or waive any Revolving Facility Maturity Date or reduce the amount due on any Revolving Facility Maturity Date or extend any date on which payment of interest (other than interest payable at the applicable default rate of interest set forth in Section 2.13(c)) on any Loan or any L/C Disbursement or any Fees is due, without the prior written consent of each Lender directly adversely affected thereby (which, notwithstanding the foregoing, such consent of such Lender directly adversely affected thereby shall be the only consent required hereunder to make such modification);

(iv)    amend the provisions of Section 2.18(b) or (c) in a manner that would by its terms alter the pro rata sharing of payments required thereby or Section 7.03 without the prior written consent of each Lender adversely affected thereby;

(v)    amend or modify the provisions of this Section 9.08 or the definition of the terms “Required Lenders,” “Required Revolving Facility Lenders,” “Majority Lenders”, “Required Delayed Draw Term Loan B Lenders”, “Required Term A Lenders”, “Required Term B Lenders”, “Required Combined Facility Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the prior written consent of each Lender, each Revolving Facility Lender, each Term Lender, each Term A Lender and/or each Term B Lender (as applicable to the extent a Lender is included in such definition or determination) (it being understood that, with the consent of the Required Lenders, additional extensions of credit pursuant to this Agreement may be included in the determination of the Required Lenders on substantially the same basis as the Loans and Commitments are included on the Closing Date);

(vi)    except as provided in Section 9.18, release all or substantially all of the Collateral or all or substantially all of the Guarantors from their respective Guarantees without the prior written consent of each Lender;

(vii)    effect any waiver, amendment or modification that by its terms adversely affects the rights in respect of payments or collateral of Lenders participating in any Facility differently from those of Lenders participating in another Facility, without the consent of the Majority Lenders participating in the adversely affected Facility (it being agreed that the Required Lenders may waive, in whole or in part, any prepayment or Commitment reduction required by Section 2.11 so long as the application of any prepayment or Commitment reduction still required to be made is not changed); or

(viii)    subordinate the Obligations hereunder, or the Liens securing the Obligations on all or substantially all of the Collateral, to any other Indebtedness or Liens, other than Indebtedness or Liens in respect of which such subordination is permitted hereunder, without the prior written consent of each Lender affected thereby; provided, that this Section 9.08(b)(viii) shall not apply to (i) any Indebtedness that is permitted by Section 6.01, to be senior to the Obligations or be secured by a Lien that is senior to the Lien securing the Obligations, (ii) any “debtor in-possession” facility (or similar financing under applicable law) or (iii) any other Indebtedness so long the opportunity to participate in such Indebtedness is offered ratably to all adversely affected Lenders;

provided, further, that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, the Collateral Agent, the Swing Line Lender or the Issuing Banks hereunder without the prior written consent of the Administrative Agent, the Collateral Agent, the Swing Line Lender or each Issuing Bank affected thereby, as applicable. Each Lender shall be bound by any waiver, amendment or modification authorized by this Section 9.08 and any consent by any Lender pursuant to this Section 9.08 shall bind any Assignee of such Lender.

Notwithstanding anything to the contrary herein, no Defaulting Lender shall have the right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be affected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender, (y) principal amount of any Loan or any reimbursement obligation with respect to any L/C Disbursement of any Defaulting Lender may not be forgiven without the prior written consent of such Lender and (z) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender disproportionately adversely relative to other affected Lenders shall require the consent of such Defaulting Lender.

(c)    Without the consent of any Lender or Issuing Bank, the Loan Parties and the Administrative Agent and the Collateral Agent may (in their respective sole discretion, or shall, to the extent required or contemplated by any Loan Document) enter into any amendment, modification, supplement or waiver of any Loan Document, or enter into any new agreement or instrument, to effect the granting, perfection, protection, expansion or enhancement of any security interest in any Collateral or additional property to become Collateral for the benefit of the Secured Parties, any Acceptable Intercreditor Agreement associated therewith, or as required by local law to give effect to, or protect, any security interest for the benefit of the Secured Parties in any property or so that the security interests therein comply with applicable law or this Agreement or in each case to otherwise enhance the rights or benefits of any Lender under any Loan Document.

(d)    Notwithstanding the foregoing, this Agreement may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent, the Parent (i) to permit additional extensions of credit to be outstanding hereunder from time to time and the accrued interest and fees and other obligations in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the Term Loans and the Revolving Facility Loans and the accrued interest and fees and other obligations in respect thereof and (ii) to include appropriately the holders of such extensions of credit in any determination of the requisite lenders required hereunder, including Required Lenders and the Required Revolving Facility Lenders, and for purposes of the relevant provisions of Section 7.03.

(e)    Notwithstanding the foregoing, technical and conforming modifications to the Loan Documents may be made with the consent of Parent and the Administrative Agent (but without the consent of any Lender) to the extent necessary (A) to integrate any Other Term Loan Commitments, Other Revolving Facility Commitments, Other Term Loans and Other Revolving Loans in a manner consistent with Sections 2.21, 2.22 and 2.23 as may be necessary to establish such Other Term Loan Commitments, Other Revolving Facility Commitment, Other Term Loans or Other Revolving Loans as a separate Class or tranche from the existing Term Facility Commitments, Revolving Facility Commitments, Term Loans or Revolving Facility Loans, as applicable, and, in the case of Extended Term Loans, to reduce the amortization schedule of the related existing Class of Term Loans proportionately or (B) to cure any ambiguity, omission, error, defect or inconsistency and in the case of clause (B), such amendment shall become effective without any further action or the consent of any other party to any Loan Document if the same is not objected to in writing by the Required Lenders within five (5) Business Days following receipt of notice thereof. In addition, notwithstanding the foregoing, this Agreement may be amended (or amended and restated) with the written consent of Parent and the Administrative Agent (but without the consent of any Lender or Issuing Bank) to include any additional financial maintenance covenant (or any financial maintenance covenant that is already included in this Agreement but with covenant levels and component definitions that are more restrictive to Parent) for the benefit of the Lenders of all of the Facilities (but not fewer than all of the Facilities) then existing.

(f)    Each of the parties hereto hereby agrees that the Administrative Agent may take any and all action as may be necessary to ensure that all Term Loans established pursuant to Section 2.21 after the Closing Date that will be included in an existing Class of Term Loans outstanding on such date (an “Applicable Date”), when originally made, are included in each Borrowing of outstanding Term Loans of such Class (the “Existing Class Loans”), on a pro rata basis, and/or to ensure that, immediately after giving effect to such new Term Loans (the “New Class Loans” and, together with the Existing Class Loans, the “Class Loans”), each Lender holding Class Loans will be deemed to hold its Pro Rata Share of each Class Loan on the Applicable Date (but without changing the amount of any such Lender’s Term Loans), and each such Lender shall be deemed to have effectuated such assignments as shall be required to ensure the foregoing. The “Pro Rata Share” of any Lender on the Applicable Date is the ratio of (1) the sum of such Lender’s Existing Class Loans immediately prior to the Applicable Date plus the amount of New Class

Loans made by such Lender on the Applicable Date over (2) the aggregate principal amount of all Class Loans on the Applicable Date.

(g)    Notwithstanding anything to the contrary contained in Section 9.08, guarantees, collateral or security documents and related documents executed by Foreign Subsidiaries in connection with this Agreement may be, together with this Agreement or any other Loan Document, amended or modified (and any provisions therein may be waived) with the consent of the Administrative Agent at the request of Parent without the need to obtain the consent of any other Lender if such amendment, modification or waiver is intended (i) to comply with the local Law or advice of local counsel, (ii) to cure ambiguities or defects or (iii) to cause such guarantee, collateral or security document or other document to be consistent with this Agreement and the other Loan Documents (including, without limitation, Section 5.10 and the Agreed Guarantee and Security Principles).

(h)    Notwithstanding the provisions of Section 9.08(b), only the consent of the (1) Required Revolving Facility Lenders shall be necessary to (i) amend, modify or waive any condition precedent set forth in Section 4.02 with respect to the making of Revolving Loans, Swing Line Loans or the issuance of Letters of Credit, or (ii) except for any amendment, waiver or modification that would require the consent of each Revolving Lender adversely affected thereby pursuant to the first proviso of Section 9.08(b), amend, modify or waive any provision of this Agreement that solely affects the Revolving Facility Lenders in respect of any Revolving Facility, including the final scheduled maturity, interest, Fees, prepayment penalties and voting in respect of the Revolving Facility, (2) Required Combined Facility Lenders shall be necessary to amend, waive or modify the terms and provisions of Section 6.12, Section 7.01(f) and Section 7.01(l) (and related definitions as used in such Sections, but not as used in other Sections of this Agreement) and no such amendment, waiver or modification of any such terms or provisions (and related definitions as used in such Sections, but not as used in other Sections of this Agreement) shall be permitted without the consent of the Required Revolving Facility Lenders and the Required Term A Lenders, (3) Required Term A Lenders shall be necessary to, except for any amendment, waiver or modification that would require the consent of each Term Lender adversely affected thereby pursuant to the first proviso of Section 9.08(b), amend, modify or waive (i) any provision of this Agreement that solely affects the Term A Lenders in respect of any Term A Facility, including the final scheduled maturity, interest, Fees, prepayment penalties and voting in respect of the Term A Facility or (ii) any condition precedent set forth in Section 4.03 with respect to the making of Initial Term A Loans, (4) Required Delayed Draw Term Loan B Lenders shall be necessary to, amend, modify or waive (i) any provision of this Agreement that solely affects the Delayed Draw Term Loan B Lenders in respect of any Delayed Draw Term Loan B Facility or (ii) any condition precedent set forth in Section 4.03 with respect to the making of Delayed Draw Term B Loans, or (5) Required Term B Lenders shall be necessary to, except for any amendment, waiver or modification that would require the consent of each Term B Lender adversely affected thereby pursuant to the first proviso of Section 9.08(b), amend, modify or waive (i) any provision of this Agreement that solely affects the Term B Lenders in respect of any Term B Facility, including the final scheduled maturity, interest, Fees, prepayment penalties and voting in respect of the Term B Facility or (ii) any condition precedent set forth in Section 4.01 or Section 4.02 with respect to the making of Term B Loans.

(i)    Notwithstanding anything to the contrary in this Section 9.08:

(i)    In connection with any determination as to whether the requisite Lenders have (A) consented (or not consented) to any amendment or waiver of any provision of this Agreement or any other Loan Document or any departure by any Loan Party therefrom, (B) otherwise acted on any matter related to any Loan Document, or (C) directed or required the Administrative Agent or any Lender to undertake any action (or refrain from taking any action) with respect to or under any

Loan Document, any Term B Lender (other than (x) any Lender that is a Regulated Bank and (y) any Revolving Facility Lender) or any of Affiliate of such Lender with which such Lender is acting in concert (other than Affiliates that (I) make independent investment decisions, (II) have customary information screens in place (that apply to the Borrower), and (III) have investment policies that are not directed by, and whose investment decisions are not influenced by, the holder or a common Affiliate acting in concert with the holder) that, as a result of such Lender’s or any of its Affiliates’ interest in any total return swap, total rate of return swap, credit default swap or other derivative contract (other than any such total return swap, total rate of return swap, credit default swap or other derivative contract entered into pursuant to bona fide market making activities), has a net short position that is at least 5% short with respect to any Term B Loans (each, a “Net Short Lender”) shall, unless the Borrower otherwise elects (in its sole discretion), have no right to vote any of its Term B Loans and shall be deemed to have voted its interest as a Lender in the same proportion as the allocation of voting with respect to such matter by Lenders who are not Net Short Lenders.

(ii)    In connection with any such determination, each Term B Lender (other than any Lender that is a Regulated Bank and any Revolving Facility Lender) that votes in connection with any such amendment or waiver, otherwise acts on any such matter or makes such a direction shall be deemed to have represented and warranted to the Borrower and the Administrative Agent that it is not a Net Short Lender, in each case, unless such Lender shall have notified the Borrower and the Administrative Agent prior to taking such action that it constitutes a Net Short Lender (it being understood and agreed that the Borrower and the Administrative Agent shall be entitled to rely on each such representation and deemed representation). The Administrative Agent (and its sub-agents) shall not be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, any other Lender’s compliance with the provisions hereof relating to Net Short Lenders. Without limiting the generality of the foregoing, the Administrative Agent (and its sub-agents), in such capacity and not in its capacity as a Lender, if applicable, shall not be obligated to ascertain, monitor or inquire as to whether any Lender or Participant or prospective Assignee or Participant is a Net Short Lender.

(iii)    For purposes of determining whether a Term B Lender (other than any Lender that is a Regulated Bank and any Revolving Facility Lender) has a “net short position” on any date of determination: (A) derivative contracts with respect to the Term B Loans and such contracts that are the functional equivalent thereof shall be counted at the notional amount thereof in Dollars, (B) notional amounts in other currencies shall be converted to the Dollar equivalent thereof by such Lender in a commercially reasonable manner consistent with generally accepted financial practices and based on the prevailing conversion rate (determined on a mid-market basis) on the date of determination, (C) derivative contracts in respect of an index that includes any of the Borrower or any other Loan Party or any instrument issued or guaranteed by the Borrower or any other Loan Party shall not be deemed to create a short position with respect to the Term B Loans, so long as (x) such index is not created, designed, administered or requested by such Lender and (y) the Borrower and the other Loan Parties and any instrument issued or guaranteed by any of the Borrower or any other Loan Party, collectively, shall represent less than 15% of the components of such index, (D) derivative transactions that are documented using either the 2014 ISDA Credit Derivatives Definitions or the 2003 ISDA Credit Derivatives Definitions (collectively, the “ISDA CDS Definitions”) shall be deemed to create a short position with respect to the Term B Loans if such Lender is a protection buyer or the equivalent thereof for such derivative transaction and (x) the Term B Loans are a “Reference Obligation” under the terms of such derivative transaction (whether specified by name in the related documentation, included as a “Standard Reference

Obligation” on the most recent list published by Markit, if “Standard Reference Obligation” is specified as applicable in the relevant documentation or in any other manner), (y) the Term B Loans would be a “Deliverable Obligation” under the terms of such derivative transaction, or (z) any of the Borrower or any other Loan Party (or its successor) is designated as a “Reference Entity” under the terms of such derivative transactions, and (E) credit derivative transactions or other derivatives transactions not documented using the ISDA CDS Definitions shall be deemed to create a short position with respect to the Term B Loans if such transactions are functionally equivalent to a transaction that offers the Term B Lender protection in respect of the Term B Loans, or as to the credit quality of any of the Borrower or any other Loan Party other than, in each case, as part of an index so long as (x) such index is not created, designed, administered or requested by such Lender and (y) the Borrower and the other Loan Parties and any instrument issued or guaranteed by any of the Borrower or any other Loan Party, collectively, shall represent less than 15% of the components of such index.

Section 9.09  Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the applicable interest rate, together with all fees and charges that are treated as interest under applicable law (collectively, the “Interest Charges”), as provided for herein or in any other document executed in connection herewith, or otherwise contracted for, charged, received, taken or reserved by any Lender or any Issuing Bank, shall exceed the maximum lawful rate (the “Maximum Rate”) that may be contracted for, charged, taken, received or reserved by such Lender or Issuing Bank in accordance with applicable law, the rate of interest payable hereunder, together with all Interest Charges payable to such Lender or such Issuing Bank, shall be limited to the Maximum Rate; provided, that such excess amount shall be paid to such Lender or such Issuing Bank on subsequent payment dates to the extent not exceeding the legal limitation. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such person may, to the extent permitted by applicable law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

Section 9.10  Entire Agreement. This Agreement, the other Loan Documents and the agreements regarding certain Fees referred to herein constitute the entire contract between the parties relative to the subject matter hereof. Any previous agreement among or representations from the parties or their Affiliates with respect to the subject matter hereof is superseded by this Agreement and the other Loan Documents. Notwithstanding the foregoing, the Fee Letter shall survive the execution and delivery of this Agreement and remain in full force and effect. Nothing in this Agreement or in the other Loan Documents, expressed or implied, is intended to confer upon any party other than the parties hereto and thereto (and the Indemnitees, the Cash Management Banks under any Secured Cash Management Agreement and the Hedge Banks under any Secured Hedge Agreement) rights, remedies, obligations or liabilities under or by reason of this Agreement or the other Loan Documents.

Section 9.11  WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING

WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.11.

Section 9.12  Severability. In the event any one or more of the provisions contained in this Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect in any jurisdiction, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby as to such jurisdiction, and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

Section 9.13  Counterparts; Electronic Execution of Assignments and Certain Other Documents. This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which, when taken together, shall constitute but one contract, and shall become effective as provided in Section 9.03. Delivery of an executed counterpart to this Agreement by facsimile transmission (or other electronic transmission pursuant to procedures approved by the Administrative Agent) shall be as effective as delivery of a manually signed original. This Agreement and any document, amendment, approval, consent, information, notice, certificate, request, statement, disclosure or authorization related to this Agreement (each a “Communication”), including Communications required to be in writing, may be in the form of an Electronic Record and may be executed using Electronic Signatures. Each of the Loan Parties agrees that any Electronic Signature on or associated with any Communication shall be valid and binding on each of the Loan Parties to the same extent as a manual, original signature, and that any Communication entered into by Electronic Signature, will constitute the legal, valid and binding obligation of each of the Loan Parties enforceable against such in accordance with the terms thereof to the same extent as if a manually executed original signature was delivered. Any Communication may be executed in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but all such counterparts are one and the same Communication. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance by the Loan Parties, the Administrative Agent and each of the Secured Parties of a manually signed paper Communication which has been converted into electronic form (such as scanned into PDF format), or an electronically signed Communication converted into another format, for transmission, delivery and/or retention. Each of the Loan Parties, the Administrative Agent and each of the Secured Parties may, at its option, create one or more copies of any Communication in the form of an imaged Electronic Record (“Electronic Copy”), which shall be deemed created in the ordinary course of the such person’s business, and destroy the original paper document. All Communications in the form of an Electronic Record, including an Electronic Copy, shall be considered an original for all purposes, and shall have the same legal effect, validity and enforceability as a paper record. Neither the Administrative Agent nor the Collateral Agent shall have any duty to confirm that the person sending any notice, instruction or other communication (a “Notice”) by electronic transmission (including by e-mail, facsimile transmission, web portal or other electronic methods) is, in fact, a person authorized to do so. Each other party assumes all risks arising out of the use of electronic signatures and electronic methods to send Notices to the Administrative Agent or Collateral Agent, including without limitation the risk of the Administrative Agent or Collateral Agent acting on an unauthorized Notice, and the risk of interception or misuse by third parties. Notwithstanding anything contained herein to the contrary, neither the Administrative Agent nor the Collateral Agent is under any obligation to accept an Electronic Signature in any form or in any format unless expressly agreed to by the Administrative Agent or the Collateral Agent, as applicable, pursuant to procedures approved by it;

provided, further, without limiting the foregoing, (a) to the extent the Administrative Agent or the Collateral Agent, as applicable, has agreed to accept such Electronic Signature, the Administrative Agent, the Collateral Agent and each of the Secured Parties shall be entitled to rely on any such Electronic Signature purportedly given by or on behalf of any Loan Party without further verification and (b) upon the request of the Administrative Agent, the Collateral Agent or any Lender, any Electronic Signature shall be promptly followed by such manually executed counterpart. For purposes hereof, “Electronic Record” and “Electronic Signature” shall have the meanings assigned to them, respectively, by 15 USC §7006, as it may be amended from time to time.

Section 9.14  Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

Section 9.15  Jurisdiction; Consent to Service of Process.

(a)    The Parent and each other Loan Party irrevocably and unconditionally agrees that it will not commence any action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, against the Administrative Agent, the Collateral Agent, any Lender, any Arranger or any Affiliate of the foregoing in any way relating to this Agreement or any other Loan Document or the transactions relating hereto or thereto, in any forum other than the courts of the State of New York sitting in New York County, Borough of Manhattan, and of the United States District Court of the Southern District of New York, sitting in New York County, Borough of Manhattan, and any appellate court from any thereof, and each of the parties hereto irrevocably and unconditionally submits to the jurisdiction of such courts and agrees that all claims in respect of any such action, litigation or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by applicable law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or in any other Loan Document shall affect any right that the Administrative Agent, any Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against the Parent or any other Loan Party or its properties in the courts of any jurisdiction.

(b)    Each of the parties hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any court referred to in paragraph (a) of this Section 9.15. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(c)    Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Each Borrower (including, for the avoidance of doubt, any Designated Borrower) hereby irrevocably appoints Perrigo Company (“Perrigo Company”), with an address at 515 Eastern Avenue, Allegan, Michigan 49010 as its agent for service of process with respect to all of the Loan Documents and all other related agreements to which it is a party (the “Process Agent”) and Perrigo Company hereby accepts such appointment as the Process Agent and hereby agrees to forward promptly to each other Borrower, as applicable, all legal process addressed to such Borrower, as applicable, received by the Process Agent. Nothing in this Agreement will affect the right of any party to this Agreement or any other Loan Document to serve process in any other manner permitted by law.

Section 9.16  Confidentiality. Each of the Lenders, each Issuing Bank, the Swing Line Lender and each of the Agents agrees that it shall maintain in confidence any information relating to the Parent and any Subsidiary or their respective businesses furnished to it by or on behalf of Parent or any Subsidiary (other than information that (a) has become generally available to the public other than as a result of a disclosure by such party in breach of this Section 9.16, (b) has been independently developed by such Lender, such Issuing Bank, Swing Line Lender or such Agent without violating this Section 9.16 or (c) was available to such Lender, such Issuing Bank or such Agent or such Swing Line Lender from a third party having, to such person’s knowledge, no obligations of confidentiality to the Parent or any other Loan Party) and shall not reveal the same other than to its Related Parties and any numbering, administration or settlement service providers or to any person that approves or administers the Loans on behalf of such Lender (so long as each such person shall have been instructed to keep the same confidential in accordance with this Section 9.16), except: (A) to the extent necessary to comply with applicable laws or any legal process or the requirements of any Governmental Authority purporting to have jurisdiction over such person or its Related Parties, the National Association of Insurance Commissioners or of any securities exchange on which securities of the disclosing party or any Affiliate of the disclosing party are listed or traded, (B) upon request or demand by, as part of reporting or review procedures to, or examinations by, Governmental Authorities or self-regulatory authorities, including the National Association of Insurance Commissioners or the Financial Industry Regulatory Authority, Inc., (C) to its parent companies, Affiliates and their and their Affiliate’s Related Parties including auditors, accountants, legal counsel and other advisors (so long as each such person shall have been instructed to keep the same confidential in accordance with this Section 9.16), (D) in connection with the exercise of any remedies under this Agreement or any other Loan Document or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (E) to any pledgee under Section 9.04(d) or any other prospective assignee of, or prospective Participant in, any of its rights under this Agreement (so long as such person shall have been instructed to keep the same confidential in accordance with this Section 9.16), (F) to any direct or indirect contractual counterparty (or its Related Parties) in Hedging Agreements or such contractual counterparty’s professional advisor (so long as such contractual counterparty or professional advisor to such contractual counterparty agrees to be bound by the provisions of this Section 9.16), (G) on a confidential basis to (i) any rating agency in connection with rating the Parent or its Restricted Subsidiaries or the facilities evidenced by this Agreement, (ii) the provider of any Platform or other electronic delivery service used by the Administrative Agent, any Issuing Bank to deliver the Borrower Materials or notices to the Lenders or (iii) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the facilities evidenced by this Agreement, (H) to any credit and political risk insurance and reinsurance providers and brokers (so long as such person shall have been instructed to keep the same confidential in accordance with this Section 9.16), (I) with the prior written consent of Parent and (J) to any other party to this Agreement. In addition, the Agents, the Arrangers and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry, and service providers to the Agents, the Arrangers and the Lenders in connection with the administration and management of this Agreement, the other Loan Documents, the Commitments, and the Credit Extensions. Nothing in any Loan Document shall prevent disclosure of any confidential information or other matter to the extent that preventing that disclosure would otherwise cause any transaction contemplated by the Loan Documents, or any transaction carried out in connection with any transaction contemplated thereby, to become an arrangement described in Part II A 1 of Annex IV of Directive 2011/16/EU.

Section 9.17  Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE”. THE ADMINISTRATIVE AGENT, ITS RELATED PARTIES AND THE ARRANGERS DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR

OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE ADMINISTRATIVE AGENT, ANY OR ITS RELATED PARTIES OR ANY ARRANGER IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM.

Section 9.18  Release of Liens and Guarantees.

(a)   The Lenders, the Issuing Banks and the other Secured Parties hereby irrevocably agree that the Liens granted to the Collateral Agent by the Loan Parties on any Collateral shall (1) be automatically released: (i) in full upon the occurrence of the Termination Date as set forth in Section 9.18(d) below; (ii) upon the Disposition (other than any lease or license) of such Collateral by any Loan Party to a person that is not (and is not required to become) a Loan Party in a transaction permitted by this Agreement (and the Administrative Agent and the Collateral Agent may rely conclusively on a certificate to that effect provided to it by any Loan Party upon its reasonable request without further inquiry), (iii) to the extent that such Collateral comprises property leased to a Loan Party, upon termination or expiration of such lease (and the Administrative Agent and the Collateral Agent may rely conclusively on a certificate to that effect provided to it by any Loan Party upon its reasonable request without further inquiry), (iv) if the release of such Lien is approved, authorized or ratified in writing by the Required Lenders (or such other percentage of the Lenders whose consent may be required in accordance with Section 9.08), (v) to the extent that the property constituting such Collateral is owned by any Guarantor, upon the release of such Guarantor from its obligations under the Guarantee in accordance with the Guarantee Agreement or clause (b) below (and the Administrative Agent and the Collateral Agent may rely conclusively on a certificate to that effect provided to it by any Loan Party upon its reasonable request without further inquiry), (vi) as required by the Collateral Agent to effect any Disposition of Collateral in connection with any exercise of remedies of the Collateral Agent pursuant to the Security Documents or (vii) in the case of Permitted Receivables Facility Assets, upon the Disposition thereof permitted under this Agreement by any Loan Party to a Receivables Entity pursuant to a Qualified Receivables Facility and (2) be released in the circumstances, and subject to the terms and conditions, provided in Section 8.11 (and the Administrative Agent and the Collateral Agent may rely conclusively on a certificate to that effect provided to it by any Loan Party upon its reasonable request without any further inquiry). Any such release shall not in any manner discharge, affect, or impair the Obligations or any Liens (other than those being released) upon (or obligations (other than those being released) of the Loan Parties in respect of) all interests retained by the Loan Parties, including the proceeds of any Disposition, all of which shall continue to constitute part of the Collateral except to the extent otherwise released in accordance with the provisions of the Loan Documents.

(b)   In addition, the Lenders, the Issuing Banks and the other Secured Parties hereby irrevocably agree that the respective Guarantor (other than Parent or any other Borrower) shall be released from its respective Guarantee (i) upon consummation of any transaction permitted hereunder (x) resulting in such Subsidiary ceasing to constitute a Subsidiary (including because such Subsidiary is designated an “Unrestricted Subsidiary”) or (y) in the case of any Guarantor which would not be required to be a Guarantor because it is or has become an Excluded Subsidiary or any Immaterial Subsidiary or a Non-Guarantor Subsidiary, in each case following a written request by the Parent to the Administrative Agent requesting that such person no longer constitute a Guarantor and certifying its entitlement to the requested release (and the Administrative Agent may rely conclusively on a certificate to the foregoing effect without further inquiry); provided that any such release pursuant to preceding clause (y) shall only be effective if (A) no Default or Event of Default has occurred and is continuing or would result therefrom, (B) at the time of such release (and after giving effect thereto), all outstanding Indebtedness of such Subsidiary would then be permitted to be made in accordance with the relevant provisions of Sections 6.01 and 6.04 (for this purpose, with the Parent being required to reclassify any such items made in reliance upon the respective Subsidiary being a Guarantor on another basis as would be permitted by such applicable Section), and any previous Dispositions thereto pursuant to Section 6.05 shall be re-characterized and would then be permitted as if same were made to a Subsidiary that was not a Guarantor (and all items described above in this clause (B) shall thereafter be deemed recharacterized as provided above in this clause (B)) and (C) such Subsidiary shall not be (or shall be simultaneously be released as) a guarantor (if applicable) with respect to any Refinancing Notes, or any Permitted Refinancing Indebtedness with respect to the foregoing.

(c)   The Lenders, the Issuing Banks and the other Secured Parties hereby authorize the Administrative Agent and the Collateral Agent, as applicable, to execute and deliver any instruments, documents, and agreements necessary or desirable to evidence and confirm the release of any Guarantor or Collateral pursuant to the foregoing provisions of this Section 9.18, all without the further consent or joinder of any Lender or any other Secured Party. Upon the effectiveness of any such release, any representation, warranty or covenant contained in any Loan Document relating to any such Collateral or Guarantor shall no longer be deemed to be made. The Administrative Agent and the Collateral Agent shall promptly (and the Secured Parties hereby authorize the Administrative Agent and the Collateral Agent to) take such action and execute any such documents as may be reasonably requested by the Parent and at the Parent’s expense in connection with the release of any Lien on the Collateral or Guarantor under the Loan Documents pursuant to the foregoing provisions of this Section 9.18; provided that (i) the Administrative Agent shall have received a certificate of a Responsible Officer of Parent containing such certifications as the Administrative Agent or Collateral shall reasonably request, (ii) the Administrative Agent or the Collateral Agent shall not be required to execute any such document on terms which, in the applicable Agent’s reasonable opinion, would expose such Agent to liability or create any obligation or entail any consequence other than the release of such Liens without recourse or warranty, and (iii) such release shall not in any manner discharge, affect or impair the Obligations. Any execution and delivery of documents pursuant to this Section 9.18(c) shall be without recourse to or warranty by the Administrative Agent or Collateral Agent.

(d)   Notwithstanding anything to the contrary contained herein or any other Loan Document, on the Termination Date, upon request of Parent, the Administrative Agent and/or the Collateral Agent, as applicable, shall (without notice to, or vote or consent of, any Secured Party) take such actions as shall be required to release its security interest in all Collateral, and to release all obligations under any Loan Document, whether or not on the date of such release there may be any (i) obligations in respect of any Secured Hedge Agreements or any Secured Cash Management Agreements and (ii) any contingent indemnification obligations or expense reimbursement claims not then due; provided, that the Administrative Agent or the Collateral Agent shall have received a certificate of a Responsible Officer of Parent containing such certifications as the Administrative Agent or the Collateral Agent shall reasonably request. Any such release of obligations shall be deemed subject to the provision that such obligations shall be reinstated if after such release any portion of any payment in respect of the obligations guaranteed thereby shall be rescinded, avoided or must otherwise be restored or returned upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of Parent or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Parent or any Guarantor or any substantial part of its property, or otherwise, all as though such payment had not been made. The Parent agrees to pay all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent or the Collateral Agent (and their respective representatives) in connection with taking such actions to release security interests in all Collateral and all obligations under the Loan Documents as contemplated by this Section 9.18(d).

(e)   Obligations of Parent or any of its Restricted Subsidiaries under any Secured Cash Management Agreement or Secured Hedge Agreement (after giving effect to all netting arrangements relating to such Secured Hedge Agreements) shall be secured and guaranteed pursuant to the Security Documents only to the extent that, and for so long as, the other Obligations are so secured and guaranteed. No person shall have any voting rights under any Loan Document solely as a result of the existence of obligations owed to it under any such Secured Hedge Agreement or Secured Cash Management Agreement. For the avoidance of doubt, no release of Collateral or Guarantors effected in the manner permitted by this Agreement shall require the consent of any holder of obligations under Secured Hedge Agreements or any Secured Cash Management Agreements.

Section 9.19  USA PATRIOT Act Notice. Each Lender that is subject to the USA PATRIOT Act and the Administrative Agent and the Collateral Agent (for themselves and not on behalf of any Lender) hereby notifies each Loan Party that pursuant to the requirements of the USA PATRIOT Act, it is required to obtain, verify and record information that identifies such Loan Party, which information includes the name and address of such Loan Party and other information that will allow such Lender or the Administrative Agent or the Collateral Agent, as applicable, to identify each Loan Party in accordance with the USA PATRIOT Act. Each of the other Loan Parties hereby appoints the Parent as its agent for all purposes relevant to this Agreement and the other Loan Documents, including the giving and receipt of notices and the execution and delivery of all documents, instruments and certificates contemplated herein and therein and all modifications hereto and thereto. Each Borrower shall, promptly following a request by the Administrative Agent, the Collateral Agent or any Lender, provide all documentation and other information that the Administrative Agent, the Collateral Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act. This notice is given in accordance with the requirements of the Patriot Act and is effective as to the Lenders and the Administrative Agent.

Section 9.20  No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document) (the “Applicable Transactions”), each Loan Party acknowledges and agrees that: (i) (A) the arranging and other services regarding this Agreement provided by the Administrative Agent, the Collateral Agent, the Arrangers, the Issuing Banks and the Lenders are arm’s-length commercial transactions between the Loan Parties, on the one hand, and the Administrative Agent, the Collateral Agent, the Arrangers and the Lenders, on the other hand, (B) the Loan Parties have consulted their own legal, accounting, regulatory and tax advisors to the extent they have deemed appropriate, and (C) the Loan Parties are capable of evaluating, and understand and accept, the terms, risks and conditions of the Applicable Transactions; (ii) (A) each of the Administrative Agent, the Collateral Agent, the Arrangers, the Issuing Banks and the Lenders is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Loan Parties, or any other Person and (B) neither the Administrative Agent nor the Collateral Agent nor the Arrangers nor the Issuing Banks nor any of the Lenders has any obligation to the Loan Parties with respect to the Applicable Transactions except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Administrative Agent, the Collateral Agent, the Arrangers, the Issuing Banks, the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Loan Parties and their Affiliates, and neither the Administrative Agent nor the Collateral Agent nor the Arrangers nor any of the Issuing Banks nor any of the Lenders has any obligation to disclose any of such interests to the Loan Parties or their Affiliates. To the fullest extent permitted by law, the Loan Parties hereby agree and covenant that they will not assert any claims that it may have against the Administrative Agent, the Collateral Agent, the

Arrangers, the Issuing Banks and the Lenders with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of the Applicable Transactions.

Section 9.21  Payments Set Aside. To the extent that any payment by or on behalf of any Borrower is made to the Administrative Agent, any Issuing Bank or any Lender, or the Administrative Agent, any Issuing Bank or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent, such Issuing Bank or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender and each Issuing Bank severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the applicable Overnight Rate from time to time in effect, in the applicable currency of such recovery or payment. The obligations of the Lenders and the Issuing Banks under clause (b) of the preceding sentence shall survive the payment in full of the Loan Obligations and the termination of this Agreement.

Section 9.22  Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender or Issuing Bank that is an Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)   the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b)   the effects of any Bail-in Action on any such liability, including, if applicable:

(1)    a reduction in full or in part or cancellation of any such liability;

(2)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(3)    the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion powers of the applicable Resolution Authority.

Section 9.23  Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for any swap contract or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S.

Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

(a)   In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

(b)   As used in this Section 9.23, the following terms have the following meanings:

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

Section 9.24  Waiver of Sovereign Immunity. To the extent that any Loan Party has or hereafter may acquire any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution, or otherwise) with respect to itself or its property, such Loan Party hereby irrevocably waives such immunity in respect of its obligations under this Agreement and any other document or agreement executed or given in connection therewith, and such Loan Party agrees that it will not raise or claim any such immunity at or in respect of any such action or proceeding.

Section 9.25  Judgment Currency.

(a)   The obligations of the Loan Parties hereunder and under the other Loan Documents to make payments in a specified currency (the “Obligation Currency”) shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any currency other than the Obligation Currency, except to the extent that such tender or recovery results in the effective receipt by a Secured Party of the full amount of the Obligation Currency expressed to be payable to it under this Agreement or another Loan Document. If, for the purpose of obtaining or enforcing judgment against any Loan Party in any court or in any jurisdiction, it becomes necessary to convert into or from any currency other than the Obligation Currency (such other currency being hereinafter referred to as the “Judgment Currency”) an amount due in the Obligation Currency, the conversion shall be made, at the rate of exchange (as quoted by the Administrative Agent or if the Administrative Agent does not quote a rate of exchange on such currency, by a known dealer in such currency designated by the Administrative Agent) determined, in each case, as of the Business Day immediately preceding the date on which the judgment is given (such Business Day being hereinafter referred to as the “Judgment Currency Conversion Date”).

(b)   If there is a change in the rate of exchange prevailing between the Judgment Currency Conversion Date and the date of actual payment of the amount due, each Borrower covenants and agrees to pay, or cause to be paid, or remit, or cause to be remitted, such additional amounts, if any (but in any event not a lesser amount), as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the rate of exchange prevailing on the date of payment, will produce the amount of the Obligation Currency which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial award at the rate of exchange prevailing on the Judgment Currency Conversion Date.

(c)   For purposes of determining any rate of exchange or currency equivalent for this Section 9.25, such amounts shall include any premium and costs payable in connection with the purchase of the Obligation Currency.

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